AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON June ___, 2004



                                                     REGISTRATION NO. 333-114432


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                     AMREIT
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENT)

                           8 GREENWAY PLAZA, SUITE 824
                              HOUSTON, TEXAS 77046
                                 (713) 850-1400

   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 H. KERR TAYLOR
                             CHIEF EXECUTIVE OFFICER
                                     AMREIT
                           8 GREENWAY PLAZA, SUITE 824
                              HOUSTON, TEXAS 77046
                                 (713) 850-1400
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                                BRYAN L. GOOLSBY
                                KENNETH L. BETTS
                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                            DALLAS, TEXAS 75201-6776
                                 (214) 740-8000

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

      IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ] ____________________

      IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ] ____________________

      IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(d) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ] ____________________

      IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, CHECK THE FOLLOWING BOX. [ ] ____________________

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                                     AMREIT

          UP TO 17,000,000 CLASS D COMMON SHARES OFFERED TO THE PUBLIC


      AmREIT is a self-managed, self-advised real estate company that operates as a real estate investment trust (REIT) under the federal income tax laws. Our business model consists of a publicly traded REIT that is supported by three synergistic businesses - a real estate operating and development business, a securities business and a retail partnership business. AmREIT acquires, owns and manages a diversified portfolio of high-end single and multi-tenant retail centers. At March 31, 2004, AmREIT owned directly, or through joint ventures, interests in 51 properties located in 18 states. The proceeds from the sale of the class D common shares being offered by us pursuant to this prospectus will be invested in these types of real estate properties. We are offering and selling to the public up to 15,000,000 class D common shares of beneficial interest for $10.00 per share and up to 2,000,000 shares to be issued pursuant to our dividend reinvestment plan at a purchase price of $10.00 per share.



      This prospectus gives you detailed information about the class D common shares. You are encouraged to read this document carefully. IN PARTICULAR, YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 11 FOR A DESCRIPTION OF VARIOUS RISKS YOU SHOULD CONSIDER IN EVALUATING AN INVESTMENT IN THE SHARES, INCLUDING THE FOLLOWING:


      -     the lack of a public trading market for the class D common shares,

      -     the fact that AmREIT depends on few major tenants,

      - the potential dilution of your interest should we issue additional shares,

      - the speculative nature of an investment in the class D common shares,

      - the shareholders cannot evaluate property acquisitions ahead of time,

      -     the ability of AmREIT to increase its current debt levels,

      - the subordination of distributions on the class D common shares to debt payments and to dividends on our class B and class C common shares,

      - the bankruptcy of a significant tenant could have a material adverse affect on our operations, and

      -     the ability of AmREIT to maintain its REIT status.

                                  The Offering:

      - The shares will be offered on a best efforts basis to investors at $10.00 per share.


      - We will pay selling commissions to broker-dealers of 7.5%, due diligence reimbursements to broker-dealers of 0.50% and a dealer manager fee of 2.5% out of the offering proceeds raised.


      - We will invest approximately 88.5% of the offering proceeds raised in real estate properties or to pay down existing debt, and the balance will be used to pay fees and expenses.


      - This offering will terminate on or before June ____, 2005 unless we decide to extend the offering until not later than June ____, 2006, in any state that allows us to extend the offering.



                                                             PER SHARE                  TOTAL
                                                             ---------              --------------
Public Offering Price                                        $  10.00               $  150,000,000
Selling Commissions, Due Diligence Reimbursement and
    Dealer Manager Fee                                       $   1.05               $   15,750,000
Proceeds to AmREIT                                           $   8.95               $  134,250,000

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR ANY OTHER STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS A CRIMINAL OFFENSE IF SOMEONE TELLS YOU OTHERWISE. THE USE OF PROJECTIONS OR FORECASTS, OTHER THAN THOSE PRESENTED HEREIN, OR SPECIFICALLY AUTHORIZED BY AMREIT, IS PROHIBITED. NO ONE IS PERMITTED TO MAKE ANY ORAL OR WRITTEN PREDICTIONS ABOUT THE CASH BENEFITS OR TAX CONSEQUENCES YOU WILL RECEIVE FROM YOUR INVESTMENT.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS IN CONNECTION WITH THE OFFERING OF THE CLASS D COMMON SHARES MADE HEREBY AND, IF GIVEN OR MADE, THAT INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER.


                               June [______], 2004

                              SUITABILITY STANDARDS

      An investment in class D common shares involves significant risks. Although the class D common shares are convertible into AmREIT class A common shares, subject to certain restrictions discussed herein, it may be difficult to resell the class D shares because no public market for the class D shares currently exists nor is one ever expected to develop. Investors who are able to sell their class D shares at all will likely be able to sell such shares only at a discount.

      If the investor in class D common shares is an individual, including an individual beneficiary of a purchasing IRA, or if the investor is a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act, that individual or fiduciary, as the case may be, must represent that he meets specific investment requirements. The requirements are set out in the Subscription Agreement attached as Exhibit A to this prospectus, and include the following:

      - that the individual, or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the shares, has a minimum annual gross income of $45,000 and a net worth excluding home, furnishings and automobiles of not less than $45,000; or

      - that the individual, or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the shares, has a net worth excluding home, furnishings and automobiles of not less than $150,000.

      Transferees will also be required to comply with applicable standards, except for transfers to family members and transfers made by gift, inheritance or divorce. In the case of purchases of shares by fiduciary accounts in California, the suitability standards must be met by the beneficiary of the account or, in those instances where the fiduciary directly or indirectly supplies the funds for the purchase of shares, by such fiduciary.

      The minimum purchase is 500 shares ($5,000) for non-qualified accounts and 300 shares ($3,000) for qualified accounts, except in certain states as described below. You may not transfer less than the minimum required purchase or, except in very limited circumstances, transfer, fractionalize or subdivide the shares so as to retain less than such minimum number thereof. For purposes of satisfying the minimum investment requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that they contribute in increments of at least $3,000. You should note, however, that an investment in AmREIT will not, in itself, create a retirement plan as defined in Section 401(a) of the Internal Revenue Code or an IRA as defined in Section 408(a) of the Internal Revenue Code for any investor and that, in order to create a retirement plan or an IRA, an investor must comply with all applicable provisions of the Internal Revenue Code.

      California, Iowa, Maine, Massachusetts, Michigan, Missouri, New Hampshire, North Carolina, Ohio, Pennsylvania and Tennessee have established suitability standards different from those established by the Company, and Shares will be sold only to investors in those states who meet the special suitability standards set forth below.

      CALIFORNIA, IOWA, MASSACHUSETTS, MICHIGAN, NORTH CAROLINA AND TENNESSEE - The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $225,000.

      MAINE -- The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $200,000.

      MISSOURI - The investor (i) invests no more than 10% of the investor's net worth (not including home, furnishings, and personal automobiles) in the Company and (ii) has either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (b) a net worth (not including home, furnishings, and personal automobiles) of at least $225,000.

      NEW HAMPSHIRE - The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $250,000.

      OHIO AND PENNSYLVANIA - The investor has (i) a net worth (not including home, furnishings, and personal automobiles) of at least ten times the investor's investment in the Company; and (ii) either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000.

      The foregoing suitability standards must be met by the investor who purchases the Shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

      In addition, under the laws of certain states, investors may transfer their class D common shares only to persons who meet similar standards, and AmREIT may require certain assurances that such standards are met.

      By executing the Subscription Agreement and Subscription Agreement Signature Page, which is attached as Exhibit A to this prospectus, you represent that you meet the foregoing applicable suitability standards for the state in which you reside. We will not accept subscriptions from any person or entity that does not represent that it meets such standards. We have the unconditional right to accept or reject any subscription in whole or in part.

      AmREIT and each person selling class D common shares on our behalf are required to:

      - make reasonable efforts to assure that each person purchasing class D common shares is suitable in light of such person's age, educational level, knowledge of investments, financial means and other pertinent factors; and

      - maintain records for at least six years of the information used to determine that an investment in class D common shares is suitable and appropriate for each investor.

      The agreements with the selling broker-dealers require such broker-dealers to (1) make inquiries diligently as required by law of all prospective investors in order to ascertain whether a purchase of class D shares is suitable for the investor, and (2) transmit promptly to AmREIT all fully completed and duly executed Subscription Agreements.

                                TABLE OF CONTENTS


                                                                                                                             PAGE
SUITABILITY STANDARDS......................................................................................................   iii
QUESTIONS AND ANSWERS ABOUT THE OFFERING...................................................................................     1
SUMMARY OF THE OFFERING....................................................................................................     7
RISK FACTORS...............................................................................................................    11
         Risks Associated with an Investment in AmREIT.....................................................................    11
               There is no public trading market for the class D common shares.............................................    11
               AmREIT depends on a few major tenants.......................................................................    11
               Your interest in amreit may be diluted if we issue additional shares........................................    11
               The acquisition of the class D common shares is a speculative investment....................................    12
               You cannot evaluate properties that we have not yet acquired or identified for acquisition..................    12
               AmREIT may increase its leverage without shareholder approval...............................................    12
               Distribution payments are subordinate to payments on debt and other series of common shares.................    12
               Bankruptcy of a significant tenant would adversely affect AmREIT's operations...............................    13
               Bankruptcy of a significant tenant would adversely affect AmREIT's operations...............................    13
               The class a common shares have limited average daily trading volume.........................................    13
               The dealer manager has not made an independent review of AmREIT or the prospectus...........................    13
               There may be delays in investing the proceeds of this offering..............................................    13
               There may be significant fluctuations in our quarterly results..............................................    14
               We established the offering price on an arbitrary basis.....................................................    14
               AmREIT's plan to grow through the acquisition and development of new properties could be adversely affected by trends in the real estate and financing businesses, may not generate
                  income or may generate insufficient income from operations...............................................    14
               If AmREIT cannot meet its reit distribution requirements, it may have to borrow funds or liquidate
                  assets to maintain its REIT status.......................................................................    14
               Limitations on share ownership required to maintain amreit's reit status may deter attractive
                  tender offers for amreit common shares...................................................................    15
               AmREIT's charter contains anti-takeover provisions..........................................................    15
               Provisions of our charter, bylaws and texas law could restrict change in control............................    15
               Property acquisitions may fail to perform in accordance with expectations and estimates of the costs of
                  improvements to bring an acquired property up to standard may prove inaccurate...........................    16
               We will be subject to conflicts of interest.................................................................    16
               Our board of trust managers can take many actions without shareholder approval..............................    16
               Our officers and trust managers have limited liability......................................................    17
         Risks Associated with an Investment in Real Estate................................................................    17
               Real estate investments are relatively illiquid.............................................................    17
               Properties are subject to general real estate operating risks...............................................    17
               AmREIT may construct improvements, the cost of which may not be recoverable.................................    17
               AMREIT leases to single tenants who can fail................................................................    18
               Net leases may not result in fair market lease rates over time..............................................    18
               AmREIT may invest in joint ventures.........................................................................    18
               Our Properties May be Subject to Environmental Liabilities. 19
               Anticipated borrowing creates risks.........................................................................    19
               We May Not Have Adequate Insurance..........................................................................    20
               AmREIT's properties may not be profitable, may not result in distributions and/or may depreciate............    20
               AmREIT may provide financing to purchasers of properties....................................................    20
               AmREIT may engage in sale-leaseback transactions............................................................    21
               AmREIT must compete for acceptable investments..............................................................    21
               AmREIT may be unable to renew leases or relet spaces........................................................    21
               AmREIT's properties face competing properties...............................................................    21

               The inability of a tenant to make lease and mortgage payments could have an adverse effect on AmREIT........    22
               AmREIT has properties specifically suited to few tenants....................................................    22
               We do not have control over market and business conditions..................................................    22
               We will have no economic interest in leasehold estate properties............................................    23
         Risks Associated with Federal Income Taxation of AmREIT...........................................................    23
               AmREIT's failure to qualify as a REIT for tax purposes would result in AmREIT's taxation as a
                  corporation and the reduction of funds available for shareholder distribution............................    23
               AmREIT may be liable for prohibited transaction tax and/or penalties........................................    23
               Changes in the tax law may adversely affect AmREIT's REIT status............................................    23
               Investment in AmREIT may not be suitable under ERISA and IRA requirements...................................    23
BUSINESS AND PROPERTIES....................................................................................................    24
MANAGEMENT.................................................................................................................    34
         Executive Compensation............................................................................................    37
         Security Ownership of Certain Beneficial Owners and Management....................................................    38
         Certain Relationships and Related Transactions....................................................................    38
         Legal Proceedings.................................................................................................    40
ESTIMATED USE OF PROCEEDS..................................................................................................    40
PRIOR PERFORMANCE..........................................................................................................    41
CONFLICTS OF INTEREST......................................................................................................    53
PRICE RANGE OF CLASS A COMMON SHARES.......................................................................................    56
REDEMPTION OF SHARES.......................................................................................................    57
SELECTED HISTORICAL FINANCIAL DATA.........................................................................................    58
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION  AND RESULTS OF OPERATIONS.....................................    61
INVESTMENT OBJECTIVES AND CRITERIA.........................................................................................    71
AMREIT'S DECLARATION OF TRUST AND BYLAWS...................................................................................    80
CERTAIN ANTI-TAKEOVER PROVISIONS OF THE DECLARATION OF TRUST, BYLAWS AND TEXAS LAW.........................................    84
DESCRIPTION OF AMREIT'S CAPITAL SHARES.....................................................................................    87
         General...........................................................................................................    87
         Class A Common Shares.............................................................................................    87
         Class B Common Shares.............................................................................................    88
         Class C Common Shares.............................................................................................    92
         Class D Common Shares.............................................................................................    97
         Preferred Shares..................................................................................................   101
         Ownership Limits and Restrictions on Transfer.....................................................................   101
         Dividend Reinvestment Plan........................................................................................   104
FEDERAL INCOME TAX CONSEQUENCES............................................................................................   105
         General...........................................................................................................   105
         REIT Qualification................................................................................................   106
         Taxation as a REIT................................................................................................   111
         Failure to Qualify as a REIT......................................................................................   113
         Taxation of Taxable U.S.  Shareholders............................................................................   113
         Backup Withholding................................................................................................   115
         Taxation of Tax-Exempt Entities...................................................................................   115
         Taxation of Foreign Investors.....................................................................................   116
         Jobs and Growth Tax Act...........................................................................................   117
         State and Local Taxes.............................................................................................   118
CERTAIN ERISA CONSIDERATIONS...............................................................................................   118
         General Fiduciary Rules...........................................................................................   118
         Plan Assets.......................................................................................................   119

         Plan Asset Regulations - Publicly Offered Securities Exemption....................................................   119
         Prohibited Transactions...........................................................................................   119
         Governmental Plans................................................................................................   120
         Special Considerations for Insurance Companies....................................................................   120
PLAN OF DISTRIBUTION.......................................................................................................   121
         General...........................................................................................................   121
         Underwriting Compensation and Terms...............................................................................   121
         Subscription Procedures...........................................................................................   122
SUPPLEMENTAL SALES MATERIAL................................................................................................   123
EXPERTS....................................................................................................................   123
LEGAL OPINIONS.............................................................................................................   123
ADDITIONAL INFORMATION.....................................................................................................   123
GLOSSARY...................................................................................................................   125
EXHIBIT A - SUBSCRIPTION AGREEMENT.........................................................................................   A-1
EXHIBIT B - DIVIDEND REINVESTMENT PLAN.....................................................................................   B-1
EXHIBIT C - PRIOR PERFORMANCE TABLES.......................................................................................   C-1
CONSOLIDATED FINANCIAL STATEMENTS..........................................................................................   F-1

                    QUESTIONS AND ANSWERS ABOUT THE OFFERING

      BELOW WE HAVE PROVIDED SOME OF THE MORE FREQUENTLY ASKED QUESTIONS AND ANSWERS RELATING TO AN OFFERING OF THIS TYPE. PLEASE SEE "SUMMARY OF THE OFFERING" AND THE REMAINDER OF THIS PROSPECTUS FOR MORE DETAILED INFORMATION ABOUT THIS OFFERING. THESE QUESTIONS AND ANSWERS DO NOT, AND ARE NOT INTENDED TO, ADDRESS ALL THE QUESTIONS THAT MAY BE IMPORTANT TO YOU. PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THE "SUMMARY OF THE OFFERING" SECTION AND THE REMAINDER OF THIS PROSPECTUS FOR MORE INFORMATION REGARDING THE OFFERING.

Q.    WHAT IS A REIT?

A.    In general, a REIT is a company that:

      - combines the capital of many investors to acquire or provide financing for real estate properties;

      -     pays dividends to investors of at least 90% of its taxable income;

      - avoids the "double taxation" treatment of income that may result from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income and distribution requirements are satisfied; and

      - allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT.

Q.    WHAT IS AMREIT?


A. AmREIT is a self-managed, self-advised REIT with, along with its predecessors, a 19-year history and a record of investing in quality income producing retail real estate. Our business model consists of a publicly-traded REIT, a portfolio of high-end single and multi-tenant retail centers, a full service real estate operating and development business, an NASD registered broker-dealer securities business, and a retail partnership business. This unique combination provides AmREIT the opportunity to access capital through both Wall Street and the independent financial planning marketplace for flexibility and dependable growth. AmREIT, a Texas real estate investment trust, became the successor to AmREIT, Inc., a Maryland corporation (the "Predecessor Corporation"), in December 2002, through the merger of the Predecessor Corporation with AmREIT. At May 31, 2004, AmREIT had outstanding approximately 3.3 million class A common shares which are listed on the American Stock Exchange
      (AMEX) under the trading symbol "AMY," 2.3 million class B common shares that are not listed on an exchange, which may be converted into class A common shares, on a one-for-one basis at any time, at the holder's option, and 4.0 million class C common shares that are not listed on an exchange, which may be converted into class A common shares based on 110% of invested capital at any time following the seventh anniversary of the date of issuance of the shares, at the holder's option.


Q.    HOW MANY REAL ESTATE PROPERTIES DO YOU CURRENTLY OWN?


A. As of March 31, 2004, AmREIT owned, directly or through joint venture, 51 real estate properties. These properties are located in 18 different states and include both single tenant free standing properties as well as multi-tenant shopping centers. Some of our tenants include Washington Mutual, Starbucks, Eckerd, Radio Shack, IHOP, TGI Friday's and CVS Pharmacy. We focus on acquiring "irreplaceable corners" -- premier retail frontage properties in high-traffic, highly populated areas -- which create dependable income and long-lasting value. These premium properties provide high leasing income and high occupancy rates for a strong income stream.

Q.    WHAT ARE THE TERMS OF THE CLASS D COMMON SHARES?

A.    The AmREIT class D common shares will have the following terms:


      - dividends will be payable in an amount per share equal to 6.5% of the issue price ($10.00 per share) per annum, payable monthly, but only if the dividends then payable to our class B common shares and class C common shares have been paid;


      - can be converted into AmREIT class A common shares (which are currently publicly traded on the AMEX), at any time following the seventh anniversary of the date of issuance of the shares, with the class D common shares acquired in this offering being convertible at a 7.7% premium on original capital (i.e., $1,000 of class D common shares will convert to $1,077 of class A common shares);


      - if acquired through our dividend reinvestment plan, the Class D common shares can be converted into our class A common shares on a one for one basis, at any time following the seventh anniversary of the date of issuance of the common shares;


      - can be called by AmREIT after one year following the date of issuance of the shares for cash at a price of $10.00, plus the pro rata portion of the conversion premium, based on the number of years the shares are outstanding (for example, if the Class D shares are called on the first anniversary of issuance the call price would be $10.11 per share); and

      - can be put to us at any time after the first anniversary of their issuance to be acquired by AmREIT on a pro rata basis to the extent we have designated funds to make such repurchase.

      The 7.7% premium that shareholders may receive upon conversion will, together with the dividends paid through the conversion date, provide a total return of approximately 7.6% per annum as of the end of the seven-year lock out period (assuming all dividends to such date are paid in full). Although the class D common shares will not be listed on an exchange, they will be freely transferable by the holders, and will be convertible into the class A common shares after the seven-year lock out period. See "Risk Factors -- Risks associated with an investment in AmREIT."

      Holders of class D common shares will be entitled to vote on all matters submitted to shareholders of AmREIT for approval. In any matter on which the class D common shares vote, you will be entitled to one vote for each share you own and you will vote as a single class with the class A, class B and class C common shares.

Q.    IF I BUY SHARES, WILL I RECEIVE DIVIDENDS AND HOW OFTEN?


A. We have been making and intend to continue to make dividend distributions to our shareholders; however, the declaration of dividends is at the sole discretion of our board of trust managers and there can be no assurance that AmREIT will in fact declare and pay dividends. As a holder of class D common shares, you will be entitled to receive annual dividends in the amount of $0.65 per share, paid to shareholders of record on a monthly basis.


      The amount of each dividend distribution to be paid to holders of class D common shares is determined by our board of trust managers and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. Class D common share dividends will be payable concurrently with the dividends payable to class A shareholders and only if all dividends then payable concurrently with the dividends paid on the class B shares and class C shares have been paid. However, in order to remain qualified as a REIT, we must make distributions of at least 90% of our REIT taxable income.

Q.    HOW DO YOU CALCULATE THE PAYMENT OF DIVIDENDS TO CLASS D SHAREHOLDERS?


A. Dividends will be payable monthly on the same payment and with the same record date as our class A common shares.


Q.    HOW DID YOU DETERMINE THE PRICE OF THE CLASS D COMMON SHARES?

A. The purchase price of the class D common shares was established on an arbitrary basis by our board of trust managers for administrative convenience, and the price bears no relationship to the underlying value of our assets or the trading price of our class A common shares. Because the class D common shares are convertible based on the capital invested, their value is not contingent on the trading price of our class A common shares.

Q.    WILL THE DIVIDENDS I RECEIVE BE TAXABLE AS ORDINARY INCOME?

A. Yes and No. Generally, dividends that you receive will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your dividends will not be subject to tax in the year in which they are received because depreciation and other non-cash expenses reduce the amount of taxable income but do not reduce cash available for distribution. The portion of your distribution which is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or AmREIT is liquidated, at which time you will be taxed at capital gains rates. However, because each investor's tax considerations are different, we strongly recommend that you consult with your tax advisor. You should also review the section of the prospectus entitled "Federal Income Tax Consequences."

Q.    WHAT WILL YOU DO WITH THE MONEY RAISED IN THIS OFFERING?

A. We will use the net proceeds of this offering to acquire properties similar to those currently owned by AmREIT or to pay down existing debt, which should provide increased liquidity to acquire additional properties as opportunities are available. We may also use the proceeds for general working capital purposes. We intend to invest a minimum of 88.5% of the proceeds from this offering to acquire real estate properties, to pay down debt or for general working capital purposes, and the remaining proceeds will be used to pay fees and expenses of this offering and acquisition-related expenses. The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10.00 per share, and your dividend yield will be based on your $10.00 per share investment.

      Until we invest the proceeds of this offering in real estate or pay down existing debt, we may invest in short-term, highly liquid or other authorized investments such as money market funds or commercial paper. Such short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take to fully invest the proceeds in real estate.

Q.    WILL THE CLASS D COMMON SHARES BE LISTED ON A STOCK EXCHANGE?


A. No. We have no plans to list the class D common shares on a stock exchange. The AmREIT class A common shares into which the class D common shares will be convertible, are currently listed on the AMEX. The class A common shares currently have an average daily trading volume of approximately 5,570 shares, based on a 90-day average.


Q. DOES AMREIT USE ANY SPECIFIC CRITERIA WHEN SELECTING A POTENTIAL PROPERTY FOR ACQUISITION?


A. Yes. AmREIT and its predecessors have developed over their nearly 20-year operating history a proprietary "AmREIT Decision Logic" system of analysis for projects that it reviews. There are 25 specific factors that are contained within this decision logic, including demographic studies, traffic flow review, environmental review, site planning and financial analysis. AmREIT will apply this model to each property it proposes to acquire. AmREIT focuses on buying, developing, and joint venturing premier retail frontage properties in high traffic, highly populated areas. Our properties attract a wide array of established commercial tenants, including high profile single tenants, high-end multi-tenant shopping centers and large grocery-anchored centers, and offer attractive opportunities for dependable monthly income and potential capital appreciation. These properties are typically located in high traffic areas within a three-mile radius of a population of 100,000 with an average household income of $70,000 or more. On average, more than 30,000 cars per day pass by these properties.


Q.    WHAT KIND OF OFFERING IS THIS?


A. We are offering the public up to 15,000,000 class D common shares on a "best efforts" basis. In addition, we are offering up to 2,000,000 class D common shares to investors who want to participate in our reinvestment plan.


Q.    WHAT IS A "BEST EFFORTS" OFFERING?

A. When common shares are offered to the public on a "best efforts" basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares.

Q.    HOW LONG WILL THIS OFFERING LAST?


A. The offering will not last beyond June ___, 2005, unless we decide to extend the offering until not later than June ___, 2006, in any state that allows us to extend the offering.


Q.    WHO CAN BUY CLASS D COMMON SHARES?

A. If you receive a copy of this prospectus, you may buy class D common shares provided that you have either (1) a net worth of at least $45,000 (excluding home, furnishings, and automobiles) and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000 (excluding home, furnishings, and automobiles). These minimum levels may be higher in certain states, so you should carefully read the more detailed information set forth under the caption "Suitability Standards" in this prospectus.

Q.    IS THERE ANY MINIMUM INVESTMENT REQUIRED?

A. Yes. You must invest at least $5,000 in a non-qualified account, or $3,000 in a qualified account. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this prospectus.

Q.    HOW DO I SUBSCRIBE FOR SHARES?

A. If you choose to purchase shares in this offering, you will need to fill out a Subscription Agreement, like the one contained in this prospectus as Exhibit A, for a specific number of shares and pay for the shares at the time you subscribe.

Q.    IF I BUY SHARES IN THIS OFFERING, HOW MAY I LATER SELL THEM?

A. The class D common shares are convertible into class A common shares at any time after the seventh anniversary of the acquisition of the shares. Upon conversion, you will be able to sell the class A common shares on the open market. The class A common shares are listed on the AMEX.


      At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the class D common shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. You may sell your shares to any buyer unless such sale would cause the buyer to own more than 9.0% of the outstanding shares. See "Description of AmREIT's Capital Shares -- Ownership Limits and Restriction on Transfer."


Q.    WILL I BE NOTIFIED OF HOW MY INVESTMENT IS DOING?

A. Yes. You will receive periodic updates on the performance of your investment with us, including:

      -     Twelve monthly dividend payments;

      - Regular acquisition reports detailing our latest property acquisitions through press releases available on our website, www.amreit.com;

      -     A mid-year update report;

      -     An annual report;

      -     SEC filed 10-KSBs and 10-QSBs;

      -     An annual IRS Form 1099; and

      -     Supplements to this prospectus, as necessary.

Q.    DOES AMREIT USE LEVERAGE?


A. Yes. AmREIT believes the conservative use of debt is very advantageous to maximizing the monthly income to its shareholders. Our bylaws require AmREIT to limit the level of recourse debt to less than 55% of its gross asset value as determined by our board of trust managers. AmREIT's total debt to asset ratio as of March 31, 2004 was 41%.


Q.    WHAT ARE THE ECONOMIC TERMS OF YOUR TYPICAL LEASES?

A. We seek to secure leases with creditworthy tenants prior to or at the time of the acquisition of a property. Our single tenant leases are primarily economically "triple-net" leases, which means that the tenant is responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. Our multi-tenant leases are generally "net leases," but generally require AmREIT to be responsible for certain capital improvements as well as the operating and common area costs for the tenants, which are reimbursable by the tenants on a monthly and annual basis.

Q.    MAY I REINVEST MY DIVIDENDS IN ADDITIONAL CLASS D COMMON SHARES?


A. Yes. Holders of class D common shares will have the option of participating in our dividend reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan is currently $9.50 per share.


Q. WHAT HAPPENS TO THE VALUE OF MY INVESTMENT IF THE VALUE OF AMREIT CLASS A COMMON SHARES DECLINES?

A. The value of the class D shares will not be affected by fluctuations in the value of the class A common shares. The conversion of class D shares into class A common shares, after the seven-year lockout period expires, is based upon the amount of capital invested. Class D investors will receive $1.077 of class A common shares for each $1.00 of invested capital regardless of the market price of the class A common shares ($1.00 of class A common shares for each $1.00 of invested capital in the case of class D common shares acquired through our dividend reinvestment plan). The calculation on the conversion date can be expressed as (capital invested x 1.077) / (stock price of class A). For example, after the seven year lock out period expires, if class A common shares are trading at $7.00 then class D investors will receive, upon conversion, 153.85 class A common shares for each $1,000 invested. If, after the seven year lock out period expires, class A shares are trading at $10.77 per share then class D investors will receive, upon conversion, 100.00 class A common shares for each $1,000 invested.

Q.    WHAT KIND OF TAX INFORMATION WILL I RECEIVE?

A.    A Form 1099 will be placed in the mail by January 31st of each year.

Q.    WHO CAN HELP ANSWER MY QUESTIONS?

A. If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

                          Investor Services Department
                                     AmREIT
                          8 Greenway Plaza, Suite 1000
                              Houston, Texas 77046
                                  800-888-4400

              FOR CHANGE OF ADDRESS AND LOST CHECKS: EXTENSION 135

          FOR OTHER QUESTIONS REGARDING YOUR INVESTMENT: EXTENSION 151

                             SUMMARY OF THE OFFERING

      This prospectus summary highlights selected information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that is important to your decision whether to invest in AmREIT. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements.

AMREIT


      AmREIT is a rapidly growing, self-managed and self-advised REIT with, along with its predecessors, a 19-year history of delivering results to its investors. Its business model consists of a publicly-traded REIT, a portfolio of retail properties, including "irreplaceable corners" - premier retail frontage properties in high traffic, highly populated areas, single tenant properties and multi-tenant properties; a full service real estate operating and development business; an NASD registered broker -dealer securities business; and a retail partnership business - a unique combination that provides AmREIT the opportunity to access multiple sources of capital and generate fees and profits from multiple sources, resulting in added financial flexibility and the opportunity for dependable growth and income.



      AmREIT's goal is to deliver increasing, dependable, monthly income for its shareholders. In so doing, AmREIT strives to increase and maximize Funds from Operations by issuing long term capital through both the NASD independent financial planning marketplace as well as through Wall Street, and investing the capital in accretive real estate properties, acquired or developed, on irreplaceable corners. Additionally, we strive to maintain a conservative balance sheet. To that regard, we strive to maintain a debt to total asset ratio of less than 55%. As of March 31, 2004, our debt to total asset ratio was 41%.



      At March 31, 2004, AmREIT owned a portfolio of 51 properties located in 18 states, subject to long term leases with retail tenants, either directly or through its interests in joint ventures or partnerships.


SUMMARY RISK FACTORS

      Following are the most significant risks relating to an investment in the class D shares:

      - There is limited liquidity for the class D common shares. There is no public trading market for the class D common shares. Tender offers and certain other changes of control may be discouraged due to the limitations on share ownership required to maintain our status as a REIT and provisions of Texas law. If you are able to sell your shares at all, you may have to sell them for substantially less than the price you paid for them in the offering. After a seven-year lock-out period, the class D common shares are convertible into class A shares which are publicly traded on the AMEX.


      -     AmREIT depends on few major tenants. International House of Pancakes
            (IHOP) accounted for approximately 32% of AmREIT's total revenue for 2002 and 23% for 2003. At March 31, 2004, no other tenant accounted for more than 15% of total revenue.


      - There is no limitation on AmREIT's ability to issue additional common shares and such issuance could potentially dilute your interest in AmREIT.

      - The acquisition of class D common shares is a speculative investment, as AmREIT's ability to make distributions on its shares depends on AmREIT's future business operations.

      - The dividends on the class D common shares are non-cumulative and are subordinate to debt payment and to dividends on our class B and class C common shares.

      - Although AmREIT has an existing portfolio of 51 operating properties, shareholders will not be able to evaluate future properties prior to making an investment in AmREIT.

      - Although AmREIT has paid distributions since its organization in 1993, distribution payments are subordinate to payments on debt and are subordinate to the dividends payable on our class B and class C common shares, so any future distributions to shareholders will be subject to this restriction. We may increase our leverage without shareholder approval, but our bylaws limit the amount of recourse indebtedness we may incur to not more than 55% of gross asset value as determined by our board of trust managers.

      - The bankruptcy of IHOP or of another significant tenant could have a material adverse affect on AmREIT's operations.

      - AmREIT has elected to be taxed as a REIT, assuming that it meets certain financial and structural criteria. If AmREIT does not meet this criteria, or cannot maintain its REIT status, it may not qualify as a REIT under the Internal Revenue Code.

      - We established the offering price of the class D common shares on an arbitrary basis.

      - Real estate investments are relatively illiquid and subject to general operating risks relating to economic conditions, changes in zoning or tax laws and the availability of financing.

      - AmREIT's property leases may not be renewed and the cost of any improvements constructed on certain properties by AmREIT may not be recoverable.


      - Single tenant leases account for 54% of AmREIT's total revenue and the failure of such a tenant could impact the viability of the property.


      - Net leases accounted for 100% of AmREIT's total rental income for the years ended December 31, 2002 and 2003. These leases frequently provide the tenant greater flexibility in using the leased property and provide for early termination under specified circumstances. In the event of a termination, AmREIT may not be able to lease the property for the same rent amount and may not be able to sell it without incurring a loss. Consequently, these leases may not result in fair market lease rates over time.

      - Our involvement in joint ventures involve risks which may not otherwise be present, such as the failure of a partner to perform, the existence of conflicting business goals with a partner, or the possibility that it may not be able to agree with a partner as to a particular issue.

      - Our properties may not be profitable, perform as expected or appreciate in value.

      - AmREIT may provide purchaser financing which would delay receipt of the proceeds from a property sale. AmREIT may provide this financing where lenders are not willing to make loans secured by commercial real estate or may find it desirable where a purchaser is willing to pay a higher price for the property than it would without this financing. As a consequence, AmREIT will be subject to risks inherent in the business of lending.

      - We may on occasion enter into sale/leaseback transactions. A default or any premature termination of the leaseback agreement could have an adverse effect on AmREIT's financial position. In the event of a default, AmREIT may not be able to find new tenants without incurring a loss.

      - Our operating results will depend upon the availability of suitable investment opportunities, which in turn depends on the type of investment involved, the condition of the money market, the nature and geographical location of the property, competition and other factors, none of which can be predicted with certainty.

INVESTMENT OBJECTIVES

      Our investment objectives are:


      -     to create dependable, monthly dividends for our investors;



      -     to preserve and protect your capital contribution;



      -     to provide liquidity to our investors after a defined 7-year period;
            and


      - to realize growth in the value of our properties and our publicly traded class A common shares, into which the class D common shares convert in seven years.

PROPERTIES TO BE ACQUIRED


      While we currently concentrate on "irreplaceable corners" - premier retail frontage properties in high traffic, highly populated areas - which attract three types of tenants: high profile single tenants, high-end multi-tenant shopping centers and large grocery anchored centers, we are authorized to purchase all types of commercial properties, including, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, warehouses and distribution facilities and other similar real estate properties. Although no properties have been specifically identified for purchase with the proceeds of this offering, we are currently reviewing and analyzing opportunities whereby we expect to purchase properties which are newly constructed, under construction or have been constructed and have operating histories. We expect the properties to be acquired with the proceeds of this offering will have similar operating and revenue characteristics as those we currently own. Properties may be acquired, developed and operated by us either alone or jointly with another party. We anticipate that most of the properties we acquire with the proceeds of this offering will be leased to creditworthy tenants on a "net lease" basis, as are substantially all of the properties we currently own. In other words, the tenant will pay as additional rent substantially all costs associated with the repair and maintenance of the building, real estate taxes, insurance and other similar costs associated with a building. Whenever possible, we intend to execute leases for our properties at or prior to the closing of the acquisition of such properties.

POSSIBLE LEVERAGE OF PROPERTIES


      Our bylaws provide that we will not incur recourse indebtedness if, after giving effect to the incurrence thereof, aggregate recourse indebtedness, secured and unsecured, would exceed fifty-five percent (55%) of our gross asset value on a consolidated basis. For this purpose, the term "Net Asset Value" means the value of our total assets (less intangibles) based on market capitalization rates and current year rental income, as determined by our board of trust managers, before deducting depreciation or other non-cash reserves, less total liabilities, as calculated at the end of each quarter on a basis consistently applied. At March 31, 2004, our ratio of debt to total assets was 41%.


PRIOR OFFERING SUMMARY


      AmREIT's affiliates have previously sponsored three publicly offered and 12 privately placed real estate limited partnerships, all of which were on an unspecified property or "blind pool" basis. As of March 31, 2004, AmREIT and its affiliates have raised approximately $62 million from approximately 2,000 investors. The disclosure under the caption "Prior Performance" in this prospectus contains a discussion of the AmREIT programs sponsored to date.


COMPENSATION TO AMREIT AND AFFILIATES

      AmREIT's affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table:


                                                                              Estimated Dollar Amount
                                                                              for Maximum Offering
Type of Compensation                    Form of Compensation                     ($150,000,000)
--------------------                    --------------------                     --------------
 Dealer Manager Fee                2.5% of gross offering proceeds                  $3,750,000
 Offering Expenses                 1.0% of gross offering proceeds                  $1,500,000


      Nonetheless, AmREIT or its affiliates may not receive compensation in excess of the maximum amount permitted under the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association (NASAA Guidelines).

ERISA CONSIDERATIONS

      The section of this prospectus entitled "Certain ERISA Considerations" describes the effect the purchase of shares will have on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read this section of the prospectus very carefully.

GLOSSARY


      We have defined certain terms which have initial capital letters in the "Glossary" of this prospectus.

                                  RISK FACTORS

      Before you decide to invest in AmREIT, you should be aware that your purchase of class D common shares involves a number of risks. In addition to the other information included in this prospectus, you should specifically consider the following risks before purchasing shares. The following information summarizes all material risks related to the acquisition of the class D common shares.

RISKS ASSOCIATED WITH AN INVESTMENT IN AMREIT

THERE IS NO PUBLIC TRADING MARKET FOR THE CLASS D COMMON SHARES.

      There is no current public market for the class D common shares, nor do we expect a public market to develop for the class D common shares. It will, therefore, be difficult for you to sell your shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. Therefore, you should purchase the shares only as a long-term investment. However, the shares are convertible, after a seven year lock out period, into our class A common shares, which are listed on the AMEX.

AMREIT DEPENDS ON A FEW MAJOR TENANTS.


      There is no limit on the number of properties leased to a single tenant which we may acquire. However, under investment guidelines established by our board of trust managers, no single tenant may represent more than 15% of AmREIT's total annual revenue unless approved by our board of trust managers. The board of trust managers will review our properties and potential investments in terms of geographic and tenant diversification. IHOP accounted for 22% of AmREIT's total revenues for the year ended December 31, 2002, 24% of total revenue for the year ended December 31, 2003, and 15% for quarter ended March 31, 2004. Because of this concentration, there is a risk that any adverse developments affecting IHOP generally could materially adversely affect our revenues (thereby affecting our ability to make distributions to shareholders).


      If in the future we concentrate our acquisitions on another individual tenant, or in certain geographic areas or on certain product types, it will increase the risk that our financial condition will be adversely affected by the poor judgment of a particular tenant's management group, by poor performance of our tenants' brands, by a downturn in a particular market sub-segment or by market disfavor with a certain product type.


      Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions. We do not know whether we will sell all of the shares being offered by this Prospectus. If we do not, it is possible that we will not have the money necessary to further diversify our investments or achieve the highest possible return on our investments. See "Prior Performance."


YOUR INTEREST IN AMREIT MAY BE DILUTED IF WE ISSUE ADDITIONAL SHARES.

      Existing shareholders and potential investors in this offering do not have preemptive rights to any shares issued by AmREIT in the future. Therefore, existing shareholders and investors purchasing shares in this offering may experience dilution of their equity investment in the event that we:

      - sell shares in this offering or sell additional common shares in the future, whether publicly or privately;

      -     sell securities that are convertible into common shares; or

      -     issue common shares upon the exercise of the options.

THE ACQUISITION OF THE CLASS D COMMON SHARES IS A SPECULATIVE INVESTMENT.

      The class D common shares are speculative investments because AmREIT's ability to make distributions on its class D common shares depends on AmREIT's ability to acquire properties with the proceeds from Class D shares. While management believes AmREIT's future operating results should be sufficient to be able to make these distributions and payments, AmREIT may not be able to do so. The dividends payable on the class D common shares are not preferred or cumulative, which means if we fail to pay you a dividend in any particular monthly dividend period, we will have no obligation to make payment on such dividend in the future and it is lost forever. AmREIT's future operating budgets are based on assumptions about the general economy and AmREIT's business operations. In general, budgets project inflation, interest rates and revenues, all of which depend substantially on factors beyond AmREIT's control. Interest rates and levels of economic activity have been particularly volatile in recent years, and any significant increase in interest rates or downturn in the level of economic activity, particularly in the real estate industry, would materially impair AmREIT's ability to achieve budgeted levels of operating income.

YOU CANNOT EVALUATE PROPERTIES THAT WE HAVE NOT YET ACQUIRED OR IDENTIFIED FOR ACQUISITION.


      We have established certain criteria for evaluating potential properties and tenants in which we may invest. We have not set fixed minimum standards relating to creditworthiness of tenants and, therefore, our board of trust managers and management have flexibility in assessing potential properties and tenants. As of March 31, 2004, we owned 51 properties, located in 18 different states.


AMREIT MAY INCREASE ITS LEVERAGE WITHOUT SHAREHOLDER APPROVAL.

      Our bylaws provide that we will not incur recourse indebtedness if, after giving effect to the incurrence thereof, aggregate recourse indebtedness, secured and unsecured, would exceed fifty-five percent (55%) of our gross asset value on a consolidated basis. This additional debt could adversely affect AmREIT's ability to make shareholder distributions and would result in an increased risk of default on its obligations. AmREIT intends to borrow future funds through secured and/or unsecured credit facilities to finance property investments. These borrowings may require lump sum payments of principal and interest at maturity. Because of the significant cash requirements necessary to make those large payments, AmREIT's ability to make these payments may depend upon its ability to sell or refinance properties for amounts sufficient to repay such loans. In addition, increased debt service may adversely affect cash flow and share value.


      At March 31, 2004, AmREIT had outstanding debt totaling $37.0 million of which $12.8 million was unsecured. This debt represented approximately 41% of AmREIT's total assets.

DISTRIBUTION PAYMENTS ARE SUBORDINATE TO PAYMENTS ON DEBT AND OTHER SERIES OF COMMON SHARES.

      AmREIT has paid distributions since its organization in 1993. Distributions to shareholders of AmREIT are, however, subordinate to the payment of AmREIT's current debts and obligations. If AmREIT has insufficient funds to pay its debts and obligations, future distributions to shareholders will be suspended pending the payment of such debts and obligations. Dividends may be paid on the class D common shares only if all dividends then payable on the class B common shares and class C common shares has been paid. As a result, the class D common shares are subordinate to of the class B and class C common shares as to dividends.

BANKRUPTCY OF A SIGNIFICANT TENANT WOULD ADVERSELY AFFECT AMREIT'S OPERATIONS.


      Footstar filed for protection under Chapter 11 of the United States Bankruptcy Code on March 2, 2004 and pursuant thereto rejected the two Just For Feet leases it had with AmREIT. As of March 31, 2004, the Just For Feet leases accounted for 3.9% of our total annualized revenue. Wherehouse Entertainment declared bankruptcy on January 31, 2003. The obligations of Wherehouse Entertainment are guaranteed by Blockbuster Entertainment Corp., its parent corporation. Additional bankruptcies of our tenants or the bankruptcy of a significant tenant could adversely affect AmREIT in the following ways:


      - reduction or loss of lease payments related to the termination of the tenant's leases;

      - reduction of revenue resulting from the restructuring the original tenant's leases;

      -     interruptions in the receipt of lease revenues from the tenant;

      - increase in the costs associated with the maintenance and financing of vacant properties;

      - increase in costs associated with litigation and the protection of the properties;

      - increase in costs associated with improving and reletting the properties;

      -     reduction in the value of AmREIT's shares; and

      -     decrease in distributions to shareholders.

THE CLASS A COMMON SHARES HAVE LIMITED AVERAGE DAILY TRADING VOLUME.


      The class A common shares, into which the class D common shares being offered by this prospectus are convertible on and after the seventh anniversary of the date of issuance of the shares, are currently traded on the AMEX. The class A common shares have only been traded since July 2002, and as of March 31, 2004, the average daily trading volume was approximately 5,570 shares based on a 90-day average. As a result, the class A common shares currently have limited liquidity, and there can be no assurance that the market for the class A common shares will have improved or that the shares will be more liquid at the time the class D common shares are convertible.


THE DEALER MANAGER HAS NOT MADE AN INDEPENDENT REVIEW OF AMREIT OR THE
PROSPECTUS.

      The dealer manager, AmREIT Securities Corp., is an affiliate of AmREIT and will not make an independent review of AmREIT or this offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering.

There will be delays in investing the proceeds of this offering.



      There will be a delay in investing the proceeds from this offering and, therefore, a delay in the receipt of any returns from such investments, due to our the timing of our ability to find suitable properties for investment. Until we invest in properties, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to shareholders, to be lower than we would receive for property investments.


THERE MAY BE SIGNIFICANT FLUCTUATIONS IN OUR QUARTERLY RESULTS.

      Our quarterly operating results will fluctuate based on a number of factors, including, among others:


      -     interest rate changes;



      -     the volume and timing of our property acquisitions;



      - the amount and timing of income generated by our operating and development and securities company subsidiaries, as well as our retail partnerships;



      -     the recognitions of gains or losses on property sales;



      -     the level of competition in our market; and



      - general economic conditions, especially those which effect the retail industries.


As a result of these factors, results for any quarter should not be relied upon as being indicative of performance in future quarters.

WE ESTABLISHED THE OFFERING PRICE ON AN ARBITRARY BASIS.


      Our board of trust managers has arbitrarily determined the selling price of the class D common shares and such price bears no relationship to any established criteria for valuing issued or outstanding shares and does not relate in any way to the current trading price of the class A common shares. Furthermore, because the conversion of the class D shares into class A shares is based on 107.7% of invested capital, the price per share of the class D shares has no relation to the as converted value of the class A shares.


AMREIT'S PLAN TO GROW THROUGH THE ACQUISITION AND DEVELOPMENT OF NEW PROPERTIES COULD BE ADVERSELY AFFECTED BY TRENDS IN THE REAL ESTATE AND FINANCING BUSINESSES, MAY NOT GENERATE INCOME OR MAY GENERATE INSUFFICIENT INCOME FROM OPERATIONS.

      AmREIT's growth strategy is substantially based on the acquisition and development of additional properties. We cannot assure you that AmREIT will be able to do so successfully because AmREIT may have difficulty finding new properties, negotiating with new or existing tenants or securing acceptable financing. In addition, investing in additional properties is subject to many risks. If AmREIT does not generate enough income from future operations to pay distributions to shareholders, AmREIT may make distributions to its shareholders in amounts exceeding its net income.

IF AMREIT CANNOT MEET ITS REIT DISTRIBUTION REQUIREMENTS, IT MAY HAVE TO BORROW FUNDS OR LIQUIDATE ASSETS TO MAINTAIN ITS REIT STATUS.

      REITs generally must distribute 90% of their taxable income annually. In the event that AmREIT does not have sufficient available cash to make these distributions, AmREIT's ability to acquire additional properties may be limited. Also, for the purposes of determining taxable income, AmREIT may be required to include interest payments, rent and other items it has not yet received and exclude payments attributable to expenses that are deductible in a different taxable year. As a result, AmREIT could have taxable income in excess of cash available for distribution. If this occurred, AmREIT would have to borrow funds or liquidate some of its assets in order to make sufficient distributions and maintain its status as a REIT.

LIMITATIONS ON SHARE OWNERSHIP REQUIRED TO MAINTAIN AMREIT'S REIT STATUS MAY DETER ATTRACTIVE TENDER OFFERS FOR AMREIT COMMON SHARES.


      For the purposes of protecting its REIT status, AmREIT's declaration of trust limits the ownership by any single holder of AmREIT's common shares to 9.0% of the issued and outstanding common shares, unless our board of trust managers determines otherwise. These restrictions may discourage a change in control of AmREIT, deter any attractive tender offers for AmREIT common shares or limit the opportunity for you or other shareholders to receive a premium for your AmREIT common shares.



AMREIT'S CHARTER CONTAINS ANTI-TAKEOVER PROVISIONS.


      AmREIT's charter contains provisions which may make it more difficult to remove current management or delay or discourage an unsolicited takeover, which could have the effect of inhibiting a non-negotiated merger or other business combination involving AmREIT. These provisions include:


      - the prohibition on any person owning, directly or indirectly, more than 9.0% of the outstanding common shares; and



      - the provisions authorizing the issuance of preferred shares on terms that board members determine make it more difficult for an aggressor to obtain a controlling number of shares.


      For AmREIT to continue to qualify as a REIT under the Internal Revenue Code, not more than 50% of its outstanding shares may be owned by five or fewer individuals during the last half of each year and outstanding shares must generally be owned by 100 or more persons during at least 335 days of a taxable year of 12 months. AmREIT's charter restricts the accumulation or transfer of common shares if any accumulation or transfer could result in any person beneficially owning in excess of 9.0% of the then outstanding common shares.

PROVISIONS OF OUR CHARTER, BYLAWS AND TEXAS LAW COULD RESTRICT CHANGE IN
CONTROL.

      AmREIT's declaration of trust and bylaws contain provisions that may inhibit or impede acquisition or attempted acquisition of control of AmREIT by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate bids and to encourage persons seeking to acquire control of AmREIT to negotiate first with the trust managers. AmREIT believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and increase the likelihood of negotiations, which might outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in improvement of terms. See "Certain Anti-Takeover Provisions of the Declaration of Trust and Bylaws and Texas Law."

PROPERTY ACQUISITIONS MAY FAIL TO PERFORM IN ACCORDANCE WITH EXPECTATIONS AND ESTIMATES OF THE COSTS OF IMPROVEMENTS TO BRING AN ACQUIRED PROPERTY UP TO STANDARD MAY PROVE INACCURATE.

      AmREIT anticipates that its new developments and acquisitions will be financed under lines of credit or other interim forms of secured or unsecured financing. Permanent financing for those newly developed or acquired projects may not be available or may be available only on disadvantageous terms. In addition, AmREIT's distribution requirements limit its ability to rely upon income from operations or cash flow from operations to finance new developments or acquisitions. As a result, if permanent financing is not available on acceptable terms, further development activities or acquisitions might be curtailed. In the case of an unsuccessful development or acquisition, AmREIT's loss could exceed its project investment.

WE WILL BE SUBJECT TO CONFLICTS OF INTEREST.


      We will be subject to conflicts of interest arising out of our relationships with our affiliated Retail Partnerships, including certain material conflicts discussed below.



      We will experience competition for properties. In evaluating property acquisitions, certain properties may be appropriate for AmREIT as well as its affiliated Retail Partnerships. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment. Generally, we will evaluate each property, considering the investment objectives, creditworthy nature of the tenant, expected holding period of the property, available capital and geographic and tenant concentration issues when determining the allocation of properties among AmREIT and its affiliated Retail Partnerships.



      There will be competing demands on our management and trust managers. Our management team and trust managers are not only responsible for AmREIT, but also for our affiliated Retail Partnerships, which include entities that may invest in the same types of assets in which AmREIT may invest. For this reason, the management team and trust managers will share their management time and services among those companies and AmREIT, will not devote all of their attention to AmREIT and could take actions that are more favorable to the other entities than to AmREIT.



      We may invest along side our affiliated Retail Partnerships. We may invest in joint ventures, partnerships or limited liability companies for the purpose of owning or developing retail real estate projects. Therefore, the interest, investment objectives and timing of disposition may be different than that of our shareholders, and there are no assurances that your investment objectives will take priority.



      We may, from time to time, purchase one or more properties from our affiliated Retail Partnerships. In such circumstances, we will work with the applicable Retail Partnership to ascertain, and we will pay, the Market Value of the property. In so doing, there will not be any brokerage commissions paid; however, there can be no assurance that the price paid for such property will be equal to or greater than the price we would have been able to negotiate from an independent third party. These property acquisitions from the affiliated Retail Partnerships will be limited to properties that the affiliated Retail Partnerships developed. See "Conflicts of Interest -- Purchase of Properties from Retail Partnerships."

OUR BOARD OF TRUST MANAGERS CAN TAKE MANY ACTIONS WITHOUT SHAREHOLDER APPROVAL.

      Our board of trust managers has overall authority to conduct our operations. This authority includes significant flexibility. For example, our board of trust managers can (1) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the shareholders; (2) issue additional shares without obtaining shareholder approval, which could dilute your ownership; (3) direct our investments toward investments that will not appreciate over time, such as building only properties, with the land owned by a third party, and mortgage loans; and (4) change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a shareholder, the right to vote.

OUR OFFICERS AND TRUST MANAGERS HAVE LIMITED LIABILITY.

      Our declaration of trust and bylaws provide that an officer or trust manager's liability for monetary damages to us, our shareholders or third parties may be limited. Generally, we are obligated under our declaration of trust and bylaws to indemnify our officers and trust managers against certain liabilities incurred in connection with their services. These provisions could limit our ability and the ability of our shareholders to effectively take action against our trust managers and officers arising from their service to us.

RISKS ASSOCIATED WITH AN INVESTMENT IN REAL ESTATE

REAL ESTATE INVESTMENTS ARE RELATIVELY ILLIQUID.

      Real estate investments are relatively illiquid. Illiquidity limits the owner's ability to vary its portfolio promptly in response to changes in economic or other conditions. In addition, federal income tax provisions applicable to REITs may limit AmREIT's ability to sell properties at a time which would be in the best interest of its shareholders.

PROPERTIES ARE SUBJECT TO GENERAL REAL ESTATE OPERATING RISKS.

      If you become a shareholder of AmREIT your investment will be subject to the risks of investing in real property. In general, a downturn in the national or local economy, changes in zoning or tax laws or the availability of financing could adversely affect occupancy or rental rates. In addition, increases in operating costs due to inflation and other factors may not be offset by increased rents. If operating expenses increase, the local rental market for properties similar to AmREIT's may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. If any of the above occurs, AmREIT's ability to make distributions to shareholders could be adversely affected.

AMREIT MAY CONSTRUCT IMPROVEMENTS, THE COST OF WHICH MAY NOT BE RECOVERABLE.

      AmREIT may on occasion acquire properties and construct improvements or acquire properties under contract for development. Investment in properties to be developed or constructed is more risky than investments in fully developed and constructed properties with operating histories. In connection with the acquisition of these properties, AmREIT may advance, on an unsecured basis, a portion of the purchase price in the form of cash, a conditional letter of credit and/or promissory note. AmREIT will be dependent upon the seller or lessee of the property under construction to fulfill its obligations, including the return of advances and the completion of construction. This party's ability to carry out its obligations may be affected by financial and other conditions which are beyond the control of AmREIT.

      If AmREIT acquires construction properties, the general contractors and the subcontractors may not be able to control the construction costs or build in conformity with plans, specifications and timetables. The failure of a contractor to perform may necessitate legal action by AmREIT to rescind its construction contract, to compel performance or to rescind its purchase contract. These legal actions may result in increased costs to AmREIT. Performance may also be affected or delayed by conditions beyond the contractor's control, such as building restrictions, clearances and environmental impact studies imposed or caused by governmental bodies, labor strikes, adverse weather, unavailability of materials or skilled labor and by financial insolvency of the general contractor or any subcontractors prior to completion of construction. These factors can result in increased project costs and corresponding depletion of AmREIT's working capital and reserves and in the loss of permanent mortgage loan commitments relied upon as a primary source for repayment of construction costs.

      AmREIT may make periodic progress payments to the general contractors of properties prior to construction completion. By making these payments, AmREIT may incur substantial additional risks, including the possibility that the developer or contractor receiving these payments may not fully perform the construction obligations in accordance with the terms of his agreement with AmREIT and that AmREIT may be unable to enforce the contract or to recover the progress payments.

AMREIT LEASES TO SINGLE TENANTS WHO CAN FAIL.

      Single tenant leases accounted for 87% of AmREIT's total revenue for the year ended December 31, 2002 and 54% for the year ended December 31, 2003. In single tenant leases, the continued viability of the lease will depend directly on the continued financial viability of one tenant. If the tenant fails and the lease is terminated, AmREIT would incur a reduction in cash flow from the property and the value of the property would be decreased. Also, where two or more properties have the same tenant, or related tenants, the continued viability of each property would depend directly on the financial viability of a single tenant.

NET LEASES MAY NOT RESULT IN FAIR MARKET LEASE RATES OVER TIME.

      Net leases accounted for 100% of AmREIT's total rental income for the years ended December 31, 2002 and 2003. Net leases frequently provide the tenant greater discretion in using the leased property than ordinary property leases, such as the right to freely sublease the property, to make alterations in the leased premises and to early termination of the lease under specified circumstances. Further, net leases are typically for longer lease terms and, thus, there is an increased risk that any rental increase clauses in future years will fail to result in fair market rental rates during those years. The original leases on AmREIT's existing properties are for original terms ranging from 10 to 20 years.

      In the event a lease is terminated, AmREIT may not be able to lease the property for the previous rent and may not be able to sell the property without incurring a loss. AmREIT could also experience delays in enforcing its rights against defaulting tenants. If a tenant does not pay rent, AmREIT may not only lose the net cash flow from the property but may also need to use cash flow generated by other properties to meet mortgage payments on the defaulted property.

AMREIT MAY INVEST IN JOINT VENTURES.

      Investments in joint ventures may involve risks which may not otherwise be present where investments are made directly by AmREIT in real property such as:

      - the potential inability of AmREIT's joint venture partner to perform;

      - the joint venture partner may have economic or business interests or goals which are inconsistent with or adverse to those of AmREIT;

      - the joint venture partner may take actions contrary to the requests or instructions of AmREIT or contrary to AmREIT's objectives or policies; and

      - the joint venturers may not be able to agree on matters relating to the property they jointly own. Although each joint owner will have a right of first refusal to purchase the other owner's interest, in the event a sale is desired, the joint owner may not have sufficient resources to exercise such right of first refusal.

      AmREIT also may participate with other investors, including possibly investment programs or other entities affiliated with management, in investments as tenants-in-common or in some other joint venture arrangement. The risks of such joint ownership may be similar to those mentioned above for joint ventures and, in the case of a tenancy-in-common, each co-tenant normally has the right, if an unresolvable dispute arises, to seek partition of the property, which partition might decrease the value of each portion of the divided property.


OUR PROPERTIES MAY BE SUBJECT TO ENVIRONMENTAL LIABILITIES.


      Under various federal and state environmental laws and regulations, as an owner or operator of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. We could also be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from our properties.

      All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other media and conditions. Our board of trust managers may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that (A) the seller has (1) agreed in writing to indemnify us and/or (2) established in escrow case funds equal to a predetermined amount greater than the estimated costs to remediate the problem; or (B) we have negotiated other comparable arrangements, including, without limitation, a reduction in the purchase price. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to us. Moreover, we cannot be sure that (1) future laws, ordinances or regulations will not impose any material environmental liability or (2) the current environmental condition of our properties will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us.

Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations.


ANTICIPATED BORROWING CREATES RISKS.



      We may borrow money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. We currently have a revolving line of credit in an aggregate amount of up to $30 million to provide financing for the acquisition of assets, of which approximately $12.8 million was outstanding as of March 31, 2004. We may repay the line of credit using equity offering proceeds, including proceeds from this offering, working capital, permanent financings or proceeds from the sale of assets. We may also obtain additional long-term, permanent financing. Our bylaws limit our recourse debt obligations to 55% of our gross asset value. Borrowing may be risky if the cash flow from our real estate and other investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it.



WE MAY NOT HAVE ADEQUATE INSURANCE.


      An uninsured loss or a loss in excess of insured limits could have a material adverse impact on our operating results and cash flows and returns to the shareholders could be reduced. Certain types of losses, such as from terrorist attacks, however, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. Therefore, if we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, cash available for distributions to shareholders may be reduced and the value of our assets may decrease significantly. In addition, in such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

AMREIT'S PROPERTIES MAY NOT BE PROFITABLE, MAY NOT RESULT IN DISTRIBUTIONS AND/OR MAY DEPRECIATE.

      While AmREIT will attempt to buy leased, income-producing properties at a price at or below the appraised value of such properties, properties acquired by
AmREIT:

      -     may not operate at a profit,

      -     may not perform to AmREIT's expectations,

      -     may not appreciate in value,

      -     may depreciate in value,

      -     may not ever be sold at a profit and

      -     may result in the loss of a portion of AmREIT's investment.

The marketability and value of any properties will depend upon many factors beyond AmREIT's control. A ready market for AmREIT's properties may not exist or develop.

AMREIT MAY PROVIDE FINANCING TO PURCHASERS OF PROPERTIES.

      AmREIT may provide purchaser financing which would delay receipt of the proceeds from the property sale. AmREIT may provide this financing where lenders are not willing to make loans secured by commercial real estate or where a purchaser is willing to pay a higher price for the property than it would without this financing.

      In those circumstances, AmREIT will be subject to risks inherent in the business of lending, such as the risk of default of the borrower or bankruptcy of the borrower. Upon a default by a borrower, AmREIT may not be able to sell the property securing a mortgage loan at a price that would enable it to recover the balance of a defaulted mortgage loan. In addition, the mortgage loans could be subject to regulation by federal, state and local authorities which could interfere with AmREIT's administration of the mortgage loans and any collections upon a borrower's default. AmREIT will also be subject to interest rate risk that is associated with the business of making mortgage loans. Since AmREIT's primary source of financing its mortgage loans is expected to be through variable rate loans, any increase in interest rates will also increase AmREIT's borrowing costs. In addition, any interest rate increases after a loan's origination could also adversely affect the value of the loans when securitized.

AMREIT MAY ENGAGE IN SALE-LEASEBACK TRANSACTIONS.

      AmREIT, on occasion, may lease an investment property back to the seller. When the seller/lessee leases space to tenants, the seller/lessee may be unable to meet its rental obligations to AmREIT if the tenants are unable to meet their lease payments to the seller/lessee. A default by the seller/lessee or other premature termination of the leaseback agreement could have an adverse effect on AmREIT's financial position. In the event of a default or termination, AmREIT may not be able to find new tenants without incurring a loss.

      Additionally, a seller may attempt to include in the acquisition price all or some portion of the lease payments. If the seller is successful, AmREIT may pay a premium upon acquisition where a leaseback is involved.

AMREIT MUST COMPETE FOR ACCEPTABLE INVESTMENTS.

      AmREIT's operating results will depend upon the availability of suitable investment opportunities, which in turn depends on the type of investment involved, the condition of the money markets, the nature and geographical location of the property, competition and other factors, none of which can be predicted with certainty. AmREIT will continue to compete for acceptable investments with other financial institutions, including insurance companies, pension funds and other institutions, real estate investment trusts and limited partnerships which have investment objectives similar to those of AmREIT. Many of these competitors may have greater resources than AmREIT.

AMREIT MAY BE UNABLE TO RENEW LEASES OR RELET SPACES.

      AmREIT's property leases might not be renewed, the space might not be relet or the terms of renewal or reletting may be less favorable than current lease terms. AmREIT's cash flow and ability to make expected distributions to its shareholders may be adversely affected if: (1) it is unable to promptly relet or renew the leases, (2) the rental rate upon renewal or reletting is significantly lower than expected or (3) its reserves proved inadequate.

AMREIT'S PROPERTIES FACE COMPETING PROPERTIES.

      All of AmREIT's properties are located in areas that include competing properties. The number of competitive properties could have a material adverse effect on both AmREIT's ability to lease space and the rents charged. AmREIT may be competing with other property owners that have greater resources.

THE INABILITY OF A TENANT TO MAKE LEASE AND MORTGAGE PAYMENTS COULD HAVE AN ADVERSE EFFECT ON AMREIT.

      AmREIT's business depends on the tenants' ability to pay their obligations to AmREIT with respect to AmREIT's real estate leases. The ability of the tenants to pay their obligations to AmREIT in a timely manner will depend on a number of factors, including the successful operation of their businesses. Various factors, many of which are beyond the control of any business, may adversely affect the economic viability of AmREIT's tenants, including but not limited to:

      - national, regional and local economic conditions (which may be adversely affected by industry slowdowns, employer relocations, prevailing employment conditions and other factors), which may reduce consumer demand for the products offered by AmREIT's tenants;

      -     local real estate conditions;

      -     changes or weaknesses in specific industry segments;

      - perceptions by prospective customers of the safety, convenience, services and attractiveness of AmREIT's tenants;

      -     changes in demographics, consumer tastes and traffic patterns;

      -     the ability to obtain and retain capable management;

      - changes in laws, building codes, similar ordinances and other legal requirements, including laws increasing the potential liability for environmental conditions existing on properties;

      -     increases in operating expenses; and

      - increases in minimum wages, taxes (including income, service, real estate and other taxes) or mandatory employee benefits.

AMREIT HAS PROPERTIES SPECIFICALLY SUITED TO FEW TENANTS.

      AmREIT may acquire properties specifically suited to particular tenant needs, including retail or commercial facilities. The value of these properties would be adversely affected by the specific tenant's failure to renew or honor its lease. These properties would typically require extensive renovations to adapt them for new uses by new tenants. Also, AmREIT may experience difficulty selling special purpose properties to persons other than the tenant.

WE DO NOT HAVE CONTROL OVER MARKET AND BUSINESS CONDITIONS.

      Changes in general or local economic or market conditions, such as increased costs of operations, cost of development, increased costs of insurance, increased costs or shortage in labor, competitive factors, quality of management, turnover in management, changing consumer habits, changing demographics, changing traffic patterns, environmental changes, regulatory changes and other factors beyond our control may reduce the value of properties that we currently own or those that we acquire in the future, the ability of tenants to pay rent on a timely basis, and therefore, the amount of dividends that we are able to pay to shareholders.

WE WILL HAVE NO ECONOMIC INTEREST IN LEASEHOLD ESTATE PROPERTIES.

      We currently own properties, and may acquire additional properties, in which we own only the leasehold interest, and do not own or control the underlying land. With respect to these leasehold estate properties, AmREIT will have no economic interest in the land at the expiration of the lease, and therefore may lose the right to the use of the properties at the end of the ground lease.

RISKS ASSOCIATED WITH FEDERAL INCOME TAXATION OF AMREIT

AMREIT'S FAILURE TO QUALIFY AS A REIT FOR TAX PURPOSES WOULD RESULT IN AMREIT'S TAXATION AS A CORPORATION AND THE REDUCTION OF FUNDS AVAILABLE FOR SHAREHOLDER DISTRIBUTION.

      Although AmREIT's management believes that it is organized and is operating so as to qualify as a REIT, AmREIT may not be able to continue to remain so qualified. In addition REIT qualification tax laws may change. AmREIT is not aware, however, of any currently pending tax legislation that would adversely affect its ability to continue to qualify as a REIT.

      For any taxable year that AmREIT fails to qualify as a REIT, it will be subject to federal income tax on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions, AmREIT also will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings available for investment or distribution to shareholders because of the additional tax liability to AmREIT for the year or years involved. In addition, distributions no longer would qualify for the dividends paid deduction nor would there be any requirement that such distributions be made. To the extent that distributions to shareholders would have been made in anticipation of AmREIT qualifying as a REIT, AmREIT might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax.

AMREIT MAY BE LIABLE FOR PROHIBITED TRANSACTION TAX AND/OR PENALTIES.

      A violation of the REIT provisions, even where it does not cause failure to qualify as a REIT, may result in the imposition on AmREIT of substantial taxes, such as the 100% tax that applies to net income from a prohibited transaction if AmREIT is determined to be a dealer in real property. Because the question of whether that type of violation occurs may depend on the facts and circumstances underlying a given transaction, these violations could inadvertently occur. To reduce the possibility of an inadvertent violation, the trust managers intend to rely on the advice of legal counsel in situations where they perceive REIT provisions to be inconclusive or ambiguous.

CHANGES IN THE TAX LAW MAY ADVERSELY AFFECT AMREIT'S REIT STATUS.

      The discussions of the federal income tax considerations are based on current tax laws. Changes in the tax laws could result in tax treatment that differs materially and adversely from that described in this proxy statement.

INVESTMENT IN AMREIT MAY NOT BE SUITABLE UNDER ERISA AND IRA REQUIREMENTS.

      Fiduciaries of a pension, profit sharing or other employee benefit plan subject to ERISA should consider whether the investment in AmREIT securities satisfies the ERISA diversification requirements of ERISA, whether the investment is prudent, whether the investment would be an improper delegation of responsibility for plan assets and whether such fiduciaries have authority to acquire such securities under the appropriate governing instrument and Title I of ERISA. Also, fiduciaries of an individual retirement account should consider that an IRA may only make investments that are authorized by the appropriate governing instrument.

                             BUSINESS AND PROPERTIES

GENERAL


      AmREIT is a rapidly growing, self-managed and self-advised REIT with, along with its predecessors, a 19-year history of delivering results to its investors. Its business model consists of a publicly traded REIT, A portfolio of retail properties, including "irreplaceable corners" - premier retail frontage properties in high traffic, highly populated areas, single tenant properties and multi-tenant properties; a full service real estate operating and development business; an NASD registered broker-dealer securities business; and a retail partnership business - a unique combination that provides AmREIT the opportunity to access multiple sources of capital and generate fees and profits from multiple sources, resulting in added financial flexibility and the opportunity for dependable growth and income. AmREIT, a Texas real estate investment trust, became the successor to Predecessor Corporation in December 2002, through the merger of the Predecessor Corporation with AmREIT. The term "AmREIT" includes, as the context requires, the Predecessor Corporation and the other subsidiaries of "AmREIT." At May 31, 2004, AmREIT had outstanding approximately 3.3 million class A common shares, listed on the American Stock Exchange (AMEX:AMY), 2.3 million class B common shares, that are not listed on an exchange, which may be converted into class A common shares on a one-for-one basis at any time at the holder's option, and 4.0 million class C common shares, that are not listed on an exchange, which may be converted into class A common shares based on 110% of invested capital at any time following the seventh anniversary of the date of issuance of the shares at the holder's option.


      On July 23, 2002, the Predecessor Corporation successfully completed a merger with three of its affiliated partnerships, AAA Net Realty Fund IX, Ltd, AAA Net Realty Fund X, Ltd, and AAA Net Realty Fund XI, Ltd ("Funds IX, X and XI") and listed its class A common stock on the American Stock Exchange. The limited partners in Funds IX, X and XI received class B common stock of the Predecessor Corporation, which was not listed, had a preferred 8% distribution and was convertible one for one into the Class A common stock at the holder's option. Each share of the Predecessor Corporation's class A common stock and class B common stock was converted into one class A common share and class B common share, respectively, in the merger with AmREIT.

      AmREIT, its predecessors and its wholly-owned affiliates have a proven track record over the past 19 years of completing over 200 transactions, including acquisitions, joint ventures, ground-up developments, sale/leaseback transactions and numerous dispositions. AmREIT and its management team have been active in the real estate markets and understand the dynamics of real estate transactions in these markets.


      The Predecessor Corporation was formed in 1993 to continue and expand the business of its predecessor company, American Asset Advisers Trust, which was founded in 1985. We actively acquire, develop and manage high-quality commercial retail properties leased to creditworthy tenants under net-leases. Through a wholly owned subsidiary, we also provide advisory services to 5 real estate limited partnerships. As of March 31, 2004, AmREIT owned 51 properties located in 18 states. AmREIT currently has approximately 3,000 shareholders and 900 partners in its retail limited partnerships.


OPERATING STRATEGY


      Our business model consists of a portfolio of high-end single and multi-tenant retail centers, a full service real estate operating and development subsidiary, an NASD registered broker-dealer subsidiary, and a retail partnership business. This unique combination provides AmREIT the opportunity to access capital through both Wall Street and the independent financial planning marketplace for flexibility and dependable growth. We finance our growth and working capital needs with a combination of equity offerings and a conservative debt philosophy. As of March 31, 2004, we had fully subscribed the $40 million class C common share offering. Through our bylaws, our debt is limited to 55% recourse debt as compared to its gross assets. As of March 31, 2004, our debt to asset ratio was approximately 41%.



      PORTFOLIO. We focus on acquiring "irreplaceable corners" - premier retail frontage properties in high-traffic, highly populated areas - which create dependable income and long-lasting value. These premium properties provide high leasing income and high occupancy rates for a strong income stream. As of March 31, 2004, the occupancy rate at our properties was 94.8 %. Our properties attract a wide array of established commercial retail tenants, and offer attractive opportunities for dependable monthly income and potential capital appreciation. These properties are typically located in high traffic areas within a three-mile radius of a population of 100,000 with an average household income of $70,000 or more. On average, more than 30,000 cars per day pass by these properties. In addition, management believes that the location and design of its properties provide flexibility in use and tenant selection and an increased likelihood of advantageous release terms.


      Our revenues are substantially generated by corporate retail tenants such as Starbucks, Landry's, CVS Pharmacy, IHOP, Eckerd, Nextel, Washington Mutual, TGI Friday's, and others. AmREIT owns, and may purchase in the future, fee simple retail properties (we own the land and the building), ground lease properties (we own the land, but not the building and receive rental income from the owner of the building) or leasehold estate properties (we own the building, but not the land, and therefore are obligated to make a ground lease payment to the owner of the land). AmREIT may also develop properties for its portfolio or enter into joint ventures, partnerships or co-ownership for the development of retail properties.

      REAL ESTATE OPERATING AND DEVELOPMENT COMPANY. AmREIT's real estate operating and development subsidiary, AmREIT Realty Investment Corporation ("ARIC") is a fully integrated group of real estate professionals that provide brokerage, leasing, construction management, development and property management services to our tenants as well as third parties. This operating subsidiary, which is a taxable REIT subsidiary, compliments our portfolio of retail properties by providing a high level of service to our tenants, as well as maintaining our portfolio of properties to meet our standards.


      Having an internal real estate group also helps secure strong tenant relationships for both us and our retail partnerships. Equally important, we have affiliations with these parent company tenants that extend across multiple sites.


      Not only does our real estate operating and development company create value through relationships, but it also provides an additional source of fee income and profits. Through the development, construction, management, leasing and brokerage services provided to our affiliated actively managed retail partnerships, as well as for third parties, our real estate team continues to generate fees and profits for us. Through ARIC, we are able to generate additional profits through the selective acquisitions and dispositions of properties within a short time period (twelve to eighteen months). These assets are included in the category real estate held for sale, net, on our consolidated balance sheet, and, at March 31, 2004, represented approximately $7.2 million.


      SECURITIES COMPANY. The part of our business structure and operating strategy that separates us from other publicly traded REITs is AmREIT Securities Company (ASC), a wholly owned subsidiary of ARIC. Through ASC, we are able to raise capital through the National Association of Securities Dealers (NASD) independent financial planning community. Traditionally, we have raised capital in two ways: first for our actively managed retail partnerships, and second, directly for AmREIT through non-traded classes of common shares.


      During 2003, ASC raised approximately $15 million for AmREIT Monthly Income & Growth Fund, Ltd., an affiliated retail partnership sponsored by a subsidiary of AmREIT. Additionally, during 2003 ASC raised approximately $14 million directly for us through our class C common share offering. During 2004, through a combination of our actively managed retail partnerships, as well as direct equity for AmREIT, ASC projects to raise approximately $60 million through the NASD independent financial planning community. Since capital is the lifeblood of any real estate company, having the unique opportunity to raise capital through both Wall Street and the independent financial planning community adds additional financial flexibility and dependability to our income stream.



      RETAIL PARTNERSHIPS. AmREIT has retail partnership subsidiaries that sell limited partnership interests to retail investors, in which AmREIT directly invests as both the general partner and as a limited partner (the "Retail Partnerships"). We wanted to create a structure that aligns the interest of our shareholders with that of our unit holders. Our subsidiary general partners of the retail partnerships create value for AmREIT through managing money for the sponsored funds, and in return, receive management fees and profit participation interests. AmREIT's retail partnerships are structured so that an affiliate, as the general partner, receives a significant profit only after the limited partners in the funds have received their targeted return, again, linking AmREIT's success to that of its unit holders.



      As of March 31, 2004, AmREIT directly managed, through its four actively managed and previously sponsored retail partnerships, a total of $30 million in equity. These four partnerships have or will enter their liquidation phases in 2003, 2009, and 2010, and 2011, respectively. As these partnerships enter into liquidation, we will receive economic benefit from our profit participation, after certain preferred returns have been paid to the partnership's limited partners. In accordance with generally accepted accounting principles, any unrealized gains associated with this potential profit participation has not been reflected on our balance sheet or statement of operations.

      AmREIT's principal executive offices are located at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, and its telephone number is (713) 850-1400.

PROPERTIES


      GENERAL. At March 31, 2004, we owned 51 properties located in 18 different states.


      We have been developing and acquiring multi-tenant shopping centers for over ten years in our retail partnership business. During that time, we believe we have developed the ability to recognize the high-end multi-tenant properties that can create long-term value, and with the downward pressure on single tenant cap rates, resulting in higher priced real estate, management anticipates strategically increasing its holdings of multi-tenant shopping centers.


      On June 15, 2004, AmREIT acquired The Courtyard at Post Oak, consisting of a 4,013 square foot free standing building occupied by Verizon Wireless and a 9,428 square foot multi-tenant shopping center occupied with Ninfa's Restaurant and Dessert Gallery. The property was constructed in 1994 and is located at the intersection of Post Oak and San Felipe in Houston Texas. This is a lighted intersection in the heart of the Houston Galleria, the most significant retail corridor in the Greater Houston area. The property was acquired for $6.35 million in cash. The Verizon Wireless building has a 10-year lease expiring in December 2009 and currently provides for annual rental payments of $146,400 per year. Ninfa's has a 15-year lease expiring in November 2009 and provides for annual rental payments of $228,180 per year. Dessert Gallery has a 5-year lease expiring in December 2009 and provides for annual rental payments of $54,660 per year.



      In addition to this property, the Company is working on other property acquisitions at various stages of due diligence worth approximately $60 million.


      Land - Our property sites, on which our leased buildings sit, range from approximately 34,000 to 125,000 square feet, depending upon building size and local demographic factors. Sites purchased by us are in high traffic corridors and have been reviewed for traffic and demographic pattern and history.

      Buildings - The buildings are single and multi-tenant properties and are located at "main and main" locations throughout the United States. They are positioned for good exposure to traffic flow and are constructed from various combinations of stucco, steel, wood, brick and tile. Single tenant buildings range from approximately 2,000 to 20,000 square feet, and multi-tenant buildings are generally 15,000 square feet and greater. Buildings are suitable for possible conversion to various uses, although modifications may be required prior to use for other operations.

      Leases - The primary term of the leases ranges from ten to twenty-five years. Generally, leases also provide for one to four five-year renewal options. The freestanding properties are primarily leased on a "triple-net" basis whereby the tenants are responsible for the property taxes, insurance and operating costs. Generally, the leases provide for either percentage rents based on sales in excess of certain amounts, periodic escalations in the annual rental rates or both.

      LOCATION OF PROPERTIES. AmREIT's focus is on property investments in Texas. Of our 51 properties, 20 are located in Texas, with 14 being located in the greater Houston metropolitan statistical area. Our portfolio of assets tends to be located in areas we know well, and where we can keep an eye on them. For that reason, we believe AmREIT delivers an extra degree of hands on management to our real estate investments. Because of our investments in the greater Houston area, and throughout Texas, the Houston and Texas economy have a significant impact on our business and on the viability of our properties. During 2003, Houston ranked nationally among the 10 most populous metro areas, ranked fourth in nominal employment growth and fifth in employment growth rate.

The rental income by state for 2003 was as follows:


  State                             Rental Income            Rental concentration
  -----                             -------------            --------------------
Texas                                $3,001,731                     39.5%
Louisiana                               711,545                      9.4%
Tennessee                               507,410                      6.7%
Missouri                                498,910                      6.6%
Kansas                                  453,884                      6.0%
Arizona                                 409,817                      5.4%
Minnesota                               267,586                      3.5%
Colorado                                246,423                      3.2%
Georgia                                 202,322                      2.7%
Oregon                                  182,717                      2.4%
Virginia                                170,804                      2.3%
Utah                                    160,068                      2.1%
Mississippi                             155,514                      2.1%
New York                                123,619                      1.6%
Indiana                                 112,156                      1.5%
California                              110,099                      1.5%
Oklahoma                                 92,612                      1.2%
New Mexico                               85,606                      1.1%
Wisconsin                                50,022                      0.7%
Maryland                                 41,321                      0.5%
                                     ----------                   ------
Total                                $7,584,166                   100.00%


      MULTI-TENANT PROPERTIES. As of March 31, 2004, AmREIT owned five multi-tenant properties. Our multi-tenant properties are primarily neighborhood and community strip centers, ranging from 16,000 to 20,000 square feet. None of the centers have internal common areas, but instead are designed for maximum retail visibility and ease of access and parking for the consumer. These properties have a mix of national, regional and local tenants, leased in a manner to provide a complimentary array of services to support the local retail consumer. All of our strip centers are located in the greater Houston area, and are typically located at an intersection guided by a traffic light, with high visibility, significant daily traffic counts, and in close proximity to neighborhoods and communities with household incomes above those of the national average.


      All of our multi-tenant leases provide for the monthly payment of base rent plus operating expenses. This monthly operating expense payment is based an estimate of the tenant's pro rata share of property taxes, insurance, utilities, maintenance and other common area maintenance charges. Annually these operating expenses are reconciled with any overage being reimbursed to the tenants, with any underpayment being billed to the tenant.

      Our multi-tenant leases range from five to ten years and generally include one or more five-year renewal options. Annual rental income from these leases ranges from $24 thousand to $310 thousand per year.


      In December 2003, as part of the Uptown Plaza purchase, we purchased a 16,000 square foot strip center anchored by Grotto, a Landry's Restaurant (NYSE:LNY) concept and a 12,000 square foot CVS Pharmacy (NYSE: CVS). This "irreplaceable corner" is located at the intersection of Westheimer and Loop 610 in the Houston, Texas Galleria area. The property was built in 2002 and is 70% occupied.

      In December 2003, we purchased The Terrace Shops, a 16,395 square foot strip center anchored by Starbucks (Nasdaq:SBUX). This "irreplaceable corner" is located at the intersection of Buffalo Speedway and Westpark in Houston, Texas, the gateway to the prestigious West University residential community, Rice University and the Texas Medical Center. The property was built in 2002 and is 93% occupied.


      SINGLE TENANT PROPERTIES. As of March 31, 2004, AmREIT owned 46 single tenant properties. During 2003, we acquired six single tenant properties with an aggregate of approximately 23,000 square feet of gross leaseable area. Our single tenant leases typically provide that the tenant bears responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation of the property such as utilities, property taxes and insurance. Some of the leases require that we will be responsible for roof and structural repairs. In these instances, we normally require warranties and/or guarantees from the related vendors, suppliers and/or contractors to mitigate the potential costs of repairs during the primary term of the lease.


      Because our leases are entered into with the corporate, parent tenant, they typically do not limit the Company's recourse against the tenant and any guarantor in the event of a default, and for this reason are designated by us to be "Credit Tenant Leases," because they are supported by the assets of the entire company, not just the individual store location.

      The primary term of the leases at these properties ranges from ten to twenty-five years. All of the leases also provide for one to four five-year renewal options. Annual rental income ranges from $59 thousand to $547 thousand per year.


      LAND TO BE DEVELOPED. As part of our investment objectives, we will invest in land to be developed on "irreplaceable corners" across Texas. A typical investment in land to be developed will result in a six to twelve month holding period, followed by the execution of a ground lease with a national or regional retail tenant, or the development of a single tenant property or multi-tenant strip center. As of March 31, 2004, AmREIT held two sites to be developed.





      San Felipe and Winrock is an approximately two acre pad site located at the intersection of San Felipe and Winrock in the prestigious Tanglewood residential community in Houston, Texas. The property was purchased in November 2003. Subsequent to the purchase, AmREIT entered into a long-term lease with a national bank for approximately once acre, off the corner intersection. Rental income under the ground lease is scheduled to commence in November 2004. AmREIT is holding the remaining one acre and is in discussion with a number of national tenants.

      I-45 and West Road is a .75 acre pad site located at the intersection of Interstate 45 and West Road in Houston, Texas. AmREIT, as a 50% joint venture partner, purchased the land and subsequently entered into a long-term ground lease with YUM Brands (NYSE:YUM), which will construct a restaurant under one of their many franchisee concepts. Rental income under the ground lease is scheduled to commence during the third quarter 2004.

                    AMREIT WHOLLY-OWNED PROPERTY INFORMATION
                                (MARCH 31, 2004)






                                                                         BUILDING                        LEASE
                                           DATE          PURCHASE       LEASEABLE         ANNUAL       EXPIRATION
         PROPERTY (LOCATION)             ACQUIRED          PRICE          AREA             RENT           DATE
         -------------------             --------       -----------     ---------       ----------     ----------
Radio Shack
   (Dallas, TX) ....................     06/15/94       $ 1,062,000        5,200        $  108,900      11/30/06
Transworld
Entertainment
   (Independence, MO) ..............     11/14/94         1,550,000       14,047           187,655      04/30/04
Copperfield Medical Plaza
   (Houston, TX) ...................     07/01/95         1,680,000       14,000           201,072      04/30/07
Wherehouse Entertainment
   (Wichita, KS) ...................     09/12/95         1,700,000       15,158                (3)     12/31/04
FootStar, Inc. (1)
   (Tucson, AZ) ....................     09/11/96         3,351,000       19,550           419,026      09/30/16
Washington Mutual
   (The Woodlands, TX) (4) .........     09/23/96           500,000            -            59,461      09/30/11
Washington Mutual
   (Houston, TX) (4) ...............     12/11/96           828,000            -            97,861      12/31/11
FootStar, Inc. (1)
   (Baton Rouge, LA) ...............     06/09/97         2,806,000       20,575           300,539      05/15/12
Hollywood Video
   (Lafayette, LA) .................     10/31/97         1,124,000        7,488           134,709      09/24/12
Hollywood Video
   (Ridgeland, MS) .................     12/30/97         1,208,000        7,488           138,453      12/22/12
OfficeMax
   (Dover, DE) .....................     04/14/98         2,548,000       23,500           264,679      04/30/13
Woodlands Plaza
   (The Woodlands, TX)..............     06/03/98         3,542,000       16,922           374,100       Various
Sugar Land Plaza
   (Sugar Land, TX) ................     07/01/98         3,635,000       16,922           330,875      07/01/13
Dardin Restaurants
   (Peachtree City, GA) (4) ........     12/18/98           738,000            -            75,000      12/17/08
IHOP, Corp.
   (Sugarland, TX) .................      9/30/99         1,608,000        4,020           165,180       9/30/24
IHOP, Corp.
   (Topeka, KS) ....................      9/30/99         1,335,000        4,020           137,340       9/30/24
Foodmaker
   (Dallas, TX).....................      7/23/02 (2)       715,100        2,238            68,998       7/11/09
Baptist Memorial Health
   (Memphis, TN)....................      7/23/02 (2)     2,079,200       15,000           204,375       8/31/07
Payless Shoes
   (Austin, TX).....................      7/23/02 (2)       698,300        4,000            82,000       1/30/08
Golden Corral
   (Houston, TX)....................      7/23/02 (2)     1,811,800       12,000           182,994      11/30/07
Golden Corral
   (Houston, TX)....................      7/23/02 (2)     1,843,400       12,000           181,688       3/14/08

                                                                         BUILDING                        LEASE
                                          DATE           PURCHASE       LEASEABLE         ANNUAL       EXPIRATION
         PROPERTY (LOCATION)            ACQUIRED           PRICE          AREA             RENT           DATE
         -------------------            --------        -----------     ---------       ----------     ----------
Eckerd
   (Houston, TX) (4)................     1/10/03          2,646,900            -           327,167      10/31/23
TGI Friday's
   (Houston, TX)....................     7/23/02 (2)      2,036,900        8,500           180,500       1/30/08
Guitar Center
   (Minnesota, MN)..................     7/23/02 (2)      2,541,700       15,000           246,750       8/31/09
AFC, Inc. (Popeye's Chicken)
   (Atlanta, GA)....................     7/23/02 (2)      1,113,900        2,583           105,563       7/19/14
Memorial Herman Hospital
   (Houston, TX)....................     7/23/02 (2)      1,816,800       15,000           171,360       1/31/09
Blockbuster Video
   (Oklahoma City, OK)..............     7/23/02 (2)        973,800       15,000            92,610       8/31/05
Pier One
   (Longmont, CO)...................     7/23/02 (2)      1,423,600        8,014           135,560       2/29/08
IHOP, Corp.
   (Grand Prairie, TX)..............     4/15/03          1,940,400        4,020           174,332       4/14/28
TGI Friday's
   (Hanover, MD)....................     9/16/03          1,474,700        8,500           134,962       9/30/13
The Terrace Shops
   (Houston, TX)....................    12/15/03          4,800,000       16,395           428,900       Various
Uptown Plaza
   (Houston, TX)....................    12/15/03         13,000,000       28,000         1,268,400       Various
                                                        -----------      -------        ----------       -------
TOTAL ..............................                    $73,080,100      326,640        $7,163,602
                                                        ===========      =======        ==========



(1) Footstar, Inc. filed for Chapter 11 Bankruptcy protection on March 2, 2004. In publicly released announcement, Footstar has indicated their intent to reject the lease on all Just For Feet locations, including the leases on our two properties.


(2) These properties were acquired as part of the merger of the affiliated partnerships (Funds IX, X and XI) on July 23, 2002. The purchase price reflects the pro-rata portion of the negotiated price allocated to the properties that AmREIT paid the partnerships in common shares.


(3) Wherehouse Entertainment filed for Chapter 11 Bankruptcy protection, and as such, rejected the Wherehouse Entertainment lease in Wichita, Kansas. At March 31, 2004, no rental income was being received on this property.



(4) Represents a land lease only, and as such, no building leasable area is reflected.


      In addition to the above wholly owned properties, AmREIT is the sole shareholder of the corporate general partner and an 80% limited partner in AAA CTL Notes, Ltd., a partnership created to purchase, hold, and manage a portfolio of 17 IHOP leasehold estate and fee simple properties located throughout the United States.


      Through its sponsorship of retail partnerships to the independent financial planning community, AmREIT is also the sole shareholder of the corporate general partner and a 10.5%, 3.9% and 19% limited partner, respectively, in AmREIT Opportunity Fund, AmREIT Income & Growth Fund and AmREIT Monthly Income & Growth Fund, Ltd., at and AMREIT MOnthly Income & Growth Fund II, Ltd.

      RENOVATION AND IMPROVEMENTS. AmREIT manages each of its properties and is constantly evaluating the need for renovation and capital improvements. Currently, there are no material renovations or improvements scheduled.


      LEASES. A majority of our properties are under lease to a regional or national tenant. When entered into, each lease was long-term. Most leases are net leases, requiring the tenant to pay all or substantially all expenses related to operation of the property. The following table sets forth rental information concerning AmREIT's 15 largest tenants for the year ended December 31,


                                                    2003           2002
                                                    ----           ----
                                                      (in thousands)
International House of Pancakes                    $ 2,731        $ 1,784
Footstar, Inc.                                         740            735
Golden Corral (1)                                      430            167
Wherehouse Entertainment                               386            381
Hollywood Entertainment Corp.                          312            273
Texas Children's Pediatrics (2)                        286            137
Sugar Land Imaging Affiliates Ltd.                     280            264
Comp USA (1)                                           268            123
OfficeMax, Inc                                         256            509
TGI Friday's (1)                                       240             83
Baptist Memorial Hospital (1)                          223            102
Memorial Herman Healthcare (1)                         189             87
Mattress Giant, Inc                                    179            168
Washington Mutual                                      159            158
Pier 1                                                 135             62
                                                   -------        -------
                               Total               $ 6,814        $ 5,033
                                                   =======        =======


---------------------

(1)   Properties were purchased from three affiliated partnerships in July 2002.

(2) Texas Children's Pediatrics entered into a long-term lease with AmREIT, beginning in May 2002, at Copperfield Medical Plaza. The lease was entered into as a result of the negotiated lease buy out by AmREIT and One Care Health Industries, Inc.

      The following table summarizes the minimum future rentals, exclusive of any renewals, under AmREIT's operating and direct financing leases in existence at December 31, 2003 (in thousands).

2004..................             8,010
2005..................             7,712
2006..................             7,637
2007..................             7,504
2008..................            74,627
2009-Thereafter.......            68,120
                                --------
    Total                       $173,610
                                ========



      SIGNIFICANT TENANTS. IHOP Corp. individually accounted for 22% of total revenue for the year ended December 31, 2002 and 24% for the year ended December 31, 2003. At March 31, 2004, IHOP accounted for approximately 15% of AmREIT's total revenue.


      According to its fourth quarter 2003 earning release announced on February 26, 2004, IHOP was founded in July 1958 and operates over 1,110 restaurants in three countries and forty-five states. IHOP is a family restaurant, serving breakfast, lunch and dinner. IHOP is a New York Stock Exchange, publicly-held company. According to its fourth quarter 2003 earnings release dated February 26, 2004, for the twelve months ended December 31, 2003, comparable store sales in 2003 increased by 4.8% compared to 2002, and net income in 2003 decreased 10% compared to 2002. The decrease in net income was due to a $9.1 million reorganization charge to earnings. Excluding this charge to earnings, IHOP's net income in 2003 increased 3.9% compared to 2002. For more information on IHOP, please see the SEC web site at www.sec.gov.


      Footstar, Inc. declared bankruptcy on March 2, 2004 and pursuant thereto rejected the two Just For Feet leases it had with AmREIT. At March 31, 2004, the Footstar accounted for approximately 3.9% of AmREIT's total annualized revenue. See "Risk Factors -- Bankruptcy of a significant tenant would adversely affect AmREIT's operations." We do not believe the Footstar bankruptcy will have a material affect on our results of operations or affect our ability to pay dividends on the class D common shares due to additional revenues generated by our real estate operating and development subsidiary and the acquisition of additional core retail properties.


COMPETITION


      AmREIT's properties are located in 18 different states, with approximately 40% of its properties located in the Texas metropolitan areas. All of AmREIT's properties are located in areas that include competing properties. The number of competitive properties in a particular area could have a material adverse effect on both AmREIT's ability to lease space at any of its properties or at any newly developed or acquired properties and the rents charged. AmREIT may be competing with owners, including, but not limited to, other REITs, insurance companies and pension funds that have greater resources than AmREIT. There is no dominant competitor in any of AmREIT's markets.


EMPLOYEES


      AmREIT currently has 28 full-time employees and retains the services of three real estate brokers and three managerial consultants on an as-needed basis.

                                   MANAGEMENT

      The trust managers of AmREIT are as follows:


              NAME                 AGE             POSITION HELD                                  TRUST MANAGER SINCE
              ----                 ---             -------------                                  -------------------
H. Kerr Taylor...............      53    Chairman of the Board,                                         1993
                                            Chief Executive Officer and President
Robert S.  Cartwright, Jr....      54    Trust Manager, Chair at Corporate Governance and               1993
                                            Nominating Committee, Audit Committee
G.  Steven Dawson............      46    Trust Manager, Chair of Audit Committee, Chair of              2000
                                            Compensation Committee and Corporate Governance
                                            and Nominating Committee
Bryan L. Goolsby.............      53    Trust Manager, Compensation Committee                          2000
Philip Taggart...............      73    Trust Manager, Compensation Committee, Audit                   2000
                                            Committee and Corporate Governance and Nominating
                                            Committee


      H. KERR TAYLOR - Mr. Taylor is the chairman of the board of trust managers, chief executive officer and president of AmREIT and was, prior to the Merger, the chairman of the board of trust managers, chief executive officer and president of the Predecessor Corporation from August 1993. Mr. Taylor was president, director and sole shareholder of American Asset Advisers Realty Corp. from 1989 to June 1998. Mr. Taylor has a bachelor's degree from Trinity University, a Masters of Business Degree from Southern Methodist University and a Doctor of Jurisprudence from South Texas College of Law. Mr. Taylor has over twenty five years experience and has participated in over 300 real estate transactions. Mr. Taylor has served on a board and governing bodies of a bank, numerous private and public corporations and charitable institutions, and is currently on the board of Millennium Relief and Development. Mr. Taylor is a member of the National Board of Realtors, the Texas Association of Realtors, the Texas Bar Association, the International Counsel of Shopping Centers and the National Association of Real Estate Investment Trusts.

      ROBERT S. CARTWRIGHT, JR. - Mr. Cartwright has been a trust manager or director of AmREIT or the Predecessor Corporation since 1993. Mr. Cartwright is a Professor of Computer Science at Rice University. Mr. Cartwright earned a bachelor's degree magna cum laude in Applied Mathematics from Harvard College in 1971 and a doctoral degree in Computer Science from Stanford University in 1977. Mr. Cartwright has been a member of the Rice faculty since 1980 and twice served as department Chair. Mr. Cartwright has compiled an extensive record and Chair of the ACM Pro-College Education Committee of professional service. He is a Fellow of the Association for Computing Machinery (ACM). He is also a member of the Board of Directors of the Computing Research Association, an umbrella organization representing academic and industrial computing researchers. Mr. Cartwright has served as a charter member of the editorial boards of two professional journals and has also chaired several major ACM conferences. From 1991-1996, he was a member of the ACM Turing Award Committee, which selects the annual recipient of the most prestigious international prize for computer science research.

      G. STEVEN DAWSON - Mr. Dawson has been a trust manager or director of AmREIT or the Predecessor Corporation since 2000. From 1990 to 2003 when Mr. Dawson retired, he has served as senior vice president and chief financial officer of Camden Property Trust (NYSE:CPT), a public real estate company which specializes in the acquisition, development, and management of over 159 apartment communities throughout the United States, with major concentrations in Dallas, Houston, Las Vegas, Denver, Southern California and the Tampa/Orlando areas. Prior to 1990, Mr. Dawson served in various related capacities with companies involved in commercial real estate including land and office building development as well as the construction and management of industrial facilities located on airports throughout the country. Mr. Dawson currently serves on the boards of U.S. Restaurant Properties, Inc. (NYSE:USV) and His Grace Foundation.

      BRYAN L. GOOLSBY - Mr. Goolsby has been a trust manager or director of AmREIT or the Predecessor Corporation since 2000. Mr. Goolsby is the Managing Partner of Locke Liddell & Sapp LLP, and has practiced in the area of corporate and securities since 1977. Mr. Goolsby is an associate member of the Board of Governors of the National Association of Real Estate Investment Trusts and is a member of the National Multi-Family Housing Association and the Pension Real Estate Association. Mr. Goolsby is currently a member of the Associate Board of Directors of the Edwin L. Cox School of Business at Southern Methodist University and is a member of the board of the Junior Achievement of Dallas. Mr. Goolsby has a bachelor's degree from Texas Tech University and a Doctor of Jurisprudence from the University of Texas.

      PHILIP TAGGART - Mr. Taggart has been a trust manager or director of AmREIT or the Predecessor Corporation since 2000. Mr. Taggart has specialized in investor relations activities since 1964 and is the president and chief executive officer of Taggart Financial Group, Inc. He is the co-author of the book Taking Your Company Public, and has provided communications services for 58 initial public offerings, more than 200 other new issues, 210 mergers and acquisitions, 3,500 analyst meetings and annual and quarterly reports for over 25 years. Mr. Taggart serves on the boards of International Expert Systems, Inc. and Salon Group International and served on the board of the Foundation of Texas State Technical College for 10 years. A distinguished alumnus of the University of Tulsa, he also has been a university instructor in investor relations at the University of Houston.

      The following table sets forth certain information regarding the officers of AmREIT.


       NAME                               POSITION                         DATE OF EMPLOYMENT
 H. Kerr Taylor*                      President and CEO                      Founder - 1985
  Chad C. Braun*                 Executive Vice President and                 April 1999
                                    Chief Financial Officer
   Jim O'Neill                           Controller                           January 2000
  Todd McDonald                    Managing VP-Real Estate                   November 2000
    Jason Lax                    VP-Construction Management                   August 2002
Preston Cunningham                     VP-Development                         August 2002
  David Thailing                   Managing VP-Securities                    September 2002
   Tenel Tayar                         VP-Acquisitions                        January 2003
   Debbie Lucas                  VP-Corporate Communications                 September 2003
  Max Shilstone                    VP-Property Management                       May 2003


----------------

* Executive Officers

      For information regarding Mr. Taylor, see above.


      CHAD C. BRAUN CPA, Series 63, 7, 24 and 27. Mr. Braun serves as our Executive Vice President and Chief Financial Officer, Treasurer and Secretary. Mr. Braun oversees the financial accounting and reporting and is responsible for AmREIT's capital formation, debt placement and joint venture initiatives. Mr. Braun received a B.B.A degree in accounting and finance from Hardin Simmons University and subsequently earned the CPA designation and his Series 63, 7, 24, and 27 securities licenses. He has significant accounting, financial and real estate experience with both Kenneth Leventhal & Co. and Ernst & Young, LLP. At Ernst & Young, LLP, Mr. Braun served as a manager in the real estate advisory services group and has provided extensive consulting and audit services to a number of Real Estate Investment Trusts and private real estate companies. These services included financial statement audits, portfolio acquisition and disposition, real estate portfolio management, merger integration and process improvement, financial analysis and due diligence. Mr. Braun is a member of the National Association of Real Estate Investment Trusts, Financial Planning Association, and the Texas Society of Certified Public Accountants.

      JIM O'NEIL CPA. Mr. O'Neill serves as Controller and oversees the daily accounting activities of AmREIT and its affiliated partnerships, debt placement, and project financials. Mr. O'Neill's responsibilities also include coordinating financial activities with auditors, banks, lenders, transfer agents, and attorneys to assure timely and accurately financial reporting. Mr. O'Neill is a graduate of Texas A & M University, where he received his BBA in Accounting and subsequently earned the distinction of CPA certification. Prior to joining AmREIT, Inc., Mr. O'Neill served in a controller capacity at Continental Emsco in Houston, Texas, Wedge Energy Group in Houston, Texas, and Markborough Development Company located in Denver, Colorado.

      TODD MCDONALD. Mr. McDonald serves as Managing Vice President - Real Estate and oversees the analysis, marketing, and sales process related to properties currently being marketing by the Company. Mr. McDonald received his B.S. in Business Economics from Wofford College. Mr. McDonald has real estate experience in which he reviewed property level financial statements, produced project proformas, and provided analysis on acquisition and disposition prospects.

      JASON LAX. Mr. Lax serves as Vice President - Construction Management and oversees all development and construction projects. Mr. Lax has nationwide experience in the commercial construction industry obtained from previous employment with ExxonMobil Corporation and Trammell Crow Company. During his career, he has managed over a hundred projects valued over $150 million from grassroots development projects to minor remodeling projects and has been involved in all phases of development from conceptual site plan preparation to project turnover after completion of construction. Mr. Lax received a B.S. in Mechanical Engineering from Texas Tech University and has received his Engineer In Training certification from the Texas Board of Professional Engineers. He is also a Texas licensed Real Estate Salesperson.

      PRESTON CUNNINGHAM JD. Mr. Cunningham serves as our Vice President - Development Manager for existing retail properties and land suitable for infill development. Mr. Cunningham received a B.B.A. degree in Financial Planning and Services from Baylor University and Doctor of Jurisprudence from South Texas College of Law. Mr. Cunningham has significant real estate experience with The Howard Smith Company, Albritton Properties and Community Bank and Trust. Mr. Cunningham is a member of the American Bar Association.

      DAVID M. THAILING MBA, Series 63, 65, 7. Mr. Thailing serves as our Managing Vice President - Securities and is responsible for raising capital for AmREIT sponsored investment programs through the NASD marketplace. Mr. Thailing received his B.B.A. degree in management from Southern Methodist University and earned a Masters of Business from the Jones Graduate School at Rice University. Prior to joining AmREIT, Mr. Thailing gained financial consulting experience as an associate with Andersen's Corporate Finance and Restructuring practice. He also has five years of experience as a financial advisor and public speaker with PaineWebber.

      TENEL TAYAR MBA. Mr. Tayar joined AmREIT in January 2003 and serves as Vice President - Acquisitions. Mr. Tayar has 10 years of experience in commercial real estate development and investment with companies such as Crescent Real Estate Equities and The Woodlands Operating Company. Mr. Tayar has directed all aspects of real estate capitalization and investment for over $225 million of transactions and participated in over $500 Million. Mr. Tayar received a BBA in Finance from the University of Texas at Austin and an MBA from Southern Methodist University. He is also a Texas licensed Real Estate Salesperson.


      DEBBIE LUCAS MBA, Series 63 and 7. Debbie J. Lucas serves as vice president of corporate communications and is responsible for creating, communicating, and distributing the AmREIT corporate message and brand to a wide range of individuals including investment professionals, rating agencies and analysts, individual investors, and employees. Prior to joining AmREIT, Ms. Lucas gained financial consulting and business development experience at Smith Barney and served as an environmental consultant for Tetra Tech, EMI. In addition, Ms. Lucas provided consulting services to a corporate communications firm located in Houston, Texas. Ms. Lucas received a Bachelor of Science degree from Texas A&M University and earned a Masters of Business Administration from the Jones School of Management at Rice University, simultaneously completing the CFP certification course. She is a member of the National Association of Real Estate Investment Trusts and the American Marketing Association.



      Max Shilstone MBA. Mr. Shilstone serves as our vice president of property management and is responsible for the property management and leasing of existing assets owned by AmREIT and its retail partnership funds. Mr. Shilstone received a Bachelor of Business Administration in management from the University of Texas and earned a Masters of Business Administration from the University of St. Thomas. Mr. Shilstone has both real estate and property management experience with C.P. Oles Company in Austin, Texas where his responsibilities included managing multi-tenant shopping centers and overseeing tenant improvements, center upgrades, and tenant leasing.


EXECUTIVE COMPENSATION


      The below table represents the compensation paid to Mr. Taylor, chairman of the board, chief executive officer and president and Chad C. Braun Executive Vice President, Chief Financial Officer and Secretary. The table sets forth all compensation, cash and restricted stock, received during the fiscal years 2003, 2002 and 2001.



                                                                               Long-Term Compensation
                                            Annual Compensation                         Awards
                                                                             Securities
 Name and Principal                                          Other Annual    Underlying        All Other
      Position              Year     Salary     Cash Bonus   Compensation     Options        Compensation
-----------------------     ----     ------     ----------   ------------     -------        ------------
H. Kerr Taylor              2003    $ 195,000   $ 136,500    $  58,500(1)        --                  (5)
  Chief Executive           2002    $ 175,000   $ 122,500    $  52,914(1)        --                  (4)
  Officer and President     2001    $ 175,000   $  61,250    $  28,878(1)        --                --
Chad C. Braun               2003    $ 122,000   $ 100,000    $ 121,927(2)        --                  (5)
  Executive Vice            2002    $ 115,000   $  49,750    $  21,488(2)        --          $ 99,996(3)(4)
  President and CFO         2001    $  85,000   $  17,500    $   8,251(2)        --                --


--------------

(1) Mr. Taylor was granted 9,000, 8,333 and 3,122 common shares as part of his bonus for 2003, 2002 and 2001, respectively. The restrictions on these shares lapse equally over a four year period beginning on February 15, 2004, equally over a four year period beginning on February 15, 2003 and equally over a three year period beginning February 15, 2002, respectively.

(2) Mr. Braun was granted 7,219, 3,384 and 892 common shares as part of his bonus for 2003, 2002 and 2001, respectively. The restrictions on these shares lapse equally over a four year period beginning in February 15, 2004, a four year period beginning on February 15, 2003 and equally over a three year period beginning on February 15, 2002, respectively. Additionally Mr. Braun was granted 11,538 shares as a long term 2003 retention bonus. The restrictions on the shares lapse on the fifth anniversary on the issuance, February 15, 2009.

(3) Mr. Braun was granted 14,388 common shares as a bonus related to the completion of the merger of three affiliated investment funds with AmREIT, completed in 2002. The restrictions on these shares lapse equally over a four year period beginning on February 15, 2003.

(4) Mr. Taylor and Mr. Braun were assigned 45% and 5%, respectively, in the income and cash flow of the general partner of AAA CTL Notes, Ltd., which is comprised of a portfolio of seventeen IHOP properties, the remainder of which is owned by AmREIT. Mr. Taylor's interest is 100% vested immediately. Mr. Braun's interest vests 100% on February 15, 2008. The value of the assigned interest can not be determined or estimated at this time.

(5) Mr. Taylor and Mr. Braun were assigned 37% and 4%, respectively, in the income and cash flow of the general partner of AmREIT Income & Growth Fund, Ltd. ("AIG"), AmREIT Income & Growth Corporation. AIG is an affiliated retail partnership with a seven year operating lifecycle. In June 2008, AIG will enter into liquidation and commence a final sale of all of its real estate assets. In accordance with the limited partnership agreement, net sales proceeds will be allocated to the limited partners, and to the general partner as, if, and when certain annual returns have been achieved by the limited partners. Mr. Taylor and Mr. Braun's interest vests equally over a four year period beginning on February 15, 2004. The value of the assigned interest can not be determined or estimated at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth, as of April 30, 2004, the beneficial ownership interest of the executive officers and trust managers of AmREIT:



                                                                     AMOUNT AND NATURE OF        PERCENT OF VOTING
                             NAME                                    BENEFICIAL OWNERSHIP          COMMON SHARES
----------------------------------------------------------           --------------------        -----------------
H. Kerr Taylor - Chairman, President & CEO                                  754,388                     11.48%
Robert S. Cartwright - Trust Manager                                         16,481                      *
G. Steven Dawson - Trust Manager                                             14,000                      *
Bryan L. Goolsby - Trust Manager                                             12,000                      *
Philip Taggart - Trust Manager                                               12,800                      *
Chad C. Braun - Secretary, CFO and Executive VP                              37,421                      *
                                                                            -------
All trust managers and executive officers as a group                        847,090                     12.86%
All other employees combined                                                 93,318                      1.42
                                                                            -------
All trust managers, executive officers, and employees as a
group                                                                       940,408                     14.28%


-----------------

* Less than 1%.


      As of April 30, 2004, no other person was known by AmREIT to be the beneficial owner of more than 5% of the shares of AmREIT.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On July 23, 2002, AmREIT completed a merger with three of its affiliated partnerships, Funds IX, X and XI. AmREIT accounted for this merger as a purchase, whereby the assets of the partnerships have been recorded at fair market value. AmREIT increased its real estate assets by approximately $24.3 million and issued approximately 2.6 million shares of class B common stock to the limited partners in the affiliated partnerships as a result of the merger. Approximately $760 thousand in 8 year, 5.47% interest only, subordinated notes were issued to limited partners of the affiliated partnerships who dissented to the merger. The acquired properties are unencumbered, single tenant, free standing properties on lease to national and regional tenants, where the lease is the direct obligation of the parent company. A deferred merger expense stemmed from stock issued to H. Kerr Taylor, President and Chief Executive Officer, based on a deferred consideration that was approved by the shareholders in 1998, as discussed below.

      On June 5, 1998, our shareholders voted to approve an agreement and plan of merger ("Merger Agreement") with American Asset Advisers Realty Corporation (the "Former Adviser"), whereby Mr. Taylor, the sole shareholder of the Former Adviser, agreed to exchange 100% of the outstanding common stock of the Former Adviser for up to 900,000 of our common shares. As a result of the merger, we became a fully integrated, self-administered real estate investment trust. Effective June 5, 1998, we issued Mr. Taylor 213,260 shares of common stock and the right to receive the remaining 686,740 common shares until certain goals were achieved following the merger. As a result of the merger of Funds IX, X and XI into AmREIT, completed on July 23, 2002, AmREIT issued to Mr. Taylor an additional 302,281 class A common shares on September 19, 2002. Since July 23, 2002, Mr. Taylor has not earned any of the remaining 384,459 class A common shares payable to him pursuant to the terms of the Merger Agreement. The Merger Agreement, as amended, currently requires those goals to be met by June 2006.

      On May 20, 1999, a wholly-owned subsidiary of AmREIT entered into a partnership agreement with various individual investors to form AmREIT Opportunity Fund, Ltd. The partnership was formed to develop, own, manage, hold for investment and or resell property and to make and or invest in loans for the development or construction of property. AmREIT invested $250,000 as a limited partner and $1,000 through the general partner. Subject to certain restrictions in the limited partnership agreement which require limited partner approval (such as liquidating the partnership, withdrawing as general partner or assigning its general partner interest), the general partner manages and operates the daily activities of the partnership. The general partner can however be removed, with or without cause, by a majority vote of the outstanding limited partner units.

      On January 26, 2001, a wholly-owned subsidiary of AmREIT entered into a partnership agreement with various individual investors to form AmREIT Income & Growth Fund, Ltd. The partnership was formed to develop, own, manage, hold for investment and or resell property and to make and or invest in loans for the development or construction of property. AmREIT invested $200,000 as a limited partner and $1,000 through the general partner. Subject to certain restrictions in the limited partnership agreement which require limited partner approval (such as liquidating the partnership, withdrawing as general partner or assigning its general partner interest), the general partner manages and operates the daily activities of the partnership. The general partner can, however, be removed, with or without cause, by a majority vote of the outstanding limited partner units.

      On November 7, 2002, a wholly-owned subsidiary of AmREIT entered into a partnership agreement with various individual investors to form AmREIT Monthly Income & Growth Fund, Ltd. The partnership was formed to develop, own, manage, hold for investment and or resell property and to make and or invest in loans for the development or construction of property. AmREIT invested $200,000 as a limited partner and $1,000 through the general partner. Subject to certain restrictions in the limited partnership agreement which require limited partner approval (such as liquidating the partnership, withdrawing as general partner or assigning its general partner interest), the general partner manages and operates the daily activities of the partnership. The general partner can, however, be removed, with or without cause, by a majority vote of the outstanding limited partner units.

      On December 31, 2003, a wholly-owned subsidiary of AmREIT entered into a partnership agreement with various individual investors to form AmREIT Monthly Income & Growth Fund II, Ltd. The partnership was formed to develop, own, manage, hold for investment and or resell property and to make and or invest in loans for the development or construction of property. AmREIT invested $400,000 as a limited partner and $1,000 through the general partner. Subject to certain restrictions in the limited partnership agreement which require limited partner approval (such as liquidating the partnership, withdrawing as general partner or assigning its general partner interest), the general partner manages and operates the daily activities of the partnership. The general partner can, however, be removed, with or without cause, by a majority vote of the outstanding limited partner units.

      As a sponsor of real estate investment opportunities to the NASD financial planning broker dealer community, the Company maintains a 1% general partner interest in the investment funds that it sponsors. The funds are typically structured such that the limited partners receive 99% of the available cash flow until 100% of their original invested capital has been returned and a preferred return has been met. Once this has happened, then the general partner begins sharing in the available cash flow at various promoted levels. The Company also assigns a portion of this general partner interest in these investment funds to its employees as long term, contingent compensation. In so doing, the Company believes that it will align the interest of management with that of the shareholders, while at the same time allowing for a competitive compensation structure in order to attract and retain key management positions without increasing the overhead burden.

      Locke Liddell & Sapp LLP acts as AmREIT's corporate counsel. Bryan Goolsby is the managing partner of Locke Liddell & Sapp LLP and is a member of AmREIT's board of trust managers.

LEGAL PROCEEDINGS

      Neither AmREIT nor any of its properties is subject to any material claim or legal proceeding, nor to management's best knowledge, is any such claim or legal proceeding threatened which could have a material adverse effect on AmREIT or its properties.

                            ESTIMATED USE OF PROCEEDS


      The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell 5,000,000 shares and 15,000,000 shares, respectively, pursuant to this offering. The use of the 5,000,000 share number was an arbitrary selection by AmREIT because there is no minimum offering. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. Although there can be no assurances, we expect that at least 88.5% of the money you invest will be used to buy real estate or pay down existing debt, while the remaining up to 11.5% will be used for working capital and to pay expenses and fees, including the payment of fees to AmREIT Securities, a wholly-owned subsidiary of AmREIT and our Dealer Manager.

                                                                    5,000,000 Shares              15,000,000 Shares
                                                               -------------------------      ------------------------
                                                                Amount(1)        Percent        Amount(2)      Percent
                                                                ---------        -------        ---------      -------
Gross Offering Proceeds                                        $50,000,000        100.0%      $150,000,000     100.0%
Less Public Offering Expenses:
     Selling Commissions and Dealer Manager Fee(s) (3)           5,250,000         10.5%        15,750,000      10.5%
     Organization and Offering Expenses(4)                         500,000          1.0%         1,500,000       1.0%
                                                               -----------        -----       ------------     -----
                                                               $ 5,750,000         11.5%      $ 17,250,000      11.5%

Amount Available for Investment(5)(6)                          $44,250,000         88.5%      $132,750,000      88.5%
                                                               ===========        =====       ============     =====


-----------------

1. Assumes that an aggregate of $50,000,000 will be raised in this offering for purposes of illustrating the percentage of estimated organization and offering expenses at two different sales levels. See Note 4 below.


2. Assumes the maximum offering is sold which includes 15,000,000 shares offered to the public at $10.00 per share.



3. Includes selling commissions equal to 7.5% of aggregate gross offering proceeds, which commissions may be reduced under certain circumstances, a 0.5% due diligence reimbursement and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, both of which are payable to the Dealer Manager, an affiliate of AmREIT. The Dealer Manager, in its sole discretion, may reallow a portion of its dealer manager fee to Participating Dealers in the aggregate amount of up to 0.50% of gross offering proceeds to be paid to such Participating Dealers as marketing fees, or to reimburse representatives of such Participating Dealers the costs and expenses of attending our educational conferences and seminars.


4. Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse us for all marketing related costs and expenses, including, but not limited to, salaries and direct expenses of our employees while engaged in registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the offering, costs and expenses of conducting our educational conferences and seminars, payment or reimbursement of bona fide due diligence expenses, and costs and expenses we incur for attending retail seminars conducted by broker-dealers. AmREIT will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee. We do not expect organization and offering expenses, including selling commissions, the dealer manager fee and all other underwriting compensation, to exceed 11.5% of gross offering proceeds.

5. Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of this offering and, thereafter, the working capital reserves, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and investor-bearing accounts or other authorized investments as determined by our board of trust managers.

6. Includes amounts anticipated to be invested in properties net of fees and expenses. We estimate that at least 88.5% of the proceeds received from the sale of shares will be used to acquire properties or pay down existing debt.

                                PRIOR PERFORMANCE

      The following information summarizes the historical experience of real estate programs previously sponsored by AmREIT's affiliates. INVESTORS IN THE OFFERING SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THESE PRIOR INVESTMENTS.


      Affiliates of AmREIT have sponsored a total of 12 non-public programs and three public programs since 1985. As of March 31, 2004, approximately $62 million had been raised from over 2,046 investors through all programs. The properties acquired in the prior programs are primarily single and multi-tenant retail centers located throughout the United States, that are "actively managed" by the partnership's general partner. As of March 31, 2004, subsidiaries of AmREIT served as general partners of four on-going non-public programs. Our executive officers and chairman of the board, serve as executive officers and directors of these general partners.



      In November 1999, Just For Feet, Inc., a significant tenant in AmREIT's portfolio, declared bankruptcy. This resulted in four stores leased by AmREIT to Just For Feet closing. Footstar, Inc., assumed two of the leases for stores that AmREIT owned, one which is located in Baton Rouge, Louisiana and the other is located in Tucson, Arizona. These stores will continue to be operated under the terms and conditions for the original Just For Feet Lease. The third store, located in Sugarland, Texas has been 100% re-leased as AmREIT's leasing team secured long term, guaranteed leases with Mattress Giant and River Oaks Imaging and Diagnostics. AmREIT's construction management team re-designed the building to accommodate these two tenants. The fourth property, located in The Woodlands, Texas has been re-designed into a multi-tenant store front and has been re-leased. On March 2, 2004, Footstar declared bankruptcy and pursuant thereto rejected the two Just For Feet leases it had with AmREIT. We are in the process of selling the Just For Feet property located in Tucson, Arizona and are evaluating our strategy for the Just For Feet property located in Baton Rouge, Louisiana location.


      The following table sets forth a summary information on all programs previously sponsored by AmREIT's affiliates. A more detail description of these programs is contained in the prior performance tables included as Exhibit C to in this prospectus.

                                                         TYPE OF                                 TYPE OF         METHOD OF
          NAME OF FUND                             REAL ESTATE ACTIVITY                          PROGRAM         FINANCING
          ------------                             --------------------                          -------         ---------
Taylor Income Investors III, Ltd.            Investment in Commercial Real Estate               Non-Public        All-Cash

Taylor Income Investors IV, Ltd.             Investment in Commercial Real Estate               Non-Public        All-Cash

Taylor Income Investors V, Ltd.              Investment in Commercial Real Estate               Non-Public        All-Cash

Taylor Income Investors VI, Ltd.             Investment in Commercial Real Estate               Non-Public        All-Cash

AAA Net Realty Fund VII, Ltd.                Investment in Commercial Real Estate               Non-Public        All-Cash

AAA Net Realty Fund VIII, Ltd.               Investment in Commercial Real Estate               Non-Public        All-Cash

AAA Net Realty Fund Goodyear, Ltd.           Investment in Commercial Real Estate               Non-Public        All-Cash

AAA Net Realty Fund IX, Ltd.                 Investment in Commercial Real Estate                 Public          All-Cash

AAA Net Realty Fund X, Ltd.                  Investment in Commercial Real Estate                 Public          All-Cash

                                                         TYPE OF                                 TYPE OF       METHOD OF
          NAME OF FUND                             REAL ESTATE ACTIVITY                          PROGRAM       FINANCING
          ------------                             --------------------                          -------       ---------
AAA Net Realty Fund XI, Ltd.                 Investment in Commercial Real Estate                 Public          All-Cash

AmREIT:                                      Investment in Commercial Real Estate                 Public         Up to 50%
         Class A common shares                                                                                   financing
         Class B common shares
         Class C common shares

AAA Net Developers, Ltd.                     Acquisition, development and construction of       Non-Public       Up to 80%
                                             commercial real estate                                              financing

AmREIT Opportunity Fund, Ltd.                Acquisition, development and construction of       Non-Public       Up to 80%
                                             commercial real estate                                              financing

AmREIT Income & Growth Fund, Ltd.            Acquisition, development and construction of       Non Public       Up to 75%
                                             commercial real estate                                              financing

AmREIT Monthly Income & Growth Fund, Ltd.    Acquisition, development and construction of       Non Public      Targeted at
                                             commercial real estate.                                           50% financing

AmREIT Monthly Income & Growth Fund II,       Acquisition development and construction of       Non Public      Targeted at
Ltd.                                          commercial real estate                                           50% financing

PUBLICLY OFFERED UNSPECIFIED REAL ESTATE PROGRAMS

      AAA NET REALTY FUND IX, LTD. terminated its offering in May 1992 and received aggregate gross proceeds of $ 5,390,500, representing subscriptions from 326 limited partners. Fund IX wholly owned four properties and owned one property in joint venture with an affiliate of the general partner:

      -     Foodmaker (Jack-in-the-Box) in Dallas, Texas;

      -     Baptist Memorial Health System in Memphis, Tennessee;

      -     Payless Shoe/Walden Books in Austin, Texas;

      -     Golden Corral in Houston, Texas; and

      -     4.08% interest in Golden Corral in Houston, Texas


      The prospectus of Fund IX provided that the properties would be held for a period of eight to twelve years, but that the general partner, in their sole discretion, could increase or decrease this timeframe. On July 23, 2002, the limited partners in Fund IX and the shareholders of AmREIT approved a plan of merger whereby the limited partners of Fund IX would become class B common shareholders in AmREIT. The class B common shares were valued by an independent third party firm at $9.25 per share, receives an 8% cumulative and preferred dividend quarterly and is convertible into AmREIT class A common shares at any time, at the holders option, one for one. Per $1,000 of original invested capital, the limited partners received a total of approximately $1,868 through quarterly distributions and class B common shares.

      AAA NET REALTY FUND X, LTD. terminated its offering in August 1994 and received aggregate gross proceeds of $11,453,600, representing subscriptions from 727 limited partners. Fund X wholly owned five properties and owned three properties in joint venture with certain affiliates of the general partner:

      -     95.92% interest in Golden Corral in Houston, Texas;

      -     TGI Friday's in Houston, Texas;

      -     Goodyear Tire in Houston, Texas;

      -     Comp USA in Minneapolis, Minnesota;

      -     AFC, Inc. (Popeye's Favorite Chicken) in Atlanta, Georgia;

      -     45.16% interest in Wherehouse Entertainment in Independence,
            Missouri;

      - Memorial Herman Hospital System (suburban doctors clinic) in Sugarland, Texas; and

      -     18.25% interest in Footstar, Inc. in Tucson, Arizona


      The prospectus of Fund X provided that the properties would be held for a period of eight to twelve years, but that the general partner, in their sole discretion, could increase or decrease this timeframe. On July 23, 2002, the limited partners in Fund X and the shareholders of AmREIT approved a plan of merger whereby the limited partners of Fund X would become class B common shareholders in AmREIT. The class B common shares were valued by an independent third party firm at $9.25 per share, receives an 8% cumulative and preferred dividend quarterly and is convertible into AmREIT class A common shares at any time, at the holders option, one for one. Per $1,000 of original invested capital, the limited partners received a total of approximately $1,638 through quarterly distributions and class B common shares.


      AAA NET REALTY FUND XI, LTD. terminated its offering in January 1996 and received aggregate gross proceeds of $7,061,200, representing subscriptions from 269 limited partners. Fund XI wholly owned two properties and owned five properties in joint venture with certain affiliates of the general partner:

      -     49% interest in Wherehouse Entertainment in Wichita, Kansas;

      -     Blockbuster Video in Oklahoma City, Oklahoma;

      -     29.85% interest in Footstar, Inc. in Tucson, Arizona;

      -     49% interest in Washington Mutual in The Woodlands, Texas;

      -     Pier One in Longmont, Colorado; and

      -     25.42% interest in Hollywood Video in Lafayette, Louisiana

      The prospectus of Fund XI provided that the properties would be held for a period of eight to twelve years, but that the general partner, in their sole discretion, could increase or decrease this timeframe. On July 23, 2002, the limited partners in Fund XI and the shareholders of AmREIT approved a plan of merger whereby the limited partners of Fund XI would become class B common shareholders in AmREIT. The class B common shares were valued by an independent third party firm at $9.25 per share, receives an 8% cumulative and preferred dividend quarterly and is convertible into AmREIT class A common shares at any time, at the holders option, one for one. Per $1,000 of original invested capital, the limited partners received a total of approximately $1,473 through quarterly distributions and class B common shares.


PRIVATELY OFFERED UNSPECIFIED REAL ESTATE PROGRAMS


      TAYLOR INCOME INVESTORS III, LTD. terminated its offering in December 1985 and received aggregate gross proceeds of $945,000, representing subscriptions from 43 limited partners. Fund III owns a 44% interest in a Bennigan's restaurant located in Houston, Texas. The property was purchased all cash in December 1986. Additionally, in 2000, the partnership sold a Guaranty Federal (acquired as a Bank of America) branch location in Houston, Texas that was purchased in February 1986. The private placement memorandum provided that the properties purchased by Fund III would typically be held for a period of 12 to 15 years, but that the general partner, in their sole discretion, could increase or decrease this timeframe. The general partners have evaluated the local real estate market and the Bennigan's lease and determined that the best course of liquidation is to sell this property as part of a larger portfolio of all properties currently owned by the AAA Funds described in this section. At December 31, 2003, the General Partner had entered into a binding contract with an independent third party to purchase all of the assets in Funds III through Goodyear. In March 2004, all of the assets were sold in a single transaction to a single unrelated purchaser. The transaction resulted in net sales proceeds to Fund III of approximately $348,700. Including previous distributions received by the limited partners, total distributions were approximately $2,789 per $1,000 original investment.



      TAYLOR INCOME INVESTORS IV, LTD. terminated its offering in June 1986 and received aggregate gross proceeds of $615,000, representing subscriptions from 31 limited partners. Fund IV owns a 56% interest in a Bennigan's restaurant located in Houston, Texas. Additionally, Fund IV owns a promissory note secured by an Atlas Transmission located in Houston, Texas and matures in October 2006. Fund IV purchased the Atlas Transmission in October 1986 and subsequently sold the property in November 1997; however, Fund IV had to provide owner financing. The private placement memorandum provided that the properties purchased by Fund IV would typically be held for a period of 12 to 15 years, but that the general partners, in their sole discretion, could increase or decrease this timeframe. The general partners have evaluated the local real estate market and the Bennigan's lease and determined that the best course of liquidation is to sell this property as part of a larger portfolio of all properties currently owned by the AAA Funds described in this section. At December 31, 2003, the General Partner had entered into a binding contract with an independent third party to purchase all of the assets in Funds III through Goodyear. In March 2004, all of the assets were sold in a single transaction to a single unrelated purchaser. The transaction resulted in net sales proceeds to Fund IV of approximately $516,800. Including previous distributions received by the limited partners, total distributions were approximately $1,916 per $1,000 original investment.


      TAYLOR INCOME INVESTORS V, LTD. terminated its offering in December 1986 and received aggregate gross proceeds of $480,000, representing subscriptions from 21 limited partners. Fund V owns a 6.02% interest in a La Petite Academy in Houston, Texas. Additionally, Fund V owns a promissory note secured by an Atlas Transmission located in Houston, Texas and matures in October 2006. Fund V purchased the Atlas Transmission in October 1986 and subsequently sold the property in November 1997; however, Fund IV had to provide owner financing. During 2001, the partnership sold a Pizza Inn and a Whataburger both located in Clute, Texas that were purchased in March 1988. All of the net sales proceeds from the sale of Pizza Inn and Whataburger allocable to Fund V were distributed to the limited partners as a capital distribution. The private placement memorandum provided that the properties purchased by Fund V would typically be held for a period of 12 to 15 years, but that the general partners, in their sole discretion, could increase or decrease this timeframe. The general partners have evaluated the local real estate market and determined that the best course of liquidation is to sell this property as part of a larger portfolio of all properties currently owned by the AAA Funds described in this section. At December 31, 2003, the General Partner had entered into a binding contract with an independent third party to purchase all of the assets in Funds III through Goodyear. In March 2004, all of the assets were sold in a single transaction to a single unrelated purchaser. The transaction resulted in net sales proceeds to Fund V of approximately $80,287. Including previous distributions received by the limited partners, total distributions were approximately $1,993 per $1,000 original investment.



      TAYLOR INCOME INVESTORS VI, LTD. terminated its offering in June 1987 and received aggregate gross proceeds of $300,000, representing subscriptions from 13 limited partners. Fund VI owns a 2.73% interest in a La Petite Academy in Houston, Texas. Additionally, during 2001 the partnership sold a Pizza Inn and a Whataburger both located in Clute, Texas that were purchased in March 1988. 100% of the net sales proceeds from the sale of Pizza Inn and Whataburger allocable to Fund VI were distributed to the limited partners as a capital distribution. The private placement memorandum provided that the properties purchased by Fund VI would typically be held for a period of 12 to 15 years, but that the general partners, in their sole discretion, could increase or decrease this timeframe. The general partners have evaluated the local real estate market and determined that the best course of liquidation is to sell this property as part of a larger portfolio of all properties currently owned by the AAA Funds described in this section. At December 31, 2003, the General Partner had entered into a binding contract with an independent third party to purchase all of the assets in Funds III through Goodyear. In March 2004, all of the assets were sold in a single transaction to a single unrelated purchaser. The transaction resulted in net sales proceeds to Fund VI of approximately $14,879. Including previous distributions received by the limited partners, total distributions were approximately $1,886 per $1,000 original investment.


      AAA NET REALTY INVESTORS FUND VII, LTD. terminated its offering in March 1988 and received aggregate gross proceeds of $1,125,100, representing subscriptions from 40 limited partners. Fund VII owns the following five properties in joint venture with affiliates of AmREIT:

      -     91.25% interest in La Petite Academy in Houston, Texas;

      -     54.88% interest in Whataburger in Dallas, Texas;

      -     27.27% interest in Superior Sound Systems in Houston, Texas;

      - 27.27% interest in AFC, Inc. (Church's Fried Chicken) in Houston, Texas; and

      -     27.27% interest in Eller Media (Billboard) in Houston, Texas

The private placement memorandum provided that the properties purchased by Fund VII would typically be held for a period of 12 to 15 years, but that the general partners, in their sole discretion, could increase or decrease this timeframe. The general partners have evaluated the local real estate market and determined the best course of liquidation is to sell these properties as part of a larger portfolio of all properties currently owned by the AAA Funds described in this section. At December 31, 2003, the General Partner had entered into a binding contract with an independent third party to purchase all of the assets in Funds III through Goodyear. In March 2004, all of the assets were sold in a single transaction to a single unrelated purchaser. The transaction resulted in net sales proceeds to Fund VII of approximately $1,126,301. Including previous distributions received by the limited partners, total distributions were approximately $2,178 per $1,000 original investment.


      AAA NET REALTY INVESTORS FUND VIII, LTD. terminated its offering in March 1989 and received aggregate gross proceeds of $1,860,000, representing subscriptions from 55 limited partners. Fund VIII owns a 100% interest in two properties and five properties in joint venture with affiliates of AmREIT:

      -     Discount Tire Center in Ft. Worth, Texas;

      -     La Petite Academy in Houston, Texas;

      -     45.12% interest in Whataburger in Dallas, Texas;

      -     72.72% interest in Superior Sound Systems in Houston, Texas;

      -     72.72% interest in AFC, Inc. (Church's Fried Chicken) in Houston,
            Texas;

      -     72.72% interest in Eller Media (Billboard) in Houston, Texas; and

      -     25.27% interest in Goodyear Tire in Dallas, Texas


The private placement memorandum provided that the properties purchased by Fund VIII would typically be held for a period of 12 to 15 years, but that the general partner, in their sole discretion, could increase or decrease this timeframe. The general partners have evaluated the local real estate market and determined the best course of liquidation is to sell these properties as part of a larger portfolio of all properties currently owned by the AAA Funds described in this section. At December 31, 2003, the General Partner had entered into a binding contract with an independent third party to purchase all of the assets in Funds III through Goodyear. In March 2004, all of the assets were sold in a single transaction to a single unrelated purchaser. The transaction resulted in net sales proceeds to Fund VIII of approximately $1,899,647. Including previous distributions received by the limited partners, total distributions were approximately $2,167 per $1,000 original investment.


      AAA NET REALTY FUND GOODYEAR, LTD. terminated its offering in July 1991 and received aggregate gross proceeds of $1,335,000, representing subscriptions from 37 limited partners. Fund Goodyear owns a Goodyear Tire in Dallas, Texas and a 74.72% interest in another Goodyear Tire in Dallas, Texas through a joint venture with an affiliated fund of the general partner. The private placement memorandum provided that the properties purchased by Fund Goodyear would typically be held for a period of 12 to 15 years, but that the general partners, in their sole discretion, could increase or decrease this timeframe. The general partners have evaluated the local real estate market and determined the best course of liquidation is to sell these properties as part of a larger portfolio of all properties currently owned by the AAA Funds described in this section. At December 31, 2003, the General Partner had entered into a binding contract with an independent third party to purchase all of the assets in Funds III through Goodyear. In March 2004, all of the assets were sold in a single transaction to a single unrelated purchaser. The transaction resulted in net sales proceeds to Fund Goodyear of approximately $1,078,819. Including previous distributions received by the limited partners, total distributions were approximately $1,780 per $1,000 original investment.


      AAA NET DEVELOPERS, LTD. terminated its offering in January 1997 and received aggregate gross proceeds of $1,862,100, representing subscriptions from 30 limited partners. Net Developers owns an interest in the following two properties:

      - 15% interest in Vista Ridge Shopping Center, a multi-tenant retail center located in Lewisville, Texas; and

      -     50% interest in Hollywood Video located in Montgomery, Alabama

      Vista Ridge Shopping Center is a 36,271 square foot multi tenant center located in Lewisville, Texas. Tenants include Caldwell Watson, Planet Tan, American Laser Vision, Frazier Ancillary Services and The Trakz Group, Inc. At December 31, 2003, the property was encumbered with a $4.24 million mortgage note secured by the property that matures in March 2010. Net Developers has no remaining equity in this project and maintains an 8.3% carried interest in the cash flows and profit upon disposition. The project is currently being marketed for sale.


      Hollywood Video is a single tenant property located in Montgomery, Alabama. At March 31, 2004, the property was encumbered with a $936,700 mortgage note secured by the property that matures in April 2009. Net Developers has no remaining equity in this project and maintains a 50% carried interest in the cash flows and profit upon disposition. The project is currently being marketed for sale.


      Other projects that Net Developers made an investment in and have already been liquidated include:

      - Copper Plaza, a multi-tenant shopping center located in Houston, Texas;

      -     Just For Feet located in Lewisville, Texas;

      -     Hollywood Video located in Covington, Louisiana;

      -     Hollywood Video located in Saraland, Alabama;

      -     IHOP located in Gainesville, Georgia;

      -     IHOP located in Falls Church, Virginia;

      -     IHOP located in Keyport, New Jersey; and

      -     Parkwood Square Shopping Center, Huntsville, Texas.

Net Developers was the first in a series of actively managed funds. Per the private placement memorandum, it was a three-year fund that entered into liquidation in August 1999. The remaining properties are currently listed for sale, and upon disposition, net sales proceeds will be allocated to the general partner and the limited partners in accordance with the limited partnership agreement.

      AMREIT OPPORTUNITY FUND, LTD. terminated its offering in January 2001 and received aggregate gross proceeds of $2,353,750, representing subscriptions from 71 limited partners. AOF owns an interest in the following two properties:

      - 50% interest in ARC Round Rock, a multi-tenant shopping center located in Round Rock, Texas; and

      - 45% interest in Temple TX 363, Ltd, a multi-pad project located in Temple, Texas.

      ARC Round Rock is a 9,600 square foot multi-tenant center located in Round Rock, Texas. Tenants include The Sleep Shop, Noodles Etc., and ABC Liquer. The property is newly constructed and as of October 31, 2003 is encumbered with a construction loan in the amount of $1.61. AOF is currently negotiating a permanent loan, which will be used to pay off the construction loan, and is in the process of marketing the property for sale.

      Temple TX 363, Ltd. is a multi-pad project located in Temple, Texas. This project included four individual, freestanding pad sites. Three of the pad sites have been developed and sold, which included a McDonalds restaurant, an IHOP restaurant and a Chili's restaurant. The fourth pad site is currently being marketed and will either be developed and sold or sold directly to a user/operator.

      Other projects that AOF made an investment in and have already been liquidated include:

      -     IHOP located in Norfolk, Virginia;

      -     IHOP located in Houston, Texas;

      - Cooper Plaza, a multi-tenant shopping center located in Houston, Texas;

      - CDP #31, two IHOP properties located in Memphis, Tennessee and Cookeville, Tennessee;

      -     IHOP and pad site located in Kenosha, Wisconsin;

      - Temple TX 363, a multi-pad project consisting of McDonalds, IHOP and Chili's located in Temple, Texas;

      -     IHOP located in Hagerstown, Maryland;

      -     IHOP located in Orem, Utah;

      - McLendon Plaza, a 16,000 square foot shopping center located in Houston, Texas;

      - River Park, a 30 acre grocery anchored joint venture developed center in Sugarland, Texas; and

      - CDP #33, three IHOP properties located in Hagerstown, Maryland, Orem, Utah and Houston, Texas.

AOF is the second in a series of actively managed funds. Per the private placement memorandum, AOF entered into liquidation in August 2002. The remaining properties are still in the development stage or are currently listed for sale, and upon disposition, net sales proceeds will be allocated to the general partners and the limited partners in accordance with the limited partnership agreement.

      AMREIT INCOME & GROWTH FUND terminated its offering in November 2002 and received aggregate gross proceeds of $10,000,000, representing subscriptions from 185 limited partners. AIG owns an interest in the following six properties:

      -     IHOP located in Irondequoit, New York;

      - 20% interest in a portfolio of 17 IHOP properties, AAA CTL, located in twelve different states;

      -     TGI Friday's located in Crystal Lake, Illinois;

      - 45% interest in Temple TX 363, Ltd, a multi-pad project located in Temple, Texas;

      -     IHOP located in Albuquerque, New Mexico;

      -     TGI Friday's located in Danvers, Massachusetts;

      - 25% interest in Peakway market Square, a 55,000 square foot shopping center development located in Apex, North Carolina; and

      - Blanco Pointe, a 19,612 square foot shopping center development located in San Antonio, Texas.

      IHOP - Irondequoit is an IHOP property located in Irondequoit, New York. The property was purchased for cash in November 2002. AIG will hold this property for investment purposes and collect rental income. During the operating stage of the partnership, the general partner will evaluate the credit of the tenant and the local real estate market, and when appropriate, market the property for sale.

      AAA CTL is a portfolio of 17 IHOP properties located in 12 different states. AIG will hold its interest in the AAA for investment purposes, and collect rental income. During the operating stage of the partnership, the general partner will evaluate the credit of the tenant and the local real estate market, and when appropriate, market the property for sale.

      TGI Friday's is a full service restaurant located in Crystal Lake, Illinois. The property was purchased for cash in November 2002. AIG will hold this property for investment purposes and collect rental income. During the operating stage of the partnership, the general partner will evaluate the credit of the tenant and the local real estate market, and when appropriate, market the property for sale.

      Temple TX 363, Ltd. is a multi-pad project located in Temple, Texas. This project included four individual, freestanding pad sites. Three of the pad sites have been developed and sold, which included a McDonalds restaurant, an IHOP restaurant and a Chili's restaurant. The fourth pad site is currently being marketed and will either be developed and sold or sold directly to a user/operator.

      IHOP - Albuquerque is an IHOP property located in Albuquerque, New Mexico. The property was purchased for cash in March 2003. AIG will hold this property for investment purposes and collect rental income. During the operating state of the partnership, the general partner will evaluate the credit of the tenant and the local real estate market, and when appropriate, market the property for sale.

      TGI Friday's - Danvers is a full service restaurant located in Danvers, Massachusetts. The property was purchased for cash in May 2003. AIG will hold this property for investment purposes and collect rental income. During the operating state of the partnership, the general partner will evaluate the credit of the tenant and the local real estate market, and when appropriate, market the property for sale.


      Peakway - Peakway Market Square ("Peakway") is a 55,000 square foot shopping center development located at the intersection of NEC Highway 55 and Peakway in Apex, North Carolina. The project is being developed as a joint venture between Centdev Properties, LLC ("Centdev"), AmREIT Income & Growth Fund, Ltd. ("AIG"), and AmREIT Monthly Income & Growth Fund, Ltd. ("MIG"). MIG and AIG are co-general partners and Centdev is the limited partner (together, "Peakway @ Apex, L.P."). Peakway, with estimated total costs of $7.8 million, was funded with $1.5 million in equity contributions and a $6.3 million construction loan. The equity was contributed 50% by MIG and 50% by AIG. As of March 31, 2004, the project construction was substantially complete, and leasing is estimated to be completed during 2004.



      Blanco Pointe - Blanco Pointe is anticipated to be a 19,612 square foot shopping center development located at the intersection of Blanco Road and Huebner Road in San Antonio, Texas. AIG has purchased the 3.68 acres of land for $1 million in cash. The total project costs are estimated to be $4.14 million. The remaining $3.14 million are anticipated to be funded through a construction loan, secured by the project. The project is currently approximately 50% pre-leased, and construction is estimated to begin during the second quarter of 2004.



      Other projects that AIG made an investment in and have already been liquidated include:


      -     CDP #27, IHOP located in Memphis, Tennessee and Tupelo, Mississippi;

      - CDP #31, two IHOP properties located in Scottsdale, Arizona and Cookeville, Tennessee;

      -     IHOP and pad site located in Kenosha, Wisconsin;

      - Temple TX 363, a multi-pad project consisting of McDonalds, IHOP and Chili's located in Temple, Texas;

      -     IHOP located in Hagerstown, Maryland; and

      -     IHOP located in Orem, Utah

      - McLendon Plaza, a 16,000 square foot shopping center located in Houston, Texas;

      - River Park, a 30 acre grocery anchored joint venture developed center in Sugarland, Texas; and

      - CDP #33, three IHOP properties located in Hagerstown, Maryland, Orem, Utah and Houston, Texas.


AIG is the third in a series of actively managed funds. Per the private placement memorandum, AIG is a seven year, actively managed fund that we will enter into a final liquidation during 2008. During the operating state of the partnership, the general partner will negotiate the acquisition, development and disposition of properties, focusing on generating dependable, increasing, monthly income with appreciation on original capital during a seven year actively managed time period.



      AmREIT Monthly Income & Growth Fund terminated its offering in December 2003 and received aggregate gross proceeds of $15 million, representing subscriptions from 290 limited partners. MIG owns an interest in the following properties:



      -     IHOP located in St. Peters, Missouri;



      - 25% interest in Peakway Market Square, a 55,000 square foot shopping center development located in Apex, North Carolina;



      - 50% interest in the development of an Advance Auto located in Kankakee, Illinois;



      - Approximately 1 acre pad site located in The Woodlands, Texas, ground leased to Sonic;



      - Memorial Heights, an 18,900 square foot shopping center, 91 % occupied located in Houston, Texas;



      - The Garden's @ West Green, an 82,000 square foot shopping center development in Houston, Texas that is currently under development and approximately 50% re-leased;



      - 65% interest in West Road Plaza, a multi-pad, multi-tenant redevelopment project located in Houston, Texas. the project was built in 1993 and consists of a 107,400 square foot Fry's Electronics Store, a 37,540 square foot ground lease to Payless Shoesource, Inc., a 33,759 square foot ground lease to Whataburger, Inc., a 101,843 square foot ground lease to Pep Boys-Manny Moe & Jack and a 50,926 square foot ground lease to Taco Bell Corp. In addition to these leases, there are two vacant buildings (previously leased to Compaq Works and K-Mart), representing approximately 250 thousand square feet, that can be re-leased to "large box" tenants or that can be further demised for smaller retail tenants.



      MIG is the fourth in a series of actively managed funds. Per the private placement memorandum, MIG is a seven year, actively managed fund that will enter into a final liquidation during 2010. During the operating stage of the partnership, the general partner will negotiate the acquisition, development and disposition of properties, focusing on generating dependable, monthly income with appreciation on original capital during a seven year actively managed period.



      AmREIT Monthly Income & Growth II Fund is currently in its offering period and has received aggregate gross proceeds through March 31, 2004 of approximately $2.3 million, representing subscriptions from 23 limited partners. MIG II owns an interest in the following property:

      - 10% interest in West Road Plaza, a multi-pad, multi-tenant redevelopment project located in Houston, Texas. The project was built in 1993 and consists of a 107,400 square foot Fry's Electronics Store, a 37,540 square foot ground lease to Payless Shoesource, Inc., a 33,759 square foot ground lease to Whataburger, Inc., a 101,843 square foot ground lease to Pep Boys-Manny Moe & Jack and a 50,926 square foot ground lease to Taco Bell Corp. In addition to these leases, there are two vacant buildings (previously leased to Compaq Works and K-Mart), representing approximately 250 thousand square feet, that can be re-leased to "large box" tenants or that can be further demised for smaller retail tenants.



      MIG II is the fourth in a series of actively managed funds. per the private placement memorandum, MIG II is a seven year, actively managed fund that will enter into a final liquidation during 2011. During the operating stage of the partnership, the general partner will negotiate the acquisition, development and disposition of properties, focusing on generating dependable, monthly income with appreciation on original capital during a seven year actively managed period.

                      CUMULATIVE DISTRIBUTIONS TO PARTNERS


                                               CAPITAL         DISTRIBUTIONS     ANNUAL     PROPERTIES
                                               RAISED            PER $1,000      RETURN       BOUGHT         SOLD
                                               ------          -------------     ------     ----------       ----
Taylor Income Investors III (1)              $   945,000          $ 2,405         9.98%          3            2
Taylor Income Investors IV (1)                   615,000            1,031         6.09%          2            1
Taylor Income Investors V (1)                    480,000            1,776         7.83%          4            3
Taylor Income Investors VI (1)                   300,000            1,817         6.98%          3            2
Taylor Income Investors VII (1)                1,125,000            1,124         7.79%          5            0
AAA Net Realty Fund VIII (1)                   1,860,000            1,097         8.20%          7            0
AAA Net Realty Fund Gdyr (1)                   1,335,000              924         8.06%          2            0
AAA Net Realty Fund IX                         5,390,000            1,850         7.73%          5            5
AAA Net Realty Fund X                         11,453,000            1,649         7.21%          8            8
AAA Net Realty Fund XI                         7,061,000            1,471         6.73%          7            7
AAA Net Developers                             1,800,000            1,227             (2)       10            7
AmREIT Opportunity Fund                        2,800,000              659             (2)       20           12
AmREIT Income & Growth Fund                   10,000,000              180         9.00%         17            8
AmREIT Monthly Income & Growth Fund           15,000,000               80         8.00%          8            -
AmREIT Monthly Income &
     Growth Fund II, Ltd. (3)                  2,300,000               80         8.00%          1            -
                                            ------------          -------        -----         ---           --


-----------------

(1) As of March 16, 2004, this partnership sold its remaining properties and is in the process of liquidation.

(2) Paid no current return. Funds are currently in liquidation, and are anticipated to generate a 10%-14% return.


(3)   AmREIT Monthly Income & Growth Fund II was organized in December 2003.


                              CONFLICTS OF INTEREST

      As an internally advised REIT, we have eliminated the single largest conflict of interest of many REITs: the conflict between the external adviser and the shareholders. As an internally advised REIT, the interests of our board, management team and employees are more fully aligned with those of our shareholders. We will, however, be subject to various conflicts of interest arising out of the normal course of business, relationships with our affiliated investment funds, and the acquisition and allocation of properties, as described below.

PRIOR AND FUTURE PROGRAMS

      AmREIT and its affiliates have organized 15 retail partnerships, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to AmREIT, and make additional real estate investments. Future real estate programs may involve our affiliates owning, financing, operating, leasing, and managing properties that may be suitable for acquisition by us. AmREIT, or a wholly-owned subsidiary of AmREIT, is the general partner of these other investment funds. As a result, our board of trust managers may be faced with conflicting fiduciary obligations to the shareholders of AmREIT and the limited partners of the funds.

      Some of these affiliated real estate programs may in the future invest in properties owned by us, may purchase properties concurrently with us and may lease properties to operators who also lease or operate certain of our properties. These properties, if located in the vicinity of, or adjacent to, properties acquired by us, may affect our properties' gross revenues. Conflicts between us and affiliated programs may affect the value of our investments as well as our net income. We believe that our advisor has established guidelines to minimize such conflicts. See "Conflicts of Interest -- Certain Conflict Resolution Procedures" below.

COMPETITION TO ACQUIRE PROPERTIES


      Affiliates of AmREIT may compete with us to acquire properties of a type suitable for acquisition by us and may be better positioned to make such acquisitions as a result of relationships that may develop with various owners of real estate. See "Business -- General." A purchaser who wishes to acquire one or more of these properties may have to do so within a relatively short period of time, occasionally at a time when we (due to insufficient funds, for example) may be unable to make the acquisition.


      In an effort to address these situations and preserve the acquisition opportunities, AmREIT or its affiliates may maintain lines of credit which enable them to acquire properties on an interim basis.


      AmREIT and its affiliates also may be subject to potential conflicts of interest at the time we wish to acquire a property that also would be a suitable investment for an affiliate of ours. Our trust managers, in this capacity, have a fiduciary obligation to act in the best interest of our shareholders and, as general partners or directors of our affiliates, to act in the best interests of the investors in other programs with investments that may be similar to ours and will use their best efforts to assure that AmREIT will be treated as favorably as any of our affiliated investment funds. See "Management -- Fiduciary Responsibility of the Board of Trust Managers." We have also developed the following procedures to resolve potential conflicts of interest in the allocation of properties between AmREIT and certain of our affiliates.



      Our board of trust managers, investment committee and management team have agreed that AmREIT will have the first opportunity to purchase any asset, other than multi-tenant shopping centers under 20,000 square feet, that are expected to provide long-term value, such as our "irreplaceable corners." Long-term value is measured by the location of the property, the type of tenants and the area demographics. See "Business and Properties -- Operating Strategy." Once an opportunity is presented, the investment committee and management will determine if the potential acquisition is an appropriate opportunity for AmREIT by evaluating the following criteria:



      - whether the asset is suitable for holding long-term or more likely to be disposed of following a brief holding period;



      -     amount of funds available for investment;



      - tenant concentration exposure (limited to 15%, unless expressly approved by the trust managers);



      -     geographic concentration exposure;



      - anticipated cash flows that will support financial underwriting for projected dividends, FFO, and cost of capital; and



      -     compliance with loan agreements and debt covenants.

      Management believes that its real estate pipeline of single tenant CTL properties, multi-tenant acquisition and development projects and joint-venture development opportunities are sufficient to supply AmREIT and its affiliated investment funds with the appropriate amount and diversification of suitable properties.

      We will supplement this prospectus during the offering period to disclose the acquisition of a property at the time we believe that a reasonable probability exists that we will acquire the property. Based upon the experience of our management team, a reasonable probability will exist for the acquisition of a property when: (1) a commitment letter is executed by a proposed tenant,
(2) a satisfactory credit underwriting for the proposed tenant has been completed, (3) a satisfactory site inspection has been completed, and (4) a refundable earnest money deposit has been paid on the property.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

      We may invest in Joint Ventures with another program sponsored by AmREIT or its affiliates if such investment and joint venture is fair and reasonable to AmREIT and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers, and is approved by our investment committee. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with ours. In addition, we and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of property, in which our approval and each co-venturer is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. We may experience difficulty in locating a third party purchaser for our Joint Venture interest and in obtaining a favorable sales price for our Joint Venture interest. See "Risk Factors -- Real Estate Risks -- We may not control the joint ventures in which we enter."

PURCHASE OF PROPERTIES FROM RETAIL PARTNERSHIPS


      If at any time the general partner of AmREIT Monthly Income & Growth Fund II, Ltd. ("MIG II") determines it is in the best interests of that partnership to sell a property that MIG II developed (not a fully-developed property acquired by MIG II, whether pursuant to a sale-lease back transaction or otherwise), the general partner will notify AmREIT of the partnership's interest in selling such property. After delivering such notice, the General Partner will have 30 days to market the Property. If at the conclusion of that 30-day period the General Partner has entered into a letter of intent (the "Letter of Intent") to sell the Property, it will offer AmREIT the right to acquire that Property on the same terms and conditions as in the Letter of Intent. AmREIT would then have 10 days to exercise such right and acquire the Property on the terms set forth in the Letter of Intent, but in no event will the purchase price be less than Market Value. If AmREIT declines to acquire the Property, the General Partner will have the right to sell the Property to the third-party purchaser on the terms set forth in the Letter of Intent. If, after AmREIT declines to exercise its purchase right, the terms of the Letter of Intent are modified, the General Partner will notify AmREIT of the modification and offer AmREIT the right, exercisable within 3 days of the delivery of such notice, to acquire the Property on the revised terms, but in no event will the purchase price be less than Market Value. If AmREIT agrees to purchase the property, the Partnership will sell the property to amreit, and none of the General Partner or its Affiliates will receive a brokerage commission with respect to such sale. If AmREIT declines to acquire the Property, the General Partner may complete the sale to the third party on the revised terms or determine not to sell the Property. If a Property which had been held for sale is retained by the Partnership, any future Proposed sale of that Property will be undertaken as provided in this paragraph. The General Partner anticipates an average holding period for the Properties of eighteen to thirty-six months; however, certain projects may involve a shorter or longer holding period. In all circumstances, the General Partner will initiate the final liquidation of the Properties by March 1, 2011.



      If the Partnership does not enter into a letter of intent with respect to the sale of the Property within the 30-day period described above, then AmREIT will have the ability to purchase the property for Market Value. In any event, if AmREIT elects to purchase a property from the Partnership, the purchase and terms of the purchase must be approved by a majority of AmREIT's independent Trust Managers.


COMPETITION FOR MANAGEMENT TIME

      The trust managers, officers, and management of AmREIT are engaged, and in the future will engage, in the management of our affiliated investment funds, their properties and business. They will devote as much of their time to AmREIT as is required, however, a portion of their time will also be allocated to the management of our affiliated investment funds. The officers and directors of AmREIT may experience conflicts of interest in allocating management time, services, and functions among AmREIT and its various investment funds.

RELATIONSHIP WITH THE DEALER MANAGER

      The Dealer Manager is AmREIT Securities Company, a wholly-owned affiliate of AmREIT. Certain of the officers and trust managers of AmREIT are also officers, directors, and registered principals of the Dealer Manager. This relationship may create conflicts in connection with the fulfillment by the Dealer Manager of its due diligence obligations under the federal securities laws. Although the Dealer Manager will examine the information in the prospectus for accuracy and completeness, the Dealer Manager is an affiliate of ours and will not make an independent review of AmREIT or this offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The Dealer Manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of AmREIT and is expected to participate in other offerings sponsored by AmREIT.

LEGAL REPRESENTATION

      Locke Liddell & Sapp LLP, which serves as securities and tax counsel to us in this offering, also serves as securities and tax counsel for certain of our affiliates, including other real estate programs, in connection with other matters. Neither AmREIT nor our shareholders will have separate counsel. In the event any controversy arises following the termination of this offering in which our interests appear to be in conflict with those of AmREIT or its affiliates, other counsel may be retained for one or both parties. Bryan L. Goolsby, one of our trust managers, is the managing partner of Locke Liddell & Sapp.

                      PRICE RANGE OF CLASS A COMMON SHARES

      As of March 6, 2004, there were approximately 800 record holders of approximately 2.9 million of the class A common shares outstanding net, of 134 thousand shares held in treasury. AmREIT's class A common shares are listed on the AMEX and trade under the symbol "AMY." The following table sets forth for the calendar periods indicated the high and low sale prices per class A common share as reported on the AMEX and the dividends paid per share for the corresponding period since the commencement of trading on July 23, 2002.


                            Calendar Period                                  High            Low          Dividends
                            ---------------                                  ----            ---          ---------
2002
     Third Quarter (from July 23, 2002) (1).......................           $7.50          $6.20           $.095
     Fourth Quarter...............................................           $6.55          $6.15           $.100

2003
     First Quarter................................................           $6.80          $6.05           $.109
     Second Quarter...............................................           $6.80          $6.10           $.111
     Third Quarter................................................           $6.56          $6.15           $.112
     Fourth Quarter...............................................           $6.68          $6.30           $.114

2004
     First Quarter                                                           $7.20          $6.60           $.116
     Second Quarter (through May 3, 2004).........................           $7.35          $6.69           $.118


(1) The Company listed its class A common shares on the AMEX on July 23, 2002. Prior to July 23, 2002, the Company's shares were not listed on a public exchange, and therefore, there is no public trading or pricing information available.

      The payment of any future dividends by AmREIT is dependent upon applicable legal and contractual restrictions, including the provisions of the class D common shares, as well as its earnings and financial needs.

                              REDEMPTION OF SHARES


      AmREIT will file a "no action" letter request with the SEC to permit AmREIT to put into place the repurchase program described below. In the event the no-action letter is not received, the repurchase program will not be implemented until completion of the sale of the 15,000,000 primary class D common shares offered by this prospectus.


      Prior to the time at which the class D common shares become eligible to be converted into class A common shares, any shareholder who has held class D common shares for not less than one year may present all or any portion equal to at least 25% of those shares to AmREIT for redemption at any time, in accordance with the procedures outlined herein. At that time, AmREIT may, at its sole option, redeem those shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a shareholder's shares may not be redeemed. If AmREIT elects to redeem shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of shares under our dividend reinvestment plan (Reinvestment Proceeds) attributable to any calendar quarter will be used to redeem shares presented for redemption during that quarter. In addition, AmREIT may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its common shares for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares redeemed by AmREIT exceed 5% of the number of class D shares outstanding at the beginning of that 12-month period.

      In the event there are insufficient funds to redeem all of the shares for which redemption requests have been submitted, AmREIT plans to redeem the shares in the order in which such redemption requests have been received. A shareholder whose shares are not redeemed due to insufficient funds can ask that the request to redeem the shares be honored at such time, if any, as there are sufficient funds available for redemption. In that case, the. redemption request will be retained and those shares will be redeemed before any subsequently received redemption requests are honored. Alternatively, a shareholder whose shares are not redeemed may withdraw his or her redemption request. Shareholders will not relinquish their shares until such time as AmREIT commits to redeeming such shares.

      A shareholder who wishes to have his or her shares redeemed must mail or deliver a written request on a form provided by AmREIT and executed by the shareholder, its trustee or authorized agent, to the redemption agent (Redemption Agent), which currently is Wells Fargo Bank Minnesota, N.A. The Redemption Agent at all times will be registered as a broker-dealer with the SEC and each applicable state securities commission. Within 30 days following the Redemption Agent's receipt of the shareholder's request, the Redemption Agent will forward to that shareholder the documents necessary to effect the redemption, including any signature guarantee AmREIT or the Redemption Agent may require. The Redemption Agent will effect the redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the shares to be redeemed from the shareholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem the shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, AmREIT anticipates that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.


      Upon the Redemption Agent's receipt of notice for redemption of shares, the redemption price for this limited optional redemption right will initially be $9.50 per share. Our board of trust managers may change the redemption price at any time and will announce publicly any price adjustment as part of its regular communications with our stockholders, such adjustment being effective on the 10th day after first public announcement of same. Any shares acquired pursuant to a redemption will be retired and no longer available for issuance by AmREIT.

      A shareholder may present fewer than all of his or her shares to AmREIT for redemption; provided, however, that (1) the minimum number of shares which must be presented for redemption shall be at least 25% of his or her shares, and
(2) if the shareholder retains any shares, he or she must retain at least $2,500 worth of shares based on the current offering price ($1,000 worth of shares based on the current offering price for an IRA, Keogh Plan or pension plan).

      Our board of trust managers, in its sole discretion, may amend or suspend the redemption plan at any time it determines that any amendment or suspension is in the best interest of AmREIT. Our board of trust managers may suspend the redemption of shares if (1) it determines, in its sole discretion, that the redemption impairs the capital or the operations of AmREIT; (2) it determines, in its sole discretion, that an emergency makes such redemption not reasonably practical; (3) any governmental or regulatory agency with jurisdiction over AmREIT so demands for the protection of the shareholders; (4) it determines, in its sole discretion, that the redemption would be unlawful; (5) it determines, in its sole discretion, that the redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our common shares, could cause direct or indirect ownership of shares of our common stock to become concentrated to an extent which would prevent AmREIT from qualifying as a REIT under the Internal Revenue Code; or (6) it determines, in its sole discretion, the suspension to be in the best interest of AmREIT. The redemption plan will terminate, and AmREIT no longer shall accept shares for redemption at such time as the class D common shares become eligible to convert into class A common shares.

                       SELECTED HISTORICAL FINANCIAL DATA


      The following tables set forth the selected historical financial data for AmREIT. The selected historical operating, balance sheet and cash flow data of AmREIT for (i) each of the five years are derived from the audited financial statements of AmREIT as reported in its Annual Reports on Form 10-KSB and (ii) each of the three months ended March 31, 2004 and March 31, 2003 are derived from the unaudited financial statements of AmREIT as reported in its Quarterly Reports on Form 10-QSB. These historical data are not necessarily indicative of the results to be expected in the future and should be read in conjunction with the financial statements and notes thereto contained in this prospectus.



      On July 23, 2002, AmREIT completed a merger with three of its affiliated partnerships, AAA Net Realty Funds IX, X and XI. The December 31, 2002 and 2003 And March 31, 2004 and 2003 balance sheets and income statements do reflect the effect of this merger for the period subsequent to the consummation of the merger. Through this merger, AmREIT acquired approximately $24.3 million in net lease real estate assets in exchange for issuing approximately 2.6 million class B common shares Additionally, in 2003 and 2002 AmREIT expensed approximately $915 thousand and $1.9 million, respectively, as well as expensing approximately $1.3 million for the 3 months ended march 31, 2004 based on the payment of 143 thousand, 302 thousand, and 168 thousand class A common shares, respectively, as deferred merger costs paid to Mr. Kerr Taylor in conjunction with the sale of his advisory company to AmREIT in 1998.

                                     AMREIT
                               SELECTED HISTORICAL
                      CONSOLIDATED FINANCIAL AND OTHER DATA

                                                                December 31,     December 31,     December 31,
                                                                   2003             2002             2001
                                                               -------------    -------------    -------------
BALANCE SHEET DATA (AT END OF PERIOD)
         Total Property ....................................   $  70,539,056    $  47,979,848    $  30,726,025
         Accumulated depreciation ..........................      (2,520,633)      (2,136,376)      (2,066,067)
         Total Property Held For Sale ......................       4,384,342                -                -
         Cash and cash equivalents .........................       2,031,440        2,506,868          227,117
         Total assets ......................................     101,326,607       73,975,753       38,828,393
         Notes payable .....................................      48,484,625       33,586,085       16,971,549
         Total liabilities .................................      51,683,713       34,958,534       18,399,279
         Minority interest .................................         846,895          810,971        5,075,333

         Shareholders' equity ..............................      48,795,999       38,206,248       15,353,781

         Fully diluted class A common shares issued ........       6,704,714        5,236,547        2,384,117

         Treasury shares ...................................         133,822           65,379           39,323

OTHER DATA
         Cash flows provided by (used in):
                      Operating ............................       1,236,727        3,729,090        1,625,417
                      Investing ............................     (22,031,014)     (15,268,195)      (2,332,891)
                      Financing ............................      20,318,859       13,818,856           (1,276)

         Net increase (decrease) in cash and cash
           equivalents .....................................        (475,428)       2,279,751         (708,750)
         Funds from operations, available to class A (1) ...         602,000         (846,000)         978,565
         Adjusted funds from operations, available to
            class A (2) ....................................       1,520,000        1,060,000          978,565
         Book value per share ..............................            7.28             7.30             6.44

                                                                                                           Unaudited
                                                                                                 ------------------------------
                                                                December 31,     December 31,      March 31,        March 31,
                                                                   2000             1999             2004             2003
                                                               -------------    -------------    -------------    -------------
BALANCE SHEET DATA (AT END OF PERIOD)
         Total Property ....................................   $  31,622,098    $  31,136,268    $  69,547,336    $  50,847,808
         Accumulated depreciation ..........................      (1,601,758)      (1,148,503)      (2,734,344)      (2,327,147)
         Total Property Held For Sale ......................               -                -        7,241,439                -
         Cash and cash equivalents .........................         935,867        1,118,746        2,179,002          825,560
         Total assets ......................................      36,522,276       37,018,186      107,986,683       75,082,173
         Notes payable .....................................      15,472,183       15,480,378       36,985,642       35,852,721
         Total liabilities .................................      16,063,221       16,048,366       44,674,134       36,651,061
         Minority interest .................................       5,130,337        5,180,546          866,129          782,440

         Shareholders' equity ..............................      15,328,718       15,789,274       62,446,420       37,648,672

         Fully diluted class A common shares issued ........       2,384,117        2,384,117        8,469,747        5,301,916

         Treasury shares ...................................          11,373           11,373           25,127           90,322

OTHER DATA
         Cash flows provided by (used in):
                      Operating ............................         676,430          469,700          305,313          252,160
                      Investing ............................         (25,720)      (2,439,262)      (1,728,023)      (3,056,444)
                      Financing ............................        (833,589)       3,039,788        1,570,272        1,122,976

         Net increase (decrease) in cash and cash
           equivalents .....................................        (182,879)       1,070,226          147,562       (1,681,308)
         Funds from operations, available to class A (1) ...         222,767        1,605,091         (934,000)         672,000
         Adjusted funds from operations, available to
            class A (2) ....................................         222,767        1,605,091          386,000          672,000
         Book value per share ..............................            6.43             6.62             7.37             7.10

(1) AmREIT has adopted the National Association of Real Estate Investment Trusts (NAREIT) definition of FFO. FFO is calculated as net income (computed in accordance with generally accepted accounting principles) excluding gains or losses from sales of depreciable operating property, depreciation and amortization of real estate assets, and excluding results defined as "extraordinary items" under generally accepted accounting principles. FFO should not be considered an alternative to cash flows from operating, investing and financing activities in accordance with general accepted accounting principles and is not necessarily indicative of cash available to meet cash needs. AmREIT's computation of FFO may differ from the methodology for calculating FFO utilized by other equity REITs and, therefore, may not be comparable to such other REITS. FFO is not defined by generally accepted accounting principles and should not be considered an alternative to net income as an indication of AmREIT's performance, or of cash flows as a measure of liquidity. Please see the reconciliation of Net Income to FFO on Page __.

(2) Based on the adherence to the NAREIT definition of FFO, we have not added back the $915 thousand $1.90 million, and $1.32 million charge to earnings during 2003, 2002 and the quarter ended March 31, 2004 respectively, resulting from shares issued to Mr. Taylor as deferred merger cost stemming from the sale of his advisory company to AmREIT in June 1998. Adding this $915 thousand, $1.90 million, and $1.32 million charge. back to earnings would result in Adjusted FFO of $1.52 million, $1.06 million, and $386 thousand, respectively.

                                     AMREIT
                               SELECTED HISTORICAL
                    CONSOLIDATED FINANCIAL AND OTHER DATA (3)



                                                                    December 31,    December 31,    December 31,    December 31,
                                                                        2003            2002            2001            2000
                                                                    ------------    ------------    ------------    ------------
                                                                                        (3)              (3)             (3)
OPERATING DATA
Revenues:
         Rental income and earned income from DFL ...............   $  7,584,166    $  5,193,147    $  3,009,330    $  2,848,850
         Real estate fee income .................................      1,031,201       1,222,944               -               -
         Gain on sale of real estate acquired for resale ........        787,244               -               -               -
         Securities commission income ...........................      2,958,226         846,893               -               -
         Asset management fee income ............................        240,465         252,072               -               -
         Interest income ........................................          7,938           4,206          10,555          31,630
         Service fee, other income, and gain and loss on sale ...
         of property ............................................              -               -       2,650,113         793,268
                                                                    ------------    ------------    ------------    ------------
                      Total revenues ............................     12,609,240       7,519,262       5,669,998       3,673,748

Expenses:
         General operating, administrative, and
         professional ...........................................      3,936,546       2,801,946       2,956,061       1,688,799
         Securities commissions .................................      2,288,027         653,034               -               -
         Legal and professional .................................        881,283         679,154               -               -
         Reimbursements and fees to related party ...............              -               -               -               -
         Depreciation and amortization ..........................        835,987         611,084         413,583         403,181
         Merger related acquisition costs .......................              -               -               -               -
         Bad debts ..............................................              -               -               -               -
         Merger costs ...........................................              -               -               -               -
         Deferred merger costs ..................................        914,688       1,904,370               -               -
         Potential acquisition costs ............................              -               -               -         153,236
                                                                    ------------    ------------    ------------    ------------
                      Total expense .............................      8,856,531       6,649,588       3,369,644       2,245,216

Operating income                                                       3,752,709         869,674       2,300,354       1,428,532

Income from non-consolidated affiliates .........................        312,147         416,904               -               -
Federal income tax expense ......................................       (236,990)        (60,656)        144,420               -
Interest ........................................................     (2,354,159)     (1,774,973)     (1,063,574)     (1,339,622)
Minority interest in net income of consolidated joint
ventures ........................................................       (178,311)       (308,010)       (527,571)       (527,121)
                                                                    ------------    ------------    ------------    ------------
Income from continuing operations ...............................      1,295,396        (857,061)        853,629        (438,211)
Income from discontinued operations (3) .........................        391,480         245,840         225,719         225,719
Gain (loss) on sale of real estate acquired for investment ......        311,873         (47,553)              -               -
                                                                    ------------    ------------    ------------    ------------
Net income (loss) ...............................................   $  1,998,749    $   (658,774)   $  1,079,348    $   (212,492)

Less distributions to class B & C shareholders ..................     (1,942,656)       (865,293)              -               -
                                                                                    ------------    ------------    ------------

Net income (loss) available to class A shareholders .............   $     56,093    $ (1,524,067)   $  1,079,348    $   (212,492)
                                                                    ============    ============    ============    ============

Basic and diluted (loss) income before discontinued
   operations per share .........................................   $      (0.23)   $      (0.70)   $       0.36    $      (0.18)
Basic and diluted (loss) income from discontinued
   operations per share .........................................           0.25            0.08            0.10            0.10
                                                                    ------------    ------------    ------------    ------------
Net income (loss) ...............................................   $       0.02    $      (0.62)   $       0.46    $      (0.09)
                                                                    ============    ============    ============    ============

Distributions per share - class A ...............................   $       0.34    $       0.34    $       0.26    $       0.10
Weighted average number of Series A common shares
   outstanding ..................................................      2,792,190       2,469,725       2,354,572       2,373,060
Weighted average number of common shares plus dilutive
   potential common shares ......................................      2,792,190       2,469,725       2,354,572       2,373,060

                                                                                             Unaudited
                                                                                    ----------------------------
                                                                    December 31,      March 31,      March 31,
                                                                        1999            2004           2003
                                                                    ------------    ------------    ------------
                                                                         (3)                            (3)
OPERATING DATA
Revenues:
         Rental income and earned income from DFL ...............   $  3,373,374    $  2,193,669    $  1,593,180
         Real estate fee income .................................              -         367,359         130,752
         Gain on sale of real estate acquired for resale ........              -                               -
         Securities commission income ...........................              -       1,904,541          85,608
         Asset management fee income ............................              -          75,280          50,994
         Interest income ........................................        199,448          11,452           3,113
         Service fee, other income, and gain and loss on sale ...                              -               -
         of property ............................................        754,059               -               -
                                                                    ------------    ------------    ------------
                      Total revenues ............................      4,326,881       4,552,301       1,863,647

Expenses:
         General operating, administrative, and
         professional ...........................................      1,290,433       1,435,764         770,405
         Securities commissions .................................              -       1,423,632          65,035
         Legal and professional .................................              -         327,740         103,862
         Reimbursements and fees to related party ...............              -               -               -
         Depreciation and amortization ..........................        444,072         246,481         207,288
         Merger related acquisition costs .......................        262,495               -               -
         Bad debts ..............................................        189,490               -               -
         Merger costs ...........................................              -               -               -
         Deferred merger costs ..................................              -       1,319,833               -
         Potential acquisition costs ............................        743,001               -               -
                                                                    ------------    ------------    ------------
                      Total expense .............................      2,929,491       4,753,450       1,146,590

Operating income                                                       1,397,390        (201,149)        717,057

Income from non-consolidated affiliates .........................              -          14,598          40,305
Federal income tax expense ......................................              -        (170,905)         73,000
Interest ........................................................     (1,134,919)       (619,031)       (523,549)
Minority interest in net income of consolidated joint
ventures ........................................................       (526,052)        (44,265)        (39,788)
                                                                    ------------    ------------    ------------
Income from continuing operations ...............................       (263,581)     (1,020,752)        267,025
Income from discontinued operations (3) .........................        225,719         655,735         190,812
Gain (loss) on sale of real estate acquired for investment ......              -               -               -
                                                                    ------------    ------------    ------------
Net income (loss) ...............................................   $    (37,862)   $   (365,017)   $    457,837

Less distributions to class B & C shareholders ..................              -        (813,056)       (452,543)
                                                                    ------------    ------------    ------------

Net income (loss) available to class A shareholders .............   $    (37,862)   $ (1,178,073)   $      5,294
                                                                    ============    ============    ============

Basic and diluted (loss) income before discontinued
   operations per share .........................................   $      (0.11)   $      (0.62)   $      (0.07)
Basic and diluted (loss) income from discontinued
   operations per share .........................................           0.10            0.22            0.07
                                                                    ------------    ------------    ------------
Net income (loss) ...............................................   $      (0.02)   $      (0.40)   $       0.00
                                                                    ============    ============    ============

Distributions per share - class A ...............................   $       0.55    $       0.12    $       0.11
Weighted average number of Series A common shares
   outstanding ..................................................      2,372,744       2,952,984       2,768,253
Weighted average number of common shares plus dilutive
   potential common shares ......................................      2,372,744       2,952,984       2,768,253


(3) In accordance with Financial Accounting Standard Statement No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" issued by the Financial Accounting Standards Board, the consolidated statement of operations have been restated from those originally reported for the years ended December 31, 2003, 2002, 2001, 2000, 1999, and the quarter ended March 31, 2003 to reflect separately the results of discontined operations. The restatement had no impact on the consolidated balance sheet, statements of stockholders' equity or statement of cash flows. The restatement had no impact on net earnings or net earnings per share for the years ended December 31, 2003, 2002, 2001, 2000, 1999, and the quarter ended March 31, 2003.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

      Certain information presented in this prospectus constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although AmREIT believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, AmREIT's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in real estate market conditions, continued availability of proceeds from AmREIT's debt or equity capital, the ability of AmREIT to locate suitable tenants for its properties and the ability of tenants to make payments under their respective leases, as well as the factors set forth under the caption "Risk Factors" appearing elsewhere in this prospectus.

GENERAL

      The following discussion should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this prospectus. Historical results and trends which might appear should not be taken as indicative of future operations. The results of operations and financial condition of AmREIT, as reflected in the accompanying statements, are subject to management's evaluation and interpretation of business conditions, retailer performance, changing capital market conditions and other factors, which could affect the ongoing viability of AmREIT's tenants. Management believes the most critical accounting policies in this regard are the accounting for lease revenues (including the straight-line rent), the regular evaluation of whether the value of a real estate asset has been impaired and the allowance for doubtful accounts. Each of these issues requires management to make judgments that are subjective in nature. Management relies on its experience, collects historical data and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates.

EXECUTIVE OVERVIEW


      AmREIT is a rapidly growing, self-managed and self-advised REIT with, along with its predecessors, a 19-year history of delivering results to its investors. Its business model consists of a publicly traded REIT, a portfolio of retail properties, including "irreplaceable corners" - premier retail frontage properties in high traffic, highly populated areas, single tenant properties and multi-tenant properties; a full service real estate operating and development business; an NASD registered broker -dealer securities business; and a retail partnership business - a unique combination that provides AmREIT the opportunity to access multiple sources of capital and generate fees and profits from multiple sources, resulting in added financial flexibility and the opportunity for dependable growth and income.



      AmREIT's goal is to deliver increasing, dependable, monthly income for its shareholders. In so doing, AmREIT strives to increase and maximize Funds from Operations by issuing long term capital through both the NASD independent financial planning marketplace as well as through Wall Street, and investing the capital in accretive real estate properties, acquired or developed, on irreplaceable corners. Additionally, we strive to maintain a conservative balance sheet. To that regard, we strive to maintain a debt to total asset ratio of less than 55%. As of March 31, 2004, our debt to total asset ratio was 41%.



      At March 31, 2004, AmREIT owned a portfolio of 51 properties located in 18 states, subject to long term leases with retail tenants, either directly or through its interests in joint ventures or partnerships. Forty six of the properties are single tenant properties, and represent approximately 75% of the rental income as of March 31, 2004. Five of the properties are multi-tenant and represent approximately 25% of the rental income as of March 31, 2004. In assessing the performance of AmREIT's properties, management evaluates the occupancy of AmREIT's portfolio. Occupancy for the total portfolio was 94.8% based on leaseable square footage as of March 31, 2004. Additionally, AmREIT anticipates that the majority of its rental income will consist of rental income generated from multi-tenant shopping centers by the end of 2004. We have been developing and acquiring multi-tenant shopping centers for over ten years in our retail partnership business. During that time, we believe we have developed the ability to recognize the high-end multi-tenant properties that can create long-term value, and with the downward pressure on single tenant cap rates, resulting in higher priced real estate, management anticipates strategically increasing its holdings of multi-tenant shopping centers. Management intends to increase total assets from $101 million as of December 31, 2003 to approximately $200 million at the end of 2004. Through its class C common share offering, AmREIT raised approximately $30.1 million in capital through March 31, 2004.



      Management intends to fund future acquisitions and development projects through a combination of equity offerings and debt financings. During 2004, AmREIT anticipates raising approximately $60 million of equity from various sources including Wall Street and the independent financial planning community. We have already raised an additional $16 million through our class C common share offering for the three months ended March 31, 2004.



      Management expects that single tenant, credit leased properties, will continue to experience cap rate pressure during 2004 due to the low interest rate environment and increased buyer demand. Therefore, as it has been, and our continued strategy will be, to divest of properties which are no longer meet our core criteria, and replace them with multi-tenant projects or the development of single tenant properties located on irreplaceable corners. With respect to additional growth opportunities, we currently have over $60 million of projects in our pipeline at various stages of evaluation. Each potential acquisition is subjected to a rigorous due diligence process that includes site inspections, financial underwriting, credit analysis and market and demographic studies. Therefore, there can be no assurance that any or all of these projects will ultimately be purchased by AmREIT. Management anticipates, and has budgeted for, an increase in interest rates during 2004. As of March 31, 2004, approximately 60% of our outstanding debt had a long term fixed interest rate with an average term of seven years. Our philosophy continues to be matching long term leases with long term debt structures while keeping our debt to total assets ratio less than 55%.


SUMMARY OF CRITICAL ACCOUNTING POLICIES


      The results of operations and financial condition of AmREIT, as reflected in the accompanying financial statements and related footnotes, are subject to management's evaluation and interpretation of business conditions, retailer performance, changing capital market conditions and other factors, which could affect the ongoing viability of AmREIT's tenants. Management believes the most critical accounting policies in this regard are the accounting for lease revenues (including the straight line rent), the regular evaluation of whether the value of a real estate asset has been impaired and the allowance for doubtful accounts. We evaluate our assumptions and estimates on an on-going basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable based on the circumstances.

      Rental Income Recognition - In accordance with accounting principles generally accepted in the United States of America, AmREIT accounts for rental income under the straight line method, whereby we record rental income based on the average of the total rent obligation due under the primary term of the lease. AmREIT prepares a straight line rent schedule for each lease entered into. Certain leases contain a provision for percentage rent. Percentage rent is recorded in the period when AmREIT can reasonably calculate the amount of percentage rent owed, if any. Generally, AmREIT records percentage rent in the period in which the percentage rent payment is made, and can thereby be calculated and verified. For the three months ended March 31, 2004, AmREIT collected and recorded percentage rent from tenants of $65 thousand.


      Real Estate Valuation - Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property's estimated undiscounted future cash flows, including estimated proceeds from disposition. Depreciation is computed using the straight-line method, generally over estimated useful lives of 39 years for buildings and over the primary term of the lease for tenant improvements. Major replacements that extend the life of the property, or enhance the value of the property are capitalized and the replaced asset and corresponding accumulated depreciation are removed. All other maintenance items are charged to expense as incurred.


      Upon the acquisition of real estate projects, AmREIT assesses the fair value of the acquired assets (including land, building, acquired, out-of-market and in-place leases, as if vacant property value and tenant relationships) and acquired liabilities, and allocates the purchase price based on these assessments. AmREIT assesses fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends, and specific market and economic conditions that may affect the property. Factors considered by management in our analysis of determining the as if vacant property value include an estimate of carrying costs during the expected lease-up periods considering current market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, up to 12 months depending on the property location, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses.


      Costs incurred in the development of new operating properties, including preacquisition costs directly identifiable with the specific project, development and construction costs, interest and real estate taxes are capitalized into the basis of the project. The capitalization of such costs ceases when the property, or any completed portion, becomes available for occupancy.


      AmREIT's properties are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the property may not be recoverable. In such an event, a comparison is made of the current and projected operating cash flows of each such property on an undiscounted basis, plus the residual value of the property upon disposition, to the carrying value of such property. The carrying value would then be adjusted, if needed, to estimate the fair value to reflect an impairment in the value of the asset. As of March 31, 2004, no impairment was identified for any of AmREIT's properties.


      Valuation of Receivables - An allowance for the uncollectible portion of accrued rents, property receivables and accounts receivable is determined based upon an analysis of balances outstanding, historical payment history, tenant credit worthiness, additional guarantees and other economic trends. Balances outstanding include base rents, tenant reimbursements and receivables attributed to the accrual of straight line rents. Additionally, estimates of the expected recovery of pre-petition and post-petition claims with respect to tenants in bankruptcy is considered in assessing the collectibility of the related receivables. At December 31, 2003, AmREIT wrote off a receivable of approximately $150 thousand related to the Wherehouse bankruptcy. During the three months ended March 31, 2004, AmREIT wrote off receivables totaling approximately $67 thousand. The receivables were attributable to the GAAP required accrual of straight line rents associated with Just for Feet. The write off of the receivable from Just for Feet is included in income from discontinued operations. AmREIT maintains a receivable related to Wherehouse of approximately $126 thousand. Based on discussions with Wherehouse, Blockbuster Entertainment Corporation, the guarantor of the lease, and an evaluation of the legal proceedings involving Wherehouse and Blockbuster Entertainment Corporation, AmREIT believes that these receivables are collectible and should be collected in 2004.


LIQUIDITY AND CAPITAL RESOURCES


      Cash flow from operating activities and financing activities have been the principal sources of capital to fund AmREIT's ongoing operations and dividends. As AmREIT deploys the capital raised, and expected to be raised from its equity offerings, into income producing real estate, we anticipate that cash flow from operations will provide adequate resources for future ongoing operations and dividends. AmREIT's cash on hand, internally-generated cash flow, borrowings under our existing credit facilities, issuance of equity securities , as well as the placement of secured debt and other equity alternatives, will provide the necessary capital to maintain and operate our properties as well as execute and achieve our growth strategies. Cash flows from operating activities decreased from $3.73 million for the year ended December 31, in 2002 to $1.24 million for the year ended December 31, 2003 and increased $53 thousand for the quarter ended March 31, 2004 compared to the quarter ended March 31, 2003. Proceeds from sales of real estate acquired for sale increased by $2.4 million in the first quarter of 2004 compared to the first quarter of 2003. This increase in cash was offset somewhat by an increase in accounts receivable related-party of $1.5 million.


      During 2003, AmREIT invested approximately $7.81 million in retail real estate acquired for resale. This consisted of four single tenant properties located in Texas, Missouri, Indiana, and Wisconsin. As of December 31, 2003, AmREIT had sold two of these properties, located in Indiana and Wisconsin, resulting in net proceeds from the sale of $6.18 million and a gain on sale of real estate held for resale of $787 thousand.


      During the first quarter 2004, AmREIT contracted to purchase approximately $8.5 million of retail real estate, representing a multi-tenant shopping center located in Houston, Texas. The shopping center is anticipated to close during the second quarter and will be funded with approximately $3.9 million in cash and the assumption of a $4.6 million mortgage payable. Additionally, AmREIT sold an IHOP located in Bridgeton, Missouri during the first quarter 2004, which was previously classified as real estate held for sale. AmREIT realized a gain on the sale of approximately $608 thousand. As part of its investment strategy, AmREIT constantly evaluates its property portfolio, systematically selling off any non-core or underperforming assets, and replacing them with "irreplaceable corners" and other core assets. For the remainder of 2004, AmREIT anticipates continuing the strategy of divesting its non-core properties, which is estimated will generate between $10 and $15 million in sales proceeds. On January 11, 2003, Wherehouse Entertainment filed for voluntary petition of relief under Chapter 11 of the federal bankruptcy code. AmREIT owns two Wherehouse Entertainment locations. The lease on the Independence, Missouri location has been amended and assigned to Record Town. Subsequent to March 31, the Wichita, Kansas property was placed under contract, which the Company attempted to cancel as it was determined that a potentially higher value could be obtained by redeveloping the property. In

June 2004, it was determined that the contract was not able to be canceled, and the Company would continue with the sale, which would result in an impairment in value of approximately $1 million. On March 2, 2004, Footstar, the parent company of Just for Feet filed for a voluntary petition of relief under Chapter 11 of the federal bankruptcy code and subsequent to March 31, 2004, rejected the leases on both properties. The Company is negotiating a contract to sell the Tucson, Arizona Just For Feet property, which is anticipated to result in a gain on sale and is evaluating the alternatives for the Baton Rouge Just For Feet property.



      Cash flows used in investing activities has been primarily related to the acquisition or development of retail properties. During 2003, AmREIT acquired or developed $34.5 million in retail projects, which were funded through a combination of the $12.2 million of capital (net of $1.8 million in issuance costs) raised through the class C common share offering, the net sales proceeds of properties divested during the year, and debt financing. This investment consisted of two single tenant projects, two multi-tenant projects, and three land acquisitions, of which six are located in Texas, and one is located in Maryland. The single tenant projects are 100% occupied and generating rental income. The multi-tenant projects are 70% and 93% occupied, respectively, and generating rental income. One of the land acquisitions is substantially complete and rental income commenced in January 2004. The other two land acquisitions are under development, and are anticipated to generate rental income during the fourth quarter 2004. These acquisitions were funded with proceeds from AmREIT's class C common share offering and through the existing revolving credit facility. AmREIT also sold two non-core, underperforming properties, an Office Max in Dover, Delaware and a Goodyear Tire Store in Houston, Texas. During the first quarter of 2004, AmREIT, through one of its taxable REIT subsidiaries, acquired a 25% equity interest in a 45 acre retail redevelopment in Houston, Texas. The other partners are affiliated partnerships. The investment was funded through a combination of the $14.3 million of capital (net of $1.8 million in issuance costs) raised through the class C common share offering and debt financing.



      Additionally, as part of its investment strategy, AmREIT constantly evaluates its property portfolio, systematically selling off any non-core or underperforming assets, and replacing them with "irreplaceable corners" and other core assets. During 2003, AmREIT divested of an Office Max property located in Dover, Delaware and a Goodyear Tire Store located in Houston, Texas. The properties generated net sales proceeds of $3.5 million, resulting in a profit on disposition of approximately $312 thousand. During 2004, AmREIT anticipates continuing this strategy of divesting its non-core properties, which are estimated to generate between $10 and $15 million in sales proceeds. Cash flows used in investing activities as reported in the Consolidated Statements of Cash Flows increased from $15.27 million in 2002 to $22.03 million in 2003.



      In addition, capitalized expenditures for improvements and additions to our existing properties were approximately $535 thousand for the year ended December 31, 2003 and $300 thousand for the quarter ended March 31, 2004, which were funded through excess cash flow and through AmREIT's revolving credit facility. Cash flows used in investing activities decreased from $3.1 million in the first three months of 2003 to $1.7 million in the first three months of 2004.



      Cash flows provided by financing activities increased from $13.82 million in 2002 to $20.32 million for the year ended December 31, 2003. Cash flows provided by financing activities increased from $1.1 million for the quarter ended March 31, 2003 to $1.6 million for the quarter ended March 31, 2004. Cash flows provided by financing activities were primarily generated from our existing revolving credit facility, secured property level mortgage financing or through our class C common share offering. Through its class C common share offering, AmREIT raised new capital of between $4 million and $6 million per month during the first quarter of 2004. One advantage of raising capital through the independent financial planning marketplace is that the capital is received on a monthly basis, allowing for a scaleable matching of real estate projects. Our first priority is to deploy the capital raised, and then to moderately leverage the capital, while maintaining our philosophy of a conservative balance sheet.


      AmREIT has a $30 million unsecured revolving credit facility. The facility will mature on September 4, 2004. The facility bears interest at a rate of LIBOR plus a range of 1.40 to 2.35, depending on AmREIT's debt to asset ratio. The Credit Facility contains covenants which, among other restrictions, require AmREIT to maintain a minimum net worth, a maximum leverage ratio, specified interest coverage and fixed charge coverage ratios and allow the lender to approve all distributions. Furthermore, the Credit Facility contains concentration covenants and limitations, limiting property level net operating income for any one tenant to no more than 15% (35% for IHOP ) of total property net operating income. At December 31, 2003 and March 31, 2004, IHOP net operating income represented 34.7% and approximately 32% of total property net operating income, respectively. As of March 31, 2004, the spread over LIBOR was
2.00. At March 31, 2004, approximately $12.8 million was outstanding under the credit facility. In addition to the credit facility, AmREIT utilizes various permanent mortgage financing and other debt instruments.



      As of March 31, 2004, AmREIT had the following contractual obligations:



                                  2004       2005       2006       2007       2008    Thereafter   Total
                                --------   --------   --------   --------   --------  ----------  --------
Unsecured debt:
   Revolving credit  facility   $ 12,777   $      -   $      -   $      -   $      -   $      -   $ 12,777
   5.46% dissenter notes               -          -          -          -          -        760        760
Secured debt                       2,073        490        530        573        620     19,163     23,449
                                --------   --------   --------   --------   --------   --------   --------
Total contractual obligations   $ 14,850   $    490   $    530   $    573   $    620   $ 19,923   $ 36,986



      In order to continue to expand and develop its portfolio of properties and other investments, AmREIT intends to finance future acquisitions and growth through the most advantageous sources of capital available at the time. Such capital sources may include proceeds from public or private offerings of AmREIT's debt or equity securities, secured or unsecured borrowings from banks or other lenders, acquisitions of AmREIT's affiliated entities or other unrelated companies, or the disposition of assets, as well as undistributed funds from operations.



      In August 2003, AmREIT commenced the class C common share offering. This offering is being exclusively made through the NASD independent financial planning community. It is a $44 million offering, of which $4 million has been reserved for the dividend reinvestment plan. As of March 31, 2004, 3.0 million shares had been issued, resulting in approximately $30.1 million in gross proceeds. The proceeds are being and will be used to finance the acquisition and development of retail real estate projects, pay down the revolving credit facility and provide working capital for the on going operation of AmREIT and its properties.

      During 2003, AmREIT paid dividends to its shareholders of $3.19 million, compared with $1.73 million in 2002. For the quarters ended March 31, 2004 and 2003, AmREIT paid dividends to its shareholders of $1.158 million and $760 thousand, respectively. The class A and C shareholders receive monthly dividends and the class B shareholders receive quarterly dividends. All dividends are declared on a quarterly basis. The dividends by class follows (in thousands):

                         Class A     Class B      Class C
                         -------     -------      -------
2004
  First Quarter            $345        $434         $379
2003
  Fourth Quarter           $320        $437         $156
  Third Quarter            $308        $443         $ 15
  Second Quarter           $310        $439          N/A
  First Quarter            $307        $453          N/A
2002
  Fourth Quarter           $277        $456          N/A
  Third Quarter            $257        $409          N/A
  Second Quarter           $170         N/A          N/A
  First Quarter            $165         N/A          N/A



      On July 23, 2002, AmREIT completed a merger with three of its affiliated partnerships, which increased AmREIT's real estate assets by approximately $24.3 million. Pursuant to the merger, AmREIT issued approximately 2.6 million class B common shares to the limited partners in the Affiliated Partnerships, of which, approximately 2.36 million were outstanding as of December 31, 2003. Approximately $760 thousand in 8 year, interest only, subordinated notes were issued to limited partners of the Affiliated Partnerships who dissented from the merger. The acquired properties are unencumbered, single tenant, free standing properties on lease to national and regional tenants, where the lease is the direct obligation of the parent company. A deferred merger expense resulted from the shares payable to H. Kerr Taylor, our President and Chief Executive Officer, as a result of the merger, which shares represented a portion of consideration payable to Mr. Taylor as a result of the sale of his advisory company to AmREIT. Mr. Taylor earned approximately 143 thousand shares during 2003 as a result of our class C common share offering, resulting in a non-cash charge to earnings of approximately $915 thousand. As of December 31, 2003, these shares were not issued to Mr. Taylor and were accounted for as a liability in accounts payable. Mr. Taylor has the ability to earn an additional 241 thousand shares under the deferred consideration agreement.



      Until properties are acquired by AmREIT, AmREIT's funds are held in short term, highly liquid investments which AmREIT believes to have appropriate safety of principal. This investment strategy has allowed, and continues to allow, high liquidity to facilitate AmREIT's use of these funds to acquire properties at such time as properties suitable for acquisition are located. At March 31, 2004, AmREIT's cash and cash equivalents totaled $2.2 million.



      Inflation has had very little effect on income from operations. Management expects that increases in store sales volumes due to inflation as well as increases in the Consumer Price Index, may contribute to capital appreciation of AmREIT properties. These factors, however, also may have an adverse impact on the operating margins of the tenants of the properties.


RESULTS OF OPERATIONS


Comparison of the Three Months Ended March 31, 2004 to March 31, 2003:



      Rental revenue and earned income from direct financing leases increased by 38%, or $600 thousand, from $1.6 million in 2003 to $2.2 million in 2004. Of this increase, $640 thousand is related to acquisitions made after the first quarter of 2003. This is somewhat offset by the loss of rental income of $100 thousand due to property dispositions.

      On January 21, 2003, Wherehouse Entertainment filed for a voluntary petition of relief under Chapter 11 of the federal bankruptcy code. AmREIT owns two Wherehouse Entertainment properties, one located in Independence, Missouri, and the other located in Wichita, Kansas. Through court proceedings, the lease at the Missouri location has been modified and assigned to Record Town. Wherehouse Entertainment has vacated the Kansas location. On March 2, 2004, Footstar, the parent company of Just for Feet filed for a voluntary petition of relief under Chapter 11 of the federal bankruptcy code. Footstar has announced it intends to close all their Just for Feet stores after an orderly liquidation of the remaining inventory. AmREIT owns two Just for Feet locations, one in Tucson, Arizona and the other is located in Baton Rouge, Louisiana.



      Securities commission income increased by $1.8 million, from $86 thousand in 2003 to $1.9 million in 2004. This increase in securities commission income is due to increased capital being raised through our broker dealer company, AmREIT Securities Company (ASC). As ASC raises capital for either AmREIT or its affiliated retail partnerships, ASC earns a securities commission of between 8% and 10.5% of the money raised. During the first quarter of 2004, AmREIT and its affiliated retail partnerships raised approximately $18.0 million, as compared to approximately $834 thousand during the first quarter of 2003. This increase in commission income is somewhat mitigated by a corresponding increase in commission expense paid to other third party broker dealer firms. Commission expense increased by $1.4 million, from $65 thousand in 2003 to $1.4 million in 2004.



      General and operating expense increased $665 thousand, from $770 thousand in 2003 to $1.4 million in 2004. The increase in general and operating expense is primarily due to additional personnel and the associated salary and benefits costs related to these individuals. Since the first quarter of 2003, AmREIT added members to each of the operating teams, five on the real estate team (property management, legal, acquisitions and leasing), one on the securities team and two clerical and administrative support positions. By building our various teams, we have not only been able to grow revenue and Funds from Operations, but believe that we will be able to sustain and further enhance our growth. Compensation expense increased $462 thousand in 2004 as compared to 2003. In addition, property expense increased $131 thousand.



      Deferred merger costs increased from $0 in the first quarter of 2003 to $1.3 million in the first quarter of 2004 . The deferred merger cost is related to deferred consideration payable to Mr. Taylor as a result of the acquisition of our advisor, which was owned by Mr. Taylor in 1998. In connection with the acquisition, Mr. Taylor agreed to payment for this advisory company in the form of common shares, paid as AmREIT increases its outstanding equity. To date, Mr. Taylor has received approximately 847 thousand class A common shares, and is eligible to receive an additional 53 thousand shares as additional equity is raised by AmREIT.



COMPARISON OF YEAR ENDED DECEMBER 31, 2003 TO DECEMBER 31, 2002


      Rental revenue and earned income from direct financing leases increased by 46%, or $2.39 million, from $ 5.19 million in 2002 to $7.58 million in 2003. Of this increase, $1.96 million is related to a full year of rental revenue and earned income recorded during 2003 from the properties acquired either directly or through the affiliated partnership merger in 2002, and $565 thousand is related to acquisitions made during the year. This is somewhat offset by the loss of rental income of $136 thousand due to property dispositions. Portfolio occupancy at December 31, 2003 was 92.4%, which is a slight decrease compared to 2002 occupancy of 95.2%. This decrease is mainly due to a vacancy at one of our Wherehouse Entertainment properties.

      On January 21, 2003, Wherehouse Entertainment filed for a voluntary petition of relief under Chapter 11 of the federal bankruptcy code. AmREIT owns two Wherehouse Entertainment properties, one located in Independence, Missouri, and the other located in Wichita, Kansas. Through court proceedings, Wherehouse has affirmed the lease at the Missouri location, and have vacated the Kansas location.

      Securities commission income increased by $2.11 million, from $847 thousand in 2002 to $2.96 million in 2003. This increase in securities commission income is due to increased capital being raised through our broker dealer company, AmREIT Securities Company (ASC). As ASC raises capital for either AmREIT or its affiliated retail partnerships, ASC earns a securities commission of between 8% and 10.5% of the money raised. During 2003, AmREIT and its affiliated retail partnerships raised approximately $28.4 million, as compared to approximately $8.5 million during 2002. This increase in commission income is somewhat mitigated by a corresponding increase in commission expense paid to other third party broker dealer firms. Commission expense increased by $1.63 million, from $653 thousand in 2002 to $2.29 million in 2003.


      General and operating expense increased $1.14 million, from $2.80 million in 2002 to $3.94 million in 2003. The increase in general and operating expense is primarily due to additional personnel and the associated salary and benefits costs related to these individuals. During the year, AmREIT added members to each of the operating teams, including one individual on the accounting and finance team, four on the real estate team (property management, legal, acquisitions and leasing) one in corporate communications, one on the securities team and two clerical and administrative support positions. By building our various teams, we have not only been able to grow revenue and Funds From Operations, but believe that we will be able to sustain and further enhance our growth. Compensation expense increased $941 thousand for the year. In addition, property expense increased $44 thousand and insurance expense increased $47 thousand compared to 2002.


      General and operating expense includes bad debt expense of $97 thousand and property expenses of $49 thousand, which are related to the Wherehouse entertainment properties. Both of the Wherehouse Entertainment leases are guaranteed by Blockbuster Entertainment Corporation. We are in the process of trying to collect from Blockbuster and are involved in litigation regarding the guarantee. As a result, we are uncertain as to the likelihood or the timing of the collection from Blockbuster. Based on our negotiations with Wherehouse Entertainment and Blockbuster Entertainment Corporation, we expensed $97 thousand of the rent that we are owed from the Wherehouse Entertainment properties, which results in a net balance of $73 thousand that is accrued as rent income as of December 31, 2003. In addition, we expensed $49 thousand of property expenses that we are owed from the Wherehouse Entertainment properties, which results in a net balance of $53 thousand that is accrued as a receivable as of December 31, 2003. Based on discussions with Blockbuster Entertainment Corporation and pending litigation with Blockbuster Entertainment Corporation, the net receivable remaining of approximately $126 thousand is anticipated to be collected during 2004.


      Deferred merger costs decreased by $990 thousand, from $1.90 million in 2002 to $915 thousand in 2003. The deferred merger cost is related to deferred consideration payable to Mr. Taylor as a result of the acquisition of our advisor, which was owned by Mr. Taylor in 1998. In connection with the acquisition, Mr. Taylor agreed to payment for this advisory company in the form of common shares, paid as AmREIT increases its outstanding equity. To date, Mr. Taylor has received approximately 659 thousand class A common shares, and is eligible to receive an additional 241 thousand shares as additional equity is raised by AmREIT.


      Gain on real estate acquired for re-sale increased $787 thousand, from $0 in 2002. Gain on real estate acquired for resale is a result of selling two properties acquired during 2003 with the intent to resell after a short holding period. Through a taxable REIT subsidiary, AmREIT actively seeks properties where there is an opportunity to purchase undervalued assets, and after a short holding period and value creation, dispose of the asset and capture the value created.

FUNDS FROM OPERATIONS

      AmREIT considers FFO to be an appropriate measure of the operating performance of an equity REIT. The National Association of Real Estate Investment Trusts (NAREIT) defines funds from operations (FFO) as net income
(loss) computed in accordance with generally accepted accounting principles
(GAAP), excluding gains or losses from sales of property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, NAREIT recommends that extraordinary items not be considered in arriving at FFO. AmREIT calculates its FFO in accordance with this definition. Most industry analysts and equity REITs, including AmREIT, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company's real estate between periods, or as compared to different companies. There can be no assurance that FFO presented by AmREIT is comparable to similarly titled measures of other REITs. FFO should not be considered as an alternative to net income or other measurements under GAAP as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.


      Below is the calculation of FFO and the reconciliation to net income, which AmREIT believes is the most comparable GAAP financial measure to FFO, in thousands, for the years ended December 31:


                                                                           2003        2002
                                                                         --------    --------
Income (loss) - before discontinued operations .......................   $  1,295    $   (857)
Income - from discounted operations ..................................        703         198
Plus depreciation of real estate assets - from operations ............        829         575
Plus depreciation of real estate assets - from discontinued
   operations ........................................................         30          55
Less (gain) loss on sale of real estate assets acquired for
   investment ........................................................       (312)         48
Less class B & C distributions .......................................     (1,943)       (865)
                                                                         --------    --------
Total Funds from operations available to class A shareholders* .......   $    602    $   (846)

Cash dividends paid to class A shareholders ..........................   $  1,245    $    866
Dividends in excess of FFO* ..........................................   $   (643)   $ (1,712)

* Based on the adherence to the NAREIT definition of FFO, we have not added back the $915 thousand or $1.9 million charge to earnings during 2003 and 2002, respectively, resulting from shares issued to Mr. Taylor. Adding this $915 thousand and $1.90 million charge to earnings back to earnings would result in $1.52 million and $1.06 million adjusted funds from operations available to class A shareholders, respectively, and class A dividends paid less than adjusted FFO available to class A shareholders of $272 thousand and $192 thousand, respectively.

      Cash flows from operating activities, investing activities, and financing activities are presented below in thousands:


                             March 31,             December 31,
                       --------------------    --------------------
                         2004        2003        2003        2002
                       --------    --------    --------    --------
Operating activities   $    305    $    252    $  1,237    $  3,729
Investing activities     (1,728)     (3,056)    (22,031)    (15,268)
Financing activities      1,570       1,123      20,319      13,819



      Below is the calculation of FFO and the reconciliation to net income, in thousands, for the three months ended March 31:



                                                                           2004        2003
                                                                         --------    --------
(Loss) income before discontinued operations                             $ (1,021)   $    267
Income  from discontinued operations                                          656         191
Plus depreciation of real estate assets - from operations                     244         181
Plus depreciation of real estate assets - from discontinued operations        -            38
Less class B and class C distributions                                       (813)       (453)
Total Funds From Operations available to class A shareholders*           $   (934)   $    224

Cash dividends paid to class A shareholders                              $    345    $    307
Dividends in excess of FFO*                                              $ (1,279)   $    (83)



* Based on the adherence to the NAREIT definition of FFO, we have not added back the $1.3 million charge to earnings during 2004 resulting from shares issued to Mr. Taylor. Adding this charge back to earnings would result in $386 thousand adjusted funds from operations available to class A shareholders, and class A dividends paid less than adjusted FFO available to class A shareholders of $41 thousand.


                       INVESTMENT OBJECTIVES AND CRITERIA

AMREIT'S INVESTMENT POLICIES

      AmREIT's investment policies have been adopted by its board of trust managers and set forth the policies and restrictions pursuant to which AmREIT conducts its affairs. The board of trust managers may change any investment policy without the approval of shareholders. Set forth below is a summary of AmREIT's investment policies.

      INVESTMENTS IN PROPERTIES. AmREIT will:

      - invest only in interests in (including mortgage loan interests secured by) income-producing, undeveloped, development stage and improved real estate properties using borrowed capital only where prudent as determined by the board;

      - not invest more than 10% of its total assets in unimproved real property or mortgage loans on unimproved real property;

      - not acquire properties leased, or to be leased, to one tenant generating annual rental income in excess of 15% of AmREIT's total annual rental income, without the prior approval of our board of trust managers;

      - not engage in the purchase and sale of investments, other than real property interests which satisfy AmREIT's investment objectives or for the purpose of investing on a short-term basis reserves and funds available for the purchase of properties; and

      - pay consideration for a property which is based on its fair market value as determined by a majority of the trust managers. In cases where the majority of the independent trust managers determine, and in all acquisitions from interested persons, such fair market value shall be determined by an independent expert selected by the independent trust managers.

      POLICY RESTRICTIONS. AmREIT will not:

      - invest more than ten percent (10%) of its total assets in second mortgages, excluding wrap-around type second mortgage loans;

      - make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including AmREIT's loan(s), would exceed an amount equal to eighty-five percent (85%) of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the property" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan;

      - make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of any affiliate of AmREIT;

      - invest in any mortgage loans that are subordinate to any liens or other indebtedness on a property if the effect of such mortgage loans would be to cause the aggregate value of all such subordinated indebtedness to exceed twenty-five percent (25%) of AmREIT's tangible assets;

      - invest in equity securities of other issuers unless a majority of the trust managers, including a majority of the independent trust managers, not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable;

      - invest in the equity securities of any non-governmental issue, including other real estate investment trusts or limited partnerships for a period in excess of eighteen (18) months, unless approved by a majority of the trust managers, including a majority of the independent trust managers;

      - engage in underwriting or the agency distribution of securities issued by others;

      - invest in commodities or commodity futures contracts, other than solely for hedging purposes;

      - engage in short sales of securities or trading, as distinguished from investment activities;

      - invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts are in recordable form and appropriately recorded in the chain of title;

      - issue equity securities which are redeemable at the election of the holder of such securities;

      - issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

      - issue warrants, options or similar evidences of a right to buy its securities, unless issued to all of its security holders ratably, or issued as part of a financing arrangement; and

      - issue shares on a deferred payment basis or other similar arrangement.

      RESTRICTIONS ON LEVERAGE. AmREIT may not borrow funds in order to distribute the proceeds to the shareholders and thereby offset under-performance by the properties, unless it is required to do so for REIT qualification purposes.

      The trust managers must review AmREIT's borrowings at least quarterly for reasonableness in relation to its net assets. AmREIT may not incur indebtedness if, after giving effect to the incurrence thereof, aggregate indebtedness, secured and unsecured, would exceed fifty-five percent (55%) of its net assets on a consolidated basis. For this purpose, the term "net assets" means the value of our total assets (less intangibles) based on market capitalization rates and current year rental income, as determined by our board, before deducting depreciation or other non-cash reserves, less total liabilities, as calculated at the end of each quarter on a basis consistently applied.

      TRANSACTIONS WITH AFFILIATES. AmREIT is self-managed and does not have an external advisor. AmREIT's dealings with and its officers, trust managers, sponsors and any advisor are subject to the following restrictions:

      Sales To Interested Persons. An advisor, officer or trust manager may not acquire assets from AmREIT except as approved by a majority of trust managers (including a majority of independent trust managers), not otherwise interested in such transaction, as being fair and reasonable to AmREIT.

      Acquisitions From Interested Persons. Any transaction with a trust manager, officer or affiliate that involves the acquisition of a property from an interested person must be approved by a majority of the independent trust managers as being fair and reasonable to AmREIT and at a price not greater than the cost of the property to such seller, or if at a greater price only if substantial justification exists and such excess is reasonable and not in excess of the properties' current appraised value.

      Purchases from Affiliated Retail Partnerships. Any acquisition of a property from MIG II will only be made at the Market Value of the property, and no real estate commission will be paid to AmREIT or any affiliate of AmREIT in connection with such purchases.

      Leases To Interested Persons. AmREIT may lease assets to an advisor, or a trust manager only if such transaction is approved by a majority of trust managers (including a majority of independent trust managers), not otherwise interested in such transaction, as being fair and reasonable to AmREIT.

      Loans From Interested Persons. AmREIT may not borrow money from an advisor or a trust manager unless a majority of the trust managers, including a majority of the independent trust managers, not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to AmREIT than loans between unaffiliated parties under the same circumstances.

      Loans To Interested Persons. AmREIT may not make or invest in loans to a sponsor, advisor or trust manager, which includes any affiliate thereof, except for mortgage loans for the construction of improvements on properties to be acquired by AmREIT that are under lease or binding contract to be leased to qualifying tenants and those loans insured or guaranteed by a government or government agency or unless an appraisal is obtained on the underlying property. An appraisal of the underlying property shall be obtained in connection with any loan to an advisor, director or their affiliate.

      Other Transactions With Interested Persons. All other transactions between AmREIT and the sponsor, advisor or a trust manager shall require approval by a majority of the trust managers (including a majority of the independent trust managers) not otherwise interested in such transactions as being fair and reasonable to AmREIT and on terms and conditions not less favorable to AmREIT than those available from unaffiliated third parties.

      JOINT VENTURE INVESTMENTS. AmREIT may enter into joint ventures with unaffiliated third parties. AmREIT may also invest jointly with another publicly-registered entity sponsored by a sponsor, advisor or trust manager that has investment objectives and management compensation provisions substantially identical to those of AmREIT, provided that the following conditions must be satisfied:

      - the joint venture must have approval of a majority of the trust managers, including a majority of the independent trust managers;

      - the joint venture must have investment objectives comparable to AmREIT;

      - the investment by each party to the joint venture must be on substantially the same terms and conditions; provided, however, AmREIT shall own more than fifty percent (50%) of any joint venture between it and its sponsor or affiliate;

      - in making any such joint venture investment, AmREIT may not pay more than once, directly or indirectly, for the same services and may not act indirectly through any such joint venture if AmREIT would be prohibited from doing so directly because of restrictions contained in the bylaws; and

      - in the event of a proposed sale of the property initiated by the other joint venture partner, AmREIT must have a right of first refusal to purchase the other party's interest.

      REAL ESTATE COMMISSIONS ON RESALE OF PROPERTY. If an advisor, officer or trust manager provides a substantial amount of the services in the effort to sell an AmREIT property, that such person may receive up to one-half of the brokerage commission paid but in no event to exceed an amount equal to 3% of the contract price for the property. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the contract price for the property. The Competitive Real Estate Commission is the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property. The "contract price" is the amount actually paid or allocated to the purchase, development, or construction or improvement of a property exclusive of the acquisition fees and acquisition expenses.

      ACQUISITION FEES AND ACQUISITION EXPENSES. AmREIT may not pay acquisition fees and acquisition expenses which are unreasonable. The total amount of such fees may not exceed 6% of the contract price of the property, or in the case of a mortgage loan, 6% of the funds advanced. Notwithstanding the foregoing, a majority of the trust managers, including a majority of the independent trust managers, not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to AmREIT.

AMREIT'S OPERATING STRATEGY

      AmREIT's policies with respect to the following activities have been determined by our board of trust managers within the restrictions of AmREIT's stated investment policies and, in general, may be amended or revised, from time to time, subject to the stated objectives and policies, by the board without a vote of the shareholders.


      REAL ESTATE STRATEGY. Over the years, AmREIT has emphasized the development, acquisition and ownership of a portfolio of high-end single and multi-tenant retail centers that are located on prime tracts of land in high traffic, highly populated areas, which will maximize the total return to its shareholders, consisting of both dividends paid and appreciation in value of the shares. These properties are typically located in high traffic areas within a three-mile radius of a population of 100,000 with an average household income of $70,000 or more. On average, more than 30,000 cars per day pass by these properties. In addition, management believes that the location and design of its properties provide flexibility in use and tenant selection and an increased likelihood of advantageous re-lease terms. See "Business and Properties -- Operating Strategy." These properties are usually smaller in size (2,500 to 50,000 sq. ft.) and have a large, stable and deep pool of investors as buyers for this type of real estate. In particular, tax concerned investors ("1031 investors"), wealthy family estates and professional investors find these types of properties valuable. Therefore, the marketability of this type of property is usually appealing. For these reasons, management believes that AmREIT's niche of frontage commercial credit is among the most liquid type of real estate. AmREIT intends to continue to focus on acquiring commercial frontage properties, believing that this sector is capable of providing appealing returns at more attractive risk levels than other sectors of the retail/commercial real estate market. In pursuing its growth strategy, AmREIT intends to utilize research-driven investment analysis, disciplined buy/sell decisions and up-to-date operating systems. AmREIT's business has, however, expanded beyond being solely dependent on the income produced by its real estate portfolio to include the real estate operating and capital raising operations of its wholly-owned taxable REIT subsidiaries. See "Business and Properties." Today, AmREIT's lines of business are expanding, its core portfolio is improved and more diversified, and AmREIT has the best team of people in its history. AmREIT's real estate strategy will focus on major markets, with the goal of achieving a significant presence in major retail corridor markets of targeted cities. These new operations provide AmREIT with additional funds to pay distributions to its shareholders and increased asset value through its ownership of the equity securities of these subsidiaries.


      Management believes that AmREIT's focus on upgrading its property portfolio and its continued emphasis on commercial frontage properties which are often adjacent to major regional malls or other high traffic generators, coupled with increasing the size of the portfolio through the acquisition of the properties through the merger with certain of its affiliated partnerships and of the financing opportunities provided by these new properties, should allow AmREIT to increase revenue distributable to shareholders in the short-term. The revenue growth strategy is enhanced by the possibility of increased long-term value arising from the operating success of AmREIT's subsidiaries. Management believes that AmREIT's structure allows it to be an entrepreneurial real estate company, with income producing assets to provide attractive returns to shareholders plus revenue producing subsidiaries which can both support AmREIT's distributions and produce cash flow for continued growth.

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      INVESTMENT STRATEGY. AmREIT will continue to invest in existing, newly-developed, development stage or undeveloped retail properties subject to leases under which the tenant is responsible for all operating costs (i.e., the tenant pays non-capital costs associated with operating the leased premises), frequently referred to as a net lease. AmREIT will continue to seek to lease to single tenant and multiple tenant properties. AmREIT intends to continue to concentrate its investments in the Southwest, but may invest in properties anywhere in the continental United States.

      In determining whether a property is a suitable for investment, management considers the following factors, among others:

      -     the safety of the investment;

      - the location, condition, use and design of the property and its suitability for a long-term net lease or a lease that otherwise limits the amount of expenses to be incurred by AmREIT;

      -     the cash flow expected to be generated by the property;

      - the terms of the proposed lease (including, specifically, provisions relating to rent increases or percentage rent and provisions relating to passing on operating expenses to tenants);

      - the creditworthiness of the lessee (based on the lessee's most recent audited financial statement or other similar evidence establishing net worth) and the cash flow expected to be generated by the property;

      -     the prospects for long-term appreciation of the property;

      -     the prospects for long-range liquidity of the investment; and

      -     the stability and potential growth of the community.

      AmREIT invests in properties which are either under current lease or are to be leased upon completion of development to a national or regional corporation. However, in circumstances deemed appropriate, leases may be with a sole proprietor or franchisee operating the businesses on the property. AmREIT has no minimum financial requirements for its tenants, which will vary depending on individual circumstances of the property and the lease. With respect to the credit of a prospective tenant, AmREIT will evaluate the party's creditworthiness in terms of its most recent audited financial statements, its general credit history, any trends exhibited by its credit rating, appropriate references, if available, the type of business in which it engages, the size and scope of its business, the length of its operating history, the background and experience of its management and similar types of factors.

      Management also considers a property's prospects for long-term appreciation and the prospects for long-range liquidity of the investment. Other considerations of AmREIT affecting appreciation of the properties and liquidity of the investment include: inclusion of lease clauses providing for increased rents based on a tenant's increased revenues, lease clauses providing for periodic inflation adjustments to the base rent, minimizing deferred maintenance by prompt attention to repair and replacement needs at the properties and by including common area maintenance clauses in the leases.

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      AmREIT's procedures with respect to environmental due diligence are to require, prior to the purchase of a property, that all conditions imposed by a lender loaning funds towards the acquisition of the property, if applicable, have been satisfied and that all conditions imposed by the title insurer which exclude coverage due to environmental conditions are either removed, waived or found acceptable by a majority of AmREIT's trust managers. Where neither lender nor title insurer conditions raise issues regarding environmental due diligence, AmREIT may nevertheless require certain protective representations from the seller of a property, including a satisfactory phase one environmental study of the property site.

      AmREIT competes for both investment opportunities and the operation of its properties with other real estate investors (both domestic and foreign), including other real estate investment trusts and limited partnerships which have investment objectives similar to those of AmREIT and which are likely to have resources greater than those of AmREIT. Management continually monitors the real estate market in order to identify potential desirable property acquisitions and advantageous disposition opportunities for its properties.

      AmREIT plans to explore possible acquisitions of properties in whole or partial exchange for its equity securities. AmREIT has authority to issue additional shares or other securities in exchange for property and other valid consideration, and to repurchase or otherwise reacquire its shares or any other securities and may engage in such activities in the future. AmREIT has authorized preferred shares, but has not issued such senior securities.

      LINE OF BUSINESS STRATEGY. AmREIT has three primary lines of business beyond its portfolio: a full service real estate operating and development subsidiary (ARIC), an NASD registered broker dealer subsidiary (securities business) and its retail partnerships. ARIC is contributing strongly to AmREIT's profitability through generating brokerage, leasing, construction management, development and property management fee income. This line of business carries little overhead burden and has proven profitable from the beginning. ARIC provides comprehensive development and construction services from site selection and design through building completion for creditworthy tenants across the nation. Not only does this area of expertise allow AmREIT to generate third party fee income, but it also allows AmREIT to respond to its own portfolio needs when required.

      AmREIT's second line of business, its securities business, continues to grow and gain traction. This business is conducted by AmREIT Securities Company
(ASC), a wholly owned subsidiary of ARIC. Through ASC, we are able to raise capital through the NASD independent financial planning community. Traditionally, we have raised capital in two ways: first for our actively managed retail partnerships, and second, directly for AmREIT through non-traded classes of common shares. During 2003, ASC raised approximately $15 million for retail partnerships and approximately $14 million directly for us through a class C common share offering.

      AmREIT's third line of business, its sponsorship of retail partnerships, involves sponsoring retail partnerships through NASD financial broker dealers. Through its retail partnerships, AmREIT is able to: (1) better match its capital with its real estate pipeline, (2) generate fee income from the real estate activities and asset management fees that benefit the AmREIT shareholders, and
(3) participate, as the general partner of these investment funds, in the "back end" or "carried interest" in these funds. As a sponsor of real estate investment opportunities to the NASD financial planning broker dealer community, we maintain an indirect 1% general partner interest in the retail partnerships that we sponsor. The retail partnerships are typically structured such that the limited partners receive 99% of the available cash flow until 100% of their original invested capital has been returned and a preferred return has been met. Once this has happened, then the general partner begins sharing in the available cash flow at various promoted levels. We also assign a portion of this general partner interest in these retail partnerships to management

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as long term, contingent compensation. In so doing, we believe that we will align the interest of management with that of the shareholders, while at the same time allowing for a competitive compensation structure in order to attract and retain key management positions without increasing the overhead burden.

      MANAGEMENT OF PROPERTIES. AmREIT internally manages each of its properties. Such management includes providing leasing services in connection with identifying and qualifying prospective tenants, assisting in the negotiation of the leases, providing statements as to the income and expense applicable to each property, receiving and depositing monthly lease payments, periodic verification of tenant payment of real estate taxes and insurance coverage, and periodic inspection of properties and tenants' sales records where applicable. AmREIT pays no property management fees or advisory fees. The tenants will be responsible, at their expense, for day-to-day oversight and maintenance of the properties.

      AmREIT acquires marketable title to each of its properties, subject only to such liens and encumbrances as are acceptable to management. Evidence of title includes a policy of title insurance, an opinion of counsel or such other evidence as is customary in the locality in which the property is situated.

      DEVELOPMENT OF PROPERTIES. AmREIT intends to continue to increase its own development of properties. Under AmREIT's investment policies, not more than 10% of AmREIT's total assets may be invested in unimproved real property and AmREIT does not intend to exceed such percentage. Depending upon the circumstances, improvements will be developed and/or constructed either through joint ventures with third party development companies from whom AmREIT purchases the properties, by the tenants to whom such properties are leased, or by development companies other than the sellers of the properties. AmREIT finances the construction or completion of improvements on particular properties through borrowing under its current credit facilities, which it intends to increase should the merger be consummated.

      To the extent AmREIT acquires property on which improvements are to be constructed or completed, AmREIT is subject to risk in connection with the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables and to make the property available to the lessee within the time projected. Performance may be affected or delayed by conditions beyond the builder's control such as building restrictions, clearances and environmental impact studies imposed or caused by governmental bodies, labor strikes, adverse weather, unavailability of materials or of skilled labor, and by the financial insolvency of the builder or any subcontractors prior to completion of construction. Such factors can result in increased costs of a project, corresponding depletion of AmREIT's offering proceeds, working capital reserves and/or cash from operations and could possibly result in the loss of permanent mortgage loan commitments relied upon as a primary source for repayment of construction loans.

      AmREIT may use one or more of the following techniques to reduce the risk of any non-performance by the builder and to assure compliance with approved plans and specifications:

      - a labor and material bond, a completion bond or a performance bond, or more than one of the foregoing, may be required;

      - if, in management's opinion, the financial position of the builder so requires, a personal guaranty or pledge of other assets may be accepted in lieu of, or required in addition to, a bond;

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      -     in some cases, the builder of the property will be required to leaseback the property from AmREIT until construction is completed with lease payments designed to return to AmREIT a portion of its funds paid to the builder during construction and to require the builder to bear the risk of construction;

      - where possible, AmREIT will purchase property subject to the construction loan and management will endeavor not to have AmREIT be liable on such loan; and

      - depending on the financial condition of the builder, the contract may provide that portions of the purchase price payments to the former owners will be withheld until a notice of completion of construction is obtained.

      PROPERTY SALE AND DISPOSITION STRATEGY. As part of its investment strategy, AmREIT constantly evaluates its property portfolio, systematically selling off any non-core or underperforming assets, and replacing them with "irreplaceable corners" and other core assets. During 2003, AmREIT divested of an Office Max property located in Dover, Delaware and a Goodyear Tire Store located in Houston, Texas. The properties generated net sales proceeds of $3.5 million, resulting in a profit on disposition of approximately $312 thousand. During 2004, we anticipate continuing this strategy of divesting its non-core properties, which sales are estimated to generate between $10 and $15 million in sales proceeds.

      The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of performance of the property and market conditions and will depend, in part, on the economic benefits of continued ownership. In deciding whether to sell properties, management will consider factors such as potential capital appreciation, cash flow and federal income tax consequences. Affiliates of AmREIT or of one or more of its trust managers may be selected to perform various substantial real estate brokerage functions in connection with the sale of properties by AmREIT. AmREIT will not sell or lease any property to its trust managers or their affiliates.

      Management will periodically review the assets comprising AmREIT's portfolio. AmREIT has no current intention to dispose of any of its properties or other properties acquired in the merger with its affiliated partnerships, unless the sale of properties is necessary or appropriate because of liquidity problems. AmREIT reserves the right to dispose of any of the properties or any property that may be acquired in the future if the trust managers, based in part upon management's periodic reviews, determines that the disposition of such property is in the best interests of AmREIT.

      Any net proceeds from the sale of any property may, at the election of our board of trust managers, based upon their then current evaluation of the real estate market conditions, either be distributed to the shareholders or be reinvested in other properties. A reinvestment in other properties would be feasible only if it could be accomplished so that the status of AmREIT as a REIT would not be adversely affected. Any properties in which net proceeds from a sale are reinvested will be subject to the same acquisition guidelines as properties initially acquired by AmREIT. See "Business and Properties."

      In connection with the sale of a property owned by AmREIT, purchase money obligations secured by mortgages may be taken as partial payment. The terms of payment to AmREIT will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent AmREIT receives notes and property other than cash on sales, such proceeds will not be included in net proceeds of sale until and to the extent the notes or other property are actually collected, sold, refinanced or otherwise liquidated. Therefore, dividends to shareholders of the proceeds of a sale may be delayed until the notes or other property are collected at maturity, sold, refinanced or otherwise converted to cash. AmREIT may receive payments (cash and other property) in the year of sale in an amount less than the full sales price and subsequent payments may be spread over

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several years. The entire balance of the principal may be a balloon payment due at maturity. For federal income tax purposes, unless AmREIT elects otherwise it will report the gain on such sale ratably as principal payments are received under the installment method of accounting.

      BORROWING POLICIES. AmREIT may elect to borrow funds in order to take advantage of particular acquisition opportunities, cover the cost of improving a property, cover costs not met by insurance or cover operating costs. The amount of borrowings will be determined from time to time based on a number of factors, including the use of the proceeds, the lender's restrictions, the likelihood that the loan can be readily serviced from rents at the property where the proceeds are applied and similar considerations. AmREIT will not borrow funds in order to use the proceeds from the borrowing to pay dividends to AmREIT's shareholders, unless such borrowings are necessary for REIT qualification purposes.

      AmREIT may not borrow from a trust manager, officer or any affiliate thereof, unless a majority of trust managers, including a majority of independent trust managers, not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to AmREIT than loans between unaffiliated parties under the same circumstances.

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      CONFLICT OF INTEREST AND AFFILIATE TRANSACTION POLICY. Mr. Taylor, our
Chairman of the Board and Chief Executive Officer, is prohibited from engaging in competitive real estate activities, including any real estate acquisitions, development or management activities in connection therewith, during his employment with AmREIT, except as may be approved by the independent trust managers.

      AmREIT will not enter into any transactions, including, without limitation, loans, acquisitions or sales of property, joint ventures and partnerships, in which AmREIT or a subsidiary is a party and in which any officer, trust manager, principal security holder or affiliate has any direct or indirect pecuniary interest, unless such transaction is approved by a majority of the independent trust managers after full disclosure of such interests. In determining whether to approve the transaction, the independent trust managers will condition such approval on the transaction being fair and reasonable to AmREIT and, to the extent deemed relevant by such independent trust managers, on terms no less favorable to AmREIT than prevailing market terms and conditions for comparable transactions. Independent trust managers will be considered to be disinterested for this purpose provided they have no direct or indirect pecuniary interest in the transaction.

      SUMMARY OF AMREIT'S GROWTH STRATEGY. AmREIT has focused on strengthening its management, its board of trust managers and, thereby, its intellectual capital base over the past two years. Simultaneously, a stronger emphasis on long term growth and value creation has been embraced. Along with this long-term growth and value creation focus, AmREIT's management also recognizes the need to provide short-term results for its shareholders. This balances the desire to create long-term value and the short-term need to provide an acceptable and steady current returns to its investors. This approach also recognizes the reality of the variable nature of AmREIT's net income as profits from its lines of business fluctuate as compared to a larger REIT that looks to its portfolio income for its distributable cash flow. Although it is a reality that AmREIT's net income is not as predictable as a larger portfolio REIT, AmREIT is able to potentially generate very attractive long term yields because its smaller equity base creates more upside for shareholders as its lines of business create profits.

      Today, AmREIT is a nimble, efficient and effective entrepreneurial real estate company which has the ability to generate attractive non-portfolio yields through its lines of business including investment sponsorship, merchant development, brokerage, construction and property management.

                    AMREIT'S DECLARATION OF TRUST AND BYLAWS

      The following summarizes the material terms of AmREIT's current declaration of trust and bylaws, but does not set forth all the provisions of AmREIT's declaration of trust or bylaws. For additional information about AmREIT's declaration of trust and bylaws, you should read these documents, which are included as exhibits to this registration statement, in their entirety.

AUTHORIZED STOCK


      The charter provides that AmREIT is authorized to issue 103,000,000 equity shares consisting of 50,000,000 class A common shares, $0.01 par value per share, 3,000,000 class B common shares, $0.01 par value per share, 40,000,000 undesignated common shares, $0.01 par value per share, and 10,000,000 preferred shares, par value $0.01 per share. The undesignated common shares and the preferred shares may be issued from time to time, in one or more series, each of which series shall have such voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions relating thereto, as shall be authorized by the board of trust managers. See "Description of AmREIT's Capital Shares."


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TRUST MANAGERS

      The bylaws provide that the number of trust managers shall consist of not less than three nor more than nine members, the exact number of which shall be fixed by the board from time to time. The bylaws provide that, except as otherwise provided by law or the charter, a quorum of the board for the transaction of business shall consist of a majority of the entire board. The act of a majority of the trust managers present at any meeting at which there is a quorum shall be the act of the board. The charter and the bylaws do not provide for a classified board or for cumulative voting in the election of trust managers to the board. The bylaws provide that vacancies and any newly-created trust manager portions resulting from an increase in the authorized number of trust managers may be filled by a majority of the trust managers then in office, though less than a quorum.

SHAREHOLDER MEETINGS AND SPECIAL VOTING REQUIREMENTS

      The annual meetings of shareholders are held on such date as shall be fixed by the board. The bylaws specify such date to be not fewer than 30 days nor more than 61 days after distribution of AmREIT's annual report to shareholders. Special meetings of shareholders may be called only upon the request of a majority of the trust managers, a majority of the independent trust managers, the president, or upon the written request of shareholders entitled to cast at least 10 % of all of the votes entitled to be cast at such meeting. In general, the presence in person or by proxy of shareholders entitled to cast a majority of votes shall constitute a quorum at any shareholders' meeting. The charter and the bylaws may in general be amended by a majority vote of the shareholders. However, an amendment of any provision of the charter or bylaws which requires a greater than majority vote must itself be approved by a vote of the shareholders holding shares representing at least 66 2/3% of the votes entitled to be cast thereon.

      Other matters on which the shareholders are entitled to vote include:

      -     the election and removal of trust managers;

      -     a voluntary change in AmREIT's status as a REIT; and/or

      -     the dissolution of AmREIT.

AMENDMENT OF THE CHARTER AND BYLAWS

      A majority of the trust managers may in their discretion, from time to time, amend, without a shareholder vote, the bylaws. The shareholders may amend the bylaws by a majority vote.

TRANSACTIONS WITH INTERESTED OFFICERS OR TRUST MANAGERS

      The bylaws provide that contracts or transactions between AmREIT and a trust manager or officer of AmREIT or a corporation or entity in which such officer or trust manager is also an officer or trust manager or has a financial interest, are not void or voidable solely for such reason or solely because the officer or trust manager is present at or participates in any meeting of the board which authorizes the transaction or contract, or solely because such officer's or trust manager's vote is counted for such purpose, if the bylaw restrictions regarding such transactions are satisfied (see discussion under stated investment policies above) and:

      - the material facts as to his relationship or interest are disclosed or are known to the board or a committee and the board or a committee in good faith authorizes such contract or transaction;

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      -     the material facts as to his relationship or interest are disclosed or are known to the shareholders entitled to vote thereon and the shareholders in good faith specifically approve such contract or transaction; or

      - the contract or transaction is fair to AmREIT at the time it is authorized, approved or ratified by the board, a committee or the shareholders.

      In addition, the bylaws provide that any transactions with interested trust managers or officers or their affiliates shall be made on commercially reasonable terms substantially equivalent to terms available from third parties in an arm's-length transaction in the competitive marketplace.

LIMITATIONS ON HOLDINGS AND TRANSFER

      For AmREIT to continue to qualify as a REIT under the Code, not more than fifty percent (50%) of its outstanding shares may be owned by five or fewer individuals during the last half of each year and outstanding shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year except with respect to the first taxable year for which an election to be treated as a REIT is made. The charter restricts the accumulation or transfer of common shares if any accumulation or transfer could result in any person beneficially owning, in accordance with the Code, in excess of 9.0% of the then outstanding common shares, or could result in AmREIT being disqualified as a REIT under the Code. Such restrictions authorize the board to refuse to give effect to such transfer on AmREIT's books as to common shares accumulated in excess of the 9.0% ownership limit. Although the intent of these restrictions is to preclude transfers which would violate the ownership limit or protect the AmREIT's status as a REIT under the Code, there can be no assurance that such restrictions will achieve their intent. See "Description of AmREIT's Capital Shares -- Ownership Limits and Restrictions on Transfer."

      A transferee who acquires shares in a restricted transfer is required to indemnify, defend, and hold AmREIT and its other shareholders harmless from and against all damages, losses, costs, and expenses, including, without limitation, reasonable attorneys' fees, incurred or suffered by AmREIT or such shareholders by virtue of AmREIT's loss of its qualification as a REIT if such loss is a result of the transferee's acquisition. See "Federal Income Tax Consequences."

LIABILITY FOR MONETARY DAMAGES

      The declaration of trust provides that no trust manager will be personally liable to AmREIT or its shareholders for monetary damages for breach of fiduciary duty as a trust manager, other than liability for breach of the duty of loyalty to AmREIT or its shareholders, acts or omissions not in good faith, intentional misconduct, a knowing violation of law, certain unlawful dividends, share repurchases or redemptions or any transaction from which the trust manager derived an improper personal benefit. Any repeal or modification of such provision by the shareholders of AmREIT will not adversely affect any right or protection of a trust manager existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

      The declaration of trust provides for the indemnification of present and former trust managers and officers of AmREIT and persons serving as trust managers, officers, employees or agents of another corporation or entity at the request of AmREIT to the fullest extent permitted by Texas law. Indemnified parties are specifically indemnified in the charter and the bylaws for expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnified party

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(1) in connection with a threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a trust manager or officer of AmREIT or is or was serving as a trust manager, director, officer, employee or agent of another corporation or entity at the request of AmREIT, or (2) in connection with the defense or settlement of a threatened, pending or completed action or suit by or in the right of AmREIT, provided that such indemnification is permitted only with judicial approval if the indemnified party is adjudged to be liable to AmREIT. Such indemnified party must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the subject entity and, with respect to any criminal action or proceeding, must have had no reasonable cause to believe his conduct was unlawful. Any indemnification under the indemnification provisions must be authorized based on a determination that the indemnification is proper if the applicable standard of conduct has been met by the indemnified party, provided that no such authorization is required, and indemnification is mandatory, where a trust manager or officer of AmREIT is successful in the defense of such action, suit or proceeding or any claim or matter therein. Otherwise, such determination will be made by a majority vote of a quorum of the board consisting of trust managers not a party to the suit, action or proceeding, by a written opinion of independent legal counsel or by the shareholders. In the event that a determination is made that a trust manager or officer is not entitled to indemnification under the indemnification provisions, the indemnification provisions provide that the indemnified party may seek a judicial determination of his right to indemnification. The indemnification provisions further provide that the indemnified party is entitled to indemnification for all expenses (including attorneys' fees) incurred in any proceeding seeking to collect from AmREIT an indemnity claim under the indemnification provisions if such indemnified party is successful. Other than proceedings to enforce rights to indemnification, AmREIT is not obligated to indemnify any person in connection with a proceeding initiated by such person, unless authorized by the board.

      AmREIT will pay expenses incurred by a trust manager or officer of AmREIT, or a former trust manager or officer, in advance of the final disposition of an action, suit or proceeding, if he undertakes to repay amounts advanced if it is ultimately determined that he is not entitled to be indemnified by AmREIT.

      The indemnification provisions and provisions for advancing expenses in the charter will be expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to the bylaws. The indemnification provisions and provisions for advancing expenses in the bylaws and the charter will be expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to any agreement, vote of the shareholders or disinterested trust managers or pursuant to judicial direction. AmREIT will be authorized to purchase insurance on behalf of an indemnified party for liabilities incurred, whether or not AmREIT would have the power or obligation to indemnify him pursuant to the charter, the bylaws or Texas law.

      In addition, AmREIT will enter into indemnification agreements with its trust managers and certain of its executive officers pursuant to which such persons are indemnified for costs and expenses actually and reasonably incurred by such persons in connection with a threatened, pending or completed claim arising out of service as a trust manager, officer, employee, trustee and/or agent of AmREIT or another entity at the request of AmREIT.

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                     CERTAIN ANTI-TAKEOVER PROVISIONS OF THE
                   DECLARATION OF TRUST, BYLAWS AND TEXAS LAW

      AmREIT's declaration of trust and bylaws contain certain provisions that may inhibit or impede acquisition or attempted acquisition of control of AmREIT by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of AmREIT to negotiate first with the trust managers. AmREIT believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and increase the likelihood of negotiations, which might outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in improvement of terms. The description set forth below is only a summary of the terms of the declaration of trust and bylaws. See "Description of AmREIT's Capital Shares -- Ownership Limits and Restrictions on Transfer."

NUMBER OF TRUST MANAGERS; REMOVAL; FILLING VACANCIES

      Subject to any rights of holders of preferred shares to elect additional trust managers under specified circumstances ("Preferred Holders' Rights"), the declaration of trust provides that the number of trust managers will be fixed by, or in the manner provided in, the bylaws, but must not be more than nine nor less than three. See "Preferred Shares" below. In addition, the bylaws provide that, subject to any Preferred Holders' Rights, the number of trust managers will be fixed by the trust managers, but must not be more than nine nor less than three. In addition, the bylaws provide that, subject to any Preferred Holders' Rights, and unless the trust managers otherwise determine, any vacancies (other than vacancies created by an increase in the total number of trust managers) will be filled by the affirmative vote of a majority of the remaining trust managers, although less than a quorum, and any vacancies created by an increase in the total number of trust managers may be filled by a majority of the entire trust managers. Accordingly, the trust managers could temporarily prevent any shareholder from enlarging the trust managers and then filling the new trust manager position with such shareholder's own nominees.

      The declaration of trust and the bylaws provide that, subject to any Preferred Holders' Rights, trust managers may be removed only for cause upon the affirmative vote of holders of at least 80% of the entire voting power of all the then-outstanding shares entitled to vote generally in the election of trust managers, voting together as a single class.

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RELEVANT FACTORS TO BE CONSIDERED BY THE BOARD OF TRUST MANAGERS

      The declaration of trust provides that, in determining what is in the best interest of AmREIT in evaluating a "business combination," "change in control" or other transaction, a trust manager of AmREIT shall consider all of the relevant factors. These factors may include (1) the immediate and long-term effects of the transaction on AmREIT shareholders, including shareholders, if any, who do not participate in the transaction; (2) the social and economic effects of the transaction on AmREIT's employees, suppliers, creditors and customers and others dealing with AmREIT and on the communities in which AmREIT operates and is located; (3) whether the transaction is acceptable, based on the historical and current operating results and financial condition of AmREIT; (4) whether a more favorable price would be obtained for AmREIT's stock or other securities in the future; (5) the reputation and business practices of the other party or parties to the proposed transaction, including its or their management and affiliates, as they would affect employees of AmREIT; (6) the future value of AmREIT's securities; (7) any legal or regulatory issues raised by the transaction; and (8) the business and financial condition and earnings prospects of the other party or parties to the proposed transaction including, without limitation, debt service and other existing financial obligations, financial obligations to be incurred in connection with the transaction, and other foreseeable financial obligations of such other party or parties. Pursuant to this provision, the trust managers may consider subjective factors affecting a proposal, including certain nonfinancial matters, and, on the basis of these considerations, may oppose a business combination or other transaction which, evaluated only in terms of its financial merits, might be attractive to some, or a majority, of AmREIT's shareholders.

ADVANCE NOTICE PROVISIONS FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS

      The bylaws provide for an advance notice procedure for shareholders to make nominations of candidates for trust manager or bring other business before an annual meeting of shareholders of AmREIT (the "Shareholder Notice Procedure").

      Pursuant to the Shareholder Notice Procedure (i) only persons who are nominated by, or at the direction of, the trust managers, or by a shareholder who has given timely written notice containing specified information to the Secretary of AmREIT prior to the meeting at which trust managers are to be elected, will be eligible for election as trust managers of AmREIT and (ii) at an annual meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Chairman or the trust managers or by a shareholder who has given timely written notice to the Secretary of AmREIT of such shareholder's intention to bring such business before such meeting. In general, for notice of shareholder nominations or proposed business to be conducted at an annual meeting to be timely, such notice must be received by AmREIT not less than 70 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting.

      The purpose of requiring shareholders to give AmREIT advance notice of nominations and other business is to afford the trust managers a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by the trust managers, to inform shareholders and make recommendations about such nominees or business, as well as to ensure an orderly procedure for conducting meetings of shareholders.

      Although the bylaws do not give the trust managers power to block shareholder nominations for the election of trust managers or proposal for action, the Shareholder Notice Procedure may have the effect of discouraging a shareholder from proposing nominees or business, precluding a contest for the election of trust managers or the consideration of shareholder proposals if procedural requirements are not met, and deterring third parties from soliciting proxies for a non-management proposal or slate of trust managers, without regard to the merits of such proposal or slate.

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PREFERRED SHARES

      The declaration of trust authorizes the trust managers to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the preferences, rights and other terms of such series, subject to the prior approval rights of the class B common shareholders. AmREIT believes that the ability of the trust managers to issue one or more series of preferred shares will provide AmREIT with increased flexibility in structuring possible future financings and acquisitions, and in meeting other needs. The authorized preferred shares are available for issuance without further action by AmREIT's shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which AmREIT's securities may be listed or traded at the time of issuance or proposed issuance. Although the trust managers have no present intention to do so, they could, in the future, issue a series of preferred shares which, due to its terms, could impede a merger, tender offer or other transaction that some, or a majority, of AmREIT's shareholders might believe to be in their best interests or in which shareholders might receive a premium over then-prevailing market prices for their common shares.

AMENDMENT OF DECLARATION OF TRUST

      The declaration of trust provides that it may be amended only by the affirmative vote of the holders of not less than two-thirds of the votes entitled to be cast, except that the provisions of the declaration of trust relating to "business combinations" or "control shares" (as described below under "-- Business Combinations" and "-- Control Share Acquisitions") may be amended only with the affirmative vote of 80% of the votes entitled to be cast, voting together as a single class.

RIGHTS TO PURCHASE SECURITIES AND OTHER PROPERTY

      The declaration of trust authorizes the trust managers, subject to any rights of holders of any series of preferred shares, to create and issue rights entitling the holders thereof to purchase from AmREIT common shares or other securities or property. The times at which and terms upon which such rights are to be issued are within the discretion of the trust managers. This provision is intended to confirm the authority of the trust managers to issue share purchase rights which could have terms that would impede a merger, tender offer or other takeover attempt, or other rights to purchase securities of AmREIT or any other entity.

BUSINESS COMBINATIONS

      The declaration of trust establishes special requirements with respect to "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of reclassification of equity securities) between AmREIT and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of AmREIT's shares (an "Interested Shareholder"), subject to certain exemptions. In general, the declaration of trust provides that an Interested Shareholder or any affiliate thereof may not engage in a "business combination" with AmREIT for a period of five years following the date he becomes an Interested Shareholder. Thereafter, pursuant to the declaration of trust, such transactions must be (1) approved by the trust managers of AmREIT and (2) approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of voting shares other than voting shares held by the Interested Shareholder with whom the business combination is to be effected, unless, among other things, the holders of equity shares receive a minimum price (as defined in our declaration of trust) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for his shares. These provisions of the declaration of trust do not apply, however, to business combinations that are approved or exempted by the trust

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managers of AmREIT prior to the time that the Interested Shareholder becomes an
Interested Shareholder.

CONTROL SHARE ACQUISITIONS

      The declaration of trust provides that "control shares" of AmREIT acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast by the holders of equity shares, excluding shares as to which the acquiror, officers of AmREIT and employees of AmREIT who are also trust managers have the right to vote or direct the vote. "Control shares" are Equity Shares which, if aggregated with all other equity shares previously acquired which the person is entitled to vote, would entitle the acquiror to vote (1) 20% or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority of the outstanding voting shares of AmREIT. Control shares do not include equity shares that the acquiring person is entitled to vote on the basis of prior shareholder approval. A "control share acquisition" is defined as the acquisition of control shares, subject to certain exemptions enumerated in the declaration of trust.

      The declaration of trust provides that a person who has made or proposed to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel the trust managers of AmREIT to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the Equity Shares. If no request for a meeting is made, the declaration of trust permits AmREIT itself to present the question at any shareholders' meeting.

      Pursuant to the declaration of trust, if voting rights are not approved at a shareholders' meeting or if the acquiring person does not deliver an acquiring person statement as required by the declaration of trust, then, subject to certain conditions and limitations set forth in the declaration of trust, AmREIT will have the right to redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights of the control shares, as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. Under the declaration of trust, if voting rights for control shares are approved at a shareholders' meeting and, as a result, the acquiror would be entitled to vote a majority of the Equity Shares entitled to vote, all other shareholders will have the rights of dissenting shareholders under the Texas Real Estate Investment Trust Act (the "TRA"). The declaration of trust provides that the fair value of the Equity Shares for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and that certain limitations and restrictions of the TRA otherwise applicable to the exercise of dissenters' rights do not apply.

      These provisions of the declaration of trust do not apply to Equity Shares acquired in a merger, consolidation or share exchange if AmREIT is a party to the transaction, or if the acquisition is approved or excepted by the declaration of trust or bylaws of AmREIT prior to a control share acquisition.

OWNERSHIP LIMIT

      The limitation on ownership of shares of common shares set forth in AmREIT's declaration of trust, as well as the provisions of the TRA, could have the effect of discouraging offers to acquire AmREIT and of increasing the difficulty of consummating any such offer. See "Description of AmREIT's Capital Shares -- Ownership Limits and Restrictions on Transfer."

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                     DESCRIPTION OF AMREIT'S CAPITAL SHARES

GENERAL


      AmREIT's authorized equity structure consists of 93,000,000 common shares, $0.01 par value per share, and 10,000,000 preferred shares, par value $0.01 per share. As of May 31, 2004, AmREIT had outstanding approximately 3.3 million class A common shares, approximately 2.3 million class B common shares, and approximately 4.0 million class C common shares and no preferred shares. AmREIT is authorized to issue 93,000,000 common shares consisting of 50,000,000 class A common shares, 3,000,000 class B common shares and 40,000,000 undesignated common shares.


CLASS A COMMON SHARES


      Subject to such preferential rights as may be granted by the board of trust managers in connection with the future issuance of preferred shares and the preferential rights of the holders of the class B and class C common shares, holders of class A common shares are exclusively entitled to one vote for each class A common shares on all matters to be voted on by shareholders and are entitled to receive ratably such dividends as may be declared on the class A common shares by the board of trust managers in its discretion from legally available funds. In the event of the liquidation, dissolution or winding up of AmREIT, holders of class A common shares are entitled to share ratably with holders of class B common shares, class C common shares and class D common shares that portion of aggregate assets available for distribution as the number of outstanding class A common shares held by such holder bears to the total number of (1) class A common shares then outstanding, (2) the class B common shares then outstanding, (3) the class C common shares then outstanding, (4) the class D common shares then outstanding and (5) any other series of common shares then outstanding that rank on a parity with the class A common shares as to the distribution of assets upon liquidation. Holders of class A common shares have no subscription, redemption, conversion or preemptive rights. Matters submitted for shareholder approval generally require a majority vote of the shares present and voting thereon.


      The transfer agent and registrar for the class A common shares is Wells Fargo Shareowner Services, 161 North Concord Exchange, South St. Paul, MN 55075.

CLASS B COMMON SHARES

      DIVIDENDS. Subject to the preferential rights of any series of our preferred shares (of which there is currently none issued), holders of class B common shares will be entitled to receive, when and as declared by the AmREIT board of trust managers, out of funds legally available for the payment of dividends, cumulative cash dividends in an amount per class B common share equal to $0.74 per annum. Dividends with respect to the class B common shares will be cumulative from the date of original issuance and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 (each, a Dividend Payment Date), beginning with a partial dividend on September 30, 2002, with respect to the period from the date of original issuance to the initial Dividend Payment Date. Any dividend payable on the class B common shares for any partial dividend period after the initial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the class B common shares for each full dividend period will be computed by dividing the annual dividend rate by four. Dividends will be payable to holders of record as they appear in the share records of AmREIT at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the AmREIT board for the payment of dividends that is no more than thirty
(30) nor less than ten (10) days prior to the Dividend Payment Date (each, a Dividend Record Date).

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      No dividends on class B common shares will be declared by the AmREIT board or paid or set apart for payment at such time as, and to the extent that, the terms and provisions of any AmREIT agreement, including any agreement relating to its indebtedness, or any provisions of its charter relating to any series of preferred stock, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment will be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the class B common shares will accrue whether or not AmREIT has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Holders of the class B common shares will not be entitled to any dividends in excess of full cumulative dividends as described above.

      If any class B common shares are outstanding, no full dividends will be declared or paid or set apart for payment on the class A common shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the class B common shares for all past dividend periods and the then current dividend period. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on class B common shares which may be in arrears. Any dividend payment made on class B common shares will first be credited against the earliest accrued but unpaid dividend due with respect to class B common shares which remains payable.

      LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of AmREIT, subject to the prior rights of any series of preferred stock, the holders of class B common shares will share pro rata with the holders of the class A common shares, class C common shares, class D common shares and any other series of common shares then outstanding that rank on a parity with the class B common shares as to the distribution of assets on liquidation, the assets of AmREIT remaining following the payment of all liquidating distributions payable to holders of capital shares of AmREIT with liquidation rights senior to those of the common shares.

      REDEMPTION. The class B common shares will not be redeemable prior to July 16, 2005, except under certain limited circumstances to preserve the AmREIT's status as a REIT. On and after July 16, 2005, AmREIT, at its option (to the extent AmREIT has funds legally available therefore) upon not less than 30 nor more than 60 days' written notice, may redeem class B common shares, in whole or in part, at any time or from time to time, for, at the option of the holder thereof, either in cash at the redemption price per share of $10.18, plus all accrued and unpaid dividends, if any, thereon (whether or not earned or declared) to the date fixed for redemption, or for one class A common share.

      Notwithstanding the foregoing, unless full cumulative dividends on all class B common shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no class B common shares will be redeemed unless all outstanding class B common shares are simultaneously redeemed. The foregoing, however, will not prevent the purchase or acquisition of the class B common shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding class B common shares. Unless full cumulative dividends on all outstanding class B common shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, AmREIT will not purchase or otherwise acquire directly or indirectly through a subsidiary or otherwise, any class B common shares.

      If fewer than all of the outstanding class B common shares are to be redeemed, the number of shares to be redeemed will be determined by AmREIT and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by the holders (as

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

nearly as may be practicable without creating fractional class B common shares) or any other equitable method determined by AmREIT.

      Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days' prior to the redemption date. A similar notice will be mailed by AmREIT, postage prepaid, not less than 30 nor more than 60 days' prior to the redemption date, addressed to the respective holders of record of class B common shares to be redeemed at their respective addresses as they appear on the stock transfer records of AmREIT. No failure to give notice or any defect therein or in the mailing thereof will affect the validity of the proceeding for the redemption of any class B common shares except as to the holder to whom notice was defective or not given. Each notice will state: (1) the redemption date; (2) the redemption price; (3) the number of class B common shares to be redeemed; (4) the place or places where the class B common shares are to be surrendered for payment of the redemption price; (5) that dividends on the shares to be redeemed will cease to accrue on the redemption date; and (6) that any conversion rights will terminate at the close of business on the third business day immediately preceding the redemption date. If fewer than all the class B common shares held by any holder are to be redeemed, the notice mailed to that holder will also specify the number of class B common shares to be redeemed from that holder. If notice of redemption of any class B common shares has been properly given and if funds necessary for redemption have been irrevocably set aside by AmREIT in trust for the benefit of the holders of any of the class B common shares so called for redemption, then from and after the redemption date dividends will cease to accrue on those class B common shares, those shares will no longer be deemed to be outstanding and all rights of the holders of those shares will terminate except for the right to receive the applicable redemption price and other amounts payable in respect of such shares.

      The holders of class B common shares at the close of business on a Dividend Record Date will be entitled to receive the dividend payable with respect to class B common shares on the corresponding Dividend Payment Date notwithstanding the redemption thereof between that Dividend Record Date and the corresponding Dividend Payment Date or AmREIT's default in the payment of the dividend due. Except as provided above, AmREIT will make no payment or allowance for unpaid dividends, whether or not in arrears, on class B common shares called for redemption.

      VOTING RIGHTS. Holders of the class B common shares have the right to vote on all matters presented to shareholders as a single class with all other holders of common shares. In any matter in which the class B common shares may vote, including any action by written consent, each class B common share will be entitled to one vote.

      AmREIT shall not issue any preferred shares or other class of common shares with dividend preferences senior to the dividends payable on the class B common shares without the approval of 66 2/3% of the class B common shares then outstanding.

      Whenever dividends on any class B common shares have been in arrears for six or more consecutive quarterly periods, the holders of those class B common shares will be entitled to vote for the election of two additional trust managers of AmREIT at a special meeting called by the holders of record of at least 10% of the class B common shares (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on the class B common shares for the past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In this event, the entire AmREIT board of trust managers will be increased by two trust managers. Each of these two trust

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managers will be elected to serve until the earlier of (1) the election and qualification of that trust manager's successor or (2) payment of the dividend arrearage for the class B common shares.

      In addition, AmREIT may not sell all or substantially all of its assets, dissolve, or amend its declaration of trust in any manner that materially and adversely affects the voting powers, rights or preferences of the holders of class B common shares without the approval of 66 2/3% of the class B common shares then outstanding; provided, however, the issuance of any security with dividend or liquidation preferences that rank equally with or are junior to the dividend or liquidation preferences of the class B common shareholders shall not be considered to materially or adversely affect the voting powers, rights or preferences of the class B common shareholders.

      The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which a vote would otherwise be required is effected, all outstanding class B common shares have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

      CONVERSION. Subject to the exceptions described under the caption "Restrictions on Transfer" below, holders of the class B common shares will have the right, at any time and from time to time, to convert all or any of the class B common shares into class A common shares on a one for one basis, subject to adjustment upon the occurrence of the events described below (the Conversion Price).

      Class B common shares will be deemed to have been converted immediately prior to the close of business on the date the shares are surrendered for conversion and notice of election to convert the same is received by AmREIT. Upon conversion, no adjustment or prepayment will be made for dividends, but if any holder surrenders class B common shares for conversion after the close of business on a Dividend Record Date and prior to the opening of business on the related Dividend Payment Date, then, notwithstanding the conversion, the dividend payable on that Dividend Payment Date will be paid on that Dividend Payment Date to the registered holder of those shares on that Dividend Record Date. Class B common shares surrendered for conversion during the period from the close of business on a Dividend Record Date to the Dividend Payment Date must also pay the amount of the dividend which is payable. No fractional class A common shares will be issued upon conversion and, if the conversion results in a fractional interest, an amount will be paid in cash equal to the value of the fractional interest based on the market price of the common shares on the last trading day prior to the date of conversion.

      The number of class A common shares or other assets issuable upon conversion and the Conversion Price are subject to adjustment upon the occurrence of the following events:

      (1) the issuance of class A common shares as a dividend or distribution on class A common shares;

      (2) the subdivision, combination or reclassification of the outstanding class A common shares;

      (3) the issuance to all holders of class A common shares of rights or warrants to subscribe for or purchase class A common shares (or securities convertible into class A common shares) at a price per share less than the then current market price per share;

      (4) the distribution to all holders of class A common shares of evidences of indebtedness or assets (including securities, but excluding Ordinary Cash Distributions, as defined below, and those dividends, distributions, rights or warrants referred to above); and

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      (5)   the distribution to all holders of class A common shares of rights or warrants to subscribe for securities (other than those referred to in clause (3) above).

      In the event of a distribution of evidence of indebtedness or other assets (as described in clause (4)) or a dividend to all holders of class A common shares of rights to subscribe for additional AmREIT's capital stock (other than those referred to in clause (3) above), AmREIT may, instead of making an adjustment of the Conversion Price, make proper provision so that each holder who converts shares will be entitled to receive upon conversion, in addition to class A common shares, an appropriate number of those rights, warrants, evidences of indebtedness or other assets. No adjustment will be made for "Ordinary Cash Distributions," which are distributions to holders of class A common shares in an amount not exceeding AmREIT's accumulated funds from operations since its formation, after deducting dividends or other distributions
(1) paid in respect of all classes of capital shares of AmREIT or (2) accrued in respect of the class B common shares, and any preferred shares. In addition, no adjustment of the Conversion Price will be made until cumulative adjustments amount to one percent or more of the Conversion Price as last adjusted. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

      Whenever the number of class A common shares or other assets issuable upon conversion and the Conversion Price are adjusted as herein provided, AmREIT (1) will promptly make available at the office of the transfer agent a statement describing in reasonable detail such adjustment, and (2) will cause to be mailed by first class mail, postage prepaid, as soon as practicable, to each holder of record of class B common shares, a notice stating that adjustments have been made and stating the adjusted conversion price.

      In the event of any capital reorganization or reclassification of the capital shares of AmREIT, or consolidation or merger of AmREIT with another corporation, or the sale, transfer or lease of all or substantially all of its assets to another corporation, is effected in a way that holders of class A common shares will be entitled to receive stock, securities or other assets with respect to or in exchange for class A common shares, then, as a condition of that reorganization, reclassification, consolidation, merger, sale, transfer or lease, the holder of each class B common share will have the right immediately to convert that share into the kind and amount of stock, securities or other assets which the holders of those shares would have owned or been entitled to receive immediately after the transaction if those holders had converted such shares immediately before the effective date of the transaction, subject to further adjustment upon the occurrence of the events described above.

      RESTRICTIONS ON TRANSFER. The class B common shares are generally transferable, subject to restrictions to enable AmREIT to maintain its REIT status. See "--Ownership Limits and Restrictions on Transfer."

CLASS C COMMON SHARES

      DIVIDENDS. Subject to the preferential rights of any series of our preferred shares (of which there is currently none issued), holders of class C common shares will be entitled to receive, when, as and if declared by the AmREIT board of trust managers, out of funds legally available for the payment of dividends, non-cumulative cash dividends in an amount per class C common share equal to $0.70 per annum. Dividends payable on the class C common shares for each full monthly dividend period will be computed by dividing the annual dividend rate by twelve. Dividends with respect to the class C common shares will be non-cumulative from the date of original issuance and will be payable monthly when, as and if the AmREIT board declares a monthly dividend on the class C common shares for that month in its sole discretion (each, a Dividend Payment Date). Any dividend payable on the class C common shares for any partial dividend period after the initial dividend period will be computed on the basis of a 360-day

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year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the share records of AmREIT at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the AmREIT board for the payment of dividends that is no more than thirty
(30) nor less than ten (10) days prior to the Dividend Payment Date (each, a Dividend Record Date).

      No dividends on class C common shares will be declared by the AmREIT board or paid or set apart for payment at such time as, and to the extent that, the terms and provisions of any AmREIT agreement, including any agreement relating to its indebtedness, or any provisions of its charter relating to any series of preferred stock, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment will be restricted or prohibited by law.

      LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of AmREIT, subject to the prior rights of any series of preferred stock, the holders of class C common shares will share pro rata with the holders of the class A common shares, class B common shares, class D common shares and any other series of common shares then outstanding that rank on a parity with the class C common shares as to the distribution of assets on liquidation, the assets of AmREIT remaining following the payment of all liquidating distributions payable to holders of capital shares of AmREIT with liquidation rights senior to those of the common shares.

      CALL PROVISION. The class C common shares will not be redeemable prior to the third anniversary of the date of issuance of such shares, except under certain limited circumstances to preserve the AmREIT's status as a REIT. On and after such third anniversary date, AmREIT, at its option (to the extent AmREIT has funds legally available therefore) upon not less than 30 nor more than 60 days' written notice, may redeem class C common shares, in whole or in part, at any time or from time to time, for, at the option of the holder thereof, either
(i) cash at the redemption price per share of $11.00 or (ii) one class A common share per each Class C common share redeemed by such holder.

      Notwithstanding the foregoing, unless the full then current dividends on all class C common shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period (without regard to whether dividends were paid or not paid in any prior monthly dividend period), no class C common shares will be redeemed unless all outstanding class C common shares are simultaneously redeemed. The foregoing, however, will not prevent the purchase or acquisition of the class C common shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding class C common shares. Unless full current monthly dividends on all outstanding class C common shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period (without regard to whether dividends were paid or not paid in any prior monthly dividend period), AmREIT will not purchase or otherwise acquire directly or indirectly through a subsidiary or otherwise, any class C common shares.

      If fewer than all of the outstanding class C common shares are to be redeemed, the number of shares to be redeemed will be determined by AmREIT and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by the holders (as nearly as may be practicable without creating fractional class C common shares) or any other equitable method determined by AmREIT.

      Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days' prior to the redemption date. A similar notice will be mailed by

AmREIT, postage prepaid, not less than 30 nor more than 60 days' prior to the redemption date, addressed to the respective holders of record of class C common shares to be redeemed at their respective addresses as they appear on the stock transfer records of AmREIT. No failure to give notice or any defect therein or in the mailing thereof will affect the validity of the proceeding for the redemption of any class C common shares except as to the holder to whom notice was defective or not given. Each notice will state: (1) the redemption date; (2) the redemption price; (3) the number of class C common shares to be redeemed;
(4) the place or places where the class C common shares are to be surrendered for payment of the redemption price; (5) that dividends on the shares to be redeemed will cease to accrue on the redemption date; and (6) that any conversion rights will terminate at the close of business on the third business day immediately preceding the redemption date. If fewer than all the class C common shares held by any holder are to be redeemed, the notice mailed to that holder will also specify the number of class C common shares to be redeemed from that holder. If notice of redemption of any class C common shares has been properly given and if funds necessary for redemption have been irrevocably set aside by AmREIT in trust for the benefit of the holders of any of the class C common shares so called for redemption, then from and after the redemption date dividends will cease to accrue on those class C common shares, those shares will no longer be deemed to be outstanding and all rights of the holders of those shares will terminate except for the right to receive the applicable redemption price and other amounts payable in respect of such shares.

      The holders of class C common shares at the close of business on a Dividend Record Date will be entitled to receive the dividend payable with respect to class C common shares on the corresponding Dividend Payment Date notwithstanding the redemption thereof between that Dividend Record Date and the corresponding Dividend Payment Date or AmREIT's default in the payment of the dividend due. Except as provided above, AmREIT will make no payment or allowance for unpaid dividends on class C common shares called for redemption.

      LIMITED OPTIONAL REDEMPTION. Prior to the time at which the class C common shares become eligible to be converted into class A common shares, any shareholder who has held class C common shares for not less than one year may present all or any portion equal to at least 25% of those shares to AmREIT for redemption at any time, in accordance with the procedures outlined herein. At that time, AmREIT may, at its sole option, redeem those shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a shareholder's shares may not be redeemed. If AmREIT elects to redeem shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of shares under our dividend reinvestment plan (Reinvestment Proceeds) attributable to any calendar quarter will be used to redeem shares presented for redemption during that quarter. In addition, AmREIT may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its common shares for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares redeemed by AmREIT exceed 5% of the number of class C shares outstanding at the beginning of that 12-month period.

      In the event there are insufficient funds to redeem all of the shares for which redemption requests have been submitted, AmREIT plans to redeem the shares in the order in which such redemption requests have been received. A shareholder whose shares are not redeemed due to insufficient funds can ask that the request to redeem the shares be honored at such time, if any, as there are sufficient funds available for redemption. In that case, the. redemption request will be retained and those shares will be redeemed before any subsequently received redemption requests are honored. Alternatively, a shareholder whose

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

shares are not redeemed may withdraw his or her redemption request. Shareholders will not relinquish their shares until such time as AmREIT commits to redeeming such shares.

      A shareholder who wishes to have his or her shares redeemed must mail or deliver a written request on a form provided by AmREIT and executed by the shareholder, its trustee or authorized agent, to the redemption agent (Redemption Agent), which currently is Wells Fargo Band Minnesota, N.A. The Redemption Agent at all times will be registered as a broker-dealer with the SEC and each applicable state securities commission. Within 30 days following the Redemption Agent's receipt of the shareholder's request, the Redemption Agent will forward to that shareholder the documents necessary to effect the redemption, including any signature guarantee AmREIT or the Redemption Agent may require. The Redemption Agent will effect the redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the shares to be redeemed from the shareholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem the shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, AmREIT anticipates that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

      Upon the Redemption Agent's receipt of notice for redemption of shares, the redemption price for this limited optional redemption right will initially be $10.00 per share. Our board of trust managers may change the redemption price at any time and will announce publicly any price adjustment as part of its regular communications with our stockholders, such adjustment being effective on the 10th day after first public announcement of same. Any shares acquired pursuant to a redemption will be retired and no longer available for issuance by AmREIT.

      A shareholder may present fewer than all of his or her shares to AmREIT for redemption; provided, however, that (1) the minimum number of shares which must be presented for redemption shall be at least 25% of his or her shares, and
(2) if the shareholder retains any shares, he or she must retain at least $2,500 worth of shares based on the current offering price ($1,000 worth of shares based on the current offering price for an IRA, Keogh Plan or pension plan).

      Our board of trust managers, in its sole discretion, may amend or suspend the redemption plan at any time it determines that any amendment or suspension is in the best interest of AmREIT. Our board of trust managers may suspend the redemption of shares if (1) it determines, in its sole discretion, that the redemption impairs the capital or the operations of AmREIT; (2) it determines, in its sole discretion, that an emergency makes such redemption not reasonably practical; (3) any governmental or regulatory agency with jurisdiction over AmREIT so demands for the protection of the shareholders; (4) it determines, in its sole discretion, that the redemption would be unlawful; (5) it determines, in its sole discretion, that the redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our common shares, could cause direct or indirect ownership of shares of our common stock to become concentrated to an extent which would prevent AmREIT from qualifying as a REIT under the Internal Revenue Code; or (6) it determines, in its sole discretion, the suspension to be in the best interest of AmREIT. The redemption plan will terminate, and AmREIT no longer shall accept shares for redemption at such time as the class C common shares become eligible to convert into class A common shares.

      VOTING RIGHTS. Holders of the class C common shares will have the right to vote on all matters presented to shareholders as a single class with all other holders of common shares. In any matter in which the class C common shares may vote, including any action by written consent, each class C common share will be entitled to one vote.

      AmREIT shall not issue any preferred shares or other class of common shares with dividend preferences senior to the dividends payable on the class C common shares without the approval of 66 2/3% of the class C common shares then outstanding.

      In addition, AmREIT may not sell all or substantially all of its assets, dissolve, or amend its declaration of trust in any manner that materially and adversely affects the voting powers, rights or preferences of the holders of class C common shares without the approval of 66 2/3% of the class C common shares then outstanding; provided, however, the issuance of any security with dividend or liquidation preferences that rank equally with or are junior to the dividend or liquidation preferences of the class C common shareholders shall not be considered to materially or adversely affect the voting powers, rights or preferences of the class C common shareholders.

      The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which a vote would otherwise be required is effected, all outstanding class C common shares have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

      CONVERSION. Subject to the exceptions described under the caption "Restrictions on Transfer" below, holders of the class C common shares will have the right, from time to time after seventh anniversary of the issuance of such shares, to convert all or any of the class C common shares into class A common shares at a conversion price equal to the purchase price of the class C common shares, plus a 10% premium. As a result, each $1,000 of class C common shares owned by an investor will be able to be converted into $1,100 of class A common shares, with the exact number of class A common shares to be acquired upon conversion being determined by dividing the $1,100 by the market price of the class A common shares on the date notice of conversion is delivered. Upon conversion, no gain or loss will be then recognized by the class C shareholder.

      Class C common shares will be deemed to have been converted immediately prior to the close of business on the date the shares are surrendered for conversion and notice of election to convert the same is received by AmREIT. Upon conversion, no adjustment or prepayment will be made for dividends, but if any holder surrenders class C common shares for conversion after the close of business on a Dividend Record Date and prior to the opening of business on the related Dividend Payment Date, then, notwithstanding the conversion, the dividend payable on that Dividend Payment Date will be paid on that Dividend Payment Date to the registered holder of those shares on that Dividend Record Date. Class C common shares surrendered for conversion during the period from the close of business on a Dividend Record Date to the Dividend Payment Date must also pay the amount of the dividend which is payable. No fractional class A common shares will be issued upon conversion and, if the conversion results in a fractional interest, an amount will be paid in cash equal to the value of the fractional interest based on the market price of the common shares on the last trading day prior to the date of conversion.

      In the event of any capital reorganization or reclassification of the capital shares of AmREIT, or consolidation or merger of AmREIT with another corporation, or the sale, transfer or lease of all or substantially all of its assets to another corporation, is effected in a way that holders of class A common shares will be entitled to receive stock, securities or other assets with respect to or in exchange for class A common shares, then, as a condition of that reorganization, reclassification, consolidation, merger, sale, transfer or lease, the holder of each class C common share will have the right immediately to convert that share into the kind and amount of stock, securities or other assets which the holders of those shares would have owned or been entitled to receive immediately after the transaction if those holders had converted such shares immediately before the effective date of the transaction, subject to further adjustment upon the occurrence of the events described above.

      RESTRICTIONS ON TRANSFER. The class C common shares are generally transferable, subject to restrictions necessary to enable AmREIT to maintain its REIT status. See "--Ownership Limits and Restrictions on Transfer."

CLASS D COMMON SHARES


      DIVIDENDS. Subject to the preferential rights of any series of our preferred shares (of which there is currently none issued), holders of class D common shares will be entitled to receive, when, as and if declared by the AmREIT board of trust managers, out of funds legally available for the payment of dividends, non-cumulative cash dividends in an amount per class D common share equal to $0.65 per annum. Dividends payable on the class D common shares for each full monthly dividend period will be computed by dividing the annual dividend rate by twelve. Dividends with respect to the class D common shares will be non-cumulative from the date of original issuance and will be payable monthly when, as and if the AmREIT board declares a monthly dividend on the class D common shares for that month in its sole discretion (each, a Dividend Payment Date). Dividends may not be paid on the class D common shares unless all dividends then payable on the class B common shares and class C common shares have been paid in full. Any dividend payable on the class D common shares for any partial dividend period after the initial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the share records of AmREIT at the close of business on the applicable record date, which will be the 19th day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the AmREIT board for the payment of dividends that is no more than thirty (30) nor less than ten (10) days prior to the Dividend Payment Date (each, a Dividend Record Date).


      No dividends on class D common shares will be declared by the AmREIT board or paid or set apart for payment at such time as, and to the extent that, the terms and provisions of any AmREIT agreement, including any agreement relating to its indebtedness, or any provisions of its charter relating to any series of preferred stock, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment will be restricted or prohibited by law.

      LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of AmREIT, subject to the prior rights of any series of preferred stock, the holders of class D common shares will share pro rata with the holders of the class A common shares, class B common shares, class C common shares and any other series of common shares then outstanding that rank on a parity with the class D common shares as to the distribution of assets on liquidation, the assets of AmREIT remaining following the payment of all liquidating distributions payable to holders of capital shares of AmREIT with liquidation rights senior to those of the common shares.


      CALL PROVISION. The class D common shares will not be redeemable prior to the first anniversary of the date of issuance of such shares, except under certain limited circumstances to preserve the AmREIT's status as a REIT. On and after the first anniversary date, AmREIT, at its option (to the extent AmREIT has funds legally available therefore) upon not less than 30 nor more than 60 days' written notice, may redeem the class D common shares, in whole or in part, at any time or from time to time, for cash at the redemption price per share of $10.00, plus the pro rata portion of the 7.7% conversion premium (discussed below), based on the number of years the shares are outstanding (for example, if the class D common shares are called on the first anniversary of issuance the call price would be $1.011 per share).

      Notwithstanding the foregoing, unless the full then current dividends on all class D common shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period (without regard to whether dividends were paid or not paid in any prior monthly dividend period), no class D common shares will be redeemed unless all outstanding class D common shares are simultaneously redeemed. The foregoing, however, will not prevent the purchase or acquisition of the class D common shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding class D common shares. Unless full current monthly dividends on all outstanding class D common shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period (without regard to whether dividends were paid or not paid in any prior monthly dividend period), AmREIT will not purchase or otherwise acquire directly or indirectly through a subsidiary or otherwise, any class D common shares.

      If fewer than all of the outstanding class D common shares are to be redeemed, the number of shares to be redeemed will be determined by AmREIT and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by the holders (as nearly as may be practicable without creating fractional class D common shares) or any other equitable method determined by AmREIT.

      Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days' prior to the redemption date. A similar notice will be mailed by AmREIT, postage prepaid, not less than 30 nor more than 60 days' prior to the redemption date, addressed to the respective holders of record of class D common shares to be redeemed at their respective addresses as they appear on the stock transfer records of AmREIT. No failure to give notice or any defect therein or in the mailing thereof will affect the validity of the proceeding for the redemption of any class D common shares except as to the holder to whom notice was defective or not given. Each notice will state: (1) the redemption date; (2) the redemption price; (3) the number of class D common shares to be redeemed; (4) the place or places where the class D common shares are to be surrendered for payment of the redemption price; (5) that dividends on the shares to be redeemed will cease to accrue on the redemption date; and (6) that any conversion rights will terminate at the close of business on the third business day immediately preceding the redemption date. If fewer than all the class D common shares held by any holder are to be redeemed, the notice mailed to that holder will also specify the number of class D common shares to be redeemed from that holder. If notice of redemption of any class D common shares has been properly given and if funds necessary for redemption have been irrevocably set aside by AmREIT in trust for the benefit of the holders of any of the class D common shares so called for redemption, then from and after the redemption date dividends will cease to accrue on those class D common shares, those shares will no longer be deemed to be outstanding and all rights of the holders of those shares will terminate except for the right to receive the applicable redemption price and other amounts payable in respect of such shares.

      The holders of class D common shares at the close of business on a Dividend Record Date will be entitled to receive the dividend payable with respect to class D common shares on the corresponding Dividend Payment Date notwithstanding the redemption thereof between that Dividend Record Date and the corresponding Dividend Payment Date or AmREIT's default in the payment of the dividend due. Except as provided above, AmREIT will make no payment or allowance for unpaid dividends on class D common shares called for redemption.

      LIMITED OPTIONAL REDEMPTION. Prior to the time at which the class D common shares become eligible to be converted into class A common shares, any shareholder who has held class D common shares for not less than one year may present all or any portion equal to at least 25% of those shares to

AmREIT for redemption at any time, in accordance with the procedures outlined herein. At that time, AmREIT may, at its sole option, redeem those shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a shareholder's shares may not be redeemed. If AmREIT elects to redeem shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of shares under our dividend reinvestment plan (Reinvestment Proceeds) attributable to any calendar quarter will be used to redeem shares presented for redemption during that quarter. In addition, AmREIT may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its common shares for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares redeemed by AmREIT exceed 5% of the number of class D shares outstanding at the beginning of that 12-month period.

      In the event there are insufficient funds to redeem all of the shares for which redemption requests have been submitted, AmREIT plans to redeem the shares in the order in which such redemption requests have been received. A shareholder whose shares are not redeemed due to insufficient funds can ask that the request to redeem the shares be honored at such time, if any, as there are sufficient funds available for redemption. In that case, the. redemption request will be retained and those shares will be redeemed before any subsequently received redemption requests are honored. Alternatively, a shareholder whose shares are not redeemed may withdraw his or her redemption request. Shareholders will not relinquish their shares until such time as AmREIT commits to redeeming such shares.

      A shareholder who wishes to have his or her shares redeemed must mail or deliver a written request on a form provided by AmREIT and executed by the shareholder, its trustee or authorized agent, to the redemption agent (Redemption Agent), which currently is Wells Fargo Band Minnesota, N.A. The Redemption Agent at all times will be registered as a broker-dealer with the SEC and each applicable state securities commission. Within 30 days following the Redemption Agent's receipt of the shareholder's request, the Redemption Agent will forward to that shareholder the documents necessary to effect the redemption, including any signature guarantee AmREIT or the Redemption Agent may require. The Redemption Agent will effect the redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the shares to be redeemed from the shareholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem the shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, AmREIT anticipates that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

      Upon the Redemption Agent's receipt of notice for redemption of shares, the redemption price for this limited optional redemption right will initially be $10.00 per share. Our board of trust managers may change the redemption price at any time and will announce publicly any price adjustment as part of its regular communications with our stockholders, such adjustment being effective on the 10th day after first public announcement of same. Any shares acquired pursuant to a redemption will be retired and no longer available for issuance by AmREIT.

      A shareholder may present fewer than all of his or her shares to AmREIT for redemption; provided, however, that (1) the minimum number of shares which must be presented for redemption shall be at least 25% of his or her shares, and
(2) if the shareholder retains any shares, he or she must retain at least $2,500 worth of shares based on the current offering price ($1,000 worth of shares based on the current offering price for an IRA, Keogh Plan or pension plan).

      Our board of trust managers, in its sole discretion, may amend or suspend the redemption plan at any time it determines that any amendment or suspension is in the best interest of AmREIT. Our board of trust managers may suspend the redemption of shares if (1) it determines, in its sole discretion, that the redemption impairs the capital or the operations of AmREIT; (2) it determines, in its sole discretion, that an emergency makes such redemption not reasonably practical; (3) any governmental or regulatory agency with jurisdiction over AmREIT so demands for the protection of the shareholders; (4) it determines, in its sole discretion, that the redemption would be unlawful; (5) it determines, in its sole discretion, that the redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our common shares, could cause direct or indirect ownership of shares of our common stock to become concentrated to an extent which would prevent AmREIT from qualifying as a REIT under the Internal Revenue Code; or (6) it determines, in its sole discretion, the suspension to be in the best interest of AmREIT. The redemption plan will terminate, and AmREIT no longer shall accept shares for redemption at such time as the class D common shares become eligible to convert into class A common shares.

      VOTING RIGHTS. Holders of the class D common shares will have the right to vote on all matters presented to shareholders as a single class with all other holders of common shares. In any matter in which the class D common shares may vote, including any action by written consent, each class D common share will be entitled to one vote.

      In addition, AmREIT may not sell all or substantially all of its assets, dissolve, or amend its declaration of trust in any manner that materially and adversely affects the voting powers, rights or preferences of the holders of class D common shares without the approval of 66 2/3% of the class D common shares then outstanding; provided, however, the issuance of any security with dividend or liquidation preferences that rank equally with or are junior to the dividend or liquidation preferences of the class D common shareholders shall not be considered to materially or adversely affect the voting powers, rights or preferences of the class D common shareholders.

      The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which a vote would otherwise be required is effected, all outstanding class D common shares have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.


      CONVERSION. Subject to the exceptions described under the caption "Restrictions on Transfer" below, holders of the class D common shares acquired in this offering, and not through our dividend reinvestment plan, will have the right, from time to time after seventh anniversary of the issuance of such shares, to convert all or any of the class D common shares into class A common shares at a conversion price equal to the purchase price of the class D common shares, plus a 7.7% premium. As a result, each $1,000 of class D common shares owned by an investor will be able to be converted into $1,077 of class A common shares, with the exact number of class A common shares to be acquired upon conversion being determined by dividing the $1,077 by the market price of the class A common shares on the date notice of conversion is delivered. All class D common shares acquired through our dividend reinvestment plan will be convertible on a dollar-for-dollar basis, based on the dividends invested in such reinvestment plan shares, into our class A common shares, with no premium associated with the conversion. The reinvestment plan shares will be convertible on or after the seventh anniversary of the issuance of the original class D common shares, the dividends of which were used to acquire the reinvestment plan shares. Upon conversion, no gain or loss will be then recognized by the class D shareholder.

      Class D common shares will be deemed to have been converted immediately prior to the close of business on the date the shares are surrendered for conversion and notice of election to convert the same is received by AmREIT. Upon conversion, no adjustment or prepayment will be made for dividends, but if any holder surrenders class D common shares for conversion after the close of business on a Dividend Record Date and prior to the opening of business on the related Dividend Payment Date, then, notwithstanding the conversion, the dividend payable on that Dividend Payment Date will be paid on that Dividend Payment Date to the registered holder of those shares on that Dividend Record Date. Class D common shares surrendered for conversion during the period from the close of business on a Dividend Record Date to the Dividend Payment Date must also pay the amount of the dividend which is payable. No fractional class A common shares will be issued upon conversion and, if the conversion results in a fractional interest, an amount will be paid in cash equal to the value of the fractional interest based on the market price of the common shares on the last trading day prior to the date of conversion.

      In the event of any capital reorganization or reclassification of the capital shares of AmREIT, or consolidation or merger of AmREIT with another corporation, or the sale, transfer or lease of all or substantially all of its assets to another corporation, is effected in a way that holders of class A common shares will be entitled to receive stock, securities or other assets with respect to or in exchange for class A common shares, then, as a condition of that reorganization, reclassification, consolidation, merger, sale, transfer or lease, the holder of each class D common share will have the right immediately to convert that share into the kind and amount of stock, securities or other assets which the holders of those shares would have owned or been entitled to receive immediately after the transaction if those holders had converted such shares immediately before the effective date of the transaction, subject to further adjustment upon the occurrence of the events described above.

      RESTRICTIONS ON TRANSFER. The class D common shares are generally transferable, subject to restrictions necessary to enable AmREIT to maintain its REIT status. See "--Ownership Limits and Restrictions on Transfer."

PREFERRED SHARES

      The declaration of trust of AmREIT authorizes the trust managers of AmREIT to issue up to 10,000,000 preferred shares of beneficial interest, par value $.01 per share, to establish one or more series of such preferred shares and to determine, with respect to any series of preferred shares, the terms, rights, restrictions and qualifications of such series. Although the trust managers have no present intention to do so, they could, in the future, issue a series of preferred shares which, due to its terms, could impede a merger, tender offer or other transaction that some, or a majority, of AmREIT's shareholders might believe to be in their best interests or in which shareholders might receive a premium over then prevailing market prices for their common shares.

OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFER

      For AmREIT to qualify as a REIT under the Internal Revenue Code, (1) not more than 50% in value of outstanding equity securities of all classes may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year; (2) the outstanding equity securities of all classes must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and
(3) certain percentages of AmREIT's gross income must come from certain activities.

      To ensure that five or fewer individuals do not own more than 50% in value of the outstanding equity securities of all classes, AmREIT's declaration of trust provides generally that no holder may own,

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or be deemed to own by virtue of certain attribution provisions of the Internal
Revenue Code, more than 9.0% of the issued and outstanding common shares or more than 9.9% of the issued and outstanding shares of any series of preferred shares, except that H. Kerr Taylor, the chairman of the board of trust managers and chief executive officer of AmREIT, and certain related persons together may own, or be deemed to own, by virtue of certain attribution provisions of the Internal Revenue Code, up to 9.8% of the issued and outstanding common shares. The board of trust managers, upon receipt of a ruling from the IRS, an opinion of counsel, or other evidence satisfactory to the board of trust managers, in its sole discretion, is permitted to waive or change, in whole or in part, the application of the ownership limit with respect to any person that is not an individual (as that term is used in Section 542(a)(2) of the Internal Revenue
Code). In connection with any waiver or change, the board of trust managers has the authority to require such representations and undertakings from such person or affiliates and to impose such other conditions as the board of trust managers deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of a proposed transaction or ownership of outstanding equity securities of all classes on AmREIT's status as a REIT. The board of trust managers also has the authority to reduce the ownership limit on H. Kerr Taylor, with the written consent of Mr. Taylor or his successor-in-interest or designee, after any transfer permitted by the declaration of trust.

      In addition, the board of trust managers will have the right, from time to time, to increase the ownership limit on common shares, except that it will not be permissible for the board of trust managers (i) to increase the ownership limit or create additional limitations if, after giving effect thereto, AmREIT would be "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, (ii) to increase either the ownership limit on common shares or the ownership limit on preferred shares to a percentage that is greater than 9.9%, or (iii) to increase the ownership limit on H. Kerr Taylor. Prior to any modification of the ownership limit with respect to any person, the board of trust managers will have the right to require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure AmREIT's status as a REIT.

      Under our declaration of trust, the ownership limit will not be automatically removed even if the REIT provisions of the Internal Revenue Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limit is increased. In addition to preserving AmREIT's status as a REIT for federal income tax purposes, the ownership limit may prevent any person or small group of persons from acquiring control of AmREIT.

      Our declaration of trust also provides that if any issuance, transfer or acquisition of equity securities (1) would result in a holder exceeding the ownership limit, (2) would cause AmREIT to be beneficially owned by less than 100 persons, (3) would result in AmREIT being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, or (4) would otherwise result in the failure of AmREIT to qualify as a REIT for federal income tax purposes, then that issuance, transfer or acquisition will be null and void to the intended transferee or holder, and the intended transferee or holder will acquire no rights to the shares. Pursuant to the declaration of trust, equity securities owned, transferred or proposed to be transferred in excess of the ownership limit or which would otherwise jeopardize AmREIT's status as a REIT under the Internal Revenue Code automatically will be deemed to have been transferred to a trustee appointed by AmREIT, unaffiliated with AmREIT and the intended transferee or holder, to serve as trustee of a charitable trust for the exclusive benefit of one or more nonprofit organizations designated by AmREIT so that the shares proposed to be transferred in excess of the ownership limit held in the charitable trust would not violate ownership restrictions set forth in the declaration of trust. The transfer to the trustee will be deemed to be effective as of the close of business on the business day prior to the purported transfer or other event that results in the transfer to the charitable trust. Shares proposed to be transferred in excess of the ownership limit held by the trustee shall be issued and outstanding equity securities of AmREIT. The intended transferee or holder will have

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no rights in the shares proposed to be transferred in excess of the ownership limit, will not benefit economically from these shares, will have no rights to dividends or other distributions associated with the shares and shall not possess any rights to vote or other rights attributable to the shares. The trustee will have all voting rights and rights to dividends or other distributions to which such shares proposed to be transferred in excess of the ownership limit are entitled with respect to such shares held in the charitable trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by AmREIT that the shares have been deemed transferred to the trustee shall be paid with respect to the shares to the trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Any dividends or distributions so paid over to the trustee shall be held in trust for the benefit of the charitable beneficiary for distribution at such times as may be determined by the trustee. The prohibited owner of these shares will have no voting rights with respect to the shares held in the charitable trust and, subject to Texas law, effective as of the date that the shares have been deemed transferred to the trustee, the trustee shall have the authority (1) to rescind as void any vote cast, to the extent the shares are entitled to vote, by a prohibited owner prior to the discovery by AmREIT that the shares have been deemed transferred to the trustee and (2) to recast such vote, to the extent the shares are entitled to vote, in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. Within twenty (20) days of receiving notice from AmREIT that shares proposed to be transferred in excess of the ownership limit have been deemed transferred to the charitable trust, the trustee of the charitable trust shall sell the shares held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limit or otherwise jeopardize AmREIT's status as a REIT under the Internal Revenue Code. Upon the sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows: (1) the prohibited owner shall receive the lesser of (a) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event that resulted in the transfer of such shares to the charitable trust (e.g., in the case of a gift, devise or other such transaction), the market price at the time of such gift, devise or other transaction which resulted in the transfer of the shares and (b) the price per share (net of costs of sales) received by the trustee from the sale or other disposition of the shares held in the charitable trust; and (2) any net sales proceeds in excess of the amount payable to the prohibited owner shall be immediately paid to the charitable beneficiary. If, prior to the discovery by AmREIT that the shares have been deemed transferred to the trustee, the shares are sold by a prohibited owner, then (1) the shares shall be deemed to have been sold on behalf of the charitable trust and (2) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner would have been entitled to receive if such shares had been sold by the trustee such excess shall be paid to the trustee upon demand. The shares will be subject to repurchase by AmREIT at its election and shall be deemed to have been offered for sale to AmREIT or its designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such deemed transfer to the charitable trust (or, in the case of a devise or gift or event other than a transfer or acquisition which results in the deemed transfer of the shares, the market price at the time of such devise or gift or event other than a transfer or acquisition which results in the deemed transfer of the shares) and (2) the market price of the shares on the date AmREIT, or its designee, accepts such offer. AmREIT and its assignees will have the right to accept the offer until the trustee has otherwise sold the shares held in the charitable trust. Upon such a sale to AmREIT or its designees, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute all net sales proceeds of the sale to the prohibited owner.

      If the trust managers or any duly authorized committee thereof shall at any time determine in good faith that a transfer or other event has taken or is otherwise proposed to take place that results or will result in a violation of the ownership limit or otherwise jeopardizes AmREIT's status as a REIT under the Internal Revenue Code, the trust managers or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, without

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limitation, causing AmREIT to redeem equity securities, refusing to give effect to such transfer on the books of AmREIT or instituting proceedings to enjoin such transfer or other event; provided, however that any transfer or attempted transfer or other event in violation of the declaration of trust shall automatically result in the transfer to the charitable trust described above, and, where applicable, such transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the board of trust managers or a committee thereof.

      Under the declaration of trust, AmREIT will have the authority, at any time, to waive the requirement that the shares be deemed outstanding in accordance with the provisions of the declaration of trust if the fact that the shares are deemed to be outstanding would, in the opinion of nationally recognized tax counsel, jeopardize the status of AmREIT as a REIT for federal income tax purposes.

      All certificates issued by AmREIT representing equity securities will bear a legend referring to the restrictions described above.

      The declaration of trust of AmREIT also will provide that all persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5.0% of the outstanding equity securities (or such lower percentage as may be set by the board of trust managers), must give written notice to AmREIT containing information specified in the declaration of trust no later than January 30 of each year. In addition, each shareholder will be required, upon demand, to disclose to AmREIT in writing such information with respect to the direct, indirect and constructive ownership of shares as the trust managers deem necessary to comply with the provisions of the Internal Revenue Code, as applicable to a REIT, or to comply with the requirements of a governmental authority or agency.


      The ownership limitations described above may have the effect of inhibiting or impeding acquisitions of control of AmREIT by a third party. See "Certain Anti-Takeover Provisions of the Declaration of Trust, Bylaws and Texas Law."


DIVIDEND REINVESTMENT PLAN

      AmREIT's board of trust managers has authorized a dividend reinvestment plan that allows you to have the dividends otherwise distributable to you as a class D common shareholder invested in additional class D common shares.


      You may purchase class D common shares under our dividend reinvestment plan for $9.50 per share until all of the shares registered as part of this offering have been sold. After that time, we may fund the dividend reinvestment plan through purchasing shares on the open market, if a market then exists, or issuing additional shares. In any case, the price per share will be equal to the then-prevailing market price, which shall equal the price on the securities exchange or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. A copy of our dividend reinvestment plan as currently in effect is included as Exhibit B to this prospectus. You may elect to participate in the dividend reinvestment plan by completing the Subscription Agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your written notice. We may terminate the dividend reinvestment plan for any reason at any time upon 10 days' prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your dividends in class D common shares would cause the percentage ownership limitation contained in our declaration of trust to be exceeded. In addition, you may terminate your participation in the dividend reinvestment plan at any time by providing us with written notice.


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      If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional shares. Additionally, the shares you acquire will be held in book-entry form on the books of the plan agent and may only be resold at such time as you request the plan agent to transfer the shares held into the plan to the books of the transfer agent. These shares will be subject to the same liquidity limitations as originally purchased shares. See "Risk Factors -- There is no public trading market for the class D common shares." You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following summary of material federal income tax consequences that may be relevant to a holder of our securities is based on current law, is for general information only and is not intended as tax advice. The following discussion, which is not exhaustive of all possible tax consequences, does not include a detailed discussion of any state, local or foreign tax consequences. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective holder of our securities in light of his or her particular circumstances or to certain types of holders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States and persons holding securities as part of a conversion transaction, a hedging transaction or as a position in a straddle for tax purposes) who are subject to special treatment under the federal income tax laws. Unless otherwise indicated the terms "we," "us," and "our" when used herein refer to AmREIT.

      The statements in this discussion are based on current provisions of the Internal Revenue Code existing, temporary and currently proposed Treasury Regulations under the Internal Revenue Code, the legislative history of the Internal Revenue Code, existing administrative rulings and practices of the IRS and judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this discussion with respect to transactions entered into or contemplated prior to the effective date of such changes. Any such change could apply retroactively to transactions preceding the date of the change. We do not plan to request any rulings from the IRS concerning our tax treatment and the statements in this discussion are not binding on the IRS or any court. Thus, we can provide no assurance that these statements will not be challenged by the IRS or that such challenge will not be sustained by a court.

      THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE PURCHASER OF SECURITIES IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

      We have elected to be treated as a REIT under Sections 856 through 860 of the Internal Revenue Code for federal income tax purposes commencing with our taxable year ended December 31, 1994. We

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believe that we have been organized and have operated in a manner that qualifies for taxation as a REIT under the Internal Revenue Code. We also believe that we will continue to operate in a manner that will preserve our status as a REIT. We cannot however, assure you that such requirements will be met in the future.

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      Locke Liddell & Sapp LLP, our legal counsel, is of the opinion that we qualified as a REIT under the Internal Revenue Code for our taxable year ended December 31, 2003, we have been organized and our manner of operation has been in conformity with the requirements for qualification and taxation as a REIT as of the date of this prospectus and that our proposed manner of operation and diversity of equity ownership will enable us to continue to satisfy the requirements for qualification as a REIT in the future if we operate in accordance with the methods of operations described herein including our representations concerning our intended method of operation. However, no opinion can be given that we will actually satisfy all REIT requirements in the future since this depends on future events. You should be aware that opinions of counsel are not binding on the IRS or on the courts, and, if the IRS were to challenge these conclusions, no assurance can be given that these conclusions would be sustained in court. The opinion of Locke Liddell & Sapp LLP is based on various assumptions as well as on certain representations made by us as to factual matters, including a factual representation letter provided by us. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results, asset diversification, distribution levels and diversity of stock ownership. Locke Liddell & Sapp LLP will not monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, no assurance can be given that we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our shareholders. See "-- Failure to Qualify as a REIT." The following is a summary of the material federal income tax considerations affecting us as a REIT and our shareholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, relevant rules and regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code and these rules and regulations.


REIT QUALIFICATION

      We must be organized as an entity that would, if we do not maintain our REIT status, be taxable as a regular corporation. We cannot be a financial institution or an insurance company. We must be managed by one or more trust managers. Our taxable year must be the calendar year. Our beneficial ownership must be evidenced by transferable shares. Our capital shares must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Not more than 50% of the value of the shares of our capital shares may be held, directly or indirectly, applying the applicable constructive ownership rules of the Internal Revenue Code, by five or fewer individuals at any time during the last half of each of our taxable years. We must also meet certain other tests, described below, regarding the nature of our income and assets and the amount of our distributions.

      Our outstanding shares of common stock are owned by a sufficient number of investors and in appropriate proportions to permit us to satisfy these share ownership requirements. To protect against violations of these share ownership requirements, our declaration of trust provides that no person (other than the existing holder) is permitted to own, applying constructive ownership tests set forth in the Internal Revenue Code, more than 9.0% of our outstanding common shares, unless the trust managers are provided evidence satisfactory to them in their sole discretion that our qualification as a REIT will not be jeopardized. In addition, our declaration of trust contains restrictions on transfers of capital shares, as well as provisions that automatically transfer capital shares to a charitable trust for the benefit of a charitable beneficiary to the extent that another investor's ownership of such capital shares otherwise might jeopardize our REIT status. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. However, if we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of

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reasonable diligence, that we failed to meet the 50% requirement described above, we will be treated as having met this requirement. See the section below entitled "-- Failure to Qualify as a REIT."

      To monitor our compliance with the share ownership requirements, we are required to and we do maintain records disclosing the actual ownership of our common shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and certain other information.

      We currently satisfy, and expect to continue to satisfy, each of these requirements discussed above. We also currently satisfy, and expect to continue to satisfy, the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

      SOURCES OF GROSS INCOME. In order to qualify as a REIT for a particular year, we also must meet two tests governing the sources of our income - a 75% gross income test and a 95% gross income test. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. The Internal Revenue Code allows a REIT to own and operate a number of its properties through wholly-owned subsidiaries which are "qualified REIT subsidiaries." The Internal Revenue Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of income, deduction and credit of the REIT.

      In the case of a REIT which is a partner in a partnership or any other entity such as a limited liability company that is treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership. Also, the REIT will be deemed to be entitled to its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in the hands of the REIT for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of any partnership in which we own an interest are treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the income and asset tests described below.

      75% GROSS INCOME TEST. At least 75% of a REITs gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

      -     rents from real property;

      -     interest on loans secured by real property;

      - gains from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of our business, referred to below as "dealer property");

      - income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property ("foreclosure property");

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      -     distributions on, or gain from the sale of, shares of other qualifying REITs;

      -     abatements and refunds of real property taxes;

      - amounts received as consideration for entering into agreements to make loans secured by real property or to purchase or lease real property; and

      -     "qualified temporary investment income" (described below).

      In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from "prohibited transactions." In general, a prohibited transaction is one involving a sale of dealer property, not including foreclosure property and not including certain dealer property we have held for at least four years.

      We expect that substantially all of our operating gross income will be considered rent from real property and interest income. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is not more than 15% of the total rent received or accrued under the lease for the taxable year. We do not expect to earn material amounts in these categories.

      Rent from real property generally does not include rent based on the income or profits derived from the property. However, rent based on a percentage of gross receipts or sales is permitted as rent from real property and we will have leases where rent is based on a percentage of gross receipts or sales. We generally do not intend to lease property and receive rentals based on the tenant's income or profit. Also excluded from "rents from real property" is rent received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through the constructive ownership rules contained in Section 318 and Section 856(d)(5) of the Internal Revenue Code, own a 10% or greater interest in either vote or value.

      A third exclusion from qualifying rent income covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an "independent contractor" from whom we do not derive any income or through a "taxable REIT subsidiary." A taxable REIT subsidiary is a corporation in which a REIT owns stock, directly or indirectly, and with respect to which the corporation and the REIT have made a joint election to treat the corporation as a taxable REIT subsidiary. The obligation to operate through an independent contractor or a taxable REIT subsidiary generally does not apply, however, if the services we provide are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant (applying standards that govern in evaluating whether rent from real property would be unrelated business taxable income when received by a tax-exempt owner of the property). Further, if the value of the non-customary service income with respect to a property, valued at no less than 150% of our direct cost of performing such services, is 1% or less of the total income derived from the property, then the provision of such non-customary services shall not prohibit the rental income (except the non-customary service income) from qualifying as "rents from real property."

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

      We believe that the only material services generally to be provided to tenants will be those usually or customarily rendered in connection with the rental of space for occupancy only. We do not intend to provide services that might be considered rendered primarily for the convenience of the tenants, such as hotel, health care or extensive recreational or social services. Consequently, we believe that substantially all of our rental income will be qualifying income under the gross income tests, and that our provision of services will not cause the rental income to fail to be included under that test.

      Upon the ultimate sale of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

      95% GROSS INCOME TEST. In addition to earning 75% of our gross income from the sources listed above, 95% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

      FAILING THE 75% OR 95% TESTS; REASONABLE CAUSE. As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources, including brokerage commissions or other fees for services rendered. We may receive certain types of that income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant and that income, together with other nonqualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate that we will earn substantial amounts of nonqualifying income, if nonqualifying income exceeds 5% of our gross income, we could lose our status as a REIT. We may establish taxable REIT subsidiaries to hold assets generating non-qualifying income. The gross income generated by these subsidiaries would not be included in our gross income. However, dividends we receive from these subsidiaries would be included in our gross income and qualify for the 95% income test.

      If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if (1) we report the amount and nature of each item of our gross income in a schedule attached to our federal income tax return for that year, (2) the inclusion of any incorrect information in such schedule is not due to fraud with intent to evade tax, and
(3) the failure to meet the tests is due to reasonable cause and not to willful neglect. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive causes us to exceed the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed below, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our non-qualifying income. We would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% income tests (substituting 90% for 95% for purposes of calculating the amount by which the 95% income test is failed) for that year multiplied by a fraction intended to reflect our profitability. See "-- Taxation as a REIT" below.

      PROHIBITED TRANSACTION INCOME. Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including our share of any such gain realized by any subsidiary partnerships but excluding foreclosure property), will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for

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qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our and our subsidiary partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning properties, and to make occasional sales of the properties as are consistent with their investment objectives. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax.

      CHARACTER OF ASSETS OWNED. At the close of each calendar quarter of our taxable year, we also must meet three tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, "real estate assets" include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in stock or debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital. Second, although the balance of our assets generally may be invested without restriction, other than certain debt securities, we will not be permitted to own (1) securities of any one non-governmental issuer that represent more than 5% of the value of our total assets, (2) securities possessing more than 10% of the voting power of the outstanding securities of any single issuer or (3) securities having a value of more than 10% of the total value of the outstanding securities of any one issuer. A REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. A REIT may also own more than 10% of the voting power or value of a taxable REIT subsidiary. Third, not more than 20% of the value of a REIT's total assets may be represented by securities of one or more taxable REIT subsidiaries. In evaluating a REIT's assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership.

      After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to take such action within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a REIT.

      ANNUAL DISTRIBUTIONS TO SHAREHOLDERS. To maintain our REIT status, we generally must distribute as a dividend to our shareholders in each taxable year at least 90% of our net ordinary income. Capital gain is not required to be distributed. More precisely, we must distribute an amount equal to (1) 90% of the sum of (a) our "REIT Taxable Income" before deduction of dividends paid and excluding any net capital gain and (b) 90% of the excess of net income from foreclosure property over the tax on such income, minus (2) certain limited categories of "excess noncash income," including, income attributable to certain payments for the use of property or services described under Section 467 of the Internal Revenue Code, cancellation of indebtedness and original issue discount income. REIT Taxable Income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

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      A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with certain dividends paid after the end of the taxable year. Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year are treated as paid on December 31 of the prior year. Other dividends declared before the due date of our tax return for the taxable year, including extensions, also will be treated as paid in the prior year if they are paid (1) within 12 months of the end of that taxable year and (2) no later than our next regular distribution payment. Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed for each calendar year to the extent that dividends declared and distributed or deemed distributed on or before December 31 are less than the sum of (a) 85% of our "ordinary income" plus (b) 95% of our capital gain net income plus (c) any undistributed income from prior periods.

      To be entitled to a dividends paid deduction, the amount distributed by a REIT must not be preferential. For example, every shareholder of the class of shares to which a distribution is made must be treated the same as every other shareholder of that class, and no class of shares may be treated otherwise than in accordance with its dividend rights as a class.

      We will be taxed at regular corporate rates to the extent that we retain any portion of our taxable income. For example, if we distribute only the required 90% of our taxable income, we would be taxed on the retained 10%. Under certain circumstances we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or due to timing differences between tax reporting and cash receipts and disbursements (i.e., income may have to be reported before cash is received, or expenses may have to be paid before a deduction is allowed). Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event these circumstances do occur, then in order to meet the 90% distribution requirement, we may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends.

      If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to cure the failure retroactively by paying a "deficiency dividend," as well as applicable interest and penalties, within a specified period.

TAXATION AS A REIT

      As a REIT, we generally will not be subject to corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the "double taxation" imposed on investments in most corporations. Double taxation refers to taxation that occurs once at the corporate level when income is earned and once again at the shareholder level when such income is distributed. We generally will be taxed only on the portion of our taxable income that we retain, which will include any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent that class is entitled to a preference. We do not anticipate that we will pay any of those preferential dividends.

      Even as a REIT, we will be subject to tax in certain circumstances as follows:

      - We would be subject to tax on any income or gain from foreclosure property at the highest corporate rate (currently 35%). Foreclosure property is generally defined as

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            property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

      - A confiscatory tax of 100% applies to any net income from prohibited transactions which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

      - If we fail to meet either the 75% or 95% source of income tests described above, but still qualify for REIT status under the reasonable cause exception to those tests, a 100% tax would be imposed equal to the amount obtained by multiplying (a) the greater of the amount, if any, by which it failed either the 75% income test or the 95% (substituting for purposes of calculating the amount by which the 95% gross income test is failed, 90% for 95%) income test, times (b) a fraction intended to reflect our profitability.

      - We will be subject to the alternative minimum tax on items of tax preference, excluding items specifically allocable to our shareholders.

      - If we should fail to distribute with respect to each calendar year at least the sum of (a) 85% of our REIT ordinary income for that year, (b) 95% of our REIT capital gain net income for that year, and
            (c) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

      - Under temporary regulations, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets that we acquire in certain tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire those assets. Built-in gain is the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the beginning of the ten-year recognition period. The results described in this paragraph with respect to the recognition of built-in gain assume that we will make an election pursuant to the temporary regulations.

      - We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

      As a result of recent legislation, a tax is imposed on a REIT equal to 100% of redetermined rents, redetermined deductions and excess interest. Redetermined rents are generally rents from real property which would otherwise be reduced on distribution, apportionment or allocation to clearly reflect income as a result of services furnished or rendered by a taxable REIT subsidiary to tenants of the REIT. There are a number of exceptions with regard to redetermined rents, which are summarized below.

      - Redetermined rents do not include amounts received directly or indirectly by a REIT for services customarily furnished or rendered in connection with the rental of real property or services furnished through an independent contractor from whom the REIT does not derive or receive any income or through a taxable REIT subsidiary.

      - Redetermined rents do not include de minimis payments received by the REIT with respect to non-customary services rendered to the tenants of a property owned by the REIT that do not exceed 1% of all amounts received by the REIT with respect to the property.

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      -     The redetermined rent provisions do not apply with respect to any services rendered by a taxable REIT subsidiary to the tenants of the REIT, as long as the taxable REIT subsidiary renders a significant amount of similar services to persons other than the REIT and to tenants who are unrelated to the REIT or the taxable REIT subsidiary or the REIT tenants, and the charge for these services is substantially comparable to the charge for similar services rendered to such unrelated persons.

      - The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to a tenant of a REIT if the rents paid by tenants leasing at least 25% of the net leaseable space in the REIT's property who are not receiving such services are substantially comparable to the rents paid by tenants leasing comparable space who are receiving the services and the charge for the services is separately stated.

      - The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to tenants of a REIT if the gross income of the taxable REIT subsidiary from these services is at least 150% of the taxable REIT subsidiary's direct cost of rendering the service.

      - The Secretary of the Treasury has the power to waive the tax that would otherwise be imposed on redetermined rents if the REIT establishes to the satisfaction of the Secretary that rents charged to tenants were established on an arm's length basis even though a taxable REIT subsidiary provided services to the tenants.

      Redetermined deductions are deductions, other than redetermined rents, of a taxable REIT subsidiary if the amount of these deductions would be decreased on distribution, apportionment or allocation to clearly reflect income between the taxable REIT subsidiary and the REIT. Excess interest means any deductions for interest payments made by a taxable REIT subsidiary to the REIT to the extent that the interest payments exceed a commercially reasonable rate of interest.

FAILURE TO QUALIFY AS A REIT

      For any taxable year in which we fail to qualify as a REIT and certain relief provisions do not apply, we would be taxed at regular corporate rates, including alternative minimum tax rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing that taxable income, and distributions would no longer be required to be made. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because the shareholders would continue to be taxed on the distributions they receive, the net after tax yield to the shareholders from their investment likely would be reduced substantially. As a result, failure to qualify as a REIT during any taxable year could have a material adverse effect on an investment in our shares of common stock. If we lose our REIT status, unless certain relief provisions apply, we would not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

TAXATION OF TAXABLE U.S.  SHAREHOLDERS

      Except as discussed below, distributions generally will be taxable to taxable U.S. shareholders as ordinary income to the extent of our current or accumulated earnings and profits. We may generate cash in excess of our net earnings. If we distribute cash to shareholders in excess of our current and accumulated earnings and profits (other than as a capital gain dividend), the excess cash will be deemed to be a return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder's

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shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. Distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations.

      Dividends we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

      Distributions that we properly designate as capital gain dividends will be taxable to taxable U.S. shareholders as gains from the sale or disposition of a capital asset to the extent that they do not exceed our actual net capital gain for the taxable year. Depending on the period of time the tax characteristics of the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. shareholders at a 15% or 25% rate. U.S. shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

      We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a U.S. shareholder generally would:

      - include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls;

      - be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. shareholder's long-term capital gains;

      -     receive a credit or refund for the amount of tax deemed paid by it;
            and

      - increase the adjusted basis of its shares of common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and, in the case of a U.S. shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the IRS.

      Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as income from a passive activity, within the meaning of Section 469 of the Internal Revenue Code, since income from a passive activity generally does not include dividends and gain attributable to the disposition of property that produces dividends. As a result, U.S. shareholders subject to the passive activity rules will generally be unable to apply any "passive losses" against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, will be treated as investment income if a shareholder so elects, in which case the capital gain is taxed at ordinary income rates.

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      Generally, gain or loss realized by a shareholder upon the sale of shares will be reportable as capital gain or loss. In general, capital gains recognized by individuals and other non-corporate shareholders upon the sale or disposition of shares of common stock will be subject to a maximum federal income tax rate of 15% if the shares of common stock are held for more than 12 months, and will be taxed at ordinary income rates of up to 35% if the shares of common stock are held for 12 months or less. Gains recognized by shareholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of shares of common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, if a shareholder receives a long-term capital gain dividend from us and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

      In any year in which we fail to qualify as a REIT, the shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction and the shareholders will not be required to report any share of our tax preference items.

BACKUP WITHHOLDING

      We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax equal to the rate as provided under Section 3406(a)(1) of the Internal Revenue Code. These rules may apply (1) when a shareholder fails to supply a correct taxpayer identification number, (2) when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number, or (3) in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required. A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder's federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

      The United States Treasury issued its final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. The final regulations were generally made effective for payments made on or after January 1, 2001, subject to certain transition rules. Prospective investors should consult their own tax advisors concerning these final regulations and the potential effect on their ownership of common shares.

TAXATION OF TAX-EXEMPT ENTITIES

      In general, a tax-exempt entity that is a shareholder will not be subject to tax on distributions or gain realized on the sale of shares. A tax-exempt entity may be subject to unrelated business taxable income, however, to the extent that it has financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Internal Revenue Code. In determining the number of shareholders a REIT has for purposes of the "50% test" described above under "-- REIT Qualification," generally, any shares held by tax-exempt employees' pension and profit sharing trusts which qualify under Section 401(a) of the Internal Revenue Code and are exempt from tax under Section 501(a) of the

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Internal Revenue Code ("qualified trusts") will be treated as held directly by its beneficiaries in proportion to their interests in the trust and will not be treated as held by the trust.

      A qualified trust owning more than 10% of a REIT may be required to treat a percentage of dividends from the REIT as unrelated business taxable income ("UBTI"). The percentage is determined by dividing the REIT's gross income (less direct expenses related thereto) derived from an unrelated trade or business for the year (determined as if the REIT were a qualified trust) by the gross income (less direct expenses related thereto) of the REIT for the year in which the dividends are paid. However, if this percentage is less than 5%, dividends are not treated as UBTI. These UBTI rules apply only if the REIT qualifies as a REIT because of the "look-thru" rule with respect to the 50% test discussed above and if the trust is "predominantly held" by qualified trusts. A REIT is predominantly held by qualified trusts if at least one pension trust owns more than 25% of the value of the REIT or a group of pension trusts each owning more than 10% of the value of the REIT collectively own more than 50% of the value of the REIT. We do not currently meet either of these requirements.

      For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our capital stock will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the UBTI generated by the investment in our capital stock. These prospective investors should consult their own tax advisors concerning the "set aside" and reserve requirements.

TAXATION OF FOREIGN INVESTORS

      The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares of common stock, including any reporting requirements, as well as the tax treatment of such an investment under the laws of their home country.

      Dividends that are not attributable to gain from any sales or exchanges we make of United States real property interests and which we do not designate as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Those dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the shares of common stock is treated as effectively connected with the non-U.S. shareholder's conduct of a United States trade or business, the non-U.S. shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to those dividends, and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation. For withholding tax purposes, we are currently required to treat all distributions as if made out of our current and accumulated earnings and profits and thus we intend to withhold at the rate of 30%, or a reduced treaty rate if applicable, on the amount of any distribution (other than distributions designated as capital gain dividends) made to a non-U.S. shareholder unless (1) the non-U.S. shareholder files an IRS Form W-8BEN claiming that a lower treaty rate applies or (2) the non-U.S. shareholder files an IRS Form W-8ECI claiming that the dividend is effectively connected income.

      Under the final regulations, which were generally effective for distributions on or after January 1, 2001, we are not required to withhold at the 30% rate on distributions we reasonably estimate to be in excess of our current and accumulated earnings and profits. Dividends in excess of our current and

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accumulated earnings and profits are not taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of those shares. To the extent that those dividends exceed the adjusted basis of a non-U.S. shareholder's shares, they will give rise to tax liability if the non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below. If it cannot be determined at the time a dividend is paid whether or not a dividend will be in excess of current and accumulated earnings and profits, the dividend will be subject to such withholding. We do not make quarterly estimates of that portion of dividends that are in excess of earnings and profits, and, as a result, all dividends will be subject to such withholding. However, the non-U.S. shareholder may seek a refund of those amounts from the IRS.

      For any year in which we qualify as a REIT, distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, commonly known as "FIRPTA." Under FIRPTA, those dividends are taxed to a non-U.S. shareholder as if the gain were effectively connected with a United States business. Non-U.S. shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, dividends subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate non-U.S. shareholder not entitled to treaty exemption. We are required by the Internal Revenue Code and applicable Treasury Regulations to withhold 35% of any dividend that could be designated as a capital gain dividend in connection with the sale of a United States real property interest. This amount is creditable against the non-U.S. shareholder's FIRPTA tax liability.

      Gain recognized by a non-U.S. shareholder upon a sale of shares generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares was held directly or indirectly by foreign persons. It is currently anticipated that we will be a "domestically controlled REIT," and therefore the sale of shares will not be subject to taxation under FIRPTA. Because the shares of common stock will be publicly traded, however, no assurance can be given that we will remain a "domestically controlled REIT." However, gain not subject to FIRPTA will be taxable to a non-U.S. shareholder if (1) investment in the shares of common stock is effectively connected with the non-U.S. shareholder's United States trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to that gain, and may also be subject to the 30% branch profits tax in the case of a corporate non-U.S. shareholder, or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year in which case the nonresident alien individual will be subject to a 30% withholding tax on the individual's capital gains. If we were not a domestically controlled REIT, whether or not a non-U.S. shareholder's sale of shares would be subject to tax under FIRPTA would depend on whether or not the shares of common stock were regularly traded on an established securities market (such as the American Stock Exchange) and on the size of selling non-U.S. shareholder's interest in our capital shares. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to that gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations) and the purchaser of our shares of common stock may be required to withhold 10% of the gross purchase price.

JOBS AND GROWTH TAX ACT

      On May 28, 2003, the President of the United States signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003, referred to herein as the Jobs and Growth Tax Act. The Jobs and Growth Tax Act reduces the maximum individual tax rate for long-term capital gains generally from 20%

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to 15% (for sales occurring after May 6, 2003 through December 31, 2008). The
Jobs and Growth Tax Act also taxes "qualified dividend income" of individuals as net capital gain, thus reducing the maximum individual tax rate for such dividends to 15% (for tax years from 2003 through 2008). "Qualified dividend income" generally includes dividends received from regular corporations and from certain "qualified foreign corporations," provided certain required stock holding periods are met.

      Under the Jobs and Growth Tax Act, REIT dividends (other than capital gain dividends) generally are not qualifying dividend income and continue to be taxed at ordinary rates. Dividends received from a REIT will be treated as qualified dividend income, however, to the extent the REIT itself has qualifying dividend income for the taxable year in which the dividend was paid, such as dividends from taxable REIT subsidiaries, and designates such dividends as qualifying for such capital gains rate tax treatment. Qualifying dividend income of a REIT for this purpose also includes the sum of (i) the excess of the REIT's "real estate investment trust taxable income" for the preceding year, which would typically include any income that the REIT did not distribute to stockholders, over the tax payable by the REIT on such income, and (ii) the excess of the income of the REIT for the preceding year subject to the built-in gain tax on certain assets acquired from C corporations, including as a result of the conversion of a C corporation to a REIT, over the tax payable by the REIT on any such income in the preceding year.

      Assuming that we distribute all of our taxable income to our stockholders, our distributions generally will not be eligible for the new 15% tax rate on dividends for individual taxpayers except to the extent attributable to income on which we have paid tax as discussed above or to dividends received by us from non-REIT corporations such as taxable REIT subsidiaries. As a result, our ordinary REIT distributions generally will be taxed at the higher tax rates applicable to ordinary income.

      Without future congressional action, the maximum individual tax rate on long-term capital gains will return to 20% in 2009, and the maximum individual tax rate on dividends will move to 35% in 2009 and 39.6% in 2011.

STATE AND LOCAL TAXES

      We, and our shareholders, may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our capital shares.

                          CERTAIN ERISA CONSIDERATIONS

      Each prospective investor that is (i) an ERISA Plan, (ii) a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code (including an IRA and a Keogh Plan) or (iii) a person investing assets of any ERISA Plan or plan whose assets are deemed to include plan assets should consider the matters described below in determining whether to invest in our capital shares. Such ERISA Plans, plans and persons are referred to herein as "Plans."

GENERAL FIDUCIARY RULES

      Investments by ERISA Plans and persons whose assets are deemed to include plan assets are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification, requirements respecting the delegation of investment authority and the requirement that an ERISA Plan's investment be made in accordance with the documents governing the Plan. Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in our capital shares has in the Plan's investment portfolio, taking into account the Plan's purposes, the risk of

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loss and the potential return in respect of such investment, the composition of the Plan's portfolio, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the Plan, and the projected return of the portfolio relative to the Plan's funding objectives. Keogh Plan and IRA investors should also consider whether an investment in our capital shares is appropriate for their Keogh Plans or IRAs.

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PLAN ASSETS

      Regulations issued by the U.S. Department of Labor (the "Plan Asset Regulations") describe what constitutes the assets of a Plan for purposes of various provisions of ERISA and Section 4975 of the Internal Revenue Code when a Plan makes an equity investment in an entity such as an investment in our capital shares. The U.S. Department of Labor has generally stated that an investment by a plan in securities (within the meaning of section 3(20) of ERISA) of a corporation or partnership will not, solely by reason of such investment, be considered to be an investment in the underlying assets of such corporation or partnership so as to make such assets of the entity "plan assets" and thereby make a subsequent transaction between the party in interest and the corporation or partnership a prohibited transaction under Section 406 of ERISA. The Plan Asset Regulations provide that the assets of entities in which retirement plans make equity investments will be treated as "plan assets" unless such investments are (1) in publicly offered securities, (2) in securities offered by an investment company registered under the Investment Company Act of 1940, or (3) within one of the other specific exemptions set forth in the Plan Asset Regulations. Since we are not a registered investment company, the exemption contained in the Plan Asset Regulations which may apply to an investment in our capital shares is that that it may be an investment in "publicly offered securities," defined generally as interests which are freely transferable, widely-held and registered with the Securities and Exchange Commission or an investment in which equity participation by "benefit plan investors" is not significant. The Plan Asset Regulations provide that equity participation in an entity by benefit plan investors is "significant" if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term "benefit plan investors" is broadly defined for this purpose to include any employee pension or welfare benefit plan, whether or not subject to ERISA, any plan described in Section 4975(e)(1) of the Internal Revenue Code and any entity whose underlying assets include plan assets by reason of plan investment in the entity. We may have equity participation in this offering by "benefit plan investors" that is significant, as defined above. Therefore, we may not qualify for the exemption for investments in which equity participation by benefit plan investors is not significant.

PLAN ASSET REGULATIONS - PUBLICLY OFFERED SECURITIES EXEMPTION

      As noted above, if a retirement plan acquires "publicly offered securities," the assets of the issuer of the securities are not deemed to be plan assets under the Plan Asset Regulations. The definition of publicly offered securities requires that such securities must be "widely-held," "freely transferable" and must satisfy certain registration requirements under federal securities laws. Although we should satisfy the registration requirements under this definition, the determinations of whether a security is "widely-held" and "freely transferable" are inherently factual matters. Under the Plan Asset Regulations, a class of securities will be "widely-held" if it is held by 100 or more persons. We anticipate that this requirement will be met; however, even if the shares are deemed to be widely-held, the "freely transferable" requirement must also be satisfied in order to qualify for this exemption. We intend to satisfy the freely transferable requirement set forth in the Plan Asset Regulations with respect to our shares. Because of the factual nature of such a determination, however, and the lack of further guidance as to the meaning of the term "freely transferable," there can be no assurance that we will, in fact, qualify for this exemption.

PROHIBITED TRANSACTIONS

      ERISA generally prohibits a fiduciary from causing an ERISA Plan to engage in a broad range of transactions involving the assets of the ERISA Plan and persons having a specified relationship to the Plan ("parties in interest") unless a statutory or administrative exemption applies. Similar prohibitions are contained in Section 4975 of the Internal Revenue Code and generally apply with respect to ERISA Plans, Keogh Plans, IRAs, and other Plans. An excise tax may be imposed pursuant to Section 4975 of the Internal Revenue Code on persons having a specified relationship with a Plan ("disqualified persons") in

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respect of prohibited transactions involving the assets of the Plan. Generally speaking, parties in interest for purposes of ERISA would be disqualified persons under Section 4975 of the Internal Revenue Code.

      If our assets are treated for purposes of ERISA and Section 4975 of the Internal Revenue Code as the assets of the Plans that invest in our capital shares due to the fact that we fail to satisfy the publicly offered securities exception, certain transactions that we might enter into in the ordinary course of our business might constitute "prohibited transactions" under ERISA and the Internal Revenue Code, thereby potentially subjecting fiduciaries of the Plans to personal liability and civil penalties and potentially resulting in the imposition of an excise tax under Section 4975 of the Internal Revenue Code on the disqualified person that is party to the transaction with us unless a statutory or administrative exemption exist and the plan satisfies all conditions for such exemptive relief.

      There are five class exemptions issued by the Department of Labor that could apply in the event of a prohibited transaction. These Department of Labor Prohibited Transaction Class Exemptions apply to:

      - plan asset transactions determined by independent qualified professional asset managers (PTE 84-14),

      - certain transactions involving bank collective investment funds (PTE 91-38),

      - certain transactions involving insurance company pooled separate accounts (PTE 90-1),

      - certain transactions involving insurance company general accounts (PTE 95-60), and

      -     plan asset transactions determined by in-house asset manager (PTE
            96-23).

      However, there is no assurance that these exemptions or any other exemption will apply, even if all of the conditions specified are satisfied.

GOVERNMENTAL PLANS

      Although federal, state and local governmental pension plans are not subject to ERISA, applicable provisions of federal and state law may restrict the type of investments such a plan may make or otherwise have an impact on such a plan's ability to invest in our capital shares. Accordingly, state and local governmental pension plans considering an investment in our capital shares should consult with their counsel regarding their proposed investment in our capital shares.

SPECIAL CONSIDERATIONS FOR INSURANCE COMPANIES

      An insurance company considering an investment should consider whether it's general account may be deemed to include assets of the plans investing in the general account, for example, through the purchase of an annuity contract. In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court held that assets held in an insurance company's general account may be deemed to be plan assets under certain circumstances. In that event, the insurance company might be treated as a party in interest under such plans. However, PTE 95-60 (described above) may exempt some or all of the transactions that could occur as the result of the acquisition of our capital shares by an insurance company general account. Therefore, insurance company investors should analyze whether John Hancock and PTE 95-60 or any other exemption may have an impact on their decision to purchase our capital shares.

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      In addition, the Small Business Job Protection Act of 1996 added a new
Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

      THE FOREGOING DISCUSSION OF ERISA AND INTERNAL REVENUE CODE ISSUES SHOULD NOT BE CONSTRUED AS LEGAL ADVICE. FIDUCIARIES OF PLANS SHOULD CONSULT THEIR OWN COUNSEL WITH RESPECT TO ISSUES ARISING UNDER ERISA AND THE INTERNAL REVENUE CODE AND MAKE THEIR OWN INDEPENDENT DECISION REGARDING AN INVESTMENT IN OUR COMMON SHARES.

                              PLAN OF DISTRIBUTION

GENERAL


      We are offering a maximum of 15,000,000 shares to the public through Participating Dealers, as defined below. The shares are being offered at a price of $10.00 per share on a "best efforts" basis, which means generally that the Participating Dealers will be required to use only their best efforts to sell the shares and they have no firm commitment or obligation to purchase any of the shares. We are also offering 2,000,000 shares for sale pursuant to our dividend reinvestment plan at a price of $10.00 per share. Prior to the conclusion of this offering, if any of the 2,000,000 shares remain after meeting anticipated obligations under our reinvestment plan, AmrEIT may decide to sell a portion of those shares in this offering. Therefore, a total of 17,000,000 shares are being registered in this offering.



      The offering of shares will terminate on or before June ____, 2005. However, we reserve the right to extend the offering until not later than June ____, 2006 in any state that allows us to extend the offering.


UNDERWRITING COMPENSATION AND TERMS


      Except as provided below, the Participating Dealers will receive selling commissions of 7.5% of the gross offering proceeds. The Dealer Manager will receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with marketing our shares. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Shareholders who elect to participate in the dividend reinvestment plan will be charged selling commissions and dealer manager fees on shares purchased pursuant to the dividend reinvestment plan on the same basis as shareholders purchasing shares other than pursuant to the dividend reinvestment plan.


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      The Dealer Manager will select other broker-dealers who are members of the
NASD (Participating Dealers) to sell our shares. In the event of the sale of shares by such Participating Dealers, the Dealer Manager may reallow its commissions in the amount of up to 7.5% of the gross offering proceeds to such Participating Dealers. In addition, the Dealer Manager may reallow a portion of its dealer manager fee to Participating Dealers in the aggregate amount of up to 0.5% of gross offering proceeds to be paid to such Participating Dealers as marketing fees, or to reimburse representatives of such Participating Dealers the costs and expenses of attending our educational conferences and seminars.


      In addition, unless otherwise agreed with the Dealer Manager, Participating Dealers will be reimbursed by AmREIT for bona fide due diligence expenses, not to exceed 0.5% of gross offering proceeds in the aggregate.

      Investors may agree with their broker-dealer to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (1) in the event that the investor has engaged the services of a registered investment advisor or other financial advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice, or (2) in the event that the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The net proceeds to AmREIT will not be affected by reducing the commissions payable in connection with such transactions.

      Neither the Dealer Manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in AmREIT.

SUBSCRIPTION PROCEDURES

      You should pay for your shares by check payable to "AmREIT." Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. We will initially deposit the subscription proceeds in an interest-bearing account with Wells Fargo Bank. Subscribers may not withdraw funds from the account. We will withdraw funds from the account periodically for the acquisition of real estate properties, the payment of fees and expenses or other investments approved by our board of trust managers. We generally admit shareholders to AmREIT on a daily basis.


      Except for purchases pursuant to our dividend reinvestment plan or reinvestment plans of other public real estate programs, all accepted subscriptions will be for whole shares and for not less than 500 shares ($5,000) for non-qualified accounts, or 300 shares ($3,000) for qualified accounts. See "Suitability Standards." Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirement and have purchased units or shares in AmREIT programs or units or shares in other public real estate programs may purchase less than the minimum number of shares discussed above, provided that such investors purchase a minimum of 10 shares ($100). After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 10 shares ($100), except for purchases made pursuant to our dividend reinvestment plan or reinvestment plans of other public real estate programs.


      The proceeds of this offering will be used only for the purposes set forth in the "Estimated Use of Proceeds" section of this prospectus. Subscriptions will be accepted or rejected within 30 days of receipt by AmREIT and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days. The Dealer Manager and each Participating Dealer who sells shares on behalf of AmREIT have the

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responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor and that the requisite suitability standards are met. See "Suitability Standards." In making this determination, the Participating Dealer will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that the Participating Dealer will be responsible for determining suitability.

      The Dealer Manager or each Participating Dealer shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

                           SUPPLEMENTAL SALES MATERIAL

      In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, our past performance, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

      The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

                                     EXPERTS


      The consolidated financial statements and schedule of AmREIT and subsidiaries as of December 31, 2003 and for each of the years in the two years ended December 31, 2003, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL OPINIONS

      The legality of the shares being offered hereby has been passed upon by Locke Liddell & Sapp LLP, Dallas, Texas. The statements under the caption "Federal Income Tax Consequences" as they relate to federal income tax matters have been reviewed by Locke Liddell & Sapp LLP, and Locke Liddell & Sapp LLP has opined as to certain income tax matters relating to an investment in the company. Locke Liddell & Sapp LLP has represented affiliates of AmREIT in other matters and may continue to do so in the future.

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                             ADDITIONAL INFORMATION

      We have filed with the SEC in Washington, D.C., a registration statement on Form S-11 under the Securities Act of 1933, as amended, with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by AmREIT may be obtained upon payment of the fees prescribed by the SEC, or may be examined at the offices of the SEC without charge, at the public reference facility in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

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                                    GLOSSARY

      The following are definitions of certain terms used in this prospectus:


      "AFFO" means adjusted funds from operations. The Company has adopted NAREIT'S definition of FFO, and then adds back non-cash, non-operational amounts to calculate AFFO.


      "Affiliate" means (1) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (2) any person or entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of another person or entity; (3) any officer, director, partner, or trustee of such person or entity; (4) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (5) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

      "AmREIT" means AmREIT, a Texas real estate investment trust, and unless otherwise indicated to the contrary, the Predecessor Corporation and all subsidiaries of AmREIT.

      "AmREIT Decision Logic" means a system of analysis for properties being reviewed by AmREIT, consisting of 25 specific factors, including demographic studies, traffic flow review, environmental review, site planning and financial analysis.

      "ARIC" means AmREIT Realty Investment Corporation, a wholly-owned subsidiary of AmREIT.

      "Board of Trust Managers" means the Trust Managers of AmREIT.

      "Bylaws" means the bylaws of AmREIT.

      "Class A Common Shares" means the Class A Common Shares, par value $0.01 per share, of AmREIT.

      "Class B Common Shares" means the Class B Common Shares, par value $0.01 per share, of AmREIT.

      "Class C Common Shares" means the Class C Common Shares, par value $0.01 per share, of AmREIT.

      "Class D Common Shares" means the Class D Common Shares, par value $0.01 per share, of AmREIT.

      "Common Shares" means any class or series of common shares of beneficial interest, par value $0.01, of AmREIT.


      "Credit Facility" means AmREIT's $30 million unsecured credit facility with Wells Fargo Bank, N.A., as lender.


      "CTL" means single tenant, free standing, credit tenant leased properties.

      "Dealer Manager" means AmREIT Securities Corp., a wholly-owned subsidiary of AmREIT.

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      "Dividend Reinvestment Plan" means the Dividend Reinvestment Plan, in the form attached hereto as Exhibit B.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Plan" means a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

      "FCP" means multi-tenant frontage commercial properties.

      "FFO" means Funds from Operations.

      "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended

      "Former Advisor" means American Asset Advisors Realty Corporation, which was wholly-owned by H. Kerr Taylor, AmREIT's Chairman of the Board and Chief Executive Officer.

      "Funds IX, X and XI" means, collectively, AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd. and AAA Net Realty Fund XI, Ltd.

      "Internal Revenue Code" or "Code" means the Internal Revenue Code of 1986, as amended.

      "Interested Shareholder" means any person who beneficially owns, directly or indirectly, 10% or more of the voting power of AmREIT's shares.

      "IRAs" means individual retirement accounts.


      "Irreplaceable Corners" means premier retail frontage properties in high-traffic, highly populated areas, which provide long-term value. These corners attract three types of tenants: high profile single tenants, high-end multi-tenant shopping centers and large grocery anchored centers.


      "IRS" means the Internal Revenue Service.

      "Joint Ventures" means the joint venture or general partnership arrangements in which AmREIT is a co-venturer or general partner which are established to acquire properties.


      "Market Value" means an amount determined as follows. Each party, at its sole cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years full-time commercial appraisal experience and who is a member of the Appraisal Institute (MAI designation) to determine the Market Value. If either party fails to appoint an appraiser within five (5) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall determine the Market Value. If two appraisers are appointed by the parties, they shall each conduct an independent appraisal of the property to be completed no later than thirty (30) days after the two appraisers are appointed. If the two appraised values are within five percent (5%) of each other, the Market Value of the property shall be the median of the two appraisals. If the two appraisals are more than five percent (5%) apart, a third appraiser meeting the qualifications stated above shall be appointed by the two existing appraisers within five (5) days after the last day the two appraisers are given to complete their appraisals. If they are unable to agree on the third appraiser, either of the parties, by giving ten (10) days notice to the other party, can apply to the then president of the Houston Chapter of the Appraisal Institute for the selection of a third appraiser who meets the qualifications stated above. Each of the parties shall bear one-half (1/2) of the cost of appointing the third


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appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party within the previous twelve months. Within thirty (30) days after its selection, the third appraiser shall complete its appraisal of the property. Upon completion of the third appraisal, if the low appraisal and/or the high appraisal are/is more than five percent (5%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), with the resulting quotient being the Market Value. If both the low appraisal and the high appraisal are disregarded as stated above, the middle appraisal shall be the Market Value.


      "NAREIT" means the National Association of Real Estate Investment Trusts.

      "NASAA Guidelines" means the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc. adopted on October 9 and 12, 1988, effective January 1, 1989, as amended.

      "NASD" means the National Association of Securities Dealers, Inc.

      "Net Asset Value" means the value of AmREIT's total assets (less intangibles) based on market capitalization rates and current year rental income, as determined by the Board of Trust Managers, before deducting depreciation or other non-cash reserves, less total liabilities, calculated at the end of each quarter on a basis consistently applied.

      "Net Lease" generally means a property lease pursuant to which the tenant is responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities and insurance.


      "Offering Expenses" means any and all costs and expenses, other than Selling Commissions, the marketing support fee, due diligence expense reimbursements, and the fee payable to the Dealer Manager incurred by AmREIT, or any Affiliate, in connection with the qualification and registration of AmREIT and the marketing and distribution of shares, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; fax and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Offering Expenses paid by AmREIT in connection with the offering, together with the 7.5% Selling Commissions, the marketing support fee, due diligence expense reimbursements, and 2.5% fee payable to the Dealer Manager, incurred by AmREIT will not exceed 11.5% of the proceeds raised in connection with this offering.


      "Ownership Limit" means, with respect to Common Shares and Preferred Shares, the percent limitation placed on the ownership of Common Shares and Preferred Shares by any one person. As of the initial date of this prospectus, the Ownership Limit is 9.0% of the outstanding Common Shares and 9.9% of the outstanding Preferred Shares.

      "Participants" means those shareholders who elect to participate in the Dividend Reinvestment Plan.

      "Participating Dealers" means those broker-dealers that are members of the NASD, or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell shares.

      "Partnerships" means the ten real estate limited partnerships under common management that are Affiliates of AmREIT.

      "Plan" means ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

      "Plan Asset Regulations" means regulations issued by the U.S. Department of Labor describing what constitutes the assets of a Plan for purposes of various provisions of ERISA.

      "Predecessor Corporation" means AmREIT, Inc., a Maryland corporation.

      "Preferred Shares" means any class or series of preferred shares of beneficial interest, par value $0.01 per share of AmREIT that may be issued in accordance with the terms of our articles of incorporation and applicable law.

      "Prospectus" means the final prospectus included in the Company's registration statement filed with the SEC, pursuant to which the Company will offer Class D Common Shares to the public, as the same may be amended or supplemented from time to time after the effective date of the registration statement.

      "Qualified Plans" means qualified pension, profit-sharing, and share bonus plans, including Keogh plans and IRAs.

      "Reinvestment Agent" means the independent agent, which currently is Wells Fargo Bank Minnesota, N.A., for Participants in the Dividend Reinvestment Plan.

      "Reinvestment Proceeds" means net proceeds available from the sale of shares under the Dividend Reinvestment Plan to redeem shares.

      "REIT" means real estate investment trust, as defined pursuant to Sections 856 through 860 of the Internal Revenue Code.


      "Retail Partnerships" means AmREIT's retail partnership subsidiaries that sell limited partnership interests to retail investors, in which AmREIT directly invests as both the general partner and as a limited partner.


      "SEC" means the Securities and Exchange Commission.

      "Selling Commissions" means any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of shares as described in this prospectus, including, without limitation, commissions payable to the Participating Dealers.

      "Subscription Agreement' means the Subscription Agreement and the Subscription Agreement Signature Page, in the forms attached hereto as Exhibit A.

      "TRA" means the Texas Real Estate Investment Trust Act, as amended.

      "Trust Manager" means a member of the board of trust managers of AmREIT.

      "UBTI" means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Internal Revenue Code.

                                   EXHIBIT A

                             SUBSCRIPTION AGREEMENT

[AMREIT LOGO]                              SPECIAL INSTRUCTIONS:

                              CLASS D COMMON SHARES
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                  See pages of the Prospectus for instructions

1. INVESTMENT

                                                     MAKE INVESTMENT CHECKS PAYABLE TO AMREIT
-------------------      ---------------       [ ] Initial Investment - Qualified Plans (min. $3,000)
 Total $ Invested          # of Shares         [ ] Initial Investment - Non Qualified Plans (min. $5,000)
                                               [ ] Additional Investment (increments of $100.00)

2. LIQUIDITY

Ihave received and reviewed the prospectus and understand that this investment is considered illiquid, not convertible into the AmREIT class A
shares for a period of seven years. I further understand that AmREIT's        --------------    --------------
class A shares are publicly traded on the American Stock Exchange.               Initials          Initials

3. TYPE OF OWNERSHIP

NON QUALIFIED                                                                                    QUALIFIED **
[ ] Individual                                  [ ] Trust * / Trust Type:                        [ ] IRA
[ ] Joint Tenants with Rights of                    (Please specify, i.e. family, living,        [ ] Qualified Pension Plan
    Survivorship (JTWROS)                           revocable, etc.)                             [ ] Qualified Profit Sharing Plan
[ ] Joint Tenants in Common (JTIC)              [ ] Other:                                       [ ] KEOGH _____________
[ ] Uniform Gift to Minors Act (UGMA)                                                            [ ] Other:
[ ] Partnership                                 * Must attach a copy of title                    ** All IRA accounts must be
                                                and signature page of trust                      forwarded to custodian for
                                                document                                         processing and signatures.
                                                                                                 Custodian will then submit to
                                                                                                 AmREIT.

4. INVESTOR NAME AND ADDRESS

      SKIP THIS SECTION IF IT IS THE SAME AS THE REGISTRATION INFORMATION IN
      SECTION 5. THIS IS TYPICAL IN THE CASE OF INDIVIDUAL AND JOINT ACCOUNTS.

[ ] Mr  [ ] Mrs  [ ] Ms  [ ] Dr  [ ] Other       Taxpayer Identification Number
Name (s)                                  -----  [ ] [ ] - [ ] [ ] [ ] [ ] [ ] [ ] [ ]

------------------------------------------       Social Security Number
------------------------------------------       [ ] [ ] [ ] - [ ] [ ] - [ ] [ ] [ ] [ ]

Street Address
or P.O. Box    -----------------------------------------------------------------
               -----------------------------------------------------------------
City                                State               Zip Code
               ------------------         ------------           ---------------
Home Phone
Number         ------------------
               ------------------

5. REGISTRATION INFORMATION AND ADDRESS

      PLEASE PRINT NAME (S) IN WHICH UNITS ARE TO BE REGISTERED. INCLUDE TRUST OR CUSTODIAL NAME IF APPLICABLE. AMREIT DOES NOT PROVIDE CUSTODIAL SERVICES; THEREFORE, IF THIS IS A CUSTODIAL ACCOUNT, A CUSTODIAN MUST BE SELECTED AND INDICATED BELOW. ALSO, CUSTODIAN MUST SIGN AND PROCESS PAPER WORK PRIOR TO SUBMISSION TO AMREIT.

[ ] Mr  [ ] Mrs  [ ] Ms  [ ] Dr  [ ] Other
                                          --------
                                                     Taxpayer Identification Number
Name (s)                                             [ ] [ ] - [ ] [ ] [ ] [ ] [ ] [ ] [ ]

------------------------------------------           Social Security Number
------------------------------------------           [ ] [ ] [ ] - [ ] [ ] - [ ] [ ] [ ] [ ]

Street Address
or P.O. Box    -----------------------------------------------------------------
               -----------------------------------------------------------------
City                                State               Zip Code
               ------------------         ------------           ---------------
Home Phone
Number         ------------------   Email Address
               ------------------                 ------------------------------
Birth Date     ------------------    (E-mail addresses will not be sold or
                                     distributed and will only be used for
                                     corporate communication.)

                         (BOTH PAGES MUST BE COMPLETED)

NAME:                                     SS/TAX ID
     -------------------------------               -----------------------------
6. INVESTOR KNOWLEDGEMENT

Please separately initial each of the representations below. In order to induce AmREIT to accept this subscription, I hereby represent and warrant to you as follows:

(a)   I have received the Prospectus.
                                                                                  -------------      -------------
(b)   I (i) either have a net worth (exclusive of home, home furnishings, and        Initials           Initials
      automobiles) of at least $150,000, or have a net worth (as described above) of at least $45,000 and had during the last tax year, or estimate
      that I will have during the current tax year, a minimum annual gross        -------------      -------------
      income of $45,000; and (ii) if the state of my primary residence imposes a     Initials           Initials
      higher suitability standard, I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus
      under "Suitability Standards".                                              -------------      -------------
                                                                                     Initials           Initials
(c)   This investment does not represent more than 20% of my net worth.

(d)   I acknowledge that the shares are not liquid.                               -------------      -------------
                                                                                     Initials           Initials

7. DIVIDENDS (YOU MUST CHECK ONE OF THE FOLLOWING

NOTE: AMREIT DOES NOT PROVIDE CUSTODIAL SERVICES. IF THIS IS A CUSTODIAL ACCOUNT, PLEASE ENSURE THAT YOU HAVE COMPLETED SECTION 4 APPROPRIATELY AND INDICATED THE NAME OF THE CUSTODIAN.

[ ] I prefer to participate in the Dividend Reinvestment Plan with the transfer agent selected in the prospectus.
[ ] I prefer dividends be paid to me at my address listed under Section 5
[ ] I prefer to direct dividends to a party other than the registered owner per my instructions below
[ ] I prefer dividends to be deposited directly into the following account:
    Checking______  Savings______
    (If you wish to have your dividends deposited via electronic deposits, please complete the attached electronic deposit form and include the appropriate voided check or deposit slip)

Institution                                         Account Number
Name                                                                ----------------------------------
                 ------------------------------
Name on
Account                                             ABA Routing Number
                 -------------------------------                       -------------------------------

Street Address
or P.O. Box
                 -------------------------------------------------------------------------------------
City                                          State                  Zip Code
                 --------------------------         ------------              ------------------------

I declare that the information supplied above is true and correct and may be relied upon by AmREIT in connection with my investment in AmREIT. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

   (MUST BE SIGNED BY INVESTOR (S) OR TRUSTREE (S) AND, IF QUALIFIED PLAN, BY
                                    CUSTODIAN

---------------------------------    ---------------------------------------    ----------------
---------------------------------    ---------------------------------------    ----------------
Signature of Investor or Trustee     Signature of Joint Owner, if applicable    Date

8. BROKER DEALER (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

THE BROKER-DEALER OR AUTHORIZED REPRESENTATIVE MUST SIGN BELOW to complete order. Broker-Dealer or authorized representative warrants that it is a duly licensed Broker-Dealer or authorized representative and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber and that he has informed subscriber of all aspects of liquidity and marketability of this investment.

Broker Dealer
Name
               ----------------------------------

BD Address
               ------------------------------------------------------------------------------------

City                                        State                 Zip Code
               --------------------------         --------------           ------------------------

Reg. Rep.                                         Rep. Phone Number
               --------------------------                           -------------------------------

Rep Address
               ------------------------------------------------------------------------------------

City                                        State                 Zip Code
               --------------------------         --------------           ------------------------

Email Address
               --------------------------  (E-mail addresses will not be sold or distributed and will only be used for corporate communication.)

-----------------------------------      ---------------------------------------
Registered Representative Signature      Broker-Dealer Signature, if required

Please Mail completed Subscription Agreement (with all signatures) and personal check(s) made payable to
                                     AMREIT
                8 Greenway Plaza, Suite 1000, Houston, TX 77046                   Common D Sub. Agreement
              1-800-888-4400 - Investor Relations (ext. 135 & 151)                              6-23-2004

                                    EXHIBIT B

                           DIVIDEND REINVESTMENT PLAN

      AmREIT, a Texas real estate investment trust (the "Company"), pursuant to its Amended and Restated Declaration of Trust has adopted this Dividend Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

      1. Reinvestment of Distributions. Wells Fargo Bank, N.A, the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to class D common shares of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

            (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the Company at the public offering price per Share.


            (b) The price of which the Shares will be issued under the Reinvestment Plan will be $9.50 per Share.


            (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each month the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each month to purchase Shares for the Participants. Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will distribute all cash funds to participants via a check in lieu of purchasing additional shares. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

            (d) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to three decimal places.

            (e) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

            (f) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

      2. Election to Participate. Any shareholder who participates in a public offering of Shares and who has received a copy of the related final prospectus filed with the Securities and Exchange Commission ("SEC") may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a shareholder otherwise than by participating in a public offering of Shares may purchase Shares, with distribution dollars only, through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. The purchase of additional shares through the Reinvestment Plan with voluntary cash contributions is prohibited.

Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received by the record date to which such Distribution relates. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount;
(ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Company and completing any required forms.

      3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

      4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

      5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing account in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of the Securities and Exchange Commission and certain state securities commissioners indemnification is also considered contrary to public policy and therefore unenforceable.

      6.    Suitability.

            (a) Each Participant shall notify the Dealer Manager in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

            (b) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's prospectus.

      7. Reports to Participants. Within 10 days after the end of each fiscal month, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the month, the number of Shares purchased during the month, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he or she is required to notify the Dealer Manager in the event that there is any material change in his or her financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.


      8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent.


      9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

      10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

      11.   Termination.

            (a) A Participant may terminate his or her participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company prior to the record date to which such Distribution relates.

            (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

            (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (A) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (B) the value of any fractional Shares standing to the credit of a Participant's account based on $10.00 per share. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

      12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Relations Department, AmREIT Securities Corp., 8 Greenway Plaza, Suite 1000, Houston, Texas 77046 if to the Company, or to Wells Fargo Shareowner Services, 161 North Concord Exchange South St. Paul, Minnesota 55075-1139, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

      13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including, but not limited to, an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record, provided, that any such amendment must be approved by a majority of the independent trust managers of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

      14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANTS ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                    EXHIBIT C

                            PRIOR PERFORMANCE TABLES

The information in this Exhibit C contains certain summary information concerning certain prior real estate investment partnerships (the "Prior Programs") sponsored by affiliates of AmREIT. The investment objectives of the Prior Programs are not substantially the same as those of AmREIT. Whereas AmREIT is a self managed, self advised REIT focusing on the long term investment of high quality irreplaceable corners, the Prior Programs were primarily focused on the active management of development and high quality retail real estate, anticipated to generate monthly income and capital appreciation through the active management of the portfolio over a defined holding period.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT THE PARTNERSHIP WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING UNITS IN THE PARTNERSHIP, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

DESCRIPTION OF THE TABLES

The following tables are included herein:

         Table I - Experience in Raising and Investing Funds;

         Table II - Compensation to the Sponsor

         Table III - Operating Results of Prior Programs

         Table IV - Results of Completed Programs

         Table V - Sale or Disposition of Properties

         Table VI - Acquisitions of Properties by Programs

All information contained in Tables I, II, III, IV, V and VI is as of December 31, 2003. The following is a brief description of the tables.

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents information on a percentage basis showing the experience of the Sponsor and Affiliates in raising and investing funds for the Prior Programs, the offerings of which closed in the three-year period ended December 31, 2003. Also included is information on one program which has not closed. The table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of dollars raised. The table also shows the date the offering commenced and the time required raising funds for investment.

TABLE II - COMPENSATION TO THE SPONSOR

Table II provides information on a total dollar basis regarding amounts and types of compensation paid to the Sponsor or Affiliates of the Prior Programs.

The table indicates the total offering proceeds and the portion of such offering proceeds paid to the Sponsor and Affiliates in connection with the Prior Programs, the offerings of which closed in the three-year period ended December 31, 2003 and one program which has not closed. The table also shows the amounts paid to the Sponsor and Affiliates from cash generated from operations on a cumulative basis commencing with inception and ending December 31, 2003.

TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents a summary of operating results of the Prior Programs, the offerings of which closed in the five-year period ended December 31, 2003 and one program which has not closed.

TABLE IV - RESULTS OF COMPLETED PROGRAMS

Table IV includes information related to three completed programs which closed in 2002. The investment objectives of these programs were dissimilar to those of the other programs for which information is contained in Tables I, II, III, V and VI. Consequently, the only information related to these three programs is that reported in Table IV.

TABLE V - SALE OR DISPOSITION OF PROPERTIES

Table V provides information on all property sales or disposals by the Prior Programs from January 1, 2001 through December 31, 2003.

TABLE VI - ACQUISITIONS OF PROPERTIES BY PROGRAMS

Table VI provides certain information pertaining to properties acquired by the Prior Programs from January 1, 2001 through December 31, 2003.

PRIOR PROGRAMS

Information in this section (except for Table IV) pertains to the following programs:

         AmREIT Monthly Income & Growth Fund, Ltd.   "MIG"
         AmREIT Income & Growth Fund, Ltd.           "AIG"
         AmREIT Opportunity Fund, Ltd.               "AOF"
         AAA Net Developers, Ltd.                    "Developers"

Information contained in Table IV pertain to the following programs:

         AAA Net Realty Fund IX, Ltd.                "Fund IX"
         AAA Net Realty Fund X, Ltd.                 "Fund X"
         AAA Net Realty Fund XI, Ltd.                "Fund XI"

NOTES TO TABLE I

(1) Organizational expenses include legal, accounting, printing, escrow, filing, recording and other related expenses associated with the formation and original organization of the Program and also includes fees paid to the sponsor and to affiliates.

(2)   Acquisition fees include fees paid to the sponsor and to affiliates.

(3) The investment objective of Developers and AOF is primarily capital appreciation. The investment objective of AIG and MIG is both income and capital appreciation. Because properties are acquired in each of these programs with the use of some leverage, the costs for property acquisition exceed the percentage available for investment. Accordingly, the information reported in this table as property acquisition costs is limited to the percentage available for investment from the funds raised by each program.

(4) AOF, AIG and MIG operate as actively managed portfolios that use traditional leverage to purchase and/or develop net lease commercial real estate. As such, each project is underwritten and analyzed to determine the appropriate amount of leverage that will be supported by the project. Maximum leverage by memorandum is 75% loan to value on the AIG and MIG portfolios and 80% on the AOF portfolio.

(5) Acquisition fees and development fees are paid to the general partner or affiliates based upon the terms of the memorandum. These fees range between 4% and 6% of total project costs including the portion which is funded by cash and also by permanent or construction debt.

(6) Developers has never directly acquired a property with the use of leveraged funds. However, Developers has invested in several real estate partnerships which have made property acquisitions with both cash and debt. These real estate partnerships have been managed by outside partners. Consequently, no information on leverage is included.

(7) The offering period for the MIG program has not terminated. Information included in Table I pertaining to MIG is as of December 31, 2003.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                                   (UNAUDITED)

                                       AAA Net               AmREIT                  AmREIT                 AmREIT Monthly
                                      Developers       Opportunity Fund       Income & Growth Fund      Income & Growth Fund (7)
                                     ------------      -----------------      --------------------      ------------------------
Dollar Amount Offered                $  2,000,000      $       5,000,000      $         15,000,000      $             15,000,000

Dollar Amount Raised                    1,862,099              2,352,750                10,029,158                    14,687,729

Less Offering Expenses:
 Selling Commissions & Due Dilgence           8.1%                   8.5%                      7.0%                          8.0%
 Organizational expenses (1)                  2.7%                   1.1%                      1.5%                          1.4%
 Marketing & Reimbursement                    2.4%                   0.5%                      2.5%                          2.5%

Less Reserve for Operations                   1.0%                   0.0%                      0.0%                          0.0%

Percent Available for Investment             85.8%                  89.9%                     89.0%                         88.1%

Acquisition Cost:
 Cash Down Payment                           85.8%(3)               89.9%(3)                  89.0%(3)                      24.5%(3)
 Acquisition/Development Fees (2)              (5)                    (5)                       (5)                          0.1%
 Other                                        0.0%                   0.0%                      0.0%                          0.0%

Total Acquisition Costs                      85.8%                  89.9%                     89.0%                         24.6%

Percent Leveraged                              (6)                    (4)                       (4)                           (4)

Date Offering Began                      11/20/95               03/15/99                  06/25/01                      11/15/02

 Length of Offering (Months)                   15                     23                        18                            15

 Months to Invest 90% of Amount                32                    N/A                       N/A                           N/A
Available for Investment (Measured
From Beginning of Offering)

See Notes to Table I

NOTES TO TABLE II

(1) A primary investment objective of each of these programs is capital appreciation. Commercial real estate is evaluated upon completion of development and leasing and is either sold or held based investment criteria, market conditions and general economic conditions. Profits from development projects sold within one year are included in cash generated from operations rather than from property sales.

(2) Properties are acquired with a combination of funds from offering proceeds and leverage. The acquisition and development fees and the leasing commissions reported in this table include the total amount of fees paid to the sponsor or its affiliates regardless of the funding source for these costs.

(3) AOF and AIG have invested in several real estate partnerships. Some of the acquisition and development fees and real estate commissions that are included in this table represent AOF and AIG's share of the partnership that made the payment directly to the sponsor or to affiliates.

(4) The offering period for MIG commenced in November 2002. The information contained in this Table for MIG represents activity through December 31, 2003 at which time funds were continuing to be raised.

(5) The cash utilized by operations at December 31, 2003 for MIG is primarily attributable to accounts receivable of $2.8 million and notes receivable of $2.5 million from affiliated partnerships.

                                    TABLE II
                             COMPENSATION TO SPONSOR
                                   (UNAUDITED)

                                     AAA Net          AmREIT                    AmREIT                  AmREIT Monthly
                                   Developers     Opportunity Fund        Income & Growth Fund       Income & Growth Fund (4)
                                   ----------     ----------------        --------------------       --------------------
Date of Offering                     11/20/95             03/15/99                    06/25/01                 11/15/02

Dollar Amount Raised               $1,862,099     $      2,352,750        $         10,029,158          $    14,687,729

Amount Paid to Sponsor from
Proceeds of Offering
 Underwriting Fees                          -                    -                           -                        -
 Acquisition/Development Fees          58,178(2)           272,605(2)(3)                97,082(2)(3)           20,833(2)
 Real Estate Commissions                    -               21,414(2)(3)                20,627(2)(3)                  -
 Advisory Fees                              -                    -                           -                        -
 Reimbursement for Org. Cost           40,922               25,000                     144,812                  202,759
 Other                                 44,802               11,764                     250,729                  367,193

Dollar Amount of Cash Generated
from Operations before Deducting
payments to Sponsor                 1,032,365(1)           933,333                     482,757(1)            (4,738,649)(5)

Amount Paid to Sponsor from
 Operations:
 Property Management Fee               45,068              116,326                           -                        -
 Reimbursements                       111,718               87,160                     138,637                   54,832
 Leasing/Brokerage Commissions              -               44,811                      19,222                        -
 Other General Partner
  Distributions                       343,114               63,726                           -                        -

Dollar Amount of Property Sales
and Refinancing Before Deducting
Payments to Sponsor:
 Cash                               1,220,334            4,465,130                   1,310,097                        -
 Notes                                    N/A                  N/A                         N/A                      N/A

Amount Paid to Sponsor From
Property Sales and Refinancing:
 Real Estate Commissions               71,117              168,375(3)                   86,883(3)                     -
 Incentive Fees                           N/A                  N/A                         N/A                      N/A
 Other                                    N/A                  N/A                         N/A                      N/A

See Notes to Table II

NOTES TO TABLE III

(1) Amortization of organizational costs is computed over a period of 60 months. Depreciation of commercial real property is determined on the straight-line method over an estimated useful life of 39 years. Leasehold interests are amortized over the life of the lease.

(2) Cash distributions to investors represents the amount actually disbursed in each year to the limited partners and general partner. The distributions are reported in this Table as a return of capital until the partners have received back their initial capital contribution and then as a distribution from operating profit.

(3) Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc.

(4) Cash generated from operations generally includes net income plus depreciation and amortization plus any decreases in accounts receivable and accrued rental income or increases in accounts payable minus any increases in accounts receivable and accrued rental income or decreases in accounts payable. In addition, cash generated from operations is reduced for any property costs related to development projects and is increased by proceeds when the project is sold (usually in less than twelve months).

(5) Table III does not include certain tax distribution data per $1,000 invested because a primary objective of these programs is capital appreciation rather than income. Management decides after projects are completed and sold whether to reinvest the proceeds in a new project or to distribute a portion of the proceeds back to investors. When distributions are made, they are first applied as a return of capital until an investor's money has been returned. Any remaining distributions are then made from operating cash flow.

(6) The partnership's maintain their books on a tax basis rather than a GAAP basis. There are no significant differences in tax and GAAP basis records as pertains to the accounting for projects that are developed and sold. If a property is acquired and held for long-term investment, there are two potential differences in tax and GAAP basis. Rental income is recorded on a tax basis as it is received where it is accrued on a straight-line basis over the life of the lease for GAAP. Additionally, all properties are recorded at cost and depreciated over their estimated useful life on a tax basis even if they qualify as a direct financing lease for GAAP purposes.

(7) Property acquisitions represent investments made by the partnership for commercial real estate or for through a real estate partnership where the properties will be held on a long-term basis.

(8) AOF and AIG sold a property in December 2003 on an installment basis. The gain on the sale will be recognized as payments are received on the note. In addition, the note receivable reported for 2003 has been reduced by the amount of the deferred gain.

                                    TABLE III
                     OPERATING RESULTS OF PRIOR PROGRAMS (5)
                            AAA NET DEVELOPERS, LTD.
                                   (UNAUDITED)

                                               1996        1997      1998        1999        2000        2001      2002    2003
                                            ----------  ---------  ---------  ----------  ----------  ---------  -------  -------
Gross Revenues                              $   77,632  $  34,522  $  96,384  $  395,643  $  185,207  $  40,614   31,870   15,147
Profit on Sale of Properties                         -          -          -     102,555           -    171,651        -  321,715
Less:  Operating Expenses (3)                   11,155     28,874     71,648      26,857      83,103     13,609   11,611   12,990
       Interest Expense                              -          -          -           -           -          -        -        -
       Depreciation/Amortization (1)             6,944     10,000     10,000      10,000      10,000      3,056        -        -
                                            ----------  ---------  ---------  ----------  ----------  ---------  -------  -------
Net Income (6)                                  59,533     (4,352)    14,736     461,342      92,104    195,600   20,259  323,872
Taxable Income
       From Operations                          59,533     (4,352)    14,736     461,452      92,104    195,600   20,259    2,157
       From Gain on Sale                             -          -          -           -           -          -           321,715
Cash Generated From Operations (4)              74,694     26,696   (489,360)    914,794     (84,658)   391,206   32,266    9,941
Cash Generated From Sales                            -          -          -           -           -          -        -  482,568
Cash Generated From Refinancing                      -          -          -     343,309     323,340          -        -        -
                                            ----------  ---------  ---------  ----------  ----------  ---------  -------  -------
Total Cash Generated                            74,694     26,696   (489,360)  1,258,103     238,682    391,206   32,266  492,509
Less Cash Distributions to Investors: (2)
       From Operating Cash Flow                      -          -          -           -           -    197,286   27,000  292,202
       From Sales and Refinancing                    -          -          -           -           -          -        -        -
       From Return of Capital                        -          -     93,259     500,000     959,575    302,925        -        -
                                            ----------  ---------  ---------  ----------  ----------  ---------  -------  -------
Cash Generated (Deficiency) After Cash
  Distributions to Investors                    74,694     26,696   (582,619)    758,103    (720,893)  (109,005)   5,266  200,307
Less: Cash Distributions to General
  Partner (2)                                        -          -          -           -           -    130,314   18,000  194,800
                                            ----------  ---------  ---------  ----------  ----------  ---------  -------  -------
Cash Generated (Deficiency) After Cash
  Distributions                                 74,694     26,696   (582,619)    758,103    (720,893)  (239,319) (12,734)   5,507
Special Items:
       Limited Partners' Capital
         Contributions                       1,599,599    262,500          -           -           -          -        -        -
       General Partners' Capital
         Contributions                           1,000          -          -           -           -          -        -        -
       Organization Costs                      (50,000)         -          -           -           -          -        -        -
       Syndication Costs                      (167,958)   (27,562)         -           -           -          -        -        -
       Property Acquisitions (7)              (500,000)  (338,523)   (59,127)          -           -          -        -        -
                                            ----------  ---------  ---------  ----------  ----------  ---------  -------  -------
Cash Generated (Deficiency) After Cash
  Distributions and Special Items              957,335    (76,889)  (641,746)    758,103    (720,893)  (239,319) (12,734)   5,507

See Notes to Table III

                                    TABLE III
                     OPERATING RESULTS OF PRIOR PROGRAMS (5)
                             AMREIT OPPORTUNITY FUND
                                   (UNAUDITED)

                                                     1999            2000           2001          2002            2003
                                                  -----------    -----------    -----------    -----------    -----------
Gross Revenues                                    $         -    $   176,682    $   163,539    $   787,176    $    96,427
Profit on Sale of Properties                                -              -        171,650        526,861        932,413
Less: Operating Expenses (3)                              641        192,348         70,836        231,087        239,062
      Interest Expense                                      -              -         24,507         81,821         21,780
      Depreciation/Amortization (1)                     1,250          5,000         27,544         49,544         18,929
                                                  -----------    -----------    -----------    -----------    -----------
Net Income (6)                                         (1,891)       (20,666)       212,302        951,585        749,069
Taxable Income
      From Operations                                  (1,891)       (20,666)       212,356        647,371       (183,344)
      From Gain on Sale (8)                                 -              -              -        304,214        932,413
Cash Generated From Operations (4)                       (641)      (113,046)      (833,428)     1,777,283       (145,132)
Cash Generated from Sales                                   -              -              -      2,019,656      2,277,099
Cash Generated From Refinancing                             -              -              -              -              -
                                                  -----------    -----------    -----------    -----------    -----------
Total Cash Generated                                     (641)      (113,046)      (833,428)     3,796,939      2,131,967
Less Cash Distributions to Investors: (2)
      From Operating Cash Flow                              -              -              -              -        781,555
      From Sales and Refinancing                            -              -              -              -              -
      From Return of Capital                                -              -              -      1,648,031        704,719
                                                  -----------    -----------    -----------    -----------    -----------
Cash Generated (Deficiency) After Cash
  Distributions to Investors                             (641)      (113,046)      (833,428)     2,148,908        645,693
Less: Cash Distributions to General Partner (2)             -              -              -              -         63,726
Cash Generated (Deficiency) After Cash
  Distributions                                          (641)      (113,046)      (833,428)     2,148,908        581,967
Special Items:
      Limited Partners' Capital Contributions         918,750      1,334,000        100,000              -              -
      General Partners' Capital Contributions           1,000              -              -              -              -
      Note Receivable (8)                                   -              -              -              -       (327,467)
      Notes Payable                                         -        624,389        920,889     (1,401,553)      (143,725)
      Organization Costs                              (25,000)             -              -              -              -
      Syndication Costs                               (68,242)      (132,917)       (10,500)             -              -
      Property Acquisitions (7)                             -     (1,716,609)      (747,863)      (881,534)             -
                                                  -----------    -----------    -----------    -----------    -----------
Cash Generated (Deficiency) After Cash
  Distributions and Special Items                     825,867         (4,183)      (570,902)      (134,179)       110,775

See Notes to Table III

                                    TABLE III
                     OPERATING RESULTS OF PRIOR PROGRAMS (5)
                        AMREIT INCOME & GROWTH FUND, LTD.
                                   (UNAUDITED)

                                                     2001            2002          2003
                                                  -----------    -----------    -----------
Gross Revenues                                    $     4,857    $   404,065    $   650,330
Profit on Sale of Properties                                -         24,747        217,679
Less: Operating Expenses (3)                            5,381         75,743        200,310
      Interest Expense                                     47              -         38,773
      Depreciation/Amortization (1)                     3,590         10,938        126,114
                                                  -----------    -----------    -----------
Net Income (6)                                         (4,161)       342,131        502,812
Taxable Income
      From Operations                                  (4,161)       342,131        285,133
      From Gain on Sale (8)                                 -              -        217,679
Cash Generated From Operations (4)                   (571,188)       158,505        737,581
Cash Generated from Sales                                   -              -      1,223,214
Cash Generated From Refinancing                             -              -              -
                                                  -----------    -----------    -----------
Total Cash Generated                                 (571,188)       158,505      1,960,795
Less Cash Distributions to Investors: (2)
      From Operating Cash Flow                              -              -              -
      From Sales and Refinancing                            -              -              -
      From Return of Capital                           14,638        352,829        901,082
                                                  -----------    -----------    -----------
Cash Generated (Deficiency) After Cash
  Distributions to Investors                         (585,826)      (194,324)     1,059,713
Less: Cash Distributions to General Partner (2)             -              -              -
Cash Generated (Deficiency) After Cash
  Distributions                                      (585,826)      (194,324)     1,059,713
Special Items:
      Limited Partners' Capital Contributions       1,472,258      8,556,900              -
      General Partners' Capital Contributions           1,000              -              -
      Note Receivable (8)                                   -              -       (327,966)
      Notes Payable                                    20,872        122,853      1,084,677
      Organization Costs                              (19,584)      (125,728)             -
      Syndication Costs                              (131,264)      (901,100)             -
      Property Acquisitions (7)                      (140,569)    (4,110,737)    (5,638,637)
                                                  -----------    -----------    -----------
Cash Generated (Deficiency) After Cash
  Distributions and Special Items                     616,887      3,347,864     (3,822,213)

See Notes to Table III

                                    TABLE III
                     OPERATING RESULTS OF PRIOR PROGRAMS (5)
                    AMREIT MONTHLY INCOME & GROWTH FUND, LTD.
                                   (UNAUDITED)

                                                      2003
                                                  ------------
Gross Revenues                                    $    250,332
Profit on Sale of Properties
Less: Operating Expenses (3)                            69,895
      Interest Expense                                       -
      Depreciation/Amortization (1)                     26,556
                                                  ------------
Net Income (6)                                         153,881
Taxable Income
      From Operations                                  153,881
      From Gain on Sale                                      -
Cash Generated From Operations (4)                  (4,683,817)
Cash Generated from Sales                                    -
Cash Generated From Refinancing                              -
                                                  ------------
Total Cash Generated                                (4,683,817)
Less Cash Distributions to Investors: (2)
      From Operating Cash Flow                               -
      From Prior Period                                      -
      From Sales and Refinancing                             -
      From Return of Capital                           370,056
                                                  ------------
Cash Generated (Deficiency) After Cash
  Distributions to Investors                        (5,053,873)
Less: Cash Distributions to General Partner (2)              -
                                                  ------------
Cash Generated (Deficiency) After Cash
  Distribution                                      (5,053,873)
Special Items:
      Limited Partners' Capital Contributions       14,687,729
      General Partners' Capital Contributions            1,000
      Organization Costs                               (10,000)
      Syndication Costs                             (1,734,971)
      Property Acquisitions (7)                     (3,592,960)
                                                  ------------
Cash Generated (Deficiency) After Cash
  Distributions and Special Items                    4,296,925

See Notes to Table III

                                    TABLE IV
                          RESULTS OF COMPLETED PROGRAMS
                                   (UNAUDITED)

                                              FUND IX         FUND X         FUND XI
                                             ---------      ----------      ---------
Dollar Amount Raised                         5,390,500      11,453,610      7,061,209
Number of Properties                                 5               8              7
Date of Closing of Offering                  6/15/1992       6/30/1994      11/1/1996
Date of First Sale of Property               7/23/2002       7/23/2002      7/23/2002
Date of Final Sale of Property               7/23/2002       7/23/2002      7/23/2002

TAX AND DISTRIBUTION DATA PER $1,000

FEDERAL INCOME TAX RESULTS
--From Operations                               688.57          526.49         376.75
--From Recapture                                180.21          130.66          79.94
--Capital Gain (Loss)                           176.72          130.88         163.43
--Deferred Gain - Capital                            -               -              -
--Deferred Gain - Ordinary                           -               -              -

CASH DISTRIBUTIONS TO INVESTORS

Source (on GAAP Basis)
--Investment Income                           1,045.50          788.04         620.12
--Return of Capital                             891.17          877.22         869.57

Source (on Cash Basis)
--Sales                                       1,026.90        1,000.37       1,018.09
--Refinancing                                        -               -              -
--Operations                                    909.76          664.90         471.59
--Other                                              -               -              -

                                     TABLE V
                        SALE OR DISPOSITION OF PROPERTIES
                                   (Unaudited)

                                                                                         DATE OF         DATE OF
                  PROPERTY                       OWNERSHIP         LOCATION            INVESTMENT      DISPOSITION
                  --------                       ---------         --------            ----------      -----------
 1 Copper Plaza                                 Developers   Houston, Texas            March 2000      January 2001
 2 Parkwood Square                              Developers   Houston, Texas             May 1999      November 2003
 1 Copper Plaza                                    AOF       Houston, Texas            March 2000      January 2001
 2 Oxford Park (Hollywood Video, Radio Shack)      AOF       Houston, Texas             May 2000      November 2002
 3 IHOP Kenosha                                    AOF       Kenosha, Wisconsin         July 2001      January 2002
 4 Arby's Kenosha                                  AOF       Kenosha, Wisconsin         July 2001     September 2002
 5 IHOP CDP 31                                     AOF       Scottsdale, Arizona     September 2001    January 2002
 6 IHOP CDP 31                                     AOF       Cookeville, Tennessee    October 2001     January 2002
 7 Temple - Chili's                                AOF       Temple, Texas            October 2001     October 2002
 8 Temple - IHOP                                   AOF       Temple, Texas            October 2001      June 2002
 9 Temple - McDonald's                             AOF       Temple, Texas            October 2001      April 2002
10 IHOP CDP 27                                     AOF       Memphis, Tennessee       November 2001    January 2002
11 IHOP CDP 27                                     AOF       Tupelo, Mississippi      November 2001    January 2003
12 IHOP CDP 33                                     AOF       Orem, Utah               December 2001     April 2003
13 IHOP CDP 33                                     AOF       Hagerstown, Maryland     December 2001      May 2003
14 IHOP CDP 33                                     AOF       Houston, Texas           December 2001     June 2003
15 Riverpark                                       AOF       Houston, Texas            April 2000      October 2003
16 McLendon Plaza                                  AOF       Houston, Texas           December 2002   December 2003

 1 IHOP Kenosha                                    AIG       Kenosha, Wisconsin         July 2001      January 2002
 2 Arby's - Kenosha                                AIG       Kenosha, Wisconsin         July 2001     September 2002
 3 IHOP CDP 31                                     AIG       Scottsdale, Arizona     September 2001    January 2002
 4 IHOP CDP 31                                     AIG       Cookeville, Tennessee    October 2001     January 2002
 4 Temple - Chili's                                AIG       Temple, Texas            October 2001     October 2002
 5 Temple - IHOP                                   AIG       Temple, Texas            October 2001      June 2002
 6 Temple - McDonald's                             AIG       Temple, Texas            October 2001      April 2002
 8 IHOP CDP 27                                     AIG       Memphis, Tennessee       November 2001    January 2002
 9 IHOP CDP 27                                     AIG       Tupelo, Mississippi      November 2001    January 2003
10 IHOP CDP 33                                     AIG       Orem, Utah               December 2001     April 2003
11 IHOP CDP 33                                     AIG       Hagerstown, Maryland     December 2001      May 2003
12 IHOP CDP 33                                     AIG       Houston, Texas           December 2001     June 2003
13 McLendon Plaza                                  AIG       Houston, Texas           December 2002   December 2003

                                                   SELLING      CLOSING      PROJECT          NET
                  PROPERTY                          PRICE        COSTS        COSTS          PROFIT
                  --------                          -----        -----        -----          ------
 1 Copper Plaza                                 $    728,646   $ 51,965  $       505,031   $ 171,650
 2 Parkwood Square                              $  1,000,000   $ 51,701  $       807,927   $ 140,372
 1 Copper Plaza                                 $    728,646   $ 51,965  $       505,031   $ 171,650
 2 Oxford Park (Hollywood Video, Radio Shack)   $  2,107,000   $ 87,343  $     1,781,745   $ 237,912
 3 IHOP Kenosha                                 $    763,565   $ 76,734  $       568,353   $ 118,478
 4 Arby's Kenosha                               $    382,458   $ 33,949  $       244,337   $ 104,172
 5 IHOP CDP 31                                  $    480,462   $  7,272  $       407,902   $  65,288
 6 IHOP CDP 31                                  $    374,427   $  5,668  $       316,577   $  52,182
 7 Temple - Chili's                             $    244,746   $ 19,291  $       162,060   $  63,395
 8 Temple - IHOP                                $    138,545   $ 22,763  $        77,946   $  37,836
 9 Temple - McDonald's                          $    180,711   $ 12,311  $       101,735   $  66,665
10 IHOP CDP 27                                  $    867,522   $ 65,277  $       711,236   $  91,009
11 IHOP CDP 27                                  $    813,552   $ 41,125  $       654,678   $ 117,749
12 IHOP CDP 33                                  $    290,469   $  2,668  $       279,693   $   8,108
13 IHOP CDP 33                                  $    297,218   $  3,237  $       288,024   $   5,957
14 IHOP CDP 33                                  $    343,995   $  7,054  $       327,888   $   9,053
15 Riverpark                                    $  1,126,200   $      -  $       325,748   $ 800,452
16 McLendon Plaza                               $  1,559,000   $ 66,256  $     1,025,049   $ 467,695

 1 IHOP Kenosha                                 $     84,935   $ 11,360  $        60,396   $  13,179
 2 Arby's - Kenosha                             $     42,542   $  9,551  $        21,423   $  11,568
 3 IHOP CDP 31                                  $    480,462   $  7,272  $       407,902   $  65,288
 4 IHOP CDP 31                                  $    374,427   $  5,668  $       316,577   $  52,182
 4 Temple - Chili's                             $    152,417   $ 12,014  $       100,924   $  39,479
 5 Temple - IHOP                                $     86,280   $ 14,176  $        48,541   $  23,563
 6 Temple - McDonald's                          $    112,539   $  7,667  $        63,356   $  41,516
 8 IHOP CDP 27                                  $    808,373   $ 60,826  $       662,762   $  84,785
 9 IHOP CDP 27                                  $    758,082   $ 38,321  $       610,041   $ 109,720
10 IHOP CDP 33                                  $    290,469   $  2,668  $       279,693   $   8,108
11 IHOP CDP 33                                  $    297,218   $  3,237  $       288,024   $   5,957
12 IHOP CDP 33                                  $    343,995   $  7,054  $       327,888   $   9,053
13 McLendon Plaza                               $  1,559,000   $ 66,256  $     1,025,049   $ 467,695

NOTES

(1) This property was acquired through a joint venture investment which is managed and operated by an outside party. The information presented herein is based on preliminary information provided by the manager.

                                    TABLE VI
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                   (UNAUDITED)

                                                                TYPE OF       GROSS LEASABLE      DATE OF
      PROPERTY           OWNERSHIP        LOCATION             PROPERTY       SPACE (APPROX.)     PURCHASE
      --------           ---------        --------             --------       ---------------     --------
 1 K-2 Plaza                AOF     Round Rock, Texas        Retail Center           9,600        April-01
 2 IHOP Kenosha             AOF     Kenosha, Wisconsin        Restaurant             4,020         July-01
 3 Arby's Kenosha           AOF     Kenosha, Wisconsin        Restaurant              Land         July-01
 4 IHOP CDP 31              AOF     Scottsdale, Arizona       Restaurant             4,020      September-01
 5 IHOP CDP 31              AOF     Cookeville, Tennessee     Restaurant             4,020       October-01
 6 Temple - Chili's         AOF     Temple, Texas             Restaurant              Land       October-01
 7 Temple - IHOP            AOF     Temple, Texas             Restaurant             4,020       October-01
 8 Temple - McDonald's      AOF     Temple, Texas             Restaurant              Land       October-01
 9 Temple - Land            AOF     Temple, Texas                                                October-01
10 IHOP CDP 27              AOF     Memphis, Tennessee        Restaurant             4,020       November-01
11 IHOP CDP 27              AOF     Tupelo, Mississippi       Restaurant             4,020       November-01
12 IHOP CDP 33              AOF     Orem, Utah                Restaurant             4,020       December-01
13 IHOP CDP 33              AOF     Hagerstown, Maryland      Restaurant             4,020       December-01
14 IHOP CDP 33              AOF     Houston, Texas            Restaurant             4,020       December-01
15 McLendon Plaza           AOF     Houston, Texas           Retail Center          16,000       December-02

 1 IHOP Kenosha             AIG     Kenosha, Wisconsin        Restaurant             4,020         July-01
 2 Arby's - Kenosha         AIG     Kenosha, Wisconsin        Restaurant              Land         July-01
 3 IHOP CDP 31              AIG     Scottsdale, Arizona       Restaurant             4,020      September-01
 4 IHOP CDP 31              AIG     Cookeville, Tennessee     Restaurant             4,020       October-01
 5 Temple - Chili's         AIG     Temple, Texas             Restaurant              Land       October-01
 6 Temple - IHOP            AIG     Temple, Texas             Restaurant             4,020       October-01
 7 Temple - McDonald's      AIG     Temple, Texas             Restaurant              Land       October-01
 8 Temple - Land            AIG     Temple, Texas                                                October-01
 8 IHOP CDP 27              AIG     Memphis, Tennessee        Restaurant             4,020       November-01
 9 IHOP CDP 27              AIG     Tupelo, Mississippi       Restaurant             4,020       November-01
10 IHOP CDP 33              AIG     Orem, Utah                Restaurant             4,020       December-01
11 IHOP CDP 33              AIG     Hagerstown, Maryland      Restaurant             4,020       December-01
12 IHOP CDP 33              AIG     Houston, Texas            Restaurant             4,020       December-01
13 17 IHOP Leaseholds       AIG     Various                   Restaurant        4,020 Each          2002
14 McLendon Plaza           AIG     Houston, Texas           Retail Center          16,000       December-02
15 IHOP                     AIG     Rochester, New York       Restaurant             4,020       October-02
16 TGI Friday's             AIG     Crystal Lake, Illinois    Restaurant              Land       November-02
17 IHOP                     AIG     Albuquerque, NM           Restaurant             4,020        March-03
18 TGI Friday's             AIG     Danvers, Maine            Restaurant              Land        April-03
19 Peakway                  AIG     Apex, North Carolina     Retail Center          56,296         July-03

 1 IHOP                     MIG     St. Peters, Missouri      Restaurant             4,020        April-03
 2 Peakway                  MIG     Apex, North Carolina     Retail Center          56,296         July-03
 3 College Park             MIG     Houston, Texas            Restaurant             Land        October-03

                             MORTGAGE                       CONTRACT
                            FINANCING           CASH         PRICE &      OTHER      TOTAL
      PROPERTY             AT PURCHASE       DOWNPAYMENT    ACQ. FEE      COSTS      PRICE
      --------             -----------       -----------    --------      -----      -----
 1 K-2 Plaza               $   803,147       $   943,192   $  953,192    $     -   $  953,192
 2 IHOP Kenosha            $   187,669       $   505,272   $  568,353    $     -   $  568,353
 3 Arby's Kenosha          $         -       $   217,302   $  244,337    $     -   $  244,337
 4 IHOP CDP 31             $   281,005       $   400,189   $  401,779    $ 6,123   $  407,902
 5 IHOP CDP 31             $   273,091       $   310,748   $  311,983    $ 4,594   $  316,577
 6 Temple - Chili's        $   349,580  (5)  $   155,502   $  162,060    $     -   $  162,060
 7 Temple - IHOP                        (5)  $    74,792    $  77,946    $     -   $   77,946
 8 Temple - McDonald's                  (5)  $    97,618   $  101,735    $     -   $  101,735
 9 Temple - Land                        (5)  $    44,707   $   46,592    $     -   $   46,592
10 IHOP CDP 27             $   615,120       $   699,222   $  705,229    $ 6,007   $  711,236
11 IHOP CDP 27             $   566,280       $   543,618   $  649,148    $ 5,530   $  654,678
12 IHOP CDP 33             $   239,580       $   272,723   $  274,923    $ 4,770   $  279,693
13 IHOP CDP 33             $   245,190       $   280,617   $  282,881    $ 5,143   $  288,024
14 IHOP CDP 33             $   286,638       $   320,769   $  323,357    $ 4,531   $  327,888
15 McLendon Plaza          $   675,570       $   909,112   $  965,562    $59,487   $1,025,049

 1 IHOP Kenosha            $    20,872       $    53,005   $   60,396    $     -   $   60,396
 2 Arby's - Kenosha        $         -       $    18,801   $   21,423    $     -   $   21,423
 3 IHOP CDP 31             $   281,005       $   400,189   $  401,779    $ 6,123   $  407,902
 4 IHOP CDP 31             $   273,091       $   310,748   $  311,983    $ 4,594   $  316,577
 5 Temple - Chili's        $   217,714  (5)  $    96,840   $  100,924    $     -   $  100,924
 6 Temple - IHOP                        (5)  $    46,577   $   48,541    $     -   $   48,541
 7 Temple - McDonald's                  (5)  $    60,792   $   63,356    $     -   $   63,356
 8 Temple - Land                        (5)  $    27,841   $   29,015    $     -   $   29,015
 8 IHOP CDP 27             $   573,180       $   651,549   $  657,146    $ 5,597   $  662,743
 9 IHOP CDP 27             $   527,670       $   599,735   $  604,888    $ 5,153   $  610,041
10 IHOP CDP 33             $   239,580       $   272,723   $  274,923    $ 4,770   $  279,693
11 IHOP CDP 33             $   245,190       $   280,617   $  282,881    $ 5,143   $  288,024
12 IHOP CDP 33             $   286,638       $   320,769   $  323,357    $ 4,531   $  327,888
13 17 IHOP Leaseholds      $ 2,982,000       $ 3,607,411   $3,607,411    $43,565   $3,650,976
14 McLendon Plaza          $   675,570       $   909,112   $  965,562    $59,487   $1,025,049
15 IHOP                    $         -       $ 1,303,722   $1,303,722    $29,140   $1,332,862
16 TGI Friday's            $         -       $ 1,731,479   $1,731,479    $34,244   $1,765,723
17 IHOP                    $         -       $ 1,643,426   $1,643,426    $32,658   $1,676,084
18 TGI Friday's            $         -       $ 2,248,252   $2,248,252    $41,997   $2,290,249
19 Peakway                 $   625,670       $ 1,139,785   $1,160,618    $14,091   $1,174,709

 1 IHOP                    $         -       $ 1,916,121   $1,916,121    $     -   $1,916,121
 2 Peakway                 $   625,670       $ 1,139,785   $1,160,618    $14,091   $1,174,709
 3 College Park            $         -       $   673,546   $  673,546    $     -   $  673,546


NOTES:

1) Table VI includes property acquistions completed from the period January 1, 2001 through December 31, 2003.

2)    Acquisition fees include payments made to the sponsor or to affiliates.

3)    Other Costs includes loan acquistion costs or prepaid leasing commissions.

4) Table VI reflects a partnership's pro-rata share of property costs for acquisitions made through a separate partnership investment. Square footage is 100% of the leasable space regardless of the percentage ownership in the property.

5) There was one loan related to this entire property that was repaid from sales proceeds as the property was developed and sold. At December 31, 2003 the loan has been repaid although one tract of land is still owned by the Temple partnership.

                        CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                        AND FINANCIAL STATEMENT SCHEDULE
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                             AMREIT AND SUBSIDIARIES

                             AMREIT AND SUBSIDIARIES
                          INDEX TO FINANCIAL STATEMENTS


                                                                                                 PAGE
                                                                                                 ----
FINANCIAL STATEMENTS FOR THE QUARTER
  ENDED MARCH 31, 2004 AND 2003 (CONDENSED) (UNAUDITED):

         Consolidated Balance Sheet, March 31, 2004.............................................   F-1
         Consolidated Statements Of Operations For The Quarters Ended
               March 31, 2004 And 2003..........................................................   F-2
         Consolidated Statements Of Cash Flows For The Quarters Ended
               March 31, 2004 And 2003..........................................................   F-3
         Notes To Condensed Consolidated Financial Statements for The Quarters Ended
                March 31, 2004 And 2003.........................................................   F-4

FINANCIAL STATEMENTS FOR THE YEARS
  ENDED DECEMBER 31, 2003 AND 2002:

         Report Of Independent Registered Public Accounting Firm................................  F-22
         Consolidated Balance Sheet, December 31, 2003..........................................  F-23
         Consolidated Statements of Operations for the Years Ended
               December 31, 2003 and 2002.......................................................  F-24
         Consolidated Statements of Shareholders' Equity
               for the Years Ended December 31, 2003 and 2002...................................  F-25
         Consolidated Statements of Cash Flows for the Years Ended
               December 31, 2003 and 2002.......................................................  F-26
         Notes to Consolidated Financial Statements for the Years Ended
               December 31, 2003 and 2002.......................................................  F-27

FINANCIAL STATEMENT SCHEDULE:

         Schedule III Consolidated Real Estate Owned and Accumulated
               Depreciation for the Year Ended December 31, 2003................................  II-3


All other financial statement schedules are omitted as the required information is either inapplicable or is included in the financial statements or related notes.

PART I - FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS

                             AMREIT AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                                   (UNAUDITED)

ASSETS
Property:
           Land                                                                               $  35,028,437
           Buildings                                                                             33,906,917
           Tenant improvements                                                                      611,982
                                                                                              -------------
                                                                                                 69,547,336
           Less accumulated depreciation and amortization                                        (2,734,344)
                                                                                              -------------
                    Net real estate held for investment                                          66,812,992
           Real estate held for sale, net                                                         7,241,439

Net investment in direct financing leases held for investment                                    19,219,878

Cash and cash equivalents                                                                         2,179,002
Restricted cash                                                                                   4,608,187
Accounts receivable                                                                                 784,766
Accounts receivable - related party                                                               1,696,214
Notes receivable                                                                                    956,222
Escrow deposits                                                                                     347,088
Prepaid expenses, net                                                                               230,221

Other assets:
           Preacquisition costs                                                                      47,322
           Loan acquisition cost, net of $147,867 in accumulated amortization                       319,754
           Leasing costs, net of $68,948 in accumulated amortization                                392,123
           Furniture, fixtures and equipment, net of $160,351 in accumulated depreciation           210,852
           Accrued rental income                                                                    485,889
           Intangible lease cost, net of $85,234 in accumulated amortization                        591,740
           Investment in non-consolidated affiliates                                              1,862,994
                                                                                              -------------
                    Total other assets                                                            3,910,674

                                                                                              -------------
TOTAL ASSETS                                                                                  $ 107,986,683
                                                                                              =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
           Notes payable                                                                      $  36,985,642
           Accounts payable                                                                       2,744,535
           Accounts payable - related party                                                       4,840,356
           Security deposit                                                                          97,040
           Prepaid rent                                                                               6,561
                                                                                              -------------
                    TOTAL LIABILITIES                                                            44,674,134
                                                                                              -------------

Minority interest                                                                                   866,129

Shareholders' equity:
           Preferred shares, $.01 par value, 10,000,000 shares authorized, none
               issued                                                                                     -
           Class A Common shares, $.01 par value, 50,000,000 shares
               authorized, 3,122,767 shares issued                                                   31,228
           Class B Common shares, $.01 par value, 3,000,000 shares authorized,
               2,339,451 shares issued                                                               23,395
           Class C Common shares, $.01 par value, 4,400,000 shares authorized,
               3,007,529 shares issued                                                               30,075
           Capital in excess of par value                                                        74,616,819
           Accumulated distributions in excess of earnings                                      (11,139,273)
           Deferred compensation                                                                   (954,945)
           Cost of treasury shares, 25,127 shares                                                  (160,879)
                                                                                              -------------
                    TOTAL SHAREHOLDERS' EQUITY                                                   62,446,420
                                                                                              -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                    $ 107,986,683
                                                                                              =============

See Notes to Condensed Consolidated Financial Statements.

                             AMREIT AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                                       QUARTER ENDED MARCH 31,
                                                                        2004             2003
                                                                     -----------      -----------
Revenues:
           Rental income from operating leases                       $ 1,686,467      $ 1,098,900
           Earned income from direct financing leases                    507,202          494,280
           Real estate fee income                                        367,359          130,752
           Securities commission income                                1,904,541           85,608
           Asset management fee income                                    75,280           50,994
           Interest and other income                                      11,452            3,113
                                                                     -----------      -----------
                    Total revenues                                     4,552,301        1,863,647
                                                                     -----------      -----------

Expenses:
           General operating and administrative                        1,435,764          770,405
           Legal and professional                                        327,740          103,862
           Securities commissions                                      1,423,632           65,035
           Depreciation and amortization                                 246,481          207,288
           Deferred merger costs                                       1,319,833                -
                                                                     -----------      -----------
                    Total expenses                                     4,753,450        1,146,590
                                                                     -----------      -----------

Operating (loss) income                                                 (201,149)         717,057

Income from non-consolidated affiliates                                   14,598           40,305
Federal income tax (expense) benefit for taxable REIT subsidiary        (170,905)          73,000
Interest expense                                                        (619,031)        (523,549)
Minority interest in income of consolidated joint ventures               (44,265)         (39,788)
                                                                     -----------      -----------

(Loss) income before discontinued operations                          (1,020,752)         267,025

Income from discontinued operations                                      655,735          190,812
                                                                     -----------      -----------

Net (loss) income                                                    $  (365,017)     $   457,837

Distributions paid to class B and class C shareholders                  (813,056)        (452,543)
                                                                     -----------      -----------

Net (loss) income available to class A shareholders                  $(1,178,073)     $     5,294
                                                                     ===========      ===========

Net income per common share - basic and diluted
           Loss before discontinued operations                       $     (0.62)     $     (0.07)
           Income from discontinued operations                              0.22      $      0.07
                                                                     -----------      -----------
           Net (loss) income                                         $     (0.40)     $      0.00
                                                                     ===========      ===========

Weighted avergage class A common shares used to
           compute net income per share, basic and diluted             2,952,984        2,768,253
                                                                     ===========      ===========

See Notes to Condensed Consolidated Financial Statements.

                             AMREIT AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                   QUARTER ENDED MARCH 31,
                                                                                                    2004             2003
                                                                                                ------------      -----------
Cash flows from operating activities:
    Net (loss) income                                                                           $   (365,017)     $   457,837
    Adjustments to reconcile net income to net cash
               provided by operating activities:
                      Investment in real estate acquired for resale                                 (666,838)               -
                      Proceeds from sales of real estate acquired for sale                         2,463,722                -
                      Gain on sales of real estate acquired for resale                              (607,887)               -
                      Depreciation and amortization                                                  255,485          229,697
                      Amortization of deferred compensation                                           64,283           59,928
                      Minority interest in net income of consolidated joint ventures                  44,265           39,788
                      Deferred merger costs                                                        1,319,833                -
                      (Increase) decrease in accounts receivable                                    (208,925)          38,020
                      Increase in accounts receivable-related party                               (1,494,440)         (55,909)
                      Decrease in prepaid expenses, net                                               60,888           14,077
                      Cash receipts from direct financing leases
                               (less) more than income recognized                                     (3,097)          17,060
                      Decrease (increase) in accrued rental income                                    13,769          (49,519)
                      Decrease in other assets                                                        11,019           83,091
                      Decrease in accounts payable                                                  (802,476)        (547,924)
                      Increase (decrease) in accounts payable-related party                          220,729          (33,986)
                                                                                                ------------      -----------
                           Net cash provided by operating activities                                 305,313          252,160
                                                                                                ------------      -----------

Cash flows from investing activities:
    Improvements to real estate                                                                     (300,417)        (155,763)
    Acquisition of investment properties                                                                   -       (2,688,157)
    Notes receivable collections                                                                      43,555                -
    Additions to furniture, fixtures and equipment                                                  (118,919)         (24,040)
    Investment in non-consolidating affiliates                                                    (1,318,102)        (161,771)
    Increase in preacquisition costs                                                                 (34,140)         (26,713)
                                                                                                ------------      -----------
             Net cash used in investing activities                                                (1,728,023)      (3,056,444)
                                                                                                ------------      -----------

Cash flows from financing activities:
    Proceeds from notes payable                                                                    2,964,517        2,367,799
    Payments of notes payable                                                                    (14,463,500)        (101,163)
    Purchase of treasury shares                                                                            -         (315,719)
    Issuance of common shares                                                                     16,047,530                -
    Issuance costs                                                                                (1,795,539)               -
    Common dividends paid                                                                         (1,157,705)        (759,622)
    Distributions to minority interests                                                              (25,031)         (68,319)
                                                                                                ------------      -----------
             Net cash provided by financing activities                                             1,570,272        1,122,976
                                                                                                ------------      -----------

Net increase (decrease) in cash and cash equivalents                                                 147,562       (1,681,308)
Cash and cash equivalents, beginning of period                                                     2,031,440        2,506,868
                                                                                                ------------      -----------
Cash and cash equivalents, end of period                                                        $  2,179,002      $   825,560
                                                                                                ============      ===========

    SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

    In 2004 the Company issued 134,695 shares of restricted stock to employees and trust managers as as part of their compensation plan.
    The restricted stock vests over a four and three period respectively. The Company recorded $875,518 in deferred compensation related to the issuance of the restricted stock.

    In 2003 the Company issued 24,257 shares of restricted stock to employees and trust managers as as part of their compensation plan.
    The restricted stock vests over a four and three period respectively. The Company recorded $152,819 in deferred compensation related to the issuance of the restricted stock.

    SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
             Cash paid during the year for:

                      Interest                                                                       620,688          524,189
                      Income taxes                                                                    48,600           31,103

See Notes to Condensed Consolidated Financial Statements.

                             AMREIT AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                                   (UNAUDITED)


1.   DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS


AmREIT is a Texas real estate investment trust ("REIT") that has elected to be taxed as a REIT for federal income tax purposes. AmREIT is a self-managed, self-advised REIT with, along with its predecessor, a 19-year history and a record of investing in quality income producing retail real estate. AmREIT's class A common shares are traded on the American Stock Exchange under the symbol "AMY". AmREIT's business structure consists of the publicly traded REIT and three synergistic businesses that support the Company's platform of growth: a real estate operation and development business, a securities business and a retail partnership business. This unique combination provides AmREIT the ability to access capital through both Wall Street and the independent financial planning marketplace and strategically invest that capital in high quality properties for flexibility and more dependable growth.

AmREIT's initial predecessor, American Asset Advisers Trust, Inc. was formed as a Maryland Corporation in 1993. Following the merger of our external adviser into the Company in June 1998, we changed our name to AmREIT, Inc., which was a Maryland corporation. In December 2002, we reorganized as a Texas real estate investment trust.

Our business organization consists of a portfolio of high-end single and multi-tenant retail centers, a full service real estate operating and development subsidiary, an NASD registered broker-dealer subsidiary, and a retail partnership business. This unique combination provides AmREIT the opportunity to access capital through both Wall Street and the independent financial planning marketplace for flexibility and dependable growth. We finance our growth and working capital needs with a combination of equity offerings and a conservative debt philosophy. Currently, the Company is raising capital through its class C common share offering, being offered exclusively through the independent financial planning community. As of March 31, 2004, the Company had raised approximately $30.1 million through its class C offering. Through its by-laws, the Company's debt is limited to 55% recourse debt as compared to its gross assets. As of March 31, 2004, the Company's debt to asset ratio was approximately 41%.

Our operating strategy and investment criteria discussed herein are reviewed by our Board of Trust Managers on a regular basis and may be modified or changed without a vote of our shareholders.

Portfolio

We focus on acquiring "irreplaceable corners" - premier retail frontage properties in high-traffic, highly populated areas - which create dependable income and long-lasting value. These premium properties provide high leasing income and high occupancy rates for a strong income stream. As of March 31, 2004, the occupancy rate at our properties was 94.8%. Our properties attract a wide array of established commercial tenants, and offer attractive opportunities for dependable monthly income and potential capital appreciation. These properties are typically located in high traffic areas within a three-mile radius of a population of 100,000 with an average household income of $70 thousand or more. On average, more than 30,000 cars per day pass by these properties. In addition, management believes that the location and design of its properties provide flexibility in use and tenant selection and an increased likelihood of advantageous re-lease terms.

Our revenues are substantially generated by corporate retail tenants such as Starbucks, Landry's, CVS Pharmacy, International House of Pancakes ("IHOP"), Eckerd, Nextel, Washington Mutual, TGI Friday's, and others. We own, and may purchase in the future, fee simple retail properties (we own the land and the building), ground lease properties (we own the land, but not the building and receive rental income from the owner of the building) or leasehold estate properties (we own the building, but not the land, and therefore are obligated to make a ground lease payment to the owner of the land). AmREIT may also develop properties for its portfolio or enter into joint ventures, partnerships or co-ownership for the development of retail properties.

AmREIT owns a real estate portfolio consisting of 51 properties located in 18 states at March 31, 2004. Our multi-tenant shopping center properties are primarily located throughout Texas and are leased to national, regional and local tenants. Our single tenant properties are located throughout the United States and are generally leased to corporate tenants where the lease is the direct obligation of the parent company, not just the local operator, and in most other cases, our leases are guaranteed by the parent company. In so doing, the dependability of the lease payments is based on the strength and viability of the entire company, not just the leased location. Properties that we acquire are generally newly constructed or recently constructed at the time of acquisition.

As of March 31, 2004, no single property accounted for more than 10% of the Company's total assets. As of March 31, 2004, IHOP accounted for 14.5% of the Company's total revenue and no other tenant accounted for more than 10% of the Company's total revenue.

Real Estate Operating and Development Company

AmREIT's real estate operating and development subsidiary, AmREIT Realty Investment Corporation ("ARIC") is a fully integrated group of brokers and real estate professionals that provide brokerage, leasing, construction management, development and property management services to our tenants as well as third parties. This operating subsidiary, which is a taxable REIT subsidiary, compliments our portfolio of retail properties by providing a high level of service to our tenants, as well as maintaining our portfolio of properties to meet our standards.

Having an internal real estate group also helps secure strong tenant relationships for both us and our retail partnerships. Our growing roster of leases with well-known national and regional tenants includes IHOP, Washington Mutual, Starbucks, TGI Friday's, CVS Pharmacy, and others. Equally important, we have affiliations with these parent company tenants that extend across multiple sites.

Not only does our real estate operating and development company create value through relationships, but it also provides an additional source of fee income and profits. Through the development, construction, management, leasing and brokerage services provided to our affiliated actively managed retail partnerships, as well as for third parties, our real estate team continues to generate fees and profits for us. Through ARIC, we are able to generate additional profits through the selective acquisitions and dispositions of properties within twelve to eighteen months. These assets are listed as real estate held for sale on our consolidated balance sheet, and, at March 31, 2004, these assets represented approximately $3.0 million of the $7.2 million reported as real estate held for sale.

Securities Company

The part of our business structure and operating strategy that really separates us from other publicly traded REITs is AmREIT Securities Company (ASC), a wholly owned subsidiary of ARIC. Through ASC, we are able to raise capital through the National Association of Securities Dealers (NASD) independent financial planning community. Traditionally, we have raised capital in two ways: first for our actively managed retail partnerships, and second, directly for AmREIT through non-traded classes of common shares.

During 2003, ASC raised approximately $15 million for AmREIT Monthly Income & Growth Fund, Ltd., an affiliated retail partnership sponsored by a subsidiary of AmREIT. Additionally, as of March 31, 2004, ASC has raised approximately $30.1 million directly for us through a class C common share offering. During 2004, through a combination of our actively managed retail partnerships, as well as direct equity for AmREIT, ASC projects to raise approximately $60 million directly through the NASD independent financial planning community. Since capital is the lifeblood of any real estate company, having the unique opportunity to raise capital through both Wall Street and the independent financial planning community adds additional financial flexibility and dependability to our income stream.

Retail Partnerships

AmREIT has retail partnership subsidiaries that sell limited partnership interests to retail investors, in which AmREIT indirectly invests through both the general partner and as a limited partner. We wanted to create a structure that aligns the interest of our shareholders with that of our unit holders. Through our subsidiary general partners of the retail partnerships value is created for AmREIT through managing money from the sponsored funds, and in return, receiving management fees and profit participation interests.

AmREIT's retail partnerships are structured so that an affiliate, as the general partner, receives a significant profit only after the limited partners in the retail partnerships have received their targeted return, again, linking AmREIT's success to that of its unit holders.

As of March 31, 2004, AmREIT directly managed, through its four actively managed and previously sponsored retail partnerships, over $30 million in equity. These four partnerships have entered or will enter their liquidation phases in 2003, 2009, 2010, and 2011 respectively. As these partnerships enter into liquidation, we expect to receive economic benefit from our profit participation, after certain preferred returns have been paid to the partnership's limited partners. In accordance with generally accepted accounting principles, any unrealized gains associated with this potential profit participation has not been reflected on our balance sheet or statement of operations.

In August 2003 the Company began selling class C common shares. The offering is a $44 million offering, issued on a best efforts basis through the independent financial broker dealer community. The Company will primarily use the proceeds for the acquisition of new properties and to pay down existing debt. As of March 31, 2004, the Company had issued approximately 3.0 million shares, representing approximately $30.1 million in proceeds from selling class C shares.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-QSB and include all of the disclosures required by accounting principles generally accepted in the United States of America. The condensed consolidated financial statements reflect all normal and recurring adjustments, which are, in the opinion of management, necessary to present a fair statement of results for the three month periods ended March 31, 2004 and 2003.

The condensed consolidated financial statements of AmREIT contained herein should be read in conjunction with the consolidated financial statements included in the Company's annual report on Form 10-KSB for the year ended December 31, 2003.

REAL ESTATE HELD FOR SALE

Properties are classified as real estate held for sale if the properties were purchased with intent to sell the properties within twelve to eighteen months or if the properties are listed for sale. Additionally, if management has made the determination to dispose of an operating property, the associated property is reclassified to real estate held for sale and depreciation is ceased. An evaluation for impairment is also performed. At March 31, 2004, AmREIT owned four properties that are classified as real estate held for sale. The four properties have a combined carrying value of $7.2 million. One of the properties has a separate note payable, which has a one-year term and a balance of $1.7 million at March 31, 2004.

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of AmREIT and its wholly or majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

NEW ACCOUNTING STANDARDS

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 ("FIN 46"), which was amended in December 2003. This Interpretation, as amended requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual return or both. As amended the interpretation requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. The adoption of FIN 46 for small business filers is effective no later than December 31, 2004.

In May 2003, the Financial Accounting Standards Board issued Statement No. 150 ("Statement 150") "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". Statement 150 requires certain financial instruments that have characteristics of both liabilities and equity to be classified as a liability on the balance sheet. Statement 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Statement 150 will be effected by reporting the cumulative effect of a change in accounting principle for contracts created before the issuance date and still existing at the beginning of that interim period. The adoption of Statement 150 did not have an impact on our consolidated financial position, results of operations, or cash flows.

RECLASSIFICATION

Certain amounts in the interim unaudited 2003 condensed consolidated financial statements have been reclassified to conform to the presentation used in the interim unaudited 2004 condensed consolidated financial statements. Such reclassifications had no effect on previously reported net income or loss or shareholders' equity.

3. NOTES PAYABLE

In September 2003, the Company renewed its unsecured credit facility (the "Credit Facility"), which is being used to provide funds for the acquisition of properties and working capital. Under the Credit Facility, which has a term of one year, the Company may borrow up to $30 million subject to the value of unencumbered assets. The Credit Facility contains covenants which, among other restrictions, require the Company to maintain a minimum net worth, a maximum leverage ratio, specified interest coverage and fixed charge coverage ratios and allow the lender to approve all distributions. Furthermore, the Credit Facility contains concentration covenants and limitations, limiting property level net operating income for any one tenant to no more than 15% (35% for IHOP) of total property net operating income. At March 31, 2004, IHOP net operating income represented approximately 32% of total property net operating income. At March 31, 2004, the Company was in compliance with all financial covenants. The Credit Facility's annual interest rate varies depending upon the Company's debt to asset ratio, from LIBOR plus a spread of 1.40% to LIBOR plus 2.35%. As of March 31, 2004, the interest rate was LIBOR plus 2.0%. As of March 31, 2004, $12.8 million was outstanding under the Credit Facility. Thus the Company has approximately $17.2 million available under its line of credit, subject to Lender approval on the use of the proceeds.

4. MAJOR TENANTS

As of March 31, 2004, there have been no significant changes in the tenant make-up from year end December 31, 2003.

5. EARNINGS PER SHARE

  Basic earnings per share has been computed by dividing net income (loss) available to class A shareholders by the weighted average number of class A common shares outstanding. Diluted earnings per share has been computed by dividing net income (as adjusted) by the weighted average number of common shares outstanding plus the weighted average number of potentially dilutive common shares. Diluted earnings per share information is not applicable due to the anti-dilutive nature of the common class B and class C shares.

  The following table presents information necessary to calculate basic and diluted earnings per share for the periods indicated:

                                                                Three months ended March 31,
                                                                   2004              2003
                                                                 --------          -------
BASIC EARNINGS PER SHARE
Weighted average class A common shares outstanding
(in thousands)                                                      2,953            2,768

Basic and diluted (loss) earnings per share            *         ($  0.40)         $ 0.002
                                                                  =======          =======

EARNINGS (LOSS) FOR BASIC AND DILUTIVE COMPUTATION
(Loss) earnings to class A common
shareholders (in thousands)                                      ($ 1,178)         $     5
                                                                  =======          =======

* The operating results for the three months ended March 31, 2004 include a charge to earnings of $1.3 million, which was the market value of the class A common shares issued to H. Kerr Taylor, President and CEO, related to the sale of his advisory company to AmREIT in 1998. The charge was for the deferred merger cost due from this sale that was triggered by the issuance of additional class C common shares.

6. DISCONTINUED OPERATIONS

The operations of six properties were reported as discontinued operations. Two of the properties were listed as held for sale at March 31, 2004, one of the properties was sold in the second quarter of 2003, two of the properties were sold in the fourth quarter of 2003 and one of the properties was sold in the first quarter of 2004. The following is a summary of our discontinued operations (in thousands, except for per share data):

                                                  Three months ended March 31,
                                                     2004              2003
                                                  ---------           -------
Rental revenue                                    $     172           $   238
Gain on sale of real estate held for sale               608                 -
Depreciation and amortization                             -           (    15)
Bad debt expense                                  (      67)                -
Interest expense                                  (      39)          (    28)
Property expense                                  (      18)          (     4)
                                                  ---------           -------
Income from discontinued operations               $     656           $   191
Basic and diluted income from discontinued
      operations per common share                 $    0.22           $  0.07
                                                  =========           =======

Gain on real estate held for sale is a result of selling one property acquired during 2003 with the intent to resell after a short holding period. Through a taxable REIT subsidiary, AmREIT actively seeks properties where there is an opportunity to purchase undervalued assets, and after a short holding period and value creation, dispose of the asset and capture the value created.

7. COMMITMENTS

The Company has signed a 63 month lease for office space. The lease commences on the occupancy date which is expected to be May 14, 2004. The annual rent will be $210 thousand. Rental expense for the three months ended March 31, 2004 and 2003 was $18 thousand and $22 thousand respectively.

As of March 31, 2004, the Company has contracted to purchase approximately $8.5 million of multi-tenant real estate projects that are anticipated to close during the second quarter of 2004.

8. SEGMENT REPORTING

The operating segments presented are the segments of AmREIT for which separate financial information is available, and revenue and operating performance is evaluated regularly by senior management in deciding how to allocate resources and in assessing performance.

AmREIT evaluates the performance of its operating segments primarily on revenue. Because the real estate development and operating segment and securities and retail partnership segment are both revenue and fee intensive, management considers revenue the primary indicator in allocating resources and evaluating performance.

The portfolio segment consists of our portfolio of single and multi-tenant shopping center projects. This segment consists of 51 properties located in 18 states. Expenses for this segment include depreciation, interest, minority interest, legal cost directly related to the portfolio of properties and the property level expenses. The consolidated assets of AmREIT are substantially all in this segment. Included in Corporate and Other are those costs and expenses related to general overhead and personnel that are not solely responsible for one of the reporting segments.

                                                                           Real estate      Securities &
                                                                           operating &         retail      Corporate
                                                            Portfolio      development      partnerships   and other      Total
March 31, 2004:
      Revenue                                                $ 2,194         $ 367            $1,980        $   11       $4,552
      Income from non- consolidated affiliates                     -             -                15             -           15
      Expenses                                                  (910)         (110)           (1,485)       (1,763)      (4,268)
      Deferred merger cost                                         -             -                 -        (1,320)      (1,320)
                                                             -------         -----            ------        ------       ------
      Net income (loss) before discontinued operations         1,284           257               510        (3,072)      (1,021)

March 31, 2003:
      Revenue                                                $ 1,593         $ 131            $  137        $    3       $1,864
      Income from non-consolidated affiliates                      -             -                40             -           40
      Expenses                                                  (771)           57               (49)         (874)      (1,637)
                                                             -------         -----            ------        ------       ------
      Net income (loss) before discontinued operations           822           188               128          (871)         267

9. PROPERTY ACQUISITIONS AND DISPOSITIONS

The following selected unaudited pro forma consolidated statement of operations for AmREIT and subsidiaries gives effect to the acquisition of Uptown Plaza, which assumes that the acquisition occurred on January 1, 2003. Uptown Plaza, acquired in December 2003, is a 28,000 square foot retail complex located in Houston, Texas, including a free-standing CVS drugstore and a retail shopping center anchored by Grotto, a new concept of Landry's Restaurant, Inc.

                                                                 2003
                                                               -------
Revenues
      Rental income and earned income                          $ 1,794
      Other income                                                 271
                                                               -------
      Total Revenues                                             2,065

Total Expenses                                                   1,203
                                                               -------

Operating income                                                   862

Income before discontinued operations                              412

     Income from discontinued operations                           191

Pro forma net income                                               603

Distributions paid to class B and class C shareholders            (453)
                                                               -------

Net income available to class A shareholders                   $   150
                                                               =======

Net income per common share - basic and diluted
      Loss before discontinued operations                       (0.015)
      Income from discontinued operations                        0.069
                                                               -------
      Net income                                                 0.054
                                                               =======

Weighted average common shares used to compute
      net income per share, basic and diluted (in thousands)     2,768
                                                               =======

10. SUBSEQUENT EVENTS

On April 13, 2004, the Company filed a Form S-11 registration statement with the SEC. The registration statement registered approximately 17 million shares of the Company's class D common shares with the SEC. The class D common shares are expected to be sold at $10 per share, will have dividends on par with those of the class A common shares at a fixed rate of 6.5% per annum paid monthly, will have the ability to convert into the class A common shares on the seventh anniversary of the issuance of the class D common shares at a ratio of 1.077% of initial capital invested, and are callable after one year. On April 22, 2004, the Company received a comment letter from the SEC, identifying one comment. The Company has responded to the SEC's comment, and anticipates the registration statement being declared effective by the SEC on or before May 14, 2004. The primary use of proceeds will be property acquisitions, the pay down of debt and credit facilities and general working capital.

The Company has contracted for a property located in Houston, Texas, which includes a free standing Walgreens pharmacy and a 20,000 square foot shopping center. The property is anticipated to close on or before June 30, 2004 for a total purchase price of approximately $8.5 million. The acquisition is anticipated to be funded with $3.9 million in cash and the assumption of mortgage financing of $4.6 million.

The Company expects a charge to the second quarter operating results of approximately $355 to $375 thousand, depending on the market value of the class A common shares. The charge is for class A shares to be issued to H. Kerr Taylor, President and CEO, related to the sale of his advisory company to AmREIT in 1998. The charge for the deferred merger cost due from this sale was triggered by the issuance of additional class C common shares.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

FORWARD-LOOKING STATEMENTS

Certain information presented in this Form 10-QSB constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in these forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in real estate market conditions, continued availability of proceeds from the Company's debt or equity capital, the ability of the Company to locate suitable tenants for its properties and the ability of tenants to make payments under their respective leases.

The condensed consolidated financial statements of AmREIT, and the following discussion contained herein should be read in conjunction with the consolidated financial statements and discussion included in the Company's annual report on Form 10-KSB for the year ended December 31, 2003. Historical results and trends which might appear should not be taken as indicative of future operations.

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto and the comparative summary of selective financial data appearing elsewhere in this report. Historical results and trends which might appear should not be taken as indicative of future operations.

EXECUTIVE OVERVIEW

AmREIT (AMEX: AMY) is a rapidly growing, self-managed and self-advised REIT with a 19-year history of delivering results to its investors. Its business model consists of a portfolio of retail properties, including "irreplaceable corners", single tenant properties and multi-tenant properties, a full service real estate operating and development business, NASD-registered broker dealer securities business and a retail partnership business - a unique combination that provides AmREIT the opportunity to access multiple sources of capital and generate fees and profits from multiple sources, resulting in added financial flexibility and the opportunity for dependable growth and income.

AmREIT's goal is to deliver increasing, dependable, monthly income for its shareholders. In so doing, AmREIT strives to increase and maximize Funds from Operations by issuing long term capital through both the NASD independent financial planning marketplace as well as through Wall Street, and investing the capital in accretive real estate properties, acquired or developed, on irreplaceable corners. Additionally, we strive to maintain a conservative balance sheet. To that regard, we strive to maintain a debt to total asset ratio of less than 55%. As of March 31, 2004, our debt to total asset ratio was 41%.

At March 31, 2004, AmREIT owned a portfolio of 51 properties located in 18 states, subject to long term leases with retail tenants, either directly or through its interests in joint ventures or partnerships. Forty six of the properties are single tenant properties, and represent approximately 75% of the rental income as of March 31, 2004. Five of the properties are multi-tenant and represent approximately 25% of the rental income as of March 31, 2004. In assessing the performance of the Company's properties, management evaluates the occupancy of the Company's portfolio. Occupancy for the total portfolio was 94.8% based on leaseable square footage as of March 31, 2004. Additionally, the Company anticipates that the majority of its rental income will consist of rental income generated from multi-tenant shopping centers by the end of 2004. We have been developing and acquiring multi-tenant shopping centers for over ten years in our retail partnership business. During that time, we believe we have developed the ability to recognize the high-end multi-tenant properties that can create long-term value, and with the downward pressure on single tenant cap rates, resulting in higher priced real estate, management anticipates strategically increasing its holdings of multi-tenant shopping centers. Management intends to increase total assets from $101 million as of December 31, 2003 to approximately $200 million at the end of 2004. Through its class C common share offering, the Company raised approximately $30.1 million in capital through March 31, 2004.

Management intends to fund future acquisitions and development projects through a combination of equity offerings and debt financing. During 2004, the Company anticipates raising approximately $60 million of equity from various sources including Wall Street and the independent financial planning community. We have already raised an additional $16 million through our class C common share offering for the three months ended March 31, 2004.

Management expects that single tenant, credit leased properties, will continue to experience cap rate pressure during 2004 due to the low interest rate environment and increased buyer demand. Therefore, as it has been, our continued strategy will be to divest of properties which no longer meet our core criteria, and replace them with multi-tenant projects or the development of single tenant properties located on irreplaceable corners. With respect to additional growth opportunities, we have over $50 million of projects in our pipeline at various stages of evaluation. Each potential acquisition is subjected to a rigorous due diligence process that includes site inspections, financial underwriting, credit analysis and market and demographic studies. Therefore, there can be no assurance that any or all of these projects will ultimately be purchased by AmREIT. Management anticipates, and has budgeted for, an increase in interest rates during 2004. As of March 31, 2004, approximately 60% of our outstanding debt had a long term fixed interest rate with an average term of seven years. Our philosophy continues to be matching long term leases with long term debt structures while keeping our debt to total assets ratio less than 55%.

SUMMARY OF CRITICAL ACCOUNTING POLICIES

The results of operations and financial condition of the Company, as reflected in the accompanying financial statements and related footnotes, are subject to management's evaluation and interpretation of business conditions, retailer performance, changing capital market conditions and other factors, which could affect the ongoing viability of the Company's tenants. Management believes the most critical accounting policies in this regard are the accounting for lease revenues (including the straight line rent), the regular evaluation of whether the value of a real estate asset has been impaired and the allowance for doubtful accounts. We evaluate our assumptions and estimates on an on-going basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable based on the circumstances.

Rental Income Recognition - In accordance with accounting principles generally accepted in the United States of America, the Company accounts for rental income under the straight line method, whereby we record rental income based on the average of the total rent obligation due under the primary term of the lease. The Company prepares a straight line rent schedule for each lease entered into. Certain leases contain a provision for percentage rent. Percentage rent is recorded in the period when the Company can reasonably calculate the amount of percentage rent owed, if any. Generally, the Company records percentage rent in the period in which the percentage rent payment is made, and can thereby be calculated and verified. For the three months ended March 31, 2004, the Company collected and recorded percentage rent from tenants of $65 thousand.

Real Estate Valuation - Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property's estimated undiscounted future cash flows, including estimated proceeds from disposition. Depreciation is computed using the straight-line method, generally over estimated useful lives of 39 years for buildings and over the primary term of the lease for tenant improvements. Major replacements that extend the life of the property, or enhance the value of the property are capitalized and the replaced asset and corresponding accumulated depreciation are removed. All other maintenance items are charged to expense as incurred.

Upon the acquisition of real estate projects, the Company assesses the fair value of the acquired assets (including land, building, acquired, out-of-market and in-place leases, as if vacant property value and tenant relationships) and acquired liabilities, and allocates the purchase price based on these assessments. The Company assesses fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends, and specific market and economic conditions that may affect the property. Factors considered by management in our analysis of determining the as if vacant property value include an estimate of carrying costs during the expected lease-up periods considering current market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, up to 12 months depending on the property location, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses.

Costs incurred in the development of new operating properties, including preacquisition costs directly identifiable with the specific project, development and construction costs, interest and real estate taxes are capitalized into the basis of the project. The capitalization of such costs ceases when the property, or any completed portion, becomes available for occupancy.

AmREIT's properties are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the property may not be recoverable. In such an event, a comparison is made of the current and projected operating cash flows of each such property on an undiscounted basis, plus the residual value of the property upon disposition, to the carrying value of such property. The carrying value would then be adjusted, if needed, to estimate the fair value to reflect an impairment in the value of the asset. As of March 31, 2004, no impairment was identified for any of the Company's properties.

Valuation of Receivables - An allowance for the uncollectible portion of accrued rents, property receivables and accounts receivable is determined based upon an analysis of balances outstanding, historical payment history, tenant credit worthiness, additional guarantees and other economic trends. Balances outstanding include base rents, tenant reimbursements and receivables attributed to the accrual of straight line rents. Additionally, estimates of the expected recovery of pre-petition and post-petition claims with respect to tenants in bankruptcy is considered in assessing the collectibility of the related receivables. During the three months ended March 31, 2004, the Company wrote off receivables totaling approximately $67 thousand. The receivable is attributable to the GAAP required accrual of straight line rents associated with Just for Feet. The write off of the receivable from Just for Feet is included in income from discontinued operations. The Company maintains a receivable related to Wherehouse Entertainment of approximately $126 thousand. Based on discussions with Wherehouse Entertainment, Blockbuster Entertainment Corporation, the guarantor of the lease, and legal proceedings involving Wherehouse Entertainment and Blockbuster Entertainment Corporation, the Company believes that these receivables are collectable, and should be collected during 2004.

LIQUIDITY AND CAPITAL RESOURCES

Cash flow from operating activities and financing activities have been the principal sources of capital to fund the Company's ongoing operations and dividends. As AmREIT deploys the capital raised, and expected to be raised from its equity offerings, into income producing real estate, we anticipate that cash flow from operations will provide adequate resources for future ongoing operations and dividends. AmREIT's cash on hand, internally-generated cash flow, borrowings under our existing credit facilities, issuance of equity securities, as well as the placement of secured debt and other equity alternatives, is expected to provide the necessary capital to maintain and operate our properties as well as execute and achieve our growth strategies. Cash provided by operating activities as reported in the Consolidated Statements of Cash Flows increased $53 thousand in 2004 when compared to 2003.

Proceeds from sales of real estate acquired for sale increased by $2.4 million. This increase in cash was offset somewhat by an increase in accounts receivable related party of $1.5 million.

During the first quarter 2004, AmREIT contracted to purchase approximately $8.5 million of retail real estate, representing a multi-tenant shopping center located in Houston, Texas. The shopping center is anticipated to close during the second quarter and will be funded with approximately $3.9 million in cash and the assumption of a $4.6 million mortgage payable. Additionally, AmREIT sold an IHOP located in Bridgeton, Missouri during the first quarter 2004, which was previously classified as real estate held for sale. The Company realized a gain on the sale of approximately $608 thousand. As part of its investment strategy, AmREIT constantly evaluates its property portfolio, systematically selling off any non-core or underperforming assets, and replacing them with "irreplaceable corners" and other core assets. For the remainder of 2004, the Company anticipates continuing the strategy of divesting its non-core properties, which is estimated will generate between $10 and $15 million in sales proceeds. On January 11, 2003, Wherehouse Entertainment filed for voluntary petition of relief under Chapter 11 of the federal bankruptcy code. The Company owns two Wherehouse Entertainment locations. The lease on one location has been amended and assigned to Record Town. The Company is evaluating the alternatives on the second location. On March 2, 2004, Footstar, the parent company of Just for Feet filed for a voluntary petition of relief under Chapter 11 of the federal bankruptcy code and has announced it intends to close all their Just for Feet stores after an orderly liquidation of the remaining inventory. The Company anticipates the closure of both of their Just for Feet locations this summer and is evaluating the alternatives.

Cash flows used in investing activities has been primarily related to the acquisition or development of retail properties. During the first quarter of 2004, AmREIT through one its taxable REIT subsidiaries, acquired a 25% equity interest in a 45 acre retail redevelopment in Houston, Texas. The other partners are affiliated partnerships. The investment was funded through a combination of the $14.3 million of capital (net of $1.8 million in issuance costs) raised through the class C common share offering and debt financing.

In addition, capitalized expenditures for improvements and additions to our existing properties were approximately $300 thousand, which were funded through excess cash flow and through the Company's revolving credit facility. Cash flows used in investing activities as reported in the Consolidated Statements of Cash Flows decreased from $3.1 million in the first three months of 2003 to $1.7 million in the first three months of 2004.

Cash flows provided by financing activities increased from $1.1 million through March 31, 2003 to $1.6 million through March 31, 2004. Cash flows provided by financing activities were primarily generated from our class C common share offering. Through its class C common share offering, the Company is averaging new capital raised of between $4 and $6 million per month. One advantage of raising capital through the independent financial planning marketplace is the capital is received on a monthly basis, allowing for a scaleable matching of real estate projects. Our first priority is to deploy the capital raised, and then to moderately leverage the capital, while maintaining our philosophy of a conservative balance sheet. The Company was able to reduce debt by almost $11.5 million with the proceeds from it class C common share offering.

AmREIT has a $30 million unsecured revolving credit facility. The facility will mature on September 4, 2004. The facility bears interest at a rate of LIBOR plus a range of 1.40% to 2.35%, depending on the Company's debt to asset ratio. The Credit Facility contains covenants which, among other restrictions, require the Company to maintain a minimum net worth, a maximum leverage ratio, specified interest coverage and fixed charge coverage ratios and allow the lender to approve all distributions. Furthermore, the Credit Facility contains concentration covenants and limitations, limiting property level net operating income fro any one tenant to no more than 15% (35% for IHOP) of total property net operating income. At March 31, 2004, IHOP net operating income represented approximately 32% of total property net operating income. As of March 31, 2004, the spread over LIBOR was 2.00. At March 31, 2004, approximately $12.8 million was outstanding under the credit facility. In addition to the credit facility, AmREIT utilizes various permanent mortgage financing and other debt instruments. As of March 31, 2004, the

Company had the following contractual obligations:

                                         2004        2005         2006         2007         2008      Thereafter        Total
                                         ----        ----         ----         ----         ----      ----------        -----
Unsecured debt:
   Revolving credit   facility        $ 12,777     $     -      $     -      $     -      $     -      $      -       $ 12,777
   5.46% dissenter notes                     -           -            -            -            -           760            760

Secured debt                             2,073         490          530          573          620        19,163         23,449

Total contractual obligations         $ 14,850     $   490      $   530      $   573      $   620      $ 19,923       $ 36,986


In order to continue to expand and develop its portfolio of properties and other investments, the Company intends to finance future acquisitions and growth through the most advantageous sources of capital available at the time. Such capital sources may include proceeds from public or private offerings of the Company's debt or equity securities, secured or unsecured borrowings from banks or other lenders, acquisitions of the Company's affiliated entities or other unrelated companies, or the disposition of assets, as well as undistributed funds from operations.

In August 2003, the Company commenced the class C common share offering. This offering is being exclusively made through the NASD independent financial planning community. It is a $44 million offering, of which $4 million has been reserved for the dividend reinvestment plan. As of March 31, 2004, 3.0 million shares had been issued, resulting in approximately $30.1 million in gross proceeds. The proceeds are being and will be used to finance the acquisition and development of retail real estate projects, pay down the revolving credit facility and provide working capital for the on going operation of the company and its properties.

For the quarters ended March 31, 2004 and 2003, the Company paid dividends to its shareholders of $1.158 million, and $760 thousand respectively. The class A and class C shareholders receive monthly dividends and the class B shareholders receive quarterly dividends. All dividends are declared on a quarterly basis. The dividends by class follow (in thousands):

                                   Class A      Class B       Class C
                                   -------      -------       -------
2004
          First quarter              $345        $434          $379
2003
          Fourth quarter             $320        $437          $156
          Third quarter              $308        $443          $ 15
          Second quarter             $310        $439           N/A
          First quarter              $307        $453           N/A

Until properties are acquired by the Company, the Company's funds are held in short-term, highly liquid investments which the Company believes to have appropriate safety of principal. This investment strategy has allowed, and continues to allow, high liquidity to facilitate the Company's use of these funds to acquire properties at such time as properties suitable for acquisition are located. At March 31, 2004, the Company's cash and cash equivalents totaled $2.2 million.

Cash flows from operating activities, investing activities, and financing activities for the three months ended March 31, are presented below in thousands:


                                           2004             2003
                                         --------         --------
Operating activities                     $    305         $    252
Investing activities                       (1,728)          (3,056)
Financing activities                        1,570            1,123

INFLATION

Inflation has had very little effect on income from operations. Management expects that increases in store sales volumes due to inflation as well as increases in the Consumer Price Index (C.P.I.), may contribute to capital appreciation of the Company properties. These factors, however, also may have an adverse impact on the operating margins of the tenants of the properties.

FUNDS FROM OPERATIONS

AmREIT considers FFO to be an appropriate measure of the operating performance of an equity REIT. The National Association of Real Estate Investment Trusts (NAREIT) defines funds from operations (FFO) as net income or loss computed in accordance with generally accepted accounting principles (GAAP), excluding gains from sales of property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, NAREIT recommends that extraordinary items not be considered in arriving at FFO. AmREIT calculates its FFO in accordance with this definition. Most industry analysts and equity REITs, including AmREIT, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company's real estate between periods, or as compared to different companies. There can be no assurance that FFO presented by AmREIT is comparable to similarly titled measures of other REITs. FFO should not be considered as an alternative to net income or other measurements under GAAP as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.

Below is the calculation of FFO and the reconciliation to net income, which the Company believes is the most comparable GAAP financial measure to FFO, in thousands for the three months ended March 31:

                                                                                     2004                2003
                                                                                  --------             -------
(Loss) income before discontinued operations                                      $ (1,021)            $   267
Income  from discontinued operations                                                   656                 191
Plus depreciation of real estate assets - from operations                              244                 181
Plus depreciation of real estate assets - from discontinued operations                   -                  38
Less class B and class C distributions                                                (813)               (453)
                                                                                  --------             -------
Total Funds From Operations available to class A shareholders  *                  $   (934)            $   224

Cash dividends paid to class A shareholders                                       $    345             $   307
Dividends in excess of FFO  *                                                     $ (1,279)            $   (83)

* Based on the adherence to the NAREIT definition of FFO, we have not added back the $1.3 million charge to earnings during 2004 resulting from shares issued to Mr. Taylor. Adding these charges back to earnings would result in $386 thousand adjusted funds from operations available to class A shareholders, and class A dividends paid less than adjusted FFO available to class A shareholders of $41 thousand.

RESULTS OF OPERATIONS

COMPARISON OF THE THREE MONTHS ENDED MARCH 31, 2004 TO MARCH 31, 2003:

Rental revenue and earned income from direct financing leases increased by 38%, or $600 thousand, from $1.6 million in 2003 to $2.2 million in 2004. Of this increase, $640 thousand is related to acquisitions made after the first quarter of 2003. This is somewhat offset by the loss of rental income of $100 thousand due to property dispositions.

On January 21, 2003, Wherehouse Entertainment filed for a voluntary petition of relief under Chapter 11 of the federal bankruptcy code. AmREIT owns two Wherehouse Entertainment properties, one located in Independence, Missouri, and the other located in Wichita, Kansas. Through court proceedings, the lease at the Missouri location has been modified and assigned to Record Town. Wherehouse Entertainment has vacated the Kansas location. On March 2, 2004, Footstar, the parent company of Just for Feet filed for a voluntary petition of relief under Chapter 11 of the federal bankruptcy code. Footstar has announced it intends to close all their Just for Feet stores after an orderly liquidation of the remaining inventory. AmREIT owns two Just for Feet locations, one in Tucson, Arizona and the other is located in Baton Rouge, Louisiana.

Securities commission income increased by $1.8 million, from $86 thousand in 2003 to $1.9 million in 2004. This increase in securities commission income is due to increased capital being raised through our broker dealer company, AmREIT Securities Company (ASC). As ASC raises capital for either AmREIT or its affiliated retail partnerships, ASC earns a securities commission of between 8% and 10.5% of the money raised. During the first quarter of 2004, AmREIT and its affiliated retail partnerships raised approximately $18.0 million, as compared to approximately $834 thousand during the first quarter of 2003. This increase in commission income is somewhat mitigated by a corresponding increase in commission expense paid to other third party broker dealer firms. Commission expense increased by $1.4 million, from $65 thousand in 2003 to $1.4 million in 2004.

General and operating expense increased $665 thousand, from $770 thousand in 2003 to $1.4 million in 2004. The increase in general and operating expense is primarily due to additional personnel and the associated salary and benefits costs related to these individuals. Since the first quarter of 2003, the Company added members to each of the operating teams, five on the real estate team (property management, legal, acquisitions and leasing), one on the securities team and two clerical and administrative support positions. By building our various teams, we have not only been able to grow revenue and Funds from Operations, but believe that we will be able to sustain and further enhance our growth. Compensation expense increased $462 thousand in 2004 as compared to 2003. In addition, property expense increased $131 thousand.

Deferred merger costs increased from $0 in the first quarter of 2003 to $1.3 million in the first quarter of 2004 . The deferred merger cost is related to deferred consideration payable to Mr. Taylor as a result of the acquisition of our advisor, which was owned by Mr. Taylor in 1998. In connection with the acquisition, Mr. Taylor agreed to payment for this advisory company in the form of common shares, paid as the Company increases its outstanding equity. To date, Mr. Taylor has received approximately 847 thousand class A common shares, and is eligible to receive an additional 53 thousand shares as additional equity is raised by the Company.

PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

NONE

ITEM 2. CHANGES IN SECURITIES AND USE OF PROCEEDS

NONE

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

NONE

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

NONE

ITEM 5. OTHER INFORMATION

NONE

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

        (a)    Exhibits

            31.1  Chief Executive Officer Section 302 Certification

            31.2  Chief Financial Officer Section 302 Certification

            32.1  Chief Executive Officer certification pursuant to 18 U.S.C.
                  Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

            32.2  Chief Financial Officer certification pursuant to 18 U.S.C
                  Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

        (b)    Reports on Form 8-K

               Current report on Form 8-K dated and filed with the Commission on March 18, 2004 contained information under Item 7 (Financial Statements, Pro Forma Financial Information and Exhibits) and Item 9 (Regulation FD Disclosure).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    AmREIT
                                    -------------------------------------
                                    (Issuer)

May 14, 2004                        /s/ H. Kerr Taylor
------------                        ------------------
Date                                H. Kerr Taylor, President

May 14, 2004                        /s/ Chad C. Braun
------------                        -----------------
Date                                Chad C. Braun (Principal Accounting Officer)

                        CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                        AND FINANCIAL STATEMENT SCHEDULE
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                             AMREIT AND SUBSIDARIES

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      To the Board of Trust Managers
AmREIT:


We have audited the accompanying consolidated balance sheet of AmREIT and subsidiaries (the "Company") as of December 31, 2003, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 2003. In connection with our audit of the consolidated financial statements, we have also audited the related financial statement schedule. These consolidated financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.



We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AmREIT and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                    KPMG LLP

Houston, Texas
March 24, 2004

PART I - FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS

                             AMREIT AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003

ASSETS
Property:
        Land                                                                              $  36,242,482
        Buildings                                                                            33,906,917
        Tenant improvements                                                                     389,657
                                                                                          -------------
                                                                                             70,539,056
        Less accumulated depreciation and amortization                                       (2,520,633)
                                                                                          -------------
                Net real estate held for investment                                          68,018,423
        Real estate held for sale, net                                                        4,384,342

Net investment in direct financing leases held for investment                                22,046,210

Cash and cash equivalents                                                                     2,031,440
Accounts receivable                                                                             575,841
Accounts receivable - related party                                                             201,774
Notes receivable                                                                                999,777
Escrow deposits                                                                                 331,239
Prepaid expenses, net                                                                           291,109

Other assets:
        Preacquisition costs                                                                     13,182
        Loan acquisition cost, net of $135,150 in accumulated amortization                      346,622
        Leasing costs, net of $59,942 in accumulated amortization                               325,656
        Furniture, fixtures and equipment, net of $149,014 in accumulated depreciation          103,271
        Accrued rental income                                                                   499,658
        Intangible lease cost, net of $63,802 in accumulated amortization                       613,171
        Investment in non-consolidated affiliates                                               544,892
                                                                                          -------------
                Total other assets                                                            2,446,452
                                                                                          -------------
TOTAL ASSETS                                                                              $ 101,326,607
                                                                                          =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
        Notes payable                                                                     $  48,484,625
        Accounts payable                                                                      3,084,047
        Accounts payable - related party                                                         11,440
        Security deposit                                                                         97,040
        Prepaid rent                                                                              6,561
                                                                                          -------------
                TOTAL LIABILITIES                                                            51,683,713
                                                                                          -------------

Minority interest                                                                               846,895

Shareholders' equity:
        Preferred shares, $.01 par value, 10,000,000 shares authorized, none issued                   -
        Class A Common shares, $.01 par value, 50,000,000 shares authorized,
          2,939,404 shares issued                                                                29,394
        Class B Common shares, $.01 par value, 3,000,000 shares authorized,
          2,362,522 shares issued                                                                23,625
        Class C Common shares, $.01 par value, 4,400,000 shares authorized,
          1,402,788 shares issued                                                                14,028
        Capital in excess of par value                                                       59,350,988
        Accumulated distributions in excess of earnings                                      (9,616,551)
        Deferred compensation                                                                  (143,710)
        Cost of treasury shares, 133,822 shares                                                (861,775)
                                                                                          -------------
                TOTAL SHAREHOLDERS' EQUITY                                                   48,795,999
                                                                                          -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                $ 101,326,607
                                                                                          =============

See Notes to Condensed Consolidated Financial Statements.

                             AMREIT AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  YEARS ENDED DECEMBER 31,
                                                               -----------------------------
                                                                   2003             2002
                                                               ------------     ------------
Revenues:
   Rental income from operating leases                         $  4,965,593     $  3,386,030
   Earned income from direct financing leases                     2,618,573        1,807,117
   Real estate fee income                                         1,031,201        1,222,944
   Gain on sales of real estate acquired for resale                 787,244                -
   Securities commission income                                   2,958,226          846,893
   Asset management fee income                                      240,465          252,072
   Interest and other income                                          7,938            4,206
                                                               ------------     ------------
     Total revenues                                              12,609,240        7,519,262
                                                               ------------     ------------

Expenses:
   General operating and administrative                           3,936,546        2,801,946
   Legal and professional                                           881,283          679,154
   Securities commissions                                         2,288,027          653,034
   Depreciation and amortization                                    835,987          611,083
   Deferred merger costs                                            914,688        1,904,370
                                                               ------------     ------------
     Total expenses                                               8,856,531        6,649,587
                                                               ------------     ------------

Operating income                                                  3,752,709          869,675

Income from non-consolidated affiliates                             312,147          416,904
Federal income tax expense for taxable REIT subsidiary             (236,990)         (60,656)
Interest expense                                                 (2,354,159)      (1,774,973)
Minority interest in income of consolidated joint ventures         (178,311)        (308,010)
                                                               ------------     ------------

Income (loss) before discontinued operations                      1,295,396         (857,060)

Income from discontinued operations                                 391,480          245,840
Gain (loss) on sales of real estate acquired for investment         311,873          (47,553)
                                                               ------------     ------------
     Income from discontinued operations                            703,353          198,287

Net income (loss)                                                 1,998,749         (658,773)

Distributions paid to class B and class C shareholders           (1,942,656)        (865,293)
                                                               ------------     ------------

Net income (loss) available to class A shareholders            $     56,093     $ (1,524,066)
                                                               ============     ============

Net income per common share - basic and diluted
   Loss before discontinued operations                         $      (0.23)    $      (0.70)
   Income from discontinued operations                                 0.25             0.08
                                                               ------------     ------------
   Net income (loss)                                           $       0.02     $      (0.62)
                                                               ============     ============

Weighted avergage class A common shares used to
   compute net income per share, basic and diluted                2,792,190        2,469,725
                                                               ============     ============

See Notes to Condensed Consolidated Financial Statements.

                             AMREIT AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                              Accumulated
                                                                 Capital in  distributions                 Cost of
                                                 Common Shares    excess of   in excess of     Deferred    treasury
                                                     Amount       par value    earnings     compensation    shares        Total
                                                 -------------  ------------ -------------  ------------  ----------  -------------
BALANCE AT DECEMBER 31, 2001                      $     23,856  $ 21,655,852  $(6,037,757   $          -  $ (288,170) $  15,353,781

   Net loss                                                  -             -     (658,773)             -           -       (658,773)

   Issuance of common shares, Class A                    3,023     1,901,347            -              -           -      1,904,370

   Issuance of common shares, Class A -
     for class B conversion                              1,248             -                                                  1,248

   Issuance of common shares, Class B, net
     of 124,750 shares that converted to Class A        24,642    23,468,401            -              -           -     23,493,043

   Issuance of restricted shares, Class A                  250       157,017            -       (256,877)    185,119         85,509

   Amortization of deferred compensation                     -             -            -         51,524           -         51,524

   Repurchase of common shares, Class A
     (46,069 shares)                                         -             -            -              -    (294,138)      (294,138)

   Distributions                                             -             -   (1,730,316)             -           -     (1,730,316)
                                                  ------------  ------------  -----------   ------------  ----------  -------------
BALANCE AT DECEMBER 31, 2002                      $     53,019  $ 47,182,617  $(8,426,846)  $   (205,353) $ (397,189) $  38,206,248
                                                  ------------  ------------  -----------   ------------  ----------  -------------
   Net income                                                -             -    1,998,749              -           -      1,998,749

   Issuance of common shares, Class A                    1,017             -            -              -           -          1,017

   Repurchase of common shares, Class B                 (1,017)            -            -              -           -         (1,017)

   Issuance of restricted shares, Class A                    -        15,184            -       (152,819)    137,635              -

   Amortization of deferred compensation                     -             -            -        214,462           -        214,462

   Repurchase of common shares, Class A
     (92,700 shares)                                         -             -            -              -    (602,221)      (602,221)

   Issuance of common shares, Class C                   14,028    12,153,187            -              -           -     12,167,215

   Distributions                                             -             -   (3,188,454)             -           -     (3,188,454)
                                                  ------------  ------------  -----------   ------------  ----------  -------------
BALANCE AT DECEMBER 31, 2003                      $     67,047  $ 59,350,988  $(9,616,551)  $   (143,710) $ (861,775) $  48,795,999
                                                  ------------  ------------  -----------   ------------  ----------  -------------

See Notes to Consolidated Financial Statements.

                             AMREIT AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                             YEARS ENDED DECEMBER 31,
                                                                               2003            2002
                                                                           ------------    ------------
Cash flows from operating activities:
   Net income (loss)                                                       $  1,998,749    $   (658,773)
   Adjustments to reconcile net income to net cash
        provided by operating activities:
          Investment in real estate acquired for resale                      (7,807,597)              -
          Proceeds from sales of real estate acquired for sale                6,179,145               -
          Gain on sales of real estate acquired for resale                     (787,244)              -
          (Gain) loss on sales of real estate acquired for investment          (311,873)         47,553
          Depreciation and amortization                                         942,326         723,607
          Amortization of deferred compensation                                 214,462          51,524
          Minority interest in net income of consolidated joint ventures        178,311         308,010
          Deferred merger costs                                                 914,688       1,904,370
          (Increase) decrease in accounts receivable                           (402,182)      1,056,265
          (Increase) decrease in accounts
            receivable- related party                                          (132,840)        378,494
          Increase in prepaid expenses, net                                    (121,411)       (170,028)
          Cash receipts from direct financing leases
            more than income recognized                                          24,854         282,805
          (Increase) decrease in accrued rental income                         (225,607)         32,095
          Increase in other assets                                             (318,539)        (49,114)
          Increase (decrease) in accounts payable                             1,022,674        (365,018)
          (Decrease) increase in accounts payable-related party                (194,683)        181,123
          Increase in security deposits                                          63,110               -
          Increase in prepaid rent                                                  384           6,177
                                                                           ------------    ------------
             Net cash provided by operating activities                        1,236,727       3,729,090
                                                                           ------------    ------------

Cash flows from investing activities:
   Improvements to real estate                                                 (534,554)       (623,124)
   Acquisition of investment properties                                     (23,922,118)    (18,951,523)
   Notes receivable advances                                                   (999,777)              -
   Additions to furniture, fixtures and equipment                               (64,859)        (25,131)
   Distributions from non-consolidating affiliates                                4,444         431,604
   Proceeds from sale of investment property                                  3,497,267       3,692,544
   (Increase) decrease in preacquisition costs                                  (11,417)        207,435
                                                                           ------------    ------------
     Net cash used in investing activities                                  (22,031,014)    (15,268,195)
                                                                           ------------    ------------
Cash flows from financing activities:
   Proceeds from notes payable                                               36,203,535      19,253,403
   Payments of notes payable                                                (24,118,829)     (3,399,277)
   Loan acquisition costs                                                             -         (38,035)
   Purchase of treasury shares                                                 (602,221)       (109,019)
   Issuance of common shares                                                 14,012,572        (517,857)
   Retirement of common shares                                                        -        (106,500)
   Issuance costs                                                            (1,845,357)              -
   Common dividends paid                                                     (3,188,454)     (1,730,316)
   Contributions from minority interests                                              -         809,971
   Distributions to minority interests                                         (142,387)       (343,514)
                                                                           ------------    ------------
     Net cash provided by financing activities                               20,318,859      13,818,856
                                                                           ------------    ------------

Net (decrease) increase in cash and cash equivalents                           (475,428)      2,279,751
Cash and cash equivalents, beginning of period                                2,506,868         227,117
                                                                           ------------    ------------
Cash and cash equivalents, end of period                                   $  2,031,440    $  2,506,868
                                                                           ============    ============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

In 2003 the Company issued 24,257 shares of restricted stock to employees and trust managers as as part of their compensation plan. The restricted stock vests over a four and three period respectively. The Company recorded $152,819 in deferred compensation related to the issuance of the restricted stock.

In 2003 the company assumed $2.81 million of non-recourse debt in conjunction with a property acquisition.

In 2002 the Company issued 35,732 shares of restricted stock to employees and trust managers as as part of their compensation plan. The restricted stock vests over a four and three period respectively. The Company recorded $256,877 in deferred compensation related to the issuance of the restricted stock.

On July 23, 2002, the Company merged with three of its affiliated partnerships, AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd. and AAA Net Realty Fund XI, Ltd. In conjunction with the merger, the Company acquired $23,890,318 worth of property and issued 2,589,179 shares of Class B common shares.

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
     Interest                                              2,168,546   1,691,927
     Income taxes                                             46,838     133,841

See Notes to Condensed Consolidated Financial Statements.

                             AMREIT AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

1. DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS


AmREIT is a Texas real estate investment trust ("REIT") that has elected to be taxed as a REIT for federal income tax purposes. AmREIT is a self-managed, self-advised REIT with, along with its predecessor, a 19-year history and a record of investing in quality income producing retail real estate. AmREIT's class A common shares are traded on the American Stock Exchange under the symbol "AMY". AmREIT's business structure consists of the publicly traded REIT and three synergistic businesses that support the Company's platform of growth: a real estate operation and development business, a securities business and a retail partnership business. This unique combination provides AmREIT the ability to access capital through both Wall Street and the independent financial planning marketplace and strategically invest that capital in high quality properties for flexibility and more dependable growth.


AmREIT's initial predecessor, American Asset Advisers Trust, Inc. was formed as a Maryland Corporation in 1993. Following the merger of our external adviser into the Company in June 1998, we changed our name to AmREIT, Inc., which was a Maryland corporation. In December 2002, we reorganized as a Texas real estate investment trust.


AmREIT owns a real estate portfolio that consists of 51 properties located in 18 states. Its properties include single tenant free standing credit tenant leased projects and multi-tenant frontage shopping center projects. Our focus is on irreplaceable corners: premier retail frontage properties in high-traffic, highly populated areas - which create dependable income and long-lasting value. The single tenant projects are located from coast to coast and are primarily leased to corporate tenants where the lease is the direct obligation of the parent companies. In so doing, the dependability of the lease payments are based on the strength and viability of the entire company, not just that location. The multi-tenant projects are situated primarily throughout Texas. Our portfolio includes tenants such as Starbucks, Landry's, CVS Pharmacy, IHOP, Eckerd, Nextel, Washington Mutual, TGI Friday's and others.


On July 23, 2002, the Company completed a merger with three of its affiliated partnerships, AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd., and AAA Net Realty Fund XI, Ltd. With the merger of the affiliated partnerships, AmREIT increased its real estate assets by approximately $24.3 million and issued approximately 2.6 million Class B common shares to the limited partners in the affiliated partnerships. Approximately $760 thousand in 8 year, interest only, subordinated notes were issued to limited partners of the affiliated partnerships who dissented against the merger. The acquired properties are unencumbered, single tenant, free standing properties on lease to national and regional tenants, where the lease is the direct obligation of the parent company. A deferred merger expense resulted from the shares payable to H. Kerr Taylor, our President and Chief Executive Officer, as a result of the merger, which shares represented a portion of consideration payable to Mr. Taylor as a result of the sale of his advisory company to AmREIT. Mr. Taylor earned approximately 143 thousand shares during 2003 as a result of our class C common share offering, resulting in a non-cash charge to earnings of approximately $915 thousand. Mr. Taylor has the ability to earn an additional 241 thousand shares under the deferred consideration agreement, in the event the Company issues additional common shares prior to June 6, 2006, the expiration date of the agreement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of AmREIT, and its wholly or majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

BASIS OF ACCOUNTING

The financial records of the Company are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred.

CASH AND CASH EQUIVALENTS

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.

PROPERTY

Property is leased to others, primarily on a net lease basis, whereby the operating expenses related to the properties, including property taxes, insurance and common area maintenance are the responsibility of the tenant. The leases are accounted for under the operating method or the direct financing method in accordance with generally accepted accounting principles. Under the operating lease method, the properties are recorded at cost. Rental income is recognized ratably over the life of the lease and depreciation is charged based upon the estimated useful life of the property. Under the direct financing lease method, properties are recorded at their net investment. Unearned income is deferred and amortized to income over the life of the lease so as to produce a constant periodic rate of return.


Expenditures related to the development of real estate are carried at cost which includes capitalized carrying charges, acquisition costs and development costs. Carrying charges, primarily interest and loan acquisition costs, and direct and indirect development costs related to buildings under construction are capitalized as part of construction in progress. The Company capitalizes acquisition costs once the acquisition of the property becomes probable. Prior to that time, the Company expenses these costs as acquisition expense.


Management reviews its properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. Management determines whether an impairment in value occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the residual value of the property, with the carrying value of the individual property. If impairment is indicated, a loss will be recorded for the amount by which the carrying value of the asset exceeds its fair value.

DEPRECIATION

Buildings are depreciated using the straight-line method over an estimated useful life of 39 years. Leasehold estate properties, where the Company owns the building and improvements but not the related ground, therefore there is no residual value beyond the lease, are amortized over the life of the lease.

INVESTMENT IN NON-CONSOLIDATED AFFILIATES

AmREIT Opportunity Corporation, a wholly owned subsidiary of AmREIT, invested $250 thousand as a limited partner and $1 thousand as a general partner in AmREIT Opportunity Fund, Ltd. ("AOF"), the operations of which are accounted for using the equity method. The limited partners have the right to remove and replace the general partner by a vote of the limited partners owning two-thirds of the outstanding units. AmREIT currently owns a 10.5% limited partner interest in AOF. AOF was formed to develop, own, manage, and hold for investment and, or resell property and to make or invest in loans for the development or construction of property. Liquidation of AOF commenced in July of 2002.

AmREIT Income & Growth Corporation, a wholly owned subsidiary of AmREIT, invested $200 thousand as a limited partner and $1 thousand as a general partner in AmREIT Income & Growth Fund, Ltd. ("AIG"), the operations of which are accounted for using the equity method. The limited partners have the right to remove and replace the general partner by a vote of the limited partners owning a majority of the outstanding units. AmREIT currently owns an approximately 2.0% limited partner interest in AIG. AIG was formed to develop, own, manage, and hold for investment and, or resell property and to make or invest in loans for the development or construction of property.

AmREIT Monthly Income & Growth Corporation, a wholly owned subsidiary of AmREIT, invested $200 thousand as a limited partner and $1 thousand as a general partner in AmREIT Monthly Income & Growth Fund, Ltd. ("MIG"), the operations of which are accounted for using the equity method. The limited partners have the right to remove and replace the general partner by a vote of the limited partners owning a majority of the outstanding units. AmREIT currently owns an approximately 1.4% limited partner interest in AIG. AIG was formed to develop, own, manage, and hold for investment and, or resell property and to make or invest in loans for the development or construction of property.


AmREIT invested $70 thousand as a limited partner in AmREIT CDP #27, LP ("CDP 27"), the operations of which are accounted for using the equity method. CDP 27 was formed to acquire commercial real property and to develop, operate, lease, manage, and or sell real property. CDP 27 purchased two IHOP properties in 2001 located in Memphis, Tennessee and Tupelo, Mississippi. The Memphis, Tennessee property was sold for a profit in the first quarter of 2002. The Tupelo, Mississippi property was sold for a profit in the first quarter of 2003. CDP 27 does not own any real property as of December 31, 2003.



AmREIT Realty Investment Corporation ("ARIC") invested $122 thousand as a limited partner in AmREIT CDP SPE #33, Ltd. ("CDP 33"), the operations of which are accounted for using the equity method. CDP 33 was formed to acquire commercial real property and to develop, operate, lease, manage, and or sell real property. In December 2001, CDP 33 purchased three IHOP leasehold estate properties located in Houston, Texas, Orem, Utah, and Hagerstown, Maryland. The three properties were sold in the second quarter of 2003. CDP 33 does not own any real property as of December 31, 2003.


LOAN ACQUISITION COSTS

Loan acquisitions costs are incurred in obtaining property financing and are amortized to interest expense on the effective interest method over the term of the debt agreements. Accumulated amortization related to loan acquisition costs as of December 31, 2003 totaled $135 thousand.

DEFERRED COMPENSATION

Our deferred compensation and long term incentive plan is designed to attract and retain the services of our trust managers and employees that we consider essential to our long-term growth and success. As such, it is designed to provide them with the opportunity to own shares, in the form of restricted shares, in AmREIT, and provide key employees the opportunity to participate in the success of our affiliated actively managed retail partnerships through the economic participation in our general partner companies. All long term compensation awards are designed to vest over a period of three to seven years, and promote retention of our quality team.

Deferred compensation includes share grants to employees as a form of long term compensation. The share grants vest over a period of time of three to four years. Additionally, the Company assigns a portion, up to 45 percent, of the economic interest in certain of its retail limited partnerships to certain of its key employees. This economic interest is received, as, if and when the Company receives economic benefit from its profit participation, after certain preferred returns have been paid to the partnership's limited partners. This assignment of economic interest generally vests over a period of five to seven years. This allows the Company to align the interest of its employees with the interest of our shareholders. The Company amortizes the market value, established at the date of grant, of the restricted shares ratably over the vesting period. Because the future profits and earnings from the retail limited partnerships can not be reasonably predicted or estimated, and any employee benefit is completely contingent upon the benefit received by the general partner of the retail limited partnerships, AmREIT recognizes expense associated with the assignment of economic interest in its retail limited partnerships as the Company recognizes the corresponding income from the associated retail limited partnerships.

AmREIT maintains a defined contribution 401K retirement plan for its employees. This plan is available for all employees, immediately upon employment. The plan allows for two open enrollment periods, June and December. The plan is administered by Benefit Systems, Inc. and allows for contributions to be either invested in an array of large, mid and small cap mutual funds managed by Hartford, or directly into class A common shares. Employee contributions invested in Company stock are limited to 50% of the employee's contributions. The Company matches 50% of the employees contribution, up to a maximum employee contribution of 4%. None of the employer contribution is matched in Company stock. As of December 31, 2003 and 2002, there were 21 and 12 participants enrolled in the plan, with employer contributions of $35 thousand and $18 thousand, respectively.

STOCK ISSUANCE COSTS

Issuance costs incurred in the raising of capital through the sale of common shares are treated as a reduction of shareholders' equity.

REVENUE RECOGNITION

Properties are primarily leased on a net lease basis. Revenue is recognized on a straight-line basis over the terms of the individual leases. Service fees are recognized when earned.

FEDERAL INCOME TAXES

AmREIT has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, and is, therefore, not subject to Federal income taxes to the extent of dividends paid, provided it meets all conditions specified by the Internal Revenue Code for retaining its REIT status, including the requirement that at least 90% of its real estate investment trust taxable income be distributed to shareholders.

ARIC, a wholly owned subsidiary of AmREIT, is treated as a taxable REIT subsidiary for Federal income tax purposes. Federal income taxes are accounted for under the asset and liability method. As such, ARIC and its consolidated subsidiaries have recorded a Federal income tax expense of in 2003 and 2002 of $237 thousand and $61 thousand, respectively, which represents the Federal income tax obligations on the consolidated taxable REIT subsidiary's taxable net income. Additionally, at December 31, 2003 a deferred tax liability of $28 thousand is established to record the taxes on certain real estate assets of ARIC.

EARNINGS PER SHARE

Basic earnings per share has been computed by dividing net income (loss) available to class A common shareholders by the weighted average number of class A common shares outstanding. Diluted earnings per share has been computed by dividing net income (as adjusted) by the weighted average number of common shares outstanding plus the weighted average number of dilutive potential common shares. Diluted earnings per share information is not applicable due to the anti-dilutive nature of the common class B and class C shares.

The following table presents information necessary to calculate basic and diluted earnings per share for the periods indicated:


                                                                    For the Years Ended December 31,
                                                                      2003                   2002
BASIC AND DILUTED EARNINGS PER SHARE
Weighted average class A common shares outstanding (in thousands)      2,792                  2,470

Basic and diluted earnings/(loss) per share *                       $   0.02               $  (0.62)
                                                                    ========               ========

EARNINGS FOR BASIC AND DILUTED COMPUTATION

Earnings (loss) to Class A common shareholders (in thousands) *     $     56               $ (1,524)
                                                                    ========               ========


* The operating results for 2003 and 2002 include a charge taken to earnings of $915 thousand and $1.9 million, respectively, which was the market value of the class A common shares issued to H. Kerr Taylor, President & CEO, related to the sale of his advisory company to AmREIT in 1998. The charge was for the deferred merger cost due from this sale that was triggered by the issuance of additional common stock as part of the merger with AmREIT's affiliated partnerships during 2002, and the issuance of common C stock in 2003.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS


The Company's consolidated financial instruments consist primarily of cash, cash equivalents, accounts receivable and accounts and notes payable. The carrying value of cash, cash equivalents, accounts receivable and accounts payable are representative of their respective fair values due to the short-term maturity of these instruments. As of December 31, 2003, the Company's total debt obligations are $48.5 million, of which $25.9 million has variable rate terms and therefore, the fair value is representative of its carry value. Approximately $22.6 million has fixed rate terms, of which approximately $2.8 million was entered into during 2003 and $17.2 million was entered into during 2002. Based on the dates that the debt obligations were entered into, the pricing of the 10-year treasurey rate and the corresponding changes in the spreads over the 10-year treasury rate, the Company believes that the fair value of its fixed rate debt obligations is materially representative of its carry value.


NEW ACCOUNTING STANDARDS

On January 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 addresses accounting and reporting for the impairment or disposal of a segment of a business. More specifically, this statement broadens the presentation of discontinued operations to include a component of an entity whose operations and cash flows can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity.

In 2003, we sold two properties that were previously held for investment, located in Delaware and Texas. Accordingly, the operating results and the gain on sale of the disposed properties have been reclassified and reported as discontinued operations on the Consolidated Statement of Operations.

In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34". This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The initial recognition and measurement provisions of the Interpretation are applicable to guarantees issued or modified after December 31, 2002 and did not have a material effect on the Company's consolidated financial statements.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123". This Statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002, however, the Company does not have stock based compensation that is applicable to SFAS No. 148 and therefore the adoption of SFAS 148 did not have a material impact on our consolidated financial position, results of operations, or cash flows.


In May 2003, the FASB issued Statement No. 150 ("SFAS 150") "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS 150 requires certain financial instruments that have characteristics of both liabilities and equity to be classified as a liability on the balance sheet. Statement 150 was effective at the beginning of the first interim period beginning after June 15, 2003. Statement 150 will be effected by reporting the cumulative effect of a change in accounting principle for contracts created before the issuance date and still existing at the beginning of that interim period. The adoption of Statement 150 did not have an impact on our consolidated financial position, results of operations, or cash flows.



In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51". This Interpretation, as amended, requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. As amended, the interpretation requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. The adoption of FIN 46 for small business filers is effective no later than December 31, 2004.



REAL ESTATE HELD FOR SALE



Properties are classified as real estate held for sale if the properties were purchased with intent to hold the properties for less than a year or if the properties are listed for sale. At December 31, 2003, AmREIT owned three properties that are classified as real estate held for sale. The three properties have a combined carrying value of $4.4 million. Two of the properties have separate notes payable, which have a one year term and a combined balance of $3.11 million at December 31, 2003.


DISCONTINUED OPERATIONS

The operations of two properties that were sold during 2003 were reported as discontinued operations. The following is a summary of our discontinued operations (in thousands, except for per share data):

                                             2003      2002
                                            ------    ------
Rental revenue                              $  305    $  301
Other income                                   129         -
Depreciation and amortization                  (30)      (55)
Property expenses                              (13)        -
                                            ------    ------
Income from discontinued operations         $  391    $  246
Basic income from discontinued operations
      per common share                      $ 0.25    $ 0.08

RECLASSIFICATION


Certain amounts in the 2002 consolidated financial statements have been reclassified to conform to the presentation used in the 2003 consolidated financial statements. Such reclassifications had no effect on net income (loss) or shareholders' equity as previously reported.

3. OPERATING LEASES

A summary of minimum future rentals to be received, exclusive of any renewals, under noncancellable operating leases in existence at December 31, 2003 is as follows (in thousands):

2004                5,689
2005                5,382
2006                5,299
2007                5,044
2008                3,967
2009-thereafter    25,016
                  -------
                  $50,397
                  =======

4. NET INVESTMENT IN DIRECT FINANCING LEASES

The Company's net investment in its direct financing leases at December 31, 2003 included (in thousands):

Minimum lease payments receivable   $ 55,094
Unguaranteed residual value            3,378
Less: Unearned income                (36,426)
                                    --------
                                    $ 22,046
                                    ========

A summary of minimum future rentals, exclusive of any renewals, under the noncancellable direct financing leases follows (in thousands):

2004                  2,321
2005                  2,330
2006                  2,338
2007                  2,460
2008                  2,540
2009 - thereafter    43,104
                    -------
         Total      $55,093
                    =======

5. INVESTMENT IN NON-CONSOLIDATED AFFILIATES

As of December 31, 2003, AmREIT, indirectly through wholly owned subsidiaries, owned interests in three limited partnerships, which are accounted for under the equity method since AmREIT exercises significant influence. Our interests in these limited partnerships range from 1.4% to 10.5%. These partnerships were formed to develop, own, manage, and hold for investment and resell property. During 2003, the Company owned interests in two additional limited partnerships that were liquidated after completion of their purpose. Combined condensed financial information of these ventures (at 100%) is summarized as follows:

                      COMBINED BALANCE SHEET (in thousands)

                                                 December 31, 2003
Assets
    Property, net                                     $10,682
    Cash                                                4,667
    Notes receivable                                    4,173
    Other assets                                        5,739
                                                      -------
    TOTAL ASSETS                                      $25,261
                                                      =======

Liabilities and partners' capital
    Notes payable                                     $ 1,228
    Other liabilities                                     979
    Partners capital                                   23,054
                                                      -------
    TOTAL LIABILITIES AND PARTNERS' CAPITAL           $25,261
                                                      =======

                 COMBINED STATEMENT OF OPERATIONS (in thousands)

                                     2003     2002
Total Revenue                       $3,501   $2,625
                                    ------   ------

Expense
    Interest                           113      359
    Depreciation and amortization      168      189
    Other                              405      189
                                    ------   ------
    TOTAL EXPENSE                      686      737
                                    ------   ------

    NET INCOME                      $2,815   $1,888
                                    ======   ======

6. NOTES PAYABLE


In September 2003, the Company renewed an unsecured credit facility (the "Credit Facility"), which is being used to provide funds for the acquisition of properties and working capital. Under the Credit Facility, which has a term of one year, the Company may borrow up to $30 million subject to the value of unencumbered assets. The Credit Facility contains covenants which, among other restrictions, require the Company to maintain a minimum net worth, a maximum leverage ratio, specified interest coverage and fixed charge coverage ratios and allow the lender to approve all distributions. Furthermore, the Credit Facility contains concentration covenants and limitations, limiting property level net operating income for any one tenant to no more than 15% (35% for IHOP ) of total property net operating income. At December 31, 2003, IHOP net operating income represented 34.7% of total property net operating income. At December 31, 2003, the Company was in compliance with all financial covenants. The Credit Facility's annual interest rate varies, depending upon the Company's debt to asset ratio, from LIBOR plus a spread of 1.40% to LIBOR plus 2.35%. As of December 31, 2003, the interest rate was 3.19%, which was calculated as LIBOR plus 2.0%. As of December 31, 2003, $22.8 million was outstanding under the Credit Facility. Thus, the Company has approximately $7.2 million available under its line of credit, subject to lender approval of the use of the proceeds.

In March 1999, the Company entered into a ten-year mortgage note, amortized over 30 years, for $1 million with $958 thousand being outstanding at December 31, 2003. The interest rate is fixed at 8.375% with payments of principal and interest due monthly. The note matures April 1, 2009 and as of December 31, 2003 the Company is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of $1.16 million, net of $129 thousand of accumulated depreciation.

In February 2001, the Company entered into a ten-year mortgage note, amortized over 20 years, for $1.35 million with $1.27 million being outstanding at December 31, 2003. The interest rate is fixed at 8.25% with payments of principal and interest due monthly. The note matures February 28, 2011 and as of December 31, 2003 the Company is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property, which is accounted for as a direct financing lease with a net investment in direct financing lease of $1.01 million and land of $741 thousand.

In October 2001, the Company entered into a ten-year mortgage note amortized over 30 years, for $2.40 million with $2.36 million being outstanding at December 31, 2003. The interest rate is fixed at 7.60% with payments of principal and interest due monthly. The note matures November 1, 2011 and as of December 31, 2003 the Company is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of $3.88 million, net of $416 thousand of accumulated depreciation.


In April 2003, the Company entered into a note payable for $1.73 million with $1.73 million being outstanding at December 31, 2003. At December 31, 2003, the interest rate was 3.99%, which was calculated as LIBOR plus 2.8%. The note matures April 1, 2004 and as of December 31, 2003 the Company is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on the property, which is accounted for as a direct financing lease with a net investment in direct financing lease of $1.37 million and land of $573 thousand. Subsequent to December 31, 2003, the property was sold, the note payable was paid in full, and an estimated profit of $500 thousand was generated.



In May 2003, the Company entered into a note payable for $1.65 million with $1.38 million being outstanding at December 31, 2003. At December 31, 2003, the interest rate was 3.99%, which was calculated as LIBOR plus 2.8%. The note matures April 1, 2004 and as of December 31, 2003 the Company is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on the property, which is accounted for as a direct financing lease with a net investment in direct financing lease of $1.31 million and land of $547 thousand. Management is working with the lender and anticipates extending the loan term for six months, or paying off the note payable prior to maturity.


In conjunction with a property acquisition completed during December 2003, we assumed $2.81 million of non-recourse debt secured by the related property. The interest rate is fixed at 7.58% with payments of principal and interest due monthly. The note matures May 11, 2012 and as of December 31, 2003 the Company is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of $4.75 million, net of $3 thousand of accumulated depreciation.

Beginning in April 2002, AAA CTL Notes, Ltd., a majority owned subsidiary of AmREIT, began entering into non-recourse ten-year mortgages, amortized over 20 years, related to the purchase of seventeen IHOP properties. The balance of the loans at December 31, 2003 totaled $14.43 million with fixed interest rates of 7.82% on 9 properties and 7.89% on eight properties. The maturity dates range from May 1, 2012 to September 1, 2012. The notes are collateralized by a first lien mortgage on the properties, which are accounted for as direct financing leases with a net investment in direct financing lease at December 31, 2003 of $17.20 million. As of December 31, 2003 the Company is in compliance with all terms of the agreements. The non-recourse notes have cross-collateralization and default provisions with each other.

In July of 2002, the Company issued 13, 8 year subordinated, 5.47% interest-only notes with an aggregate principal amount of $760 thousand, maturing July 2010. The notes, which are callable by the Company at par plus accrued interest, were issued to partners who dissented against the Company's merger with three affiliated public partnerships.

Aggregate annual maturity of the notes payable for each of the following five years ending December 31 are as follows:

(in thousands)
2004               $26,349
2005                   490
2006                   530
2007                   573
2008                   620
Thereafter          19,923
                   -------
                   $48,485
                   =======

7. MAJOR TENANTS

The following schedule summarizes rental income by lessee for our top 15 tenants for 2003 and 2002 (in thousands):

                                   2003     2002
                                  ------   ------
International House of Pancakes   $2,731   $1,784
Footstar, Inc.                       740      735
Golden Corral (1)                    430      167
Wherehouse Entertainment             386      381
Hollywood Entertainment Corp.        312      273
Texas Children's Pediatrics (2)      286      137
River Oaks Imaging                   280      264
Comp USA (1)                         268      123
OfficeMax, Inc.                      256      509
TGI Friday's (1)                     240       83
Baptist Memorial Hospital (1)        223      102
Dr. Pucilllo (1)                     189       87
Mattress Giant, Inc.                 179      168
Washington Mutual                    159      158
Pier 1                               135       62
                                  ------   ------
Total                             $6,814   $5,033
                                  ======   ======

      (1) Properties were purchased from three affiliated partnerships in July 2002.

      (2) Texas Children's Pediatrics entered into a long-term lease with AmREIT, beginning in May 2002, at Copperfield Medical Plaza. The lease was entered into as a result of the negotiated lease buy out by AmREIT and One Care Health Industries, Inc.

8. FEDERAL INCOME TAXES

The differences between net income for financial reporting purposes and taxable income before distribution deductions relate primarily to temporary differences, merger costs and potential acquisition costs which are expensed for financial reporting purposes.

For income tax purposes, distributions paid to shareholders consist of ordinary income, capital gains and return of capital as follows (in thousands):


                     2003     2002
                    ------   ------
Ordinary income     $1,684   $    -
Return of capital    1,014    1,730
Capital gain           490        -
                    ------   ------
                    $3,188   $1,730
                    ======   ======


9. RELATED PARTY TRANSACTIONS

See Note 4 regarding investments in non-consolidated affiliates.

On July 23, 2002, the Company completed a merger with three of its affiliated partnerships, AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd., and AAA Net Realty Fund XI, Ltd. AmREIT accounted for this merger as a purchase, whereby the assets of the partnerships have been recorded at fair market value. AmREIT increased its real estate assets by approximately $24.3 million and issued approximately 2.6 million shares of Class B common stock to the limited partners in the affiliated partnerships as a result of the merger. Approximately $760 thousand in 8 year, 5.47% interest only, subordinated notes were issued to limited partners of the affiliated partnerships who dissented to the merger. The acquired properties are unencumbered, single tenant, free standing properties on lease to national and regional tenants, where the lease is the direct obligation of the parent company. A deferred merger expense resulted from the shares payable to H. Kerr Taylor, our President and Chief Executive Officer, as a result of the merger, which shares represented a portion of consideration payable to Mr. Taylor as a result of the sale of his advisory company to AmREIT. Mr. Taylor earned approximately 143 thousand shares during 2003 as a result of our class C common share offering, resulting in a non-cash charge to earnings of approximately $915 thousand. Mr. Taylor has the ability to earn an additional 241 thousand shares under the deferred consideration agreement.

The Company earns real estate fee income by providing property acquisition, leasing, property management and construction management services for eleven affiliated real estate limited partnerships that are under common management (the "Partnerships"). Mr. Taylor, the President and Chief Executive Officer of the Company owns between 45% and 100% of the stock of the companies that serve as the general partner for eight of the Partnerships. The Company owns 100% of the stock of the companies that serve as the general partner for three of the Partnerships. Real estate fee income of $455 thousand and $606 thousand were paid by the Partnerships to the Company for 2003 and 2002, respectively.

The Company earns asset management fees from the Partnerships for providing accounting related services, investor relations, facilitating the deployment of capital, and other services provided in conjunction with operating the Partnership. Asset management fees of $240 thousand and $252 thousand were paid by the Partnerships to the Company for 2003 and 2002, respectively.

As a sponsor of real estate investment opportunities to the NASD financial planning broker dealer community, the Company maintains an indirect 1% general partner interest in the investment funds that it sponsors. The funds are typically structured such that the limited partners receive 99% of the available cash flow until 100% of their original invested capital has been returned and a preferred return has been met. Once this has happened, then the general partner begins sharing in the available cash flow at various promoted levels. The Company also assigns a portion of this general partner interest in these investment funds to its employees as long term, contingent compensation. In so doing, the Company believes that it will align the interest of management with that of the shareholders, while at the same time allowing for a competitive compensation structure in order to attract and retain key management positions without increasing the overhead burden.

On March 20, 2002, the Company formed AAA CTL Notes, Ltd. ("AAA"), a majority owned subsidiary which is consolidated in the financial statements of AmREIT, through which the Company purchased fifteen IHOP leasehold estate properties and two IHOP fee simple properties.

Locke Liddell & Sapp, LLP acts as the Company's corporate attorneys. Bryan Goolsby is the managing director of Locke Liddell & Sapp LLP and is a member of the Company's board of trust managers.

10. PROPERTY ACQUISITIONS AND DISPOSITIONS

During 2003, AmREIT invested $34.5 million through the acquisition of 10 retail properties, which consisted of single tenant properties, multi-tenant properties and land to be developed.

AmREIT acquired five single tenant properties during the year. The Company purchased four IHOP properties, which are located in Wisconsin, Texas, Missouri and Indiana. Two of the IHOP properties, located in Wisconsin and Indiana, were sold for a profit during 2003. The Company also acquired a single-tenant property in Maryland that is ground leased to TGI Friday's.

The Company acquired two multi-tenant properties during 2003. Uptown Plaza is a 28,000 square foot retail complex located in Houston, Texas, including a free-standing CVS drugstore and a retail shopping center anchored by Grotto, a new concept of Landry's Restaurant, Inc. The Terrace Shops is a 16,395 square foot center located near the West University area of Houston, Texas at the prestigious corner of Buffalo Speedway and West Park. It is anchored by the national coffee chain Starbucks.

During 2003, we acquired three parcels of land to be developed, which are located in Houston, Texas. One of the sites, located in the Galleria area of Houston, has been ground leased to Eckerd. Another site is an infill development project in the prestigious Tanglewood area of Houston. AmREIT also acquired a one-acre parcel at the intersection of Interstate 45 and West Road. AmREIT sold four properties during 2003. The two IHOP properties were classified as held for resale since we intended to hold the properties for less than a year. The two properties were sold for a combined profit of $787 thousand, which is recorded as a gain on sale of real estate held for resale. In addition, we sold two investment properties during 2003. We sold an Office Max, located in Delaware, and a Goodyear Tire, located in Houston, Texas. These two properties were sold for a combined profit of $312 thousand, which is recorded as a gain on sale of real estate acquired for investment. Accordingly, the operating results and the gain on sale of these two properties have been reclassified and reported as discontinued operations on the Consolidated Statement of Operations.

The following selected unaudited pro forma consolidated statement of operations for AmREIT and subsidiaries gives effect to the acquisition of Uptown Plaza, which assumes that the acquisition occurred on January 1, 2003 and January 1, 2002, respectively. The pro forma statement also assumes that the merger with its three affiliated partnership occurred on January 1, 2002. Additionally, the Company has presented a summary of assets acquired and liabilities assumed as of the date of the Uptown Plaza acquisition, December 10, 2003.


                 Pro Forma Consolidated Statement of Operations
                    For the Twelve Months Ended December 31,
          (Unaudited) (in thousands, except shares and per share data)


                                                             2003            2002
Revenues
     Rental income and earned income                     $      8,715    $      6,388
     Other income                                               5,025           2,126
                                                         ------------    ------------
     Total Revenues                                            13,740           8,514

Total Expenses                                                  9,110           7,022
                                                         ------------    ------------
Operating income                                                4,630           1,492

Income before discontinued operations                           2,173              67

    Income from discontinued operations                           703             198

Pro forma net income                                     $      2,876    $        265

Distributions paid to class B and class C shareholders         (1,943)         (1,822)
                                                         ------------    ------------
Net income (loss) available to class A shareholders      $        933    ($     1,557)
                                                         ============    ============
Net income per common share - basic and diluted
     Loss before discontinued operations                         0.08           (0.65)
     Income from discontinued operations                         0.25            0.07
                                                         ------------    ------------
     Net income (loss)                                           0.33           (0.58)
                                                         ============    ============
Weighted average common shares used to compute
     net income per share, basic and diluted                2,792,190       2,691,580

               Summary of Assets Acquired and Liabilities Assumed
                             as of December 10, 2003
                                 (In Thousands)


Assets
     Buildings                $ 4,880
     Land                       7,784
     Intangible lease costs       348
                              -------
     TOTAL ASSETS             $13,012
                              =======
Liabilities                   $   147

Net assets acquired           $12,865
                              -------

11. COMMITMENT

The Company's lease agreement for its office facilities expired December 31, 2003. The Company is currently on a month to month basis for its current office facilities, and is in negotiations to sign a lease for a new office space. Rental expense for the years ended December 31, 2003 and 2002 was $92 thousand and $77 thousand, respectively.

12. SEGMENT REPORTING


In 2003, the Company began evaluating and managing the operations in a more comprehensive manner, focusing on the specific aspects of the Company, and measuring their performance.



The operating segments presented are the segments of AmREIT for which separate financial information is available, and revenue and operating performance is evaluated regularly by senior management in deciding how to allocate resources and in assessing performance. The 2002 information has been reclassified into these segments to provide comparable information.



AmREIT evaluates the performance of its operating segments primarily on revenue. Because the real estate development and operating segment and securities and retail partnership segment are both revenue and fee intensive, management considers revenue the primary indicator in allocating resources and evaluating performance.



The portfolio segment consists of our portfolio of single and multi-tenant shopping center projects. This segment consists of 51 properties located in 18 states. Expenses for this segment include depreciation, interest, minority interest, legal cost directly related to the portfolio of properties and the property level expenses. The consolidated assets of AmREIT are substantially all in this segment.

Included in Corporate and Other are those costs and expenses related to general overhead and personnel that are not solely responsible for one of the reporting segments.


                                      Real Estate    Securities &
                                      Operating &       Retail       Corporate
                         Portfolio    Development    Partnerships    and Other      Total
2003
  Revenue                $   7,584    $     1,818    $      3,199    $       8    $  12,609
  Income from
  non-consolidated
  affiliates                     -              -             312            -          312

  Expenses                  (3,796)          (447)         (2,907)      (3,557)     (10,707)

  Deferred merger cost           -              -               -         (915)        (915)
  Net income (loss)
  before discontinued
  operations                 3,788          1,371             600       (4,464)       1,295

2002
  Revenue                $   5,193    $     1,223    $      1,099    $       4    $   7,519
  Income from
  non-consolidated
  affiliates                     -            417               -            -          417

  Expenses                  (3,052)          (307)           (881)      (2,649)      (6,889)

  Deferred merger cost           -              -               -       (1,904)      (1,904)
  Net income (loss)
  before discontinued
  operations                 2,141          1,333             218       (4,549)        (857)

13. SUBSEQUENT EVENTS


On March 2, 2004, Footstar (the parent company of Just For Feet) filed for a voluntary petition of relief under Chapter 11 of the federal bankruptcy code. On March 3, 2004, the Footstar announced that they had negotiated and obtained approval to use a $300 million debtor-in-possession financing facility in order to satisfy their current operating obligations during the reorganization period. AmREIT owns two Just For Feet properties, one located in Tucson, Arizona and another in Baton Rouge, Louisiana. Footstar has indicated that both locations are in the top 40 percent of the Just For Feet chain, and it has not been identified whether the leases will be affirmed or rejected. Annual rental income from both properties for the 2003 fiscal year is approximately $740 thousand, or 5.56% of total 2003 revenue. AmREIT is working with Footstar in an effort to cooperate with their plan of reorganization, as well as working with local retailers, brokers and leasing agents on alternative options for the property. As of December 31, 2003 and as of the date of March 30, 2004 (unaudited) the Company does not have a material receivable due from Footstar.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration Fee.........................................   $   21,539
NASD Filing Fee..............................................   $   17,500
Legal fees and expenses *....................................   $  400,000
Accounting fees and expenses *...............................   $  100,000
Printing, engraving and mailing expenses *...................   $  200,000
Miscellaneous (including solicitation costs)*................   $  300,000
                                                                ----------
                                                TOTAL*          $1,039,039

------------
*Estimated

ITEM 32. SALES TO SPECIAL PARTIES

      Not Applicable.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

      Not Applicable.

ITEM 34. INDEMNIFICATION OF TRUST MANAGERS AND OFFICERS

      AmREIT's Declaration of Trust provides that the liability of each trust manager for monetary damages shall be eliminated to the fullest extent permitted by applicable law. In general, under current Texas law, a trust manager is liable to the trust only for liabilities arising from such trust manager's own willful misfeasance or willful malfeasance or gross negligence. The Declaration of Trust also provides that no amendment thereto may limit or eliminate this limitation of liability with respect to event occurring prior to the effective date of such amendment.

      AmREIT's Declaration of Trust provides that the trust manages and officers shall be indemnified to the maximum extent permitted by Texas law. Under current Texas law, the trust will indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a trust manager or officer if it is determined that the person (i) conducted himself in good faith; (ii) reasonably believed: (a) in the case of conduct in his official capacity as a trust manager or officer of the real estate investment trust, that his conduct was in the real estate investment trust's best interests; and (b) in all other cases, that his conduct was at least not opposed to the real estate investment trust's best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Except to the extent provided in the following sentence, a trust manager or officer may not be indemnified (i) in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or (ii) in which the person is found liable to the real estate investment trust. Notwithstanding the foregoing, a person may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; provided that if the person is found liable to the real estate investment trust or is found liable on the basis that personal benefit was improperly received by the person, the indemnification
(i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust. In addition, the Company's Declaration of Trust and Bylaws require it to payor reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer made a party to a proceeding by reason of his status as a trust manager or officer, provided that the Company shall have received (i) a written affirmation by the trust manager or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company's Declaration of Trust and Bylaws also permit the Company to provide indemnification, payment or reimbursement of expenses to any employee or agent of the Company in such capacity. Any indemnification, payment or reimbursement of the expenses permitted by the Declaration of Trust and Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Texas Real Estate Investment Trust Act for trust managers.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

      Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   FINANCIAL STATEMENTS.


            FINANCIAL STATEMENTS FOR THE QUARTER
              ENDED MARCH 31, 2004 AND 2003 (CONDENSED) (UNAUDITED):



            Consolidated Balance Sheet, March 31, 2004
            Consolidated Statements of Operations for the Quarters Ended
              March 31, 2004 and 2003
            Consolidated Statements of Cash Flows for the Quarters Ended
              March 31, 2004 and 2003
            Notes to Condensed Consolidated Financial Statements for the
              Quarters Ended March 31, 2004 and 2003



            FINANCIAL STATEMENTS FOR THE YEARS
              ENDED DECEMBER 31, 2003 AND 2002:



            Report of Registered Independent Public Accounting Firm Consolidated Balance Sheet, December 31, 2003
            Consolidated Statements of Operations for the Years Ended
              December 31, 2003 and 2002
            Consolidated Statements of Shareholders' Equity
              for the Years Ended December 31,  2003 and  2002
            Consolidated Statements of Cash Flows for the Years Ended
              December 31,  2003 and  2002
            Notes to Consolidated Financial Statements for the Years Ended
              December 31, 2003 and 2002

                          FINANCIAL STATEMENT SCHEDULE:



           Schedule III Consolidated Real Estate Owned and Accumulated Depreciation for the Year Ended December 31, 2003



All other financial statement schedules are omitted as the required information is either inapplicable or is included in the financial statements or related notes.


      (b)   EXHIBITS (SEE EXHIBIT INDEX).


EXHIBIT
  NO.      EXHIBIT
-------    -------
   1.1     Form of Dealer Manager Agreement

   3.1 Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-KSB for the fiscal year ended December 31, 2002)

   3.2     Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's
           Form 10-KSB for the fiscal year ended December 31, 2002)

   3.3     Form of Statement of Designation for class D common shares

   4.1     Form of Subscription Agreement and Subscription Agreement Signature
           Page (included as Exhibit A to the Prospectus)

   5.1 Opinion of Locke Liddell & Sapp LLP regarding legality of the securities

   8.1*    Form of opinion of Locke Liddell & Sapp LLP regarding tax matters*

  21.1     Subsidiaries of the Registrant

  23.1     Consent of Locke Liddell & Sapp LLP (included in Exhibits 5.1 and 8.1)

  23.2*    Consent of KPMG LLP

  24.1     Power of Attorney (included on signature page)



*Filed herewith


ITEM 37. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trust managers, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (6) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Registrant and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

            The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the ____ day of June, 2004.


                                    AMREIT
                                    (Registrant)
                                    By:    /s/  H. Kerr Taylor
                                       -----------------------------------------
                                    Name:  H. Kerr Taylor
                                    Title: President and Chief Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints
H. Kerr Taylor and Chad C. Braun, and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to sign any and all registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the foregoing, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, the American Stock Exchange, and such other authorities as he or she deems appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them individually, or such substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   Signature                                        Title                          Date
                   ---------                                        -----                          ----
/s/ H. Kerr Taylor                                 President, Chief Executive Officer and
----------------------------------------------     Chairman of the Board (Principal           June ___, 2004
H. Kerr Taylor                                     Executive Officer)

/s/ Chad C. Braun                                  Executive Vice President and Chief
----------------------------------------------     Financial Officer                          June ___, 2004
Chad C. Braun                                      (Principal Financial Officer)

 *                                                 Trust Manager                              June ___, 2004
----------------------------------------------
Robert S. Cartwright

 *                                                 Trust Manager                              June ___, 2004
----------------------------------------------
G. Steven Dawson

 *                                                 Trust Manager                              June ___, 2004
----------------------------------------------
Bryan L. Goolsby

                   Signature                                        Title                          Date
                   ---------                                        -----                          ----
 *                                                 Trust Manager                              June ___, 2004
----------------------------------------------
Philip W. Taggart



*By:  /s/  Chad C. Braun
    ----------------------------
      Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT
  NO.      EXHIBIT
-------    -------
   1.1     Form of Dealer Manager Agreement

   3.1 Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-KSB for the fiscal year ended December 31, 2002)

   3.2     Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's
           Form 10-KSB for the fiscal year ended December 31, 2002)

   3.3     Form of Statement of Designation for class D common shares

   4.1     Form of Subscription Agreement and Subscription Agreement Signature
           Page (included as Exhibit A to the Prospectus)

   5.1 Opinion of Locke Liddell & Sapp LLP regarding legality of the securities

   8.1*    Form of opinion of Locke Liddell & Sapp LLP regarding tax matters*

  21.1     Subsidiaries of the Registrant

  23.1     Consent of Locke Liddell & Sapp LLP (included in Exhibits 5.1 and 8.1)

  23.2*    Consent of KPMG LLP

  24.1     Power of Attorney (included on signature page)
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*Filed herewith


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